UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

THUMZUP MEDIA CORPORATION

(Name of Registrant as Specified In Its Articles)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

THUMZUP MEDIA CORPORATION

10557-B Jefferson Blvd.

Los Angeles, CA 90232

(800) 403-6150

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on ________________, 2025

Dear Thumzup Stockholder:

You are invited to attend the 2025 annual meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Annual Meeting”) of Thumzup Media Corporation, Inc., a Nevada corporation (the “Company”, “Thumzup” or “TZUP”) to be held on _______, 2025 at ______. The Annual Meeting will be held in a virtual-only meeting format by calling _________. For details, see the Notice of Meeting which follows. Capitalized terms and words are defined in the certain section titled, “Definitions” on page 1 of this proxy statement.

The close of business on _______, 2025 has been fixed as the record date (the “Record Date”) for the Annual Meeting. Only our stockholders of record on the Record Date or their legal proxy holders, are entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Each holder of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting and submitted to the stockholders. Each holder of Series A as of the Record Date is each entitled vote together with the Common Stock on an as-converted basis, provided that each Series A holder shall be limited to voting the number of votes that is 9.99% of all shares entitled to vote on an as converted basis, except as required by law.

On August 18, 2025, TZUP entered into an Agreement and Plan of Merger (the “Agreement”) pursuant to which the Company agreed to acquire Dogehash Technologies, Inc., a Nevada corporation (“Doge”), which we refer to herein as the “Acquisition”. Pursuant to the Agreement, TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), will merge with and into Doge and Doge will be the surviving entity and a direct, wholly-owned subsidiary of the Company.

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Pursuant to the Agreement, on the closing date of the Acquisition, the Company will issue an aggregate of 30,700,000 shares of its restricted common stock, par value $0.001 per share (“Common Stock”), in a private placement to the stockholders of Doge. In lieu of Common Stock, any Doge stockholder who, as a result of such issuance would beneficially own more 4.99% of the Company’s Common Stock immediately following the consummation of the Acquisition, may instead receive a newly authorized series of convertible preferred stock designated as Series D containing a beneficial ownership limitation. The aggregate Consideration shall not exceed 30,700,000 shares of Common Stock of the Company, inclusive of any shares of Common Stock issuable upon conversion of the Series D. The issuance of the foregoing shares will represent more than 19.99% of the Company’s outstanding Common Stock. As the Company’s Common Stock is listed on The Nasdaq Capital Market, LLC (“Nasdaq”), it is subject to applicable Nasdaq rules including Nasdaq Listing Rule 5635(d) which requires stockholder approval prior to the issuance by the Company of more than 19.99% of the Company’s outstanding Common Stock. In addition, because the Acquisition and related issuance of shares will result in a change of control of the Company, stockholder approval is required pursuant to Nasdaq Listing Rule 5635(b). The Company is filing this proxy statement on Schedule 14A in connection with the Annual Meeting to obtain the required stockholders approvals described above. The Closing of the Acquisition is subject to the Company obtaining the required stockholder approvals, Nasdaq approval, receipt of a fairness opinion by the Company, which is attached to this proxy statement as Annex C, and customary closing conditions.

Upon consummation of the Acquisition, TZUP will change its name to “Dogehash Technologies Holdings, Inc.” Outstanding shares of TZUP Common Stock will remain outstanding and will continue to trade on Nasdaq. We have applied to reserve the ticker symbol “XDOG”. On October 16, 2025, the closing price per share of TZUP’s Common Stock as reported by Nasdaq was $4.87. We urge you to obtain current market quotations of TZUP Common Stock.

This proxy statement describes the Agreement, the Acquisition and the other matters to be considered at the Annual Meeting in more detail. You should read this entire document carefully, including the Annexes hereto, and the section discussing “Risk Factors” beginning on page 23.

Because the Acquisition and related issuance of shares will result in a change of control of the Company, we agreed in the Agreement to seek approval of our stockholders to approve such change of control as required pursuant to Nasdaq Listing Rule 5635(b) and approve the issuance of shares of TZUP Common Stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock in accordance with Nasdaq Listing Rule 5635(d) which we refer to as the “Acquisition Proposal”. Assuming that the Acquisition Proposal is adopted and the Acquisition is consummated, we are also asking our stockholders to approve a proposal to approve the Equity Incentive Plan, substantially in the form of Annex B attached hereto. We are also seeking approval (1) the election of members of the Company’s Board to serve for a one-year term to expire at the 2026 annual meeting of stockholders (the “Election of Directors Proposal”), (2) to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Ratification of Independent Registered Public Accounting Firm Proposal”), (3) for purposes of compliance with Nasdaq Listing Rule 5636(c), the issuance of 750,000 shares of the Company’s Common Stock pursuant to that certain Financial Advisory Agreement (the “Advisory Agreement”) dated as of August 12, 2025 by and between the Company and American Ventures LLC, Series XVIII DOGE TREAS (the “Advisor”) for certain financial advisory services, which we refer to as the “Advisor Shares Proposal”; and (4) for the adjournment of the Annual Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

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THE BOARD UNANIMOUSLY RECOMMENDS THAT THE TZUP STOCKHOLDERS “FOR” EACH OF THE PROPOSALS LISTED ABOVE.

We will hold the Annual Meeting of our stockholders to vote on these matters. Whether or not you plan to attend the Annual Meeting, please take the time to cause your shares to be voted by completing and mailing the enclosed proxy card or submitting your proxy by telephone or through the Internet, using the procedures in the proxy voting instructions included with your proxy card.

YOUR VOTE IS IMPORTANT. We cannot, among other things, complete the Acquisition unless our stockholders approve the Acquisition Proposal and other proposals set forth in this proxy statement.

We look forward to seeing you at the Annual Meeting and to the successful completion of the Acquisition.

/s/ Robert Steele
Robert Steele
Chairman and Chief Executive Officer
Thumzup Media Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the matters described in this proxy statement or determined if this proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement is dated _______ __, 2025 and, together with the accompanying proxy card, is first being mailed or otherwise delivered to TZUP stockholders as of _____, 2025, the Record Date for the Annual Meeting, on or about _______ __, 2025.

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THIS PROXY STATEMENT INCORPORATES ADDITIONAL INFORMATION

This proxy statement incorporates by reference important business and financial information about TZUP from other documents filed with the SEC that are not included in or delivered with this proxy statement. For a list of the documents incorporated by reference into this proxy statement, see “Where You Can Find More Information.” The SEC maintains a website at www.sec.gov where you can access these filings without charge. You can obtain electronic or hardcopy versions of the documents that are incorporated by reference in this proxy statement, without charge, from the Investors section of our website or by requesting the documents in writing or by telephone, in each case as set forth below:

Electronic:	www.thumzupmedia.com (please see “SEC Filings” page in the Investor Relations portion of the site)
By Mail:	Thumzup Media Corporation 10557-B Jefferson Blvd Los Angeles, CA 90232 Attention: Investor Relations
By E-mail:	investors@thumzupmedia.com
By Telephone:	(800) 403-6150

If you would like to request documents, please do so by _______ __, 2025 in order to receive them before the Annual Meeting.

The information provided on our website is not part of this proxy statement and is not incorporated by reference into this proxy statement.

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SUBMITTING A PROXY ELECTRONICALLY, BY INTERNET, OR BY MAIL

TZUP stockholders of record on the Record Date may submit their proxies as follows:

●	Through the Internet, by visiting the website established for that purpose at www.TZUP.vote by 11:59 p.m. Eastern Time on ____, 2025 and following the instructions;

●	By mail, by marking, signing, and dating the enclosed proxy card and returning it to Equity Stock Transfer, 237 W 37th Street, Suite 602, New York, NY 10018, ATTN: Shareholder Services;

●	By email to proxy@equitystock.com, ATTN: Shareholder Services; or

●	By fax to (347) 584-3644, ATTN: Shareholder Services.

If you are a beneficial owner, please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you.

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THUMZUP MEDIA CORPORATION

10557 B Jefferson Blvd

Los Angeles, CA 90232

Tel: (800) 403-6150

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON _____, 2025

To the Stockholders of Thumzup Media Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of Thumzup will be held on ______, 2025 at ______. The Annual Meeting will be held in a virtual-only meeting format by calling _________. You are cordially invited to attend the Annual Meeting, which will be held for the following purposes:

Proposal 1 — Election of Directors Proposal — to elect members of the Company’s board of directors to serve for a one-year term to expire at the 2026 annual meeting of stockholders;

Proposal 2 — Ratification of Independent Registered Public Accounting Firm Proposal — to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

Proposal 3 — Acquisition Proposal — because the Acquisition and related issuance of shares will result in a change of control of the Company, a proposal to approve such change of control as required pursuant to Nasdaq Listing Rule 5635(b) and approve the issuance of shares of TZUP Common Stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock, in accordance with Nasdaq Listing Rule 5635(d);

Proposal 4 — The Equity Incentive Plan Proposal — a proposal to approve the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s Common Stock for issuance thereunder. A copy of the 2025 Omnibus Equity Incentive Plan is attached to this proxy statement as Annex B;

Proposal 5 — The Advisor Shares Proposal — to consider and vote upon a proposal to approve, for purposes of compliance with Nasdaq Listing Rules, the issuance of 750,000 shares of the Company’s Common Stock pursuant to that the Advisory Agreement for certain financial advisory services. A copy of the Advisory Agreement is attached to this proxy statement as Annex E; and

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more of the foregoing proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Acquisition is not satisfied or waived.

Only TZUP stockholders of record at the close of business on ___, 2025, which is the Record Date for the Annual Meeting are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days before the Annual Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

We are providing you with the proxy statement, a proxy card, and the Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2024 (the “2024 Annual Report”) in connection with the solicitation of proxies to be voted at the Annual Meeting and at any adjournment of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to read, when available, the proxy statement (and any documents incorporated into the proxy statement by reference) carefully. Please pay particular attention to the section titled “Risk Factors” set forth on page 23 of the proxy statement.

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After careful consideration, the TZUP Board has determined that each of the proposals are in the best interests of TZUP and its stockholders and unanimously recommend that you vote or give instructions to vote “FOR” each of those proposals. The Company has provided a fairness opinion prepared by Eqvista Inc (“Eqvista”) to assist its stockholders in deciding if they vote “FOR,” “AGAINST” or “ABSTAIN” on the Acquisition Proposal.

Under the Agreement, the approval of the Acquisition Proposal presented at the Annual Meeting is a condition to the consummation of the Acquisition. The other proposals are not conditioned on the approval of any other proposal.

The Acquisition is a subsidiary merger so under Nevada law, you are not voting upon the Acquisition. However, if the Acquisition Proposal is not approved by the TZUP’s stockholders, the Acquisition will not be consummated. Only TZUP, as the sole stockholder of the Merger Sub, is entitled to vote on the Acquisition. However, we cannon consummate the Acquisition unless our stockholders approve the Acquisition Proposal.

Pursuant to Joinder Agreements by and among each of the holders of USDE and Doge, dated July 23, 2025, USDE’s holders have waived dissenters’ rights to the extent permitted by the NRS. Since the TZUP Board has approved the Acquisition of its subsidiary, Merger Sub, and Doge, there are no “dissenter’s” rights for the TZUP stockholders in connection with the Acquisition. No Doge stockholder who has validly exercised its dissenter’s rights pursuant to Sections 92A.300 through 92A.500 of the NRS with respect to its shares of Doge shall be entitled to receive any portion of the Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its dissenter’s rights under the NRS.

Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 92A.300 through 92A.500 of the NRS with respect to the Dissenting Shares owned by such Dissenting Stockholder. Doge shall give TZUP (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by Doge relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the NRS. Doge shall not, except with the prior written consent of TZUP, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Your vote is very important. TZUP stockholders must approve the Acquisition Proposal in order for the Company to complete the Acquisition.

THE BOARD UNANIMOUSLY RECOMMENDS THAT TZUP STOCKHOLDERS APPROVE EACH OF THE PROPOSALS LISTED ABOVE.

The proxy statement accompanying this notice provides for more detailed information regarding the matters to be acted upon at the Annual Meeting. You are encouraged to read the entire proxy statement carefully, including the Agreement, which is included as Annex A to the proxy statement, and other Annexes included herewith.

SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE BY MAIL, FAX, E-MAIL OR THROUGH THE INTERNET. INSTRUCTIONS ON THESE DIFFERENT WAYS TO SUBMIT YOUR PROXY ARE FOUND ON THE ENCLOSED PROXY CARD. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY!

By Order of the Board of Directors,

/s/ Robert Steele
Robert Steele
Chairman and Chief Executive Officer

, 2025

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DEFINITIONS

For the ease of our stockholders, capitalized words and phrases which are not descriptive have the following meaning in this proxy statement:

“2025 Plan” means TZUP’s 2025 Equity Incentive Plan.

“Acquisition” means the transaction under which TZUP will acquire Doge if our stockholders approve the transaction.

“Acquisition Co.” means USDE Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Doge.

“Acquisition Proposal” means approval of the issuance of the Consideration in connection with the Acquisition as required by Nasdaq.

“Adjournment Proposal” means to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Acquisition is not satisfied or waived.

“Advisor” means the American Ventures LLC, Series XVIII DOGE TREAS.

“Advisor Shares” means 750,000 shares of Common Stock we are required to issue to the Advisor pursuant to the Advisory Agreement.

“Advisor Share Proposal” means the approval of the issuance of the 750,000 Advisor Shares.

“Advisory Agreement” means a Financial Advisory Agreement with the Advisor.

“Agreement” means the Agreement and Plan of Merger dated August 18, 2025, by and among the Company, Merger Sub, and Doge.

“Annual Meeting” means the 2025 annual meeting of the stockholders of the Company seeking to approve the proposals set forth in this proxy statement.

“App” means our proprietary mobile app.

“ASIC” means application specific integrated circuit.

“Asset Purchase Agreement” means that certain Asset Purchase Agreement dated July 23, 2025, by and among Doge, Acquisition Co., and USDE.

“Assignees” means those certain accredited investors who purchased shares of Common Stock from a large TZUP stockholders.

“Basket Amount” means that the Agreement provides for standard indemnification for breaches of representations and warranties and covenants to the extent any claim exceeds $25,000.

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“Beneficial Ownership Limitation” means the number of shares of Common Stock that would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) less than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at such time.

“Board” means the Company’s Board of Directors.

“Bylaws” means the Company’s Amended and Restated Bylaws.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“CBDCs” means the Central Bank Digital Currencies.

“CEO” means TZUP’s Chief Executive Officer.

“Certificate of Designations” means a Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of TZUP Series D Convertible Preferred Stock.

“CFO” means TZUP’s Chief Financial Officer.

“CFPB” means the Consumer Financial Protection Bureau.

“Closing” means the closing of the Acquisition.

“Coinbase” means Coinbase Global, Inc including its subsidiaries.

“Common Stock” means TZUP common stock, par value $0.001 per share.

“Company” “we,” “us,” or “our,” “Thumzup” or “TZUP” means Thumzup Media Corporation, a Nevada corporation.

“Consideration” means an aggregate of 30,700,000 shares of TZUP Common Stock, inclusive of any shares of Common Stock issuable upon conversion of the Series D, issuable to Doge stockholders.

“Dissenting Shares” means shares of Doge held by a Dissenting Stockholder.

“Dissenting Stockholder” means each Doge Stockholder who has validly exercised its dissenter’s rights pursuant to Sections 92A.300 through 92A.500 of the NRS.

“Doge” means Dogehash Technologies, Inc., a Nevada corporation.

“Dogecoin” means a widely held cryptocurrency that runs on its own blockchain using a process similar to Bitcoin’s to verify transactions and create new coins.

“Dominari” means Dominari Securities LLC, the placement agent.

“Equity Incentive Plan Proposal” means the proposal to approve the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s Common Stock for issuance thereunder.

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“ETF” / “ETFs” means Exchange-Traded Fund(s).

“ETPs” means Exchange-Traded Products.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” means that each share of Doge Common Stock issued and outstanding immediately prior to the effective time of the Acquisition (other than, for the avoidance of doubt, any Dissenting Shares held by Dissenting Stockholders who have perfected and not withdrawn a demand for dissenter’s rights pursuant to the applicable provisions of the NRS) will be cancelled and automatically deemed for all purposes to represent the right to receive the per share Consideration.

“FinCEN” means the Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FSMA” means Financial Services and Markets Act 2023.

“FTX” means FTX Trading Ltd.

“GAAP” means generally accepted accounting principles in the United States.

“GENIUS Act” means the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025.

“Haynie” means Haynie & Company, the independent registered public accounting firm that audits the Company’s financial statements and has reviewed the Doge financial statements.

“ISOs” means incentive stock options.

“Merger Sub” means TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company.

“MiCA” means Markets in Crypto-Assets Regulation.

“MLA” means that certain Master Loan Agreement, dated May 12, 2025, between the Company and Coinbase.

“MSBs” means Money Service Business.

“Nasdaq” means The Nasdaq Capital Market, LLC.

“Non-Qualified Options” means options which are not ISOs.

“NRS” means the Nevada Revised Statutes.

“NYAG” means the New York Attorney General.

“NYBL” means the New York Banking Law.

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“NYDFS” means the New York State Department of Financial Services.

“Option” means options to purchase 750,000 shares of our Common Stock from a stockholder at an exercise price of $0.30 per share.

“PCAOB” means the Public Company Accounting Oversight Board.

“Record Date” means the close of business on ___________, 2025, that has been fixed as the record date for the Annual Meeting.

“SARs” means stock appreciation rights.

“SEC” means U.S. Securities and Exchange Commission.

“Series A” means the Series A Convertible Preferred Stock of the Company.

“Series C Offering” means a public offering, of Series C that closed on July 7, 2025.

“Series C” means the Series C Convertible Preferred Stock of the Company.

“Series D” means the Series D Convertible Preferred Stock of the Company.

“Tax Act” means the Tax Cuts and Jobs Act of 2017.

“Termination Date” means December 31, 2025.

“Termination Fee” means a $2,000,000 fee payable to TZUP or Doge under certain circumstances as provided by the Agreement.

“Treasury Reserve” means a strategy of holding mined Dogecoin for potential long-term price upside.

“UBTI” means Unrelated Business Taxable Income.

“USDE” means US Data and Energy LLC, a Nevada limited liability company.

“Withdrawal of Series B Designation” means a Withdrawal of Series B Designation filed with the Secretary of State of the State of Nevada on July 18, 2025 which terminated the designation of our Series B.

“Withdrawal of Series C Designation” means a Withdrawal of Series C Designation filed with the Secretary of State of the State Nevada on September 12, 2025 which terminated the designation of our Series C.

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QUESTIONS AND ANSWERS

The following are some questions you may have regarding the proposals and the Annual Meeting. We urge you to read carefully this entire proxy statement, including the Annexes attached hereto and the other documents to which this proxy statement refers to or which it incorporates by reference because the information in this section may not provide you with all of the information that is important to you.

Questions and Answers About the Acquisition Proposal

Q: What is the purpose of the Acquisition Proposal?

A: Under Nasdaq Listing Rules 5635(b) and 5635(d), stockholder approval is required prior to the issuance of shares of common stock (or common stock equivalents) in certain circumstances, including upon a change of control and if the number of common stock (or common stock equivalents) to be issued is, or will be upon issuance, in excess of 19.99% of the number of shares of common stock as of the time of the applicable agreement. The Consideration issuable pursuant to the Agreement will represent greater than 19.99% of the number of shares of TZUP’s Common Stock before such issuances and will result in a change of control of TZUP. As a result, stockholder approval of the issuance of shares of TZUP Common Stock in connection with the Agreement is required by Nasdaq.

This proxy statement contains important information about the Acquisition and related transaction, the other proposals and the Annual Meeting. You should read it carefully before deciding how to vote on the Acquisition Proposal.

Q: What will happen following approval of the Acquisition Proposal?

A: If the stockholders vote to approve the Acquisition Proposal (Proposal 3), we will consummate the Acquisition and the Consideration will be issued to Doge stockholders on the closing date. See, “Risk Factors - Risks Related to the Combined Company if the Acquisition is Completed - TZUP stockholders will experience dilution because of the issuance of the Consideration in connection with the transactions.”

Q: Do I have dissenter’s rights with respect to the Acquisition Proposal?

A: The Company’s stockholders do not have dissenter’s rights under Nevada law or under the Company’s governing documents with respect to the matters to be voted upon at the Annual Meeting.

Questions and Answers About the Incentive Plan Proposal

Q: What is the purpose of the Equity Incentive Plan Proposal?

A: Grants of equity awards to employees are an important part of the Company’s long-term incentive compensation program, which the Company uses to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in the Company’s long-term growth and profitability.

Questions and Answers About the Advisor Shares Proposal

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Q: What is the purpose of the Advisor Shares Proposal?

A: Nasdaq Listing Rule 5635(c) generally requires us to obtain stockholder approval prior to issuance of securities when a stock option or purchase plan is established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which shares of Common Stock may be acquired by our officers, directors, employees or consultants. It is possible Nasdaq may deem our arrangement with the Advisor as compensatory in nature, particularly in circumstances where the value deemed received by a listed company is less than the fair value of the securities issued. Accordingly, we are seeking the approval of our stockholders for the issuance of the Advisor Shares to the Advisor for certain financial advisory services pursuant to Nasdaq Listing Rule 5635(c).

Questions and Answers About the Annual Meeting

Q: When and where is the Annual Meeting?

A: The Annual Meeting will be held in a virtual-only meeting format by calling _________.

Q: Who May Attend the Annual Meeting?

A: Only record holders and beneficial owners of our Common Stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of Common Stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

Q: What proposals are being submitted at the Annual Meeting?

A: The proposals to be submitted at the Annual Meeting are summarized as follows:

Proposal 1 — Election of Directors Proposal — to elect members of the Company’s board of directors to serve for a one-year term to expire at the 2026 annual meeting of stockholders;

Proposal 2 — Ratification of Independent Registered Public Accounting Firm Proposal — to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

Proposal 3 — Acquisition Proposal — because the Acquisition and related issuance of shares will result in a change of control of the Company, a proposal to approve such change of control as required pursuant to Nasdaq Listing Rule 5635(b) and approve the issuance of shares of TZUP Common Stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock, in accordance with Nasdaq Listing Rule 5635(d);

Proposal 4 — The Equity Incentive Plan Proposal — a proposal to approve the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s Common Stock for issuance thereunder;

Proposal 5 — The Advisor Shares Proposal — to consider and vote upon a proposal to approve, for purposes of compliance with Nasdaq Listing Rule 5635(c), the issuance of 750,000 shares of the Company’s Common Stock pursuant to that the Advisory Agreement to the Advisor for certain financial advisory services. A copy of the Advisory Agreement is attached to this proxy statement as Annex E; and

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more of the foregoing proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Acquisition is not satisfied or waived.

Q. What are the quorum requirements for the Annual Meeting?

A: Under Nevada law and our Bylaws, a quorum of TZUP’s stockholders at the Annual Meeting is necessary to transact business. One-third of the Company’s voting capital must be present in person or represented by proxy in order to constitute a quorum for the transaction of any business at the Annual Meeting.

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Q: What are the consequences if the proposals are not approved?

A: The Acquisition will not be consummated unless TZUP’s stockholders approve Proposal 3 (the Acquisition Proposal). See “Background of the Acquisition-Reasons for the Acquisition” on page 78 of this proxy statement.

Proposal 1 (Election of Directors Proposal), Proposal 2 (Ratification of Independent Registered Public Accounting Firm Proposal), Proposals 4 (The Equity Incentive Plan Proposal), and Proposal 5 (the Advisor Shares Proposal) will be voted upon regardless if Proposal 3 (the Acquisition Proposal) is not approved.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: If your shares of TZUP Common Stock and/or Series A are registered directly in your name with our transfer agent, Pacific Stock Transfer Company, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to us, or to a third party to vote at the Annual Meeting.

If your shares are held by a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, brokerage firm or other nominee is considered the stockholder of record with respect to those shares. Your bank, brokerage firm or other nominee will send you, as the beneficial owner, a package describing the procedure for voting your shares. You should follow the instructions provided by them to vote your shares. You will only be able vote your shares at the Annual Meeting if you obtain a legal proxy from your bank, broker, or other nominee.

Q: How does the Board recommend that I vote?

A: After careful consideration, the Board unanimously recommends that the TZUP stockholders vote “FOR” all of the proposals described in this proxy statement.

Q: If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A: We expect that the Election of Directors Proposal, Acquisition Proposal, the Equity Incentive Plan Proposal and the Advisor Shares Proposals will be considered non-routine matters under applicable rules. We expect that the Ratification of Independent Registered Public Accounting Firm Proposal, and Adjournment Proposal will be considered routine matters under applicable rules. New York Stock Exchange Rule 452.11 prohibits brokers and other organizations holding shares on your behalf from voting uninstructed shares on certain matters deemed to be “non-routine”. Brokers and other organizations may, however, vote your uninstructed shares for proposals that are considered “routine.” If you do not indicate how your shares should be voted on a proposal, we expect that the shares represented by your properly completed and executed proxy will be voted as the Board recommends on routine proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting for which your broker, bank, fiduciary, custodian, or other nominee concludes it is entitled to vote your uninstructed shares. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered to be entitled to vote at the Annual Meeting, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals. Brokers may reach conclusions regarding the ability to vote your shares on a given proposal that differ from our expectations expressed in this proxy statement. As a result, we urge you to direct your broker, bank, fiduciary, custodian, or other nominee how to vote your shares on all proposals to ensure that your vote is counted. Please review the voting information form used by your broker to see if you can submit your voting instructions by Internet.

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Q: What if I abstain from voting or fail to instruct my broker with respect to the proposals?

A: A broker non-vote occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote the shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. Per TZUP’s Bylaws, abstentions and broker-non votes are considered present in person for by proxy for the purpose of establishing a quorum but are not considered votes cast for or against a proposal. Therefore, if you abstain from voting or fail to instruct your broker, your vote will not be considered in determining whether the proposal passes or not. For additional information, see “The Annual Meeting.”

Q: How do I vote my shares?

A: If you are a stockholder of record as of the Record Date, you can give a proxy to be voted at the Annual Meeting in any of the following ways:

●	electronically, using the Internet; or

●	by completing, signing, and mailing, faxing or emailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. The Internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. See “SUBMITTING A PROXY ELECTRONICALLY, BY INTERNET, OR BY MAIL” for additional information on how to submit your proxy.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee, it may vote your shares with respect to routine matters but is prohibited from voting uninstructed shares on matters deemed to be “non-routine”. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered to be entitled to vote at the Annual Meeting, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals. We expect that proposals 1, 3, 4, and 5 will be considered “non-routine” matters and that proposals 2, and 6 will be considered a “routine” matter.

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If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our inspector of election for the Annual Meeting, Equity Stock Transfer, LLC, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email).

Whether or not stockholders plan to attend the Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

Q: When are Stockholder Proposals Due for the 2026 Annual Meeting?

A: Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 annual meeting of stockholders (the “2026 Annual Meeting”) must submit the proposal to us at our corporate headquarters no later than __________, which proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. In the event the date of the 2026 Annual Meeting has been changed by more than 30 days from the date of the Annual Meeting, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting must submit the proposal to us at our corporate headquarters no later than a reasonable time before we begin to print and send our proxy materials for our 2026 Annual Meeting.

Stockholders who intend to present a proposal at our 2026 Annual Meeting without inclusion of the proposal in our proxy materials are required to provide notice of such proposal to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive office on or after __________ but no later than __________.

In order for stockholders to give timely notice under the universal proxy rules of an intent to solicit proxies in support of director nominees other than our nominees for the 2026 Annual Meeting, notice must be submitted by __________; provided, however, in the event that the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the anniversary date of the Annual Meeting, then notice of such proxy solicitation must be provided by the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which a public announcement of the date of the 2026 Annual Meeting is first made by us and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such stockholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

Stockholders are also advised to review our Bylaws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q: What do I do now?

A: Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including all Annexes. Then, complete and return your proxy or submit your vote in advance of or at the Annual Meeting based on the instructions included in this proxy statement and on your proxy card.

Beneficial owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and you wish to vote at the Annual Meeting, you will need to obtain a legal proxy from your bank, broker, or other nominee.

See “How do I vote my shares?” for more information on poxy and voting procedures for the Annual Meeting.

Q: Whom should I contact with questions?

A: If you have any questions or require any assistance with completing your proxy, please contact Equity Stock Transfer by telephone at 212-575-5757 or email proxy@equitystock.com.

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NASDAQ RULES

Under Nasdaq Listing Rule 5635(d), stockholder approval is required prior to the issuance of common stock (or common stock equivalents) in excess of 19.99% of the number of shares of common stock outstanding before the issuance.

Under Nasdaq Listing Rule 5635(b), stockholder approval is required upon a change of control.

The Consideration issuable pursuant to the Agreement will represent greater than 19.99% of the number of shares of TZUP’s Common Stock before such issuance and will result in a change of control of TZUP. As a result, stockholder approval of the issuance of shares of the Consideration in connection with the Agreement is required by Nasdaq.

The Company has filed a new listing application with Nasdaq in connection with the Acquisition. If such application is accepted and Proposal 3 is approved, the Company anticipates that the shares of TZUP Common Stock will continue be listed on Nasdaq under the trading symbol “XDOG.” In order to meet the requirements for listing on Nasdaq, the post-merger combined company will be required to satisfy Nasdaq’s initial listing requirements, including the stock price, market capitalization and round lot stockholder requirements for Nasdaq upon which the post-Acquisition combined company’s shares will trade in conjunction with Proposal 3 approval.

Pursuant to the Advisory Agreement, the Company agreed to issue the Advisor 750,000 shares of Common Stock, subject to Stockholder Approval (as defined in the Advisory Agreement) in accordance with the rules of the Nasdaq Stock Market.

Under Nasdaq Listing Rule 5635(c), stockholder approval is required prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. We urge you to read carefully this entire document, and the documents referenced herein, for a more complete understanding of the Agreement, the transactions contemplated therein and the other proposals that will be presented to TZUP stockholders at the Annual Meeting. In addition, we incorporate by reference into this document important business and financial information about TZUP. You may obtain the information incorporated by reference in this document without charge by following the instructions in the section entitled “Where You Can Find More Information.”

Our Proposed Acquisition of Doge

On August 18, 2025, Thumzup entered into the Agreement pursuant to which Merger Sub will merge with and into Doge with Doge as the surviving corporation and wholly-owned subsidiary of the Company and the Company will change its name to Dogehash Technologies Holdings, Inc.

At closing of the Acquisition, the Company will issue 30,700,000 shares of restricted Common Stock to the stockholders of Doge in exchange for 100% of the outstanding capital stock of Doge and Doge will become a wholly-owned subsidiary of the Company. In lieu of Common Stock, any Doge stockholder who, as a result of such issuance would beneficially own more 4.99% of the Company’s Common Stock immediately following the consummation of the Acquisition, may instead receive a newly authorized series of convertible preferred stock designated as Series D containing a Beneficial Ownership Limitation. The aggregate Consideration shall not exceed 30,700,000 shares of Common Stock of the Company, inclusive of any shares of Common Stock issuable upon conversion of the Series D. The Company will file a Certificate of Designations for the Series D, in substantially the form attached hereto as Annex D, with the Secretary of State of the State of Nevada immediately prior to the Closing of the Acquisition.

Because the Company’s Common Stock is listed on Nasdaq and the issuance of shares will represent more than 19.99% of the Company’s outstanding Common Stock, the issuance of the Consideration is subject to stockholder approval under Nasdaq Listing Rule 5635(d) prior to the closing of the Acquisition. Also Nasdaq and stockholder approval is required pursuant to Nasdaq Listing Rule 5635(b) as a result of the change of control. The Company is filing this proxy statement on Schedule 14A in connection with the Annual Meeting of stockholders to obtain the required approvals described in this proxy statement. The closing of the Acquisition is subject to the Company obtaining the required stockholder approvals, Nasdaq approval, and receipt of a fairness opinion by the Company, which is attached to this proxy statement as Annex C, receipt of Doge’s required financial statements and customary closing conditions.

A copy of the Agreement is included as Annex A to this proxy statement. We urge you to read it in its entirety because it is the legal document that governs the Acquisition.

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TZUP’s Business (page 110)

Thumzup was incorporated on October 27, 2020, under Nevada law. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. The Company’s mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes the App. The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Company’s principal executive offices are located at 10557-B Jefferson Blvd., Los Angeles, California 90232 and its telephone number is (800) 403-6150. The Company’s website address is www.thumzupmedia.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference into this proxy statement.

Doge’s Business (page 102)

Doge was formed on April 11, 2025 to acquire all the assets of USDE. Doge is an industrial scale blockchain infrastructure company focused exclusively on mining Scrypt algorithm assets such as Dogecoin and Litecoin.

Pursuant to that certain Asset Purchase Agreement dated July 23, 2025, by and among Doge, Acquisition Co., a wholly-owned subsidiary of Doge, and USDE, Acquisition Co. acquired all of the assets and business of USDE, including, without limitation, computers and related equipment located at colocation facilities, warehoused, on order or in transit, for digital asset mining activities, principally Dogecoin.

Doge currently mines Dogecoin, and may choose to mine other cryptocurrencies, including Litecoin by acquiring miners to solve complex cryptographic algorithms to support the Dogecoin blockchain (in a process known as “solving a block”). In return for solving blocks, Doge receives Dogecoins. Doge intends to only mine cryptocurrencies that are not securities. See “Risks Related to the Regulation of Digital Assets” beginning on page 59 of this proxy statement.

Doge’s principal executive offices are located at 701 S Carson St., Suite 200, Carson City, NV 89701. Doge’s website address is www.dogehashtech.com. The information provided on Doge’s website is not part of this proxy statement and is not incorporated by reference into this proxy statement.

Doge’s current corporate structure is as follows:

Dogehash Technologies, Inc., a Nevada corporation
USDE Acquisition, Inc., a Nevada corporation

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Consideration (page 121)

TZUP Stockholders. No consideration is being paid to holders of TZUP Common Stock in the Acquisition. Holders of TZUP Common Stock will continue to own their existing shares of TZUP Common Stock after the Acquisition.

Consideration. The capitalization of Doge consists of 30 million issued and outstanding shares of common stock, par value $0.0001 per share, of Doge which, at closing of the Acquisition, shall be exchanged for 30,000,000 shares of TZUP Common Stock. In addition, in connection with the Acquisition, 700,000 shares of TZUP Common Stock will be issued to a third party to extinguish outstanding debt owed by Doge. In lieu of Common Stock, any Doge stockholder who, as a result of such issuance would beneficially own more 4.99% of the Company’s Common Stock immediately following the consummation of the Acquisition, may instead receive a newly authorized series of convertible preferred stock designated as Series D containing a Beneficial Ownership Limitation. The aggregate Consideration shall not exceed 30,700,000 shares of Common Stock of the Company, inclusive of any shares of Common Stock issuable upon conversion of the Series D.

Ownership of TZUP after the Acquisition (page 98)

As of the Record Date, there were _________ shares of TZUP Common Stock, ______ outstanding preferred shares convertible into an aggregate of _____ shares of TZUP Common Stock, ____ warrants exercisable for an aggregate of _____ shares Common Stock at a weighted average exercise price of $____ per share, and ____ options exercisable for an aggregate of _____ shares Common Stock at a weighted average exercise price of $____ outstanding.

Under the terms of the Agreement, on the closing date of the Acquisition, we will issue to stockholders of Doge an aggregate of 30,700,000 shares of TZUP Common Stock, inclusive of any shares of Common Stock issuable upon conversion of the Series D. Based on the foregoing, the former Doge stockholders will own approximately ___% of our outstanding Common Stock and ____% of the voting power of the combined company, inclusive of shares of Common Stock issuable upon conversion of the Series D. See “Security Ownership of TZUP after the Acquisition.”

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Post-Acquisition Structure

Following the Acquisition, Doge will be a wholly-owned subsidiary of TZUP. The following chart illustrates the ownership structure of the combined company immediately following the Acquisition.

Management of TZUP after the Acquisition (page 89)

The Agreement provides that upon the completion of the Acquisition, the Company shall have appointed at least two directors designated by Doge to the Board. Robert Steele will resign as Chief Executive Officer of TZUP but will remain a member of the Board and transition to Chief Financial Officer. Parker Scott, the Chief Executive Officer of Doge, will become our Chief Executive Officer and a member of our Board upon consummation of the Acquisition. In addition, because neither Mr. Steele nor Mr. Scott is considered independent under Nasdaq rules, at least three other directors will be designated to satisfy Nasdaq’s independence requirements.

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Summary Risk Factors

The following is a summary of certain material risks associated with an investment in the Company and should be read together with the detailed risk factors section. This summary does not contain all risks and is qualified in their entirety by the more complete discussion of risks in the full Risk Factors section beginning on page 23 of this proxy statement and the documents incorporated herein by reference.

Risks Related to the Acquisition

●	Completion of the Acquisition is subject to conditions and may not be consummated.
●	Failure to complete the Acquisition could negatively impact the Company’s stock price and financial results.
●	The Acquisition involves substantial, non-recurring costs.
●	Certain directors have interests in the Acquisition that may differ from or be in addition to the Company’s stockholders generally.
●	Provisions in the Agreement may discourage competing acquisition proposals.

Risks Related to Doge’s Business

●	Doge’s limited operating history makes future performance difficult to assess.
●	Reliance on third-party mining pool service providers introduces operational risks.
●	Doge may encounter delays or difficulties obtaining new mining equipment including, as a result of competition.
●	Transition in cryptocurrency mining algorithms (e.g., proof of stake) may affect competitiveness and have a material adverse effect on the Company’s business and value of its Common Stock.
●	Doge’s dependence on electric power sources at favorable prices creates risks.

Risks Related to TZUP’s Business

●	The Company has an unproven business plan with minimal revenue and ongoing losses.
●	Ability to recruit advertisers and creators is key to future success.
●	Possible application of working capital to businesses other than the legacy business.

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●	Dependence on third-party vendors for technology infrastructure and operational support.
●	The Company faces risks related to cybersecurity, privacy, and evolving data protection laws which may have a material adverse effect on the Company’s operating results and financial condition.

Risks Related to Our Bitcoin Strategy and Holdings

●	The price of Bitcoin is highly volatile and may adversely affect financial results. In addition, the emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and adversely affect the Company’s future results of operations.
●	Our Bitcoin strategy has not been tested across varied market conditions.
●	Our concentration of assets in Bitcoin limits risk diversification.
●	We may face counterparty risks with custodians such as Coinbase.
●	Accounting changes for Bitcoin holdings may increase earnings volatility.
●	Our indebtedness could adversely affect our financial health and prevent us from fulfilling our debt obligations.

Risks Related to the Combined Company if the Acquisition is Completed

●	Integration of Doge’s business may be disruptive and costly.
●	Unknown or contingent liabilities of Doge may arise post-Acquisition.
●	Dilution of TZUP stockholders due to issuance of the Consideration.
●	Inability to realize anticipated benefits or synergies from the Acquisition.
●	Potential impairment of goodwill and intangible assets resulting in non-cash charges.
●	Financial projections with respect to combined company may not prove to be reflective of actual future results.
●

There can be no assurance that our Common Stock issued in connection with the Acquisition will be approved for listing by Nasdaq, or that the combined company will be able to comply with the continued listing standards of the Nasdaq.

Risks Related to Digital Assets

●	Trading prices of digital assets, including Dogecoin, have experienced extreme volatility.

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●	Medium- to long-term value of Dogecoin is subject to evolving blockchain technologies.
●	Concentrated ownership in Dogecoin may exacerbate market fluctuations.
●	Potential for “forks,” “clones,” or network manipulation may impact Dogecoin.

Risks Related to the Regulation of Digital Assets

●	Determination that Dogecoin is a “security” may adversely affect its value and regulatory status.
●	Evolving U.S. and foreign regulatory frameworks may restrict digital asset operations.
●	Regulatory changes could adversely impact revenues and Common Stock price.
●	Enhanced regulation and oversight of digital assets and trading platforms is possible.
●	Changing tax treatment of digital asset holdings may impact financial results.
●	Foreign and U.S. state regulatory actions could limit digital asset network activities.

Interests of TZUP’s Executive Officers and Directors in the Acquisition (page 87)

When you consider the Board’s recommendations that stockholders vote in favor of the proposals described in this proxy statement, you should be aware that some of our executive officers and directors may have interests that may be different from, or in addition to, TZUP stockholders’ interests. In particular:

●	Certain of the executives’ and directors’ equity compensation award vesting will be accelerated and vest in full in connection with the Acquisition;
●	Certain of the executives have severance rights in the event that they are terminated by the Company without Cause; and
●	Certain executives and directors may be the recipient of future awards of the combined company under the 2025 Omnibus Equity Incentive Plan.

Mr. Andrew Haag, the brother of Mr. Robert Haag, a former member of the Board is a large stockholder of TZUP and was instrumental in introducing TZUP to Doge. “See Background of the Acquisition” and “Interests of TZUP Executive Officers and Directors in the Acquisition” on pages 87 and 93 of this proxy statement, respectively, for more information.

Opinion of TZUP’s Financial Advisor (page 84)

Our Board retained Eqvista as its exclusive financial advisor in connection with the Acquisition. On October 3, 2025, Eqvista delivered its opinion to the Board that, as of that date, the Acquisition was fair to TZUP stockholders from a financial point of view. The full text of this written opinion provided to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered, qualifications and limitations on the review undertaken, is attached as Annex C to this proxy statement and is incorporated by reference in its entirety. Holders of TZUP Common Stock are encouraged to read the opinion carefully in its entirety. Eqvista’s opinion was provided to the Board in connection with Eqvista’s evaluation of the consideration provided for in the Agreement. It does not address any other aspect of the Acquisition or any alternative to the Acquisition and does not constitute a recommendation as to how any stockholders should vote or act in connection with the Acquisition or otherwise. The Company is requiring Eqvista to provide an update to its fairness opinion immediately prior to the Closing of the Acquisition.

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Accounting Treatment (page 94)

In accordance with GAAP, we will account for the Acquisition using the acquisition method of accounting. Doge will be considered the accounting acquirer based on, among other things, Doge’s former stockholders combined voting power in the combined company being larger than that of our existing holders, the proposed composition of the combined company’s Board and the proposed members of the executive management team of the combined company.

Termination of the Agreement (page 131)

The Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:

●	upon mutual consent of the parties;

●	the failure of Nasdaq to approve the change of control;

●	prior to the Closing, by written notice to Doge from TZUP, if (i) Doge breaches any of its representations, warranties, covenants or agreements such that the conditions to closing would not be satisfied, except that, if such breach is curable by Doge through the exercise of its reasonable efforts, then, for a period of 10 days (or any shorter term that remains between the date of TZUP providing written notice of such breach and the Termination Date after receipt by Doge of notice from TZUP of such breach), but only as long as Doge continues to use reasonable efforts to cure such breach, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the transactions contemplated by the Agreement are permanently enjoined, prohibited or prevented by the terms of a final, non-appealable governmental order;

●	by Doge, if (i) TZUP breaches any of its representations, warranties, covenants or agreements such that the conditions to closing would not be satisfied, except that, if such breach is curable by TZUP through the exercise of its reasonable efforts, then, for a period of 10 days (or any shorter term that remains between the date of Doge providing written notice of such breach and the Termination Date) after receipt by TZUP of notice from Doge of such breach, but only as long as TZUP continues to use reasonable efforts to cure such breach, (ii) the Closing has not occurred on or before the Termination Date, (iii) the consummation of the transactions contemplated by the Agreement are permanently enjoined, prohibited or prevented by the terms of a final, non-appealable governmental order or (iv) if Eqvista modifies its fairness opinion by concluding that based upon changes relating to Doge and its business, Doge’s financial condition or prospects, or changes to the cryptocurrency business, including legislative or regulatory changes, the Acquisition is not fair to TZUP stockholders from a financial point of view;

●	by written notice from Doge to TZUP or from TZUP to Doge, if the stockholders meeting has been held, and the approval of TZUP stockholders to the Acquisition Proposal has not been obtained (subject to any adjournment, postponement or recess of the meeting); or

●	by TZUP, in the event Doge fails to deliver the approval of its stockholders with 10 business days after the initial TZUP proxy statement is filed with the SEC.

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Termination Fee (page 132)

If the Agreement is terminated by TZUP for accepting a Superior Offer (as defined in the Agreement), then TZUP shall pay to Doge a nonrefundable Termination Fee in an amount equal to $2,000,000 (payable in cash or shares of TZUP Common Stock at the election of TZUP). If the Termination Fee is paid in shares of TZUP Common Stock, the amount of shares to be issued shall be determined by the 10-day average closing price of the TZUP Common Stock on Nasdaq immediately prior to the Termination Date.

If the Agreement is terminated by Doge for accepting a Superior Offer, then Doge will pay to TZUP a nonrefundable Termination Fee in an amount equal to $2,000,000 (payable in cash or shares of Doge Common Stock at the election of Doge). If the Termination Fee is paid in shares of Doge Common Stock, the amount of shares to be issued shall be determined be at the higher of (A) the same price and terms as investors in Doge or USDE purchased securities in an amount of no less than $2,000,000 prior to the Termination Date or (B) the value per share as determined by a mutually agreed upon nationally recognized independent third-party valuation firm.

Conditions to the Closing of the Acquisition (page 129)

Each party’s obligations to consummate the Acquisition is subject to the satisfaction (or waiver in writing by each such party), at or prior to the Closing of the Acquisition, of, among other conditions, the adoption and approval of the Acquisition Proposal by TZUP’s stockholders, holders of not more than 10% Doge’s Common Stock having exercised their statutory dissenters’ and dissenter’s rights under Nevada law, the accuracy of each party’s representation and warranties in the Agreement, subject to the standards therein, and each party performing its covenants and agreements in Agreement, subject to the standards therein.

The Annual Meeting (page 152)

Date, Time, and Place

The Annual Meeting will be held on ________, 2025 at ____. The Annual Meeting will be held in a virtual-only meeting format by calling _________.

Voting Before the Annual Meeting

The website address for submitting votes online before the Annual Meeting is www.TZUP.vote. Stockholders can also vote their shares by mail, email or fax as set forth in the proxy card.

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Purpose of the Annual Meeting

At the Annual Meeting, TZUP stockholders will be asked to consider and vote upon the following proposals:

Proposal 1 — Election of Directors Proposal — to elect members of the Company’s board of directors to serve for a one-year term to expire at the 2026 annual meeting of stockholders;

Proposal 2 — Ratification of Independent Registered Public Accounting Firm Proposal — to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

Proposal 3 — Acquisition Proposal — because the Acquisition and related issuance of shares will result in a change of control of the Company, a proposal to approve such change of control as required pursuant to Nasdaq Listing Rule 5635(b) and approve the issuance of shares of TZUP Common Stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock, in accordance with Nasdaq Listing Rule 5635(d);

Proposal 4 — The Equity Incentive Plan Proposal — a proposal to approve the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s Common Stock for issuance thereunder;

Proposal 5 — The Advisor Shares Proposal — to consider and vote upon a proposal to approve, for purposes of compliance with Nasdaq Listing Rule 5635(c), the issuance of 750,000 shares of the Company’s Common Stock pursuant to that the Advisory Agreement for certain financial advisory services. A copy of the Advisory Agreement is attached to this proxy statement as Annex E; and

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more of the foregoing proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Acquisition is not satisfied or waived.

TZUP stockholder approval of the Acquisition Proposal is a condition for completing the Acquisition. As such, our stockholders must approve the Acquisition Proposal in order for the Acquisition to be completed.

Voting at the Annual Meeting

Record Date; Votes. We have fixed the close of business on __, 2025 as the Record Date for determining the TZUP stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of TZUP Common Stock and the holders of our Series A on the Record Date are entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof.

Each holder of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting and submitted to the stockholders. Each holder of Series A as of the Record Date is each entitled vote together with the Common Stock on an as-converted basis, provided that each Series A holder shall be limited to voting the number of votes that is 9.99% of all shares entitled to vote on an as converted basis, except as required by law. On the Record Date, there were ______ shares of Common Stock, and _____ shares of Series A issued and outstanding.

Required Vote. Approval of each director nominee in Proposal 1 (Election of Directors) requires a plurality of the votes cast. Approval of all other proposals requires the affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions and broker non-votes are not considered votes cast and have no effect on the proposals to be voted upon at the Annual Meeting.

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Failure to Vote; Abstentions. Any of your shares that are not voted or as to which you abstain are not “votes cast” and will have no effect.

We expect that the Election of Directors Proposal, Acquisition Proposal, the Equity Incentive Plan Proposal and the Advisor Shares Proposals will be considered non-routine matters under applicable rules. New York Stock Exchange Rule 452.11 prohibits brokers and other organizations holding shares on your behalf from voting uninstructed shares on certain matters deemed to be “non-routine”. Brokers and other organizations may, however, vote your uninstructed shares for proposals that are considered “routine.” If you do not indicate how your shares should be voted on a proposal, we expect that the shares represented by your properly completed and executed proxy will be voted as the Board recommends on routine proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting for which your broker, bank, fiduciary, custodian, or other nominee concludes it is entitled to vote your uninstructed shares. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered to be entitled to vote at the Annual Meeting, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals. Brokers may reach conclusions regarding the ability to vote your shares on a given proposal that differ from our expectations expressed in this proxy statement. As a result, we urge you to direct your broker, bank, fiduciary, custodian, or other nominee how to vote your shares on all proposals to ensure that your vote is counted. For more information regarding the effect of abstentions, a failure to vote, or broker non-votes, see “The Annual Meeting — Votes Required to Approve Proposals.”

Revocation of Proxies. You have the power to revoke your proxy at any time before your shares are voted at the Annual Meeting. If you grant a proxy in respect of your TZUP shares and then virtually attend the Annual Meeting, your attendance at the Annual Meeting or at any adjournment or postponement of the Annual Meeting will not automatically revoke your proxy. Your proxy can be revoked in one of three ways:

●	you can send a signed notice of revocation of proxy to proxy@equitystock.com (such revocation must be received before the Annual Meeting or, if the Annual Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held); or
●	delivering a completed proxy card with a later date or voting by Internet, fax or email at a later date (we will vote your shares as directed in the last instructions properly received from you prior to the Annual Meeting).

If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee. If you need assistance in changing or revoking your proxy, please contact your broker or nominee.

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Stock Ownership of Directors and Executive Officers.

On the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote approximately ______ shares of TZUP Common Stock. These shares represent approximately ___% of the voting power outstanding on the Record Date. They have each advised us that they intend to vote for all proposals.

Recommendations of the Board

YOUR VOTE IS IMPORTANT. The Acquisition Proposal to be presented at the Annual Meeting is a condition to consummating the Acquisition, and as such, TZUP stockholder must approve it in order for the Acquisition to be completed. As previously stated, the other proposals are not conditions to the Closing of the Acquisition.

The Board unanimously recommends that TZUP stockholders vote:

“FOR” each of the director nominees set forth in Proposal 1, Election of Directors;

“FOR” Proposal 2, the Ratification of Independent Registered Public Accounting Firm Proposal;

“FOR” Proposal 3, the Acquisition Proposal;

“FOR” Proposal 4, the Equity Incentive Plan Proposal;

“FOR” Proposal 5, the Advisor Shares Proposal; and

“FOR” Proposal 6, the Adjournment Proposal.

In making its recommendation that our stockholders vote to approve the above proposals, the Board considered, among other matters, the development of the Company’s social media business, the strategic benefits of combining the Company and Doge, synergies of the combined company, the strong financial and operational foundation of the combined company including the present opportunities for cryptocurrency companies and the present status of cryptocurrency in the capital markets, and new growth opportunities available to the combined company. For additional information see “Background of the Acquisition — Strategic Objectives of the Acquisition.”

For additional information see “The Annual Meeting — Board Recommendations.”

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Risk FactorS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements” below, you should carefully consider the following risk factors. In addition to the risk factors set forth below, you should read and consider other risk factors specific to TZUP’s business and securities that will also affect the combined company after the consummation of the Acquisition, which are described in Part I, Item 1A of TZUP’s Annual Report on Form 10-K for the year ended December 31, 2024, and Part 2, Item 1A of TZUP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, and all of which are incorporated by reference into this proxy statement. If any of the risks described below or in the reports incorporated by reference into this proxy statement actually occur, the business, financial condition, results of operations, prospects, or stock price of TZUP or the combined company could be materially adversely affected. For more information, see “Where You Can Find More Information.”

In addition to the foregoing, since the business of Doge is dependent on the mining of Dogecoin and its Treasury Reserve strategy that is dependent on the market for Dogecoin, please carefully review the “Risks Related to Digital Assets,” “Risks Related to Digital Markets,” and “Risks Related to the Regulation of Digital Assets” set forth below which currently apply to Doge and will apply to the combined company upon the consummation of the Acquisition.

Risks Related to the Acquisition

Completion of the Acquisition is subject to the conditions contained in the Agreement and if these conditions are not satisfied, we may not complete the Acquisition.

The completion of the Acquisition is subject to various closing conditions, including, but not limited, to the TZUP stockholder approval, the accuracy of the parties’ representations and warranties in the Agreement (subject to the standards set forth in the Agreement), the delivery of a fairness opinion to TZUP, the receipt of any required regulatory approvals including Nasdaq and third-party consents and the parties’ compliance with their covenants in the Agreement. For more information. See “The Agreement-Conditions to the Closing of the Acquisition” on page 129 of this proxy statement.

Many of the conditions to the Closing of the Acquisition are not within our control, and we cannot predict with certainty when or if these conditions will be satisfied. The failure to satisfy any of the required conditions could delay the completion of the Acquisition or prevent it from occurring. Any delay in completing the Acquisition could cause us not to realize some or all of the benefits that we expect to achieve if the Acquisition is successfully completed within the expected timeframe. There can be no assurance that the conditions to the Closing of the Agreement will be satisfied or that the Acquisition will be completed or that, if completed, we will realize the anticipated benefits.

Our failure to complete the Acquisition could negatively impact our stock price, our financial condition and our future business and financial results.

If the Acquisition is not completed for any reason, our ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Acquisition, we could be subject to a number of negative consequences, including, among others: (i) we may experience negative reactions from the financial markets, including negative impacts on our stock price; and (ii) we will still be required to pay certain significant costs relating to the Acquisition, including legal, accounting, financial advisor costs, and may be required to pay the termination fee provided for in the Agreement. If the Acquisition is not completed or if completion of the Transactions are delayed, any of these risks could occur and may adversely affect our business, financial condition, financial results, and stock price.

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The Acquisition involves substantial costs.

We have incurred, and expect to continue to incur, a number of non-recurring costs associated with the Acquisition. Most of the non-recurring expenses consist of transaction and regulatory costs related to the Acquisition. We have already incurred and will continue to incur transaction fees and costs related to formulating and implementing integration plans. We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred from the Agreement and integration. Although we anticipate that the elimination of certain duplicative costs and the realization of other efficiencies and synergies related to the integration should allow us to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

Because the number of shares of Common Stock to be issued as part of the Consideration is fixed, it will not be adjusted in the event of any increase in the price of TZUP’s Common Stock or adverse changes to Doge’s business, the Acquisition may provide Doge stockholders with additional benefits.

Unlike many mergers involving public companies, the Agreement does not provide for any adjustment to the Consideration. Under the terms of the Agreement, because we will issue to Doge stockholders a fixed amount equal 30,700,000 shares of restricted TZUP Common Stock inclusive of any shares of Common Stock issuable upon conversion of the Series D, the Acquisition may provide Doge stockholders with additional benefits on the closing date of the Acquisition,. These share amounts are fixed in the Agreement and will not be adjusted for increases or decreases in the market price of TZUP’s Common Stock or adverse changes in Doge’s business or circumstances, even if such changes materially change our perceived value of Doge. Neither TZUP or Doge is permitted to terminate the Agreement solely due to a change in the trading price of TZUP Common Stock or most changes in Doge’s business but either party may terminate the Agreement if there is a material adverse effect with respect to the non-terminating party. The Agreement also provides for a termination fee of $2 million if the Agreement is terminated by TZUP or Doge for accepting a Superior Offering (as defined in the Agreement).

Certain of our directors may have interests in the Acquisition that may be different from, or in addition to, the interests of TZUP stockholders generally.

In considering the recommendations of the Board to vote in favor of the Acquisition, stockholders should be aware that certain of our officers and directors may have interests in the Acquisition, including financial interests, which may be different from, or in addition to, the interests of TZUP stockholders generally.

You should be aware of these interests when you consider the recommendation of the Board that you vote to approve the proposal set forth in this proxy statement. The Board was aware of and considered these interests, among other matters, in reaching its determination that the Agreement and the Acquisition is fair to and in the best interests of TZUP and its stockholders, approving and declaring advisable the Agreement and the transactions contemplated thereby, including the Acquisition, and recommending that TZUP stockholders approve the proposals in this proxy statement. The interests of certain of our directors and executive officers are described in more detail under “Interests of TZUP Executive Officers and Directors in the Acquisition.”

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We may waive one or more of the closing conditions without re-soliciting approval from stockholders.

To the extent permitted by law, if the TZUP stockholders approve the Acquisition Proposal at the Annual Meeting, we may determine to waive, in whole or part, one or more of the conditions to our obligations to consummate the Acquisition. We expect to evaluate the materiality of any waiver and its effect on TZUP stockholders in light of the facts and circumstances.

The Agreement contains provisions that could discourage a potential competing acquirer that might be willing to acquire or merge with us.

The Agreement contains “no shop” provisions that restrict our ability to, among other things:

solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the submission or announcement by any person of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal;

furnish any information regarding TZUP or our subsidiaries in connection with, or for the purpose of soliciting, initiating, encouraging or facilitating, or in response to, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal;

engage in, enter into, continue or otherwise participate in any discussions or negotiations with any person with respect to any acquisition proposal or any inquiry, proposal or offer that would reasonably be expected to lead to any acquisition proposal; or

approve, adopt, recommend, agree to or enter into, or propose to approve, adopt, recommend, agree to or enter into, any letter of intent, memorandum of understanding or similar document, agreement, commitment, or agreement in principle with respect to any acquisition proposal.

Furthermore, there are only limited exceptions to the Agreement’s requirement that the Board not withdraw, modify, amend or qualify its required recommendation to TZUP stockholders to adopt the Agreement. Although the Board is permitted to effect a change of recommendation, after complying with certain procedures set forth in the Agreement, in response to a Superior Proposal or to an intervening event (if the Board determines in good faith that a failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under applicable law), such change of recommendation would entitle Doge to terminate the Agreement and we would be required to pay Doge a termination fee. See “The Agreement — Termination of the Agreement” and “The Agreement — Termination Fee.”

These provisions could discourage a potential competing acquirer from considering or proposing an acquisition or merger of TZUP that may be more favorable to TZUP stockholders than the Acquisition or might result in a potential competing acquirer proposing to pay a lower per share price than it might otherwise have proposed to pay because of the added expense of the termination fee.

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Our business relationships, those of Doge or the combined company may be subject to disruption due to uncertainty associated with the Acquisition.

Parties with which we or Doge do business may experience uncertainty associated with the Acquisition, including with respect to current or future business relationships with us, Doge or the combined company. Our and Doge’s business relationships may be subject to disruption, as customers, distributors, suppliers, vendors, and others may seek to receive confirmation that their existing business relationships with us or Doge, as the case may be, will not be adversely impacted as a result of the Acquisition or attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than us, Doge, or the combined company as a result of the Acquisition. Any of these other disruptions could have a material adverse effect on our or Doge’s business, financial condition, or results of operations or on the business, financial condition or results of operations of the combined company, and could also have an adverse effect on our ability to realize the anticipated benefits of the Acquisition.

Risks Related to Doge’s Business

Doge’s limited operating history makes it difficult to evaluate its future business prospects and to make decisions based on its historical performance.

Doge was formed on April 11, 2025 to acquire all the assets of USDE. Pursuant to that certain Asset Purchase Agreement dated July 23, 2025, by and among Doge, Acquisition Co., and USDE, and Acquisition Co., Joinder Agreements by and among each of the holders of USDE and Doge, acquired all of the assets and business of USDE, including, without limitation, computers and related equipment located at colocation facilities, pooling agreements and other assets warehoused, on order or in transit, for digital asset mining activities, principally Dogecoin. Accordingly, Doge has a limited operating history. This makes it difficult to evaluate its business on the basis of historical operations. Consequently, it is difficult, if not impossible, to forecast Doge’s future results based upon its historical data. Reliance on its historical results may not be representative of the results Doge will achieve, and for certain areas in which Doge operates may not be indicative at all. Because of these uncertainties, Doge may be hindered in its ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses.

Doge has a short operating history in the cryptocurrency mining space, and its new business is subject to a number of significant risks and uncertainties which affect its future viability.

As of October 6, 2025, Doge has invested approximately $27 million towards the development of its new cryptocurrency mining business. Doge entered into agreements and arrangements for equipment and services but has only recently commenced cryptocurrency mining operations. Among the risks and uncertainties are:

●	Pursuant to the Asset Purchase Agreement Doge acquired from Acquisition Co. 3,500 application-specific integrated circuit computer miners from USDE;

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●	On September 24, 2025, we loaned $2.5 million at a rate of 8% per annum to Doge, which is anticipated to support the addition of more than 500 new ASIC miners;

●	Doge will rely upon a third-party to conduct most of the combined company’s mining operations and will have very limited control over its operations;

●	There are a limited number of available miners or cryptocurrency computers and the demand from competitors is fierce;

●	Because of supply chain disruptions including those relating to computer chips, Doge could encounter delivery delays or other difficulties with the purchase, installation and operation of its mining equipment at the combined company’s facility, which would adversely affect its ability to generate material revenue from its operations;

●	There are a growing number of well capitalized cryptocurrency mining companies including some that have agreed to merge with special purpose acquisition companies, which competitors have significant capital resources, a large supply of miners and management with significant experience in cryptocurrency mining;

●	Bans from governments such as China, together with pending legislation in Congress and other regulatory initiatives threaten the ability to use cryptocurrencies as a medium of exchange;

●	Doge may not be able to liquidate its holdings of cryptocurrencies at its desired prices if a material decline in market prices occurs and this could negatively impact its future financial condition;

●	Doge has not planned to hedge the conversion of any of its sales of cryptocurrencies; and

●	Historical performance of cryptocurrencies is not indicative of their future price performance.

For all of these reasons, Doge’s cryptocurrency mining business may not be successful, including following the Acquisition.

Because there are several competitors in Doge’s industry that are purchasing mining equipment at scale and due to supply chain disruptions and increased tariffs, Doge may encounter delays or difficulty in obtaining new miners, which could materially and adversely affect its and the combined company’s business and results of operations.

Many of the competitors in Doge’s industry have also been purchasing mining equipment at scale, which has caused a world-wide shortage of mining equipment and components used to produce them, as well as delayed delivery schedules for new miner purchases. There can be no assurances the mining equipment manufacturers on which Doge will rely will be able to keep pace with the surge in demand for mining equipment when it obtains, upgrades and/or expands upon its current miners. The supply chain disruptions Doge is and may continue to face may adversely affect Doge including the shortages of transformers needed to power its miners. For example, due to the increased tariffs caused by the ongoing trade conflicts between the U.S. and China, the costs of importing and exporting certain goods or materials have increased. Given that we cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between the U.S. and China, Doge’s supply chain, costs, and profitability may be negatively impacted by the adoption and expansion of trade restrictions, the continuation of the trade conflicts, or other government actions related to tariffs, trade agreements, or related policies. As a result, Doge’s business, financial condition, and results of operations may be adversely affected. Additionally, the supply of the materials used to produce miners, such as the ASIC computer chips that are the primary feature in their computing power, may become subject to shortages, which could also either increase the cost beyond what Doge can reasonably afford or reduce their availability without unreasonable delay or at all. It is uncertain how manufacturers will respond to these trends and whether they can deliver on the schedules promised to any or all of their customers in the future. In the event manufacturers of mining equipment or component parts or materials are not able to keep pace with demand or avoid supply shortages, Doge may not be able to purchase such products in sufficient quantities, at reasonable prices or on the delivery schedules that meet its business needs, which could have a material adverse effect on Doge’s business and results of operations.

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Because of the reliance on third-party mining pool service providers for Doge’s mining, its operations may have a negative impact on Doge’s results of operations and the results of operations of the combined company.

Doge is using a third-party mining pool for all of its mining operations. The third-party mining pool is such that multiple cryptocurrency mining operators agree to join together and if any of them are rewarded Dogecoin for mining a block on the blockchain, the pool participants receive a portion of such reward based on the computing power contributed to mining that block. As a result of Doge’s participation in a mining pool, Doge has received Dogecoin mining rewards from its mining activity through a third-party mining pool operator. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. Should the pool operator’s system suffer downtime due to a cyber-attack, software malfunction or other similar issues, it will negatively impact Doge’s ability to mine and receive revenue. Furthermore, Doge is dependent on the accuracy of the mining pool operator’s record keeping to accurately record the total processing power provided to the pool for a given Dogecoin mining application in order to assess the proportion of that total processing power it provided. Doge would have limited means of recourse against the mining pool operator if it determines the proportion of the reward paid out to Doge by the mining pool operator is incorrect, other than leaving the pool. If Doge is unable to consistently obtain accurate proportionate rewards from its mining pool operators, it may experience reduced reward for its efforts, which would have an adverse effect on Doge and the combined company’s business and operations. In addition, should Doge’s hosting company experience a material adverse effect on its business, including any financial hardships, it would have an adverse effect on Doge and the combined company’s business and operations.

There is a possibility of cryptocurrency mining algorithms transitioning to proof of stake validation and other mining related risks, which could make Doge less competitive and ultimately adversely affect the combined company’s business and the value of its Common Stock.

Proof of stake is an alternative method in validating cryptocurrency transactions that is less dependent on the consumption of electricity. Should the algorithm shift from a proof of work validation method to a proof of stake method, mining would likely require less energy, which may render any company that maintains advantages in the current climate (for example, from lower priced electricity, processing, or hosting) less competitive. Doge, as a result of its efforts to optimize and improve the efficiency of its Dogecoin mining operations, may be exposed to the risk in the future of losing the relative competitive advantage it may have over some of its competitors as a result, and may be negatively impacted if a switch to proof of stake validation were to occur. This is because Doge has invested heavily in acquiring computers based on the proof of work mining algorithms method of validation. Such events could have a material adverse effect on Doge’s and the combined company’s ability to continue as a going concern, which could have a material adverse effect on its and the combined company’s business, prospects or results of operations.

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The cost of obtaining new and replacement miners and parts will likely continue to be highly capital intensive which may have a material adverse effect on Doge’s business and results of operations.

Doge’s mining operations can only be successful and ultimately profitable if the costs, including hardware and electricity costs, associated with mining Dogecoin are lower than the price of the Dogecoin it mines when it sells them. Doge’s miners and related equipment will be subject to ordinary wear and tear from operation and may also face more significant malfunctions caused by factors which may be beyond its control. Because Dogecoin mining is capital intensive, Doge’s need to continue to make investments may a material adverse effect on Doge and its results of operations.

Doge will be relying upon a third party to establish and grow its mining efforts and will have limited ability to control their operations.

Doge has entered into a binding agreement with a third party pursuant to which a third party hosts its miners. Doge will receive a portion of the resulting revenue. Doge’s agreement gives it limited ability to control the initial mining efforts or oversee the operations. If this technology fails to work as anticipated, it will adversely affect Doge’s future operations. Further Doge’s agreement provides no remedies and Doge may not be successful in proving or collecting any damages.

Doge is subject to risks associated with its continuous source of significant electric power at economically favorable prices.

Doge is dependent on its hosting company for electrical power to operate and has no independent sources of electrical power. If Doge’s host fails to obtain, deliver and install the necessary items for the required energy as and when needed and on commercially viable terms, Doge’s results of operations and future prospects will be materially adversely affected. There may not be an alternative source of electricity, or the resources needed to access it, and the establishment and growth of Doge’s cryptocurrency mining operations may be stifled or hindered as a result.

To the extent Doge purchases additional miners or acquires new miners which require higher energy inputs, its electricity requirements would grow. If the hosting company is unable to continue to obtain sufficient electric power to operate its miners on a cost-effective basis, Doge may not realize the anticipated benefits of significant capital investments in new miners. There can be no guarantee that Doge’s operational costs will not increase in the future, in which case there can be no assurance that Doge will be able to obtain the needed energy at acceptable prices, volume and other terms, if at all.

Doge’s mining operating costs could outpace its mining revenues, which would continue to put a strain on Doge’s business or increase its losses.

Doge’s mining operations will be costly and its expenses may increase in the future. This expense increase may not be offset by a corresponding increase in revenue. Doge’s expenses may be greater than anticipated, and its investments to make its business more efficient may not succeed and may outpace monetization efforts. Increases in costs without a corresponding increase in revenue would increase Doge’s losses and could seriously harm its business and financial performance.

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Doge’s mining operations, including the miners, the housing infrastructure, the land and the facilities as a whole in which its miners are operated, will be subject to risks related to uninsured or underinsured losses and potential damage and contingencies for which it may not be adequately prepared.

Doge’s initial facilities and any future facilities it may establish will be subject to a variety of risks relating to housing all of its operations, which include keeping expensive revenue-generating equipment at a single physical location. While Doge has insurance covering general liability, it may not cover all potential losses fully. Some of the risks Doge expects to face with respect to its mining facilities include:

●	the possibility of construction or repair defects or other structural damage to the housing infrastructure which it will acquire to house its miners;

●	any noncompliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;

●	any damage resulting from natural disasters, such as tornadoes, fires, floods and windstorms;

●	claims by employees and others for injuries sustained at Doge’s facility;

●	theft, arson or other crimes upon Doge’s facility;

●	adverse changes in national and local economic and market conditions; and

●	the potential for uninsured or underinsured losses.

For example, Doge’s facilities could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on a facility. The security and other measures Doge takes to protect against these risks may not be sufficient. Additionally, Doge’s mining efforts could be materially adversely affected by a power outage or loss of access to the electrical grid or loss by the grid of cost-effective sources of electric power generating capacity. Given Doge’s power requirement to operate its miners and generate revenue, it would not be feasible to run miners on back-up power generators in the event of a power outage. In the event of an uninsured or underinsured loss, including a loss in excess of insured limits, at any of the miners in Doge’s network, such miners may not be adequately repaired in a timely manner or at all and Doge may lose some or all of the future revenues which could have otherwise been derived from such miners. To the extent the miners, the housing infrastructure in which they are held, or the land itself is permanently damaged, Doge may not be able to bear the cost of repair or replacement. Should any of these events transpire, Doge may not be able to recover, could lose a material amount of potential revenue, and its and the combined company’s business and results of operations could be materially harmed as a result.

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Risks Related to TZUP’s Business

The Company was formed in October 2020, has not yet established profitable operations and has generated nominal revenue.

For the year ended December 31, 2024, our revenues were $741 and we incurred a net loss available to stockholders of $3,999,905 primarily due to marketing expenses of $1,395,961 and software research and development expenses of $244,909, and general and administrative expenses of $653,611. For the six months ended June 30, 2025, our revenues were $166 and we incurred a net loss of $3,394,790 primarily due to general and administrative expense of $2,092,729, sales and marketing expenses of $1,033,250, research and development expenses of $192,639 and depreciation and amortization expenses of $76,338.

As noted previously, the Company has incurred operating losses since inception and expects to continue to incur losses as a result of expenses related to corporate general and administrative expenses, marketing expense and research and continued development of its technology.

Our Crypto Accumulation is based upon holding Crypto Currencies as part of a Treasury Reserve and the value of Crypto Currencies is volatile.

In 2025, we initiated a Bitcoin (BTC) and Dogecoin (DOGE) Accumulation Strategy as part of a Crypto Treasury Reserve, utilizing a portion of our cash, including cash generated from capital raising transactions, to acquire Crypto Currencies, which are classified as indefinite-lived intangible assets. To date, we have invested approximately $2 million to accumulate 19.106 Bitcoin and approximately $2 million to accumulate 7,504,572 DOGE.

On May 12, 2025, the Company entered into a Master Loan Agreement (the “MLA”) with Coinbase Credit, Inc. (“Coinbase”) and Coinbase, Inc., pursuant to which the Company and Coinbase may enter into transactions (each such transaction, a “Loan”) in which Coinbase will lend to the Company certain Digital Assets or Cash against a transfer of Collateral (each as defined in the MLA). In May 2025, the Company received $500,000 in proceeds under the MLA collateralized by 12.5 BTC. As of October 6, 2025, there was principal and accrued interest balances of $500,000 and $3,000, respectively.

As of October 6, 2025, the fair market value of our Bitcoin and DOGE was $2.08 and $1.72 million, respectively. The value of our Crypto Currencies may fluctuate and in the past Crypto Currency did suffer large price declines.

Because we have an unproven business model and have only generated nominal revenue to date, it is possible investors may lose all of their investment.

To date, we have generated only nominal revenue from our App. While we believe that the widespread use of mobile phones and social media particularly by younger people demonstrates the vast potential for our advertising revenue model, if we are unable to generate material revenue from our App, we may not continue that business. In that case, our Common Stock price may decline.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information see “Where You Can Find More Information.”

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If we fail to comply with United States and foreign laws related to privacy, data security, and data protection, it could adversely affect our operating results and financial condition.

We, either directly or through our creators, advertisers, or others may become subject to a variety of laws and regulations regarding privacy, data protection, and data security. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. Data privacy and protection regulations are frequently broad in terms of scope of the information protected, activities affected, and geographic reach.

In particular, there are numerous United States federal, state, and local laws and regulations and foreign laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions. For example, in November 2020, the California Consumer Privacy Ac (“CCPA”) was amended by Proposition 24, the California Consumer Privacy Act, which extends the CCPA. The CCPA requires covered companies to provide California consumers with new disclosures and expands the rights afforded consumers regarding their data. Fines for noncompliance may be up to $7,500 per violation. The costs of compliance with, and other burdens imposed by the CCPA and similar laws may limit the use and adoption of our products and services and/or require us to incur substantial compliance costs, which could have an adverse impact on our business.

Since the CCPA was enacted, the United States currently has at least 20 states – California, Colorado, Connecticut, Delaware, Indiana, Iowa, Kentucky, Maryland, Minnesota, Montana, Nebraska, New Hampshire, New Jersey, Oregon, Rhode Island, Tennessee, Texas, Utah and Virginia, that have comprehensive data privacy laws in place, or enacted comprehensive data privacy laws have taken or will take effect in 2026. An additional seven states have enacted narrower privacy laws – Florida, Maine, Michigan, Nevada, New York, Vermont, Washington and Wisconsin. There are currently five states where comprehensive privacy bills are being considered, which address a range of issues, including consumer rights to confirm what personal data is being collected, or governing the activities of specific entities. However, this patchwork approach to privacy legislation could pose compliance and liability risks for companies that have multistate operations. Proposed and enacted bills in various states have similar rights in preexisting privacy legislation but differ in implementation and enforcement. In June 2024, the American Privacy Rights Act of 2024 was introduced in the United States House of Representatives and was subsequently referred to the House Committee on Energy and Commerce but it has not gained traction since then. As introduced, this proposed legislation would establish requirements for how companies handle personal data by, among other things, limiting the collection, processing, and transfer of personal data, prohibiting companies from transferring individuals’ personal data without their affirmative express consent, establishing a right to access, correct, and delete personal data, requiring companies to provide individuals with a means to “opt out” of the transfer of non-sensitive covered data and the right to opt out of the user of their personal information for targeted advertising, requiring companies to implement security practices aimed at protecting personal data, and imposing enforcement actions and the possibility of civil proceedings for violations. Proposed federal legislation, will likely continue to be debated and, at some point, may be enacted in some form.

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We intend to strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, and data protection. Our limited resources may adversely affect our compliance effort. Given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be in conflict across jurisdictions, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us, customers, or third-party vendors or end-users involved with our products to comply with our privacy or security policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personal data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our operating results and financial condition.

Governments are continuing to focus on privacy and data security, and it is possible that new privacy or data security laws will be passed or existing laws will be amended in a way that is material to our business. Any significant change to applicable laws, regulations, or industry practices regarding the personal data of our employees, agents or customers could require us to modify our practices and may limit our ability to expand or sustain our salesforce or bring our products to market. Changes to applicable laws and regulations in this area could subject us to additional regulation and oversight, any of which could significantly increase our operating costs and materially affect our operating results and financial condition.

Our legacy social media business is sensitive to consumer spending, inflation and economic conditions.

Consumer purchases of discretionary retail items and restaurants may be adversely affected by national and regional economic, market and other conditions such as employment levels, salary and wage levels, the availability of consumer credit, high interest rates, inflation, high tax rates, U.S. tariff policy, the wars in Ukraine and Israel, fuel prices, the threat of a pandemic or other health crisis (such as COVID-19) and consumer confidence with respect to current and future economic, market and other conditions. Consumer purchases may decline during recessionary periods or at other times when unemployment is higher or disposable income is lower. These risks may be exacerbated for retailers such as our advertisers. Consumer willingness to make discretionary purchases may decline, may stall or may be slow to increase due to national and regional economic conditions. There remains considerable uncertainty and volatility in the economy. We may not be able to sustain or increase our current net sales if there is a decline in consumer spending.

A deterioration of economic conditions and future recessionary periods may exacerbate the other risks faced by our business, including those risks we encounter as we attempt to execute our business plans. Such risks could be exacerbated individually or collectively.

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If we sustain any failures of or damage to, attack on or unauthorized access to our information technology systems or facilities or disruptions to our continuous operations, including the systems, facilities or operations of third parties with which we do business, such as resulting from cyber-attacks, it could result in significant costs, reputational damage and limits on our ability to conduct our business activities.

Our operations depend on information technology infrastructure and computer systems, both internal and external, to, among other things, record and process creators, advertisers, suppliers, and other third parties’ data, marketing activities and other data and functions and to maintain that data and information securely. In recent years, many organizations have suffered successful cybersecurity attacks launched both domestically and from abroad, resulting in the disruption of services to customers, loss or misappropriation of sensitive or private data and reputational harm. If we are subject to a cybersecurity attack, we could suffer a similar breach or suspension in the future. Further, we may be unaware of a prior attack and the damage caused thereby until a future time when remedial actions cannot be taken. Cybersecurity threats are often sophisticated and are continually evolving. We may not implement effective systems and other measures to effectively identify, detect, prevent, mitigate, recover from or remediate the full diversity of cybersecurity threats or improve and adapt such systems and measures as such threats evolve and advance in their ability to avoid detection.

A cybersecurity incident, or a failure to protect our technology infrastructure, systems and information, creators and advertisers, suppliers and others’ information against cybersecurity threats, could result in the theft, loss, unauthorized access to, disclosure, misuse or alteration of information, system failures or outages or loss of access to information. The expectations various third parties, including regulators with respect to the resiliency of our systems and the adequacy of our control environment with respect to such systems may increase as the risk of cyber-attacks, and the consequences of those attacks become more pronounced. We may not be successful in meeting those expectations or in our efforts to identify, detect, prevent, mitigate and respond to such cyber-incidents or for our systems to recover in a manner that does not disrupt our ability to provide products and services to our creators, advertisers, suppliers, and other third parties or product personal, private or sensitive information about our business, customers or other third parties.

The SEC has passed rules requiring public companies to report material cybersecurity incidents and disclose their cybersecurity risk management, strategy and governance. The rules require us to enhance our cybersecurity compliance efforts and have the effect of causing us to expend funds to prevent material cybersecurity incidents and begin making cybersecurity-related periodic and annual disclosures.

Specifically, the rules impose a Form 8-K disclosure requirement about material cybersecurity incidents within four business days after we determine that a cybersecurity is material. Annually we are required to disclose in our 10-K our processes, if any, to assess, identify and manage material risks from cybersecurity threats including whether we have hired third parties in connection with the processes. We are also required to disclose whether any risks from cybersecurity threats have or are materially reasonably likely to materially affect us. Finally we must describe our Board’s oversight of risks from cybersecurity threats and management’s role in assessing and managing these risks. We incur and expect to continue to incur material additional compliance and reporting costs, including monitoring, collecting, and analyzing data concerning cybersecurity incidents and evaluating and preparing the required disclosure. We may also be required to incur third party compliance costs.

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The failure to maintain an adequate technology infrastructure and applications with effective cyber-security controls could impact operations, adversely affect our financial results, result in loss of business, damage our reputation or impact our ability to comply with regulatory obligations, leading to regulatory fines and sanctions. We may be required to expend significant additional resources to modify, investigate or remediate vulnerabilities or other exposures arising from cyber-security threats. Failing to prevent or properly respond to a cybersecurity attack could expose us to regulatory fees or civil liability, cause us to lose customers or suppliers, prevent us from offering our products including due to resulting regulatory action, impair our ability to maintain continuous operations, and inhibit our ability to meet regulatory requirements.

Risks Related to Our Bitcoin Strategy and Holdings

Our Bitcoin strategy exposes us to various risks, including risks associated with Bitcoin.

Our Bitcoin strategy exposes us to various risks, including the following:

Bitcoin is a highly volatile asset that has traded between $52,598 and $123,586 per Bitcoin on the Coinbase exchange (a principal market for Bitcoin) in the 12 months ending September 30, 2025. The trading price of Bitcoin significantly decreased during prior periods, and such declines may occur again in the future.

Bitcoin does not pay interest or other returns and we can only generate cash from our Bitcoin holdings if we sell our Bitcoin or implement strategies to create income streams or otherwise generate cash by using our Bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our Bitcoin holdings, and any such strategies may subject us to additional risks.

Our Bitcoin holdings may impact our financial results and the market price of our Common Stock. If we continue to increase our overall holdings of Bitcoin in the future, it may have a material impact on our financial results and the market price of our Common Stock. See “Risks Related to Our Bitcoin Strategy and Holdings - Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our Bitcoin holdings.”

Our assets are concentrated in Bitcoin, Dogecoin and cash. The concentration of our assets in Bitcoin limits our ability to mitigate risk that could otherwise be achieved by holding a more diversified portfolio of treasury assets.

Our Bitcoin strategy has not been tested over an extended period of time or under different market conditions. We are continually examining the risks and rewards of our strategy to acquire and hold Bitcoin. For example, although we believe Bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of Bitcoin declined prior to 2025 during a period of high inflation. If Bitcoin prices were to decrease or our Bitcoin strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Common Stock would be materially adversely impacted.

We are subject to counterparty risks, including in particular risks relating to our use of Coinbase to hold our Bitcoin. While Coinbase is a large company, it is not a broker-dealer subject to intense regulation including requirements to maintain net capital. If Coinbase were to become insolvent, insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our Coinbase-held Bitcoin were nevertheless considered to be the property of our Coinbase’s estate in the event that Coinbase were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of Coinbase, inhibiting our ability to exercise ownership rights with respect to such Bitcoin, or delaying or hindering our access to our Bitcoin holdings, and this may ultimately result in the loss of the value related to some or all of such Bitcoin, which could have a material adverse effect on our financial condition as well as the market price of our Common Stock.

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The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of Bitcoin. Several year ago, a series of high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the counterparty risks applicable to owning and transacting in digital assets. Although these bankruptcies, closures, liquidations and other events have not resulted in any loss or misappropriation of our Bitcoin, nor have such events adversely impacted our access to our Bitcoin, they may, in the short-term, negatively impacted the adoption rate and use of Bitcoin. Additional bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry in the future may further negatively impact the adoption rate, price, and use of Bitcoin, limit the availability to us of financing collateralized by Bitcoin, or create or expose additional counterparty risks.

Changes in the accounting treatment of our Bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results. In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-08, Intangibles—Goodwill and Other—Crypto Assets (Subtopic 350-60): Accounting for and Disclosure of Crypto Assets (“ASU 2023-08”). ASU 2023-08 requires in-scope crypto assets (including the Company’s Bitcoin holdings) to be measured at fair value in the statement of financial position, with gains and losses from changes in the fair value of such crypto assets recognized in net income each reporting period. ASU 2023-08 also requires certain interim and annual disclosures for crypto assets within the scope of the standard. The Company adopted this guidance effective January 1, 2025, on a prospective basis.

The Company expects the adoption of ASU 2023-08 will have a material impact on its balance sheets, statements of operations, statements of cash flows and disclosures. The Company will initially record its Bitcoin purchases at cost, upon adopting ASU 2023-08, any subsequent increases or decreases in fair value will be recognized as incurred in the Company’s Statements of Operations, and the fair value of the Company’s Bitcoin will be reflected within the Company’s balance sheets each reporting period-end. Additionally, the Company will provide quantitative and qualitative disclosures to meet the new requirements under ASU 2023-08, including a roll-forward of its Bitcoin holdings during the reporting period and period-end cost basis, fair value, number of units held, and restrictions.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

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The availability of spot ETPs for Bitcoin and other digital assets may adversely affect the market price of our Common Stock.

Until recently investors in the United States had limited means to gain direct exposure to Bitcoin through traditional investment channels, and instead generally were only able to hold Bitcoin through “hosted” wallets provided by digital asset service providers or through “unhosted” wallets that expose the investor to risks associated with loss or hacking of their private keys. Given the relative novelty of digital assets, general lack of familiarity with the processes needed to hold Bitcoin directly, as well as the potential reluctance of financial planners and advisers to recommend direct Bitcoin holdings to their retail customers because of the manner in which such holdings are custodied, some investors have sought exposure to Bitcoin through investment vehicles that hold Bitcoin and issue shares representing fractional undivided interests in their underlying Bitcoin holdings. These vehicles, which were previously offered only to “accredited investors” on a private placement basis, have in the past traded at substantial premiums to net asset value, possibly due to the relative scarcity of traditional investment vehicles providing investment exposure to Bitcoin.

On January 10, 2024, the SEC approved the listing and trading of spot Bitcoin ETPs, the shares of which can be sold in public offerings and are traded on U.S. national securities exchanges. The approved ETPs commenced trading directly to the public on January 11, 2024, with a trading volume of $4.6 billion on the first trading day. Additionally, on May 23, 2024, the SEC approved rule changes permitting the listing and trading of spot ETPs that invest in ether, the main crypto asset supporting the Ethereum blockchain. The approved spot ETPs commenced trading directly to the public on July 23, 2024. The listing and trading of spot ETPs for ether offers investors another alternative to gain exposure to digital assets, which could result in a decline in the trading price of Bitcoin as well as a decline in the value of our Common Stock relative to the value of our Bitcoin.

Although we are an operating company, and we believe we offer a different value proposition than a Bitcoin investment vehicle such as a spot Bitcoin ETP, investors may nevertheless view our Common Stock as an alternative to an investment in an ETP, and choose to purchase shares of a spot Bitcoin ETP instead of our Common Stock. They may do so for a variety of reasons, including if they believe that ETPs offer a “pure play” exposure to Bitcoin that is generally not subject to federal income tax at the entity level as we are, or the other risk factors applicable to an operating business, such as ours. Additionally, unlike spot Bitcoin ETPs, we (i) do not seek for our shares of Common Stock to track the value of the underlying Bitcoin we hold before payment of expenses and liabilities, (ii) do not benefit from various exemptions and relief under the Exchange Act, including Regulation M, and other securities laws, which enable ETPs to continuously align the value of their shares to the price of the underlying assets they hold through share creation and redemption, (iii) are a corporation rather than a statutory trust, and do not operate pursuant to a trust agreement that would require us to pursue one or more stated investment objectives, and (iv) are not required to provide daily transparency as to our Bitcoin holdings or our daily net asset value. Furthermore, recommendations by broker-dealers to buy, hold, or sell complex products and non-traditional ETPs, or an investment strategy involving such products, may be subject to additional or heightened scrutiny that would not be applicable to broker-dealers making recommendations with respect to our Common Stock. Based on how we are viewed in the market relative to ETPs, and other vehicles which offer economic exposure to Bitcoin, such as Bitcoin futures ETFs, leveraged Bitcoin futures ETFs, and similar vehicles offered on international exchanges, any premium or discount in our Common Stock relative to the value of our Bitcoin holdings may increase or decrease in different market conditions.

As a result of the foregoing factors, availability of spot ETPs for Bitcoin and other digital assets could have a material adverse effect on the market price of our Common Stock.

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The concentration of our Crypto Currency holdings enhances the risks inherent in our Bitcoin strategy.

In 2025, we launched our Crypto Accumulation Strategy. As of October 6, 2025, Crypto Currencies represented approximately 9% of our total assets. The concentration of our Bitcoin holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our Crypto Accumulation strategy. In the past, Crypto Currencies has suffered significant declines. Any future significant declines in the price of Crypto Currencies would have, a more pronounced adverse impact on our financial condition.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of Bitcoin and adversely affect our future results of operations.

The emergence or growth of digital assets other than Bitcoin such as Dogecoin may have a material adverse effect on our future results of operations. As of December 31, 2024, Bitcoin was the largest digital asset by market capitalization. However, there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the Bitcoin network. Since January 2025, the new U.S. Presidential Administration has signaled that it is receptive to cryptocurrency as a medium of exchange. This change has fueled the growth of other cryptocurrencies. As money is directed to these alternative cryptocurrencies, it may lessen demand for Bitcoin which may reduce its trading price. In turn, this may adversely affect our future results of operations.

If Coinbase experiences a security breach or cyberattack and unauthorized parties obtain access to our Bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our Bitcoin and our financial condition and results of operations could be materially adversely affected.

All of the Bitcoin we own is held at Coinbase. Security breaches and cyberattacks are of particular concern with respect to our Bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the Bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our Bitcoin in a manner that may not be covered by insurance or the liability provisions of the custody agreements with Coinbase;

●	improper disclosure of data and violations of applicable data privacy and other laws;

●	harm to our reputation and brand; and/or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader Bitcoin blockchain ecosystem or in the use of the Bitcoin network to conduct financial transactions, which could negatively impact us.

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Attacks upon systems across a variety of industries, including industries related to Bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future hacking of third-party like Coinbase, could materially and adversely affect our business.

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our debt obligations.

In May 2025, we entered into the MLA with Coinbase pursuant to which Coinbase may lend us certain digital assets or cash.

As of October 6, 2025, we borrowed $500,000 from Coinbase collateralized by 12.5 BTC, currently valued at approximately $1.365 million. Our indebtedness could, among others:

●	increase our vulnerability to general adverse economic and industry conditions;

●	require us to dedicate a substantial portion of our cash resources to payments on our indebtedness, thereby reducing the availability of our working capital for our legacy social media business and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	result in greater interest rate risk and volatility;

●	limit our ability to borrow additional funds; and

●	make it more difficult for us to satisfy our obligations with respect to our debt, including our obligation to repay the MLA under certain circumstances, or refinance our indebtedness on favorable terms or at all.

In addition, if the value of Bitcoin declines precipitously, the value of our collateral under the MLA would also decline. In such case, we could be required to provide Coinbase with additional collateral. If we are unable to do so, we could default under the MLA, which could have a material adverse effect on our results of operations and financial condition.

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Because Doge has not prepared and we have not been provided audited financial statements for any period since Doge was formed, nor any audited financial statements for USDE, the financial statements of Doge and USDE contained in this proxy statement may not be accurate and may be subject to adjustment.

As permitted by the accounting rules of the SEC, Doge has elected to use its reviewed financial statements for the period from inception to June 30, 2025 which consist of the financial statements of USDE, as its predecessor, for the period from inception through June 30, 2025. Our auditors Haynie & Co, have performed the review. While auditors are required to perform certain steps in reviewing financial statements, a review is not as extensive as an audit. Accordingly, it is possible that the financial statements contained in this proxy statement may not be accurate and may not favorably present the position of Doge and USDE on their respective balance sheet dates.

In the event that any of the representations and warranties of Doge contained in the Agreement and not true and correct in any material respects, our stockholders may not have any remedy, including any ability to cancel any of the Consideration.

While Doge has made certain representations and warranties in the Agreement, if Doge breaches any representations and warranties, covenants or conditions of the Agreement, we may have no practical remedies against the recipients of the Consideration. Further, the Agreement contains no adjustments or escrow provisions related to the indemnification clauses of the Agreement. Similarly, we are not obligated to issue additional Shares in the event of a decline in the value of the Consideration to be issued.

Risks Related to the Common Stock

The Company’s Common Stock price may be volatile, which could result in substantial losses to investors and litigation.

In addition to changes to market prices based on the Company’s results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for the Common Stock has been volatile for a variety of other reasons, not necessarily related to the Company’s actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Company’s Common Stock. In addition, the average daily trading volume of the securities of small companies can be very low, which may contribute to future volatility. Factors that could cause the market price of the Common Stock to fluctuate significantly include:

●	the impact of financings;
●	the results of operating and financial performance and prospects of other companies in the same industry;
●	strategic actions by the Company or its competitors, such as acquisitions or restructurings;
●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by competitors;
●	the public’s reaction to Company press releases, other public announcements, and filings with the Securities and Exchange Commission;
●	lack of securities analyst coverage or speculation in the press or investment community about the Company or market opportunities in the social media marketing industry;
●	changes in earnings estimates or recommendations by securities or research analysts who track the Company’s Common Stock or failure of the Company’s actual results of operations to meet those expectations;

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●	changes in government policies in the United States and internationally for Bitcoin and Dogecoin mining;
●	market and industry perception of the Company’s success, or lack thereof, in pursuing its growth strategy;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	any lawsuit involving the Company, its services or its products;
●	arrival and departure of key personnel;
●	sales of Common Stock by large investors, officers and directors; and
●	changes in general market, economic and political conditions in the United States and financial markets.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of the Company’s Common Stock and could depress the market price of our Common Stock, regardless of the Company’s operating performance. This may prevent an Investor from being able to sell its shares at or above the price the investor paid for its shares of Common Stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Following our announcements of the potential Acquisition, at least one class action law firm advertised for clients to sue us. We do not know if we will be sued. The Company’s involvement in any class action suit or other legal proceeding could divert its senior management’s attention and could adversely affect the Company’s business, financial condition, results of operations and prospects.

Risks Related to the Combined Company if the Acquisition is Completed

Doge’s limited operating history makes it difficult to evaluate its future business prospects and to make decisions based on its historical performance.

Doge was formed on April 11, 2025. Pursuant to that Asset Purchase Agreement dated July 23, 2025, by and among Doge, Acquisition Co. and USDE, Acquisition Co. acquired all of the assets and business of USDE, including, without limitation, computers and related equipment located at colocation facilities, warehoused, on order or in transit, for digital asset mining activities, principally Dogecoin. Accordingly, Dogecoin has a limited operating history. This makes it difficult to evaluate its business on the basis of historical operations. Consequently, it is difficult, if not impossible, to forecast Doge’s future results based upon its historical data. Reliance on its historical results may not be representative of the results Doge will achieve, and for certain areas in which Doge operates may not be indicative at all. Because of these uncertainties, Doge may be hindered in its ability to anticipate and timely adapt to increases or decreases in sales, product costs or expenses.

Doge may have liabilities that are not known, probable or estimable at this time.

After the Acquisition, Doge will remain subject to certain past, current, and future liabilities. There could be unasserted claims or assessments against or affecting Doge, including the failure to comply with applicable laws and regulations. In addition, there may be liabilities of Doge that are neither probable nor estimable at this time that may become probable or estimable in the future, including indemnification requests received from customers of Doge relating to claims of infringement or misappropriation of third party intellectual property or other proprietary rights, tax liabilities arising in connection with ongoing or future tax audits and liabilities in connection with other past, current and future legal claims and litigation. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about Doge that adversely affects us, such as unknown, unasserted, or contingent liabilities and issues relating to compliance with applicable laws or infringement or misappropriation of third party intellectual property or other proprietary rights.

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TZUP stockholders will experience dilution because of the issuance of the Consideration in connection with the Acquisition.

TZUP stockholders will experience dilution upon the issuance of the Consideration pursuant to the Agreement. Such dilution will, among other things, for the foreseeable future significantly limit the ability of the current TZUP stockholders to influence our management, including through the election of directors.

The integration of Doge’s business and any future acquisitions may disrupt or have a negative impact on our business.

Achieving the anticipated benefits of the Acquisition will depend in significant part upon whether we are able to integrate Doge’s business with our own in an efficient and effective manner. The actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. The companies may not be able to accomplish the integration process smoothly, successfully or on a timely basis. The necessity of coordinating geographically separated organizations, managements, systems of controls, and facilities and addressing possible differences in business backgrounds, corporate cultures and management philosophies may increase the difficulties of integration. The companies operate numerous systems and controls, including those involving management information, purchasing, accounting and finance, sales, billing, employee benefits, payroll and regulatory compliance. The integration of operations following the Acquisition will require the dedication of significant management and external resources, which may temporarily distract management’s attention from the day-to-day business of the combined company and be costly. Employee uncertainty and lack of focus during the integration process may also disrupt the business of the combined company. Any inability of management to successfully and timely integrate the operations of the two companies could have a material adverse effect on the business and results of operations of the combined company.

In addition, to the extent that Doge has plans to make additional acquisitions as part of its growth strategy, and following the Acquisition, we will assume that goal. Whenever we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect any expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

●	difficulty of integrating acquired products, services or operations;
●	integration of new employees and management into our culture while maintaining focus on operating efficiently and providing consistent, high-quality goods and services;
●	potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;
●	complexity associated with managing our combined company;

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●	difficulty of incorporating acquired rights or products into our existing business;
●	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;
●	difficulties in maintaining uniform standards, controls, procedures and policies;
●	potential impairment of relationships with employees and customers as a result of any integration of new management personnel;
●	potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;
●	effect of any government regulations which relate to the business acquired; and
●	potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.
●	Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with the Acquisition, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

The combined company may not fully realize the anticipated benefits of the Acquisition within the timing anticipated or at all.

We and Doge entered into the Agreement because each company believes that the Acquisition will be beneficial primarily as a result of the anticipated benefits resulting from the combined company’s operations. The companies may not be able to achieve the anticipated long-term strategic benefits of the Acquisition. An inability to realize the full extent of, or any of, the anticipated benefits of the Acquisition, as well as any delays that may be encountered in the integration process, which may delay the timing of such benefits, could have an adverse effect on the business and results of operations of the combined company, and may affect the value of TZUP Common Stock after the completion of the Acquisition.

The combined company’s goodwill or other intangible assets may become impaired, which could result in material non-cash charges to its results of operations.

We expect that the combined company will have $50 million in goodwill and other intangible assets resulting from the Acquisition. At least annually, or whenever events or changes in circumstances indicate a potential impairment in the carrying value as defined by GAAP, the combined company will evaluate this goodwill and other intangible assets for impairment based on the fair value of each reporting unit. Estimated fair values could change if there are changes in the combined company’s capital structure, cost of debt, interest rates, capital expenditure levels, operating cash flows, or market capitalization. Impairments of goodwill or other intangible assets could require material non-cash charges to the combined company’s results of operations.

We will assess goodwill for impairment at least annually during the fourth fiscal quarter and whenever facts or circumstances indicate that the carrying value of goodwill may be impaired. Impairment analysis involves comparing the estimated fair value of a reporting unit to its carrying value. If the carrying value of a reporting unit exceeds its estimated fair value, we will record an impairment charge. Determination of fair value requires considerable judgment and is sensitive to changes in underlying assumptions, estimates and market factors. If we are required to recognize noncash charges related to impairment of goodwill, our results of operations would be materially and adversely affected.

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Our utilization of our net operating loss (“NOLs”) carryforwards may be limited.

As a result of the Acquisition, we will generally continue to carry such NOLs, but we may be unable to fully use such NOLs, if at all. Under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change” (very generally defined as a greater than 50% change, by value, in the corporation’s equity ownership by certain stockholders or groups of stockholders over a rolling three-year period), the corporation’s ability to use its pre-ownership change NOLs to offset its post-ownership change income may be limited. We will experience an ownership change as a result of the Acquisition. In addition, the combined company may experience an ownership change in the future as a result of subsequent shifts in its stock ownership. Future regulatory changes could also limit our ability to utilize its NOLs. To the extent our NOLs are not utilized to offset future taxable income, our net income and cash flows may be adversely affected. The Tax Act , as modified by the CARES Act, among other things, includes changes to U.S. federal tax rates and the rules governing NOL carryforwards. For U.S. federal NOLs with certain exceptions, the Tax Act as modified by the CARES Act limits a taxpayer’s ability to utilize NOL carryforwards in taxable years beginning after December 31, 2020 to 80% of taxable income. In addition, U.S. federal NOLs arising in tax years beginning after December 31, 2017, can be carried forward indefinitely. Deferred tax assets for NOLs will need to be measured at the applicable tax rate in effect when the NOLs are expected to be utilized. The new limitation on use of NOLs may significantly impact our ability to utilize our NOLs to offset taxable income in the future. In addition, for state income tax purposes, there may be periods during which the use of net operating loss carryforwards is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

We and Doge have historically incurred net losses and negative cash flow, so the combined company may not be able to achieve or sustain profitability.

Doge has not completed a full year, and we are not required to include an audit for any partial completed year. At June 30, 2025, Doge had working capital of approximately $3.7 million, which included cash and cash equivalents of $3.8 million. Doge reported a net loss of $1.8 million during the period ended June 30, 2025. The net loss included $2.4 million in non-cash items consisting of depreciation and amortization offset by a $72,000 realized gain on the sale / exchange of cryptocurrencies. Following the Acquisition, our operating results will be largely determined by the results of operations of Doge. We expect to continue to incur substantial expenditures following the Acquisition and we could continue to incur losses and negative operating cash flow for the foreseeable future.

Even if we are successful in integrating two different business, managements and cultures, we may not become profitable. We anticipate that our operating expenses will continue to increase. Expanding our operations may also make significant demands on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. We cannot assure you that significant problems in these areas will not occur. Our failure to expand these areas and implement and improve such systems, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. Our attempts to expand may not succeed or generate additional sales or profits in any future period. Following the Acquisition, with the anticipated increase in our operating expenses, along with the difficulty in forecasting revenue levels, we may experience significant fluctuations in our results of operations.

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There is no assurance that we will be able to achieve a level of revenue adequate to generate sufficient cash flow from operations or obtain additional financings necessary to support our working capital requirements.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this proxy statement.

The unaudited pro forma condensed combined financial information included in this Poxy Statement is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Acquisition been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Financial projections with respect to combined company may not prove to be reflective of actual future results.

In connection with the Acquisition, our Board considered, among other things, financial forecasts for the combined company. They speak only as of the date made and will not be updated. These financial projections are subject to significant economic, competitive, industry and other uncertainties, including other risks discussed in this “Risk Factors” section, and may not be achieved in full, at all or within projected timeframes. The failure of the combined company to achieve projected results could have a material adverse effect on the trading price of our Common Stock and our financial position following the Acquisition.

There can be no assurance that the Company’s Common Stock issued in connection with the Acquisition will be approved for listing by Nasdaq, or that the combined company will be able to comply with the continued listing standards of the Nasdaq.

The Acquisition will not close unless Nasdaq approves the change of control that will occur as a result of the issuance of the Consideration. If, after the Acquisition, Nasdaq delists our Common Stock from trading on its exchange for failure to meet the continued listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;
●	a determination that our Common Stock is a “penny stock,” which will require brokers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;
●	a limited amount of analyst coverage; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

We may need additional capital to fund our operations, and our inability to generate or obtain such capital on acceptable terms, or at all, could harm our business, operating results, financial condition and prospects.

In order to grow our business after the consummation of the Acquisition we may need to raise additional financing to acquire servers in connection with our Dogecoin mining activities and to purchase additional Dogecoin in connection with Doge’s Treasury Reserve. Any other future financing may include shares of Common Stock, shares of preferred stock, warrants to purchase shares of Common Stock or preferred stock, debt securities, units consisting of the foregoing securities, equity investments from strategic development partners or some combination of the foregoing. There is no assurance that additional financing will be available, or if available, will be on acceptable terms. If we are unable to raise additional capital, we may be required to reduce our operations and take additional measures to reduce costs, including reducing our ownership of Dogecoin and/or Bitcoin. Additionally, any additional financings may be dilutive to our stockholders, and such dilution may be significant based upon the size of such financing. This could in its turn have a material adverse effect on our business, operating results and future prospects.

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The combined company may be unable to execute its acquisition growth strategy.

Only July 23, 2025, Doge acquired USDE and may in the future make additional acquisitions as part of its growth strategy.

Any acquisition will involve a number of risks and uncertainties. The combined company may be unable to successfully identify suitable acquisition targets and complete acquisitions. The combined company’s ability to execute its growth strategy depends in part on its ability to identify and acquire desirable acquisition candidates as well as its ability to successfully integrate Doge’s operations into its business.

Additional factors may negatively impact the combined company’s future acquisitions. Any acquisitions may require spending significant amounts of capital. If the combined company is unable to obtain additional needed financing on acceptable terms, we may need to eliminate any planned acquisition, which could have a material adverse effect on our growth prospects.

We will have to pay cash, incur debt, or issue equity as consideration in any future acquisitions, each of which could adversely affect our financial condition or the market price of our Common Stock. The sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to our stockholders. Incurring indebtedness may result in increased fixed obligations and could limit our flexibility in managing our business due to covenants or other restrictions contained in debt instruments.

Further, we may not be able to realize the anticipated benefits of completed acquisitions. Some acquisition targets may not have a developed business or will be experiencing inefficiencies and incur losses. Therefore, we may lose our investment in the event that the acquired businesses do not develop as planned or that we are unable to achieve the anticipated cost efficiencies or reduction of losses. Even if we are able to do so, we may not realize the full anticipated benefits of such acquisitions, and our business, financial conditions and results of operations may suffer.

Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, divert the attention of our management and key employees and increase our expenses.

If we fail to effectively manage our growth, our business and operating results could be harmed.

Doge has experienced growth and with the closing of the Acquisition we will experience growth in our operations. This growth will place, significant demands on our management, operational and financial infrastructure. If we do not manage our growth effectively, our businesses could suffer, which could negatively affect our operating results. To effectively manage our growth, we must continue to improve our operational, financial and management controls and reporting systems and procedures. These systems improvements may require significant capital expenditures and management resources. Failure to implement these improvements could hurt our ability to effectively manage our growth and would in its turn have a material adverse impact on our business and future operating results.

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The loss of key personnel could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects.

The success of the combined company will depend on the continued contributions of key employees and officers. The loss of the services of key employees and officers, whether such loss is through resignation or other causes, or the inability to attract additional qualified personnel, could have a material adverse effect on the combined company’s financial condition, results of operations, and growth prospects. Our Chief Executive Officer is resigning but will continue to serve as member of our Board. Parker Scott, the current Chief Executive Officer of Doge, will become our Chief Executive Officer upon the consummation of the Acquisition. Depending upon who they are and how many employees quit, we may be adversely affected. Moreover, following the Closing of the Acquisition, the loss of Mr. Scott would likely have a material adverse effect on the combined company.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002, as amended, related to accounting controls and procedures, or if we discover material weaknesses and deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

If we fail to comply with the rules under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”), related to disclosure controls and procedures, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Common Stock could drop significantly.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. Even if our analyst coverage increases, if one or more of the analysts who cover us downgrade our stock, our stock price would likely decline. If one or more of these analysts cease coverage of the combined company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

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Risks Related to Digital Assets

The trading prices of many digital assets, including Dogecoin, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of Dogecoin, could have a material adverse effect on the value of our Common Stock and could lose all or substantially all of its value.

The trading prices of many digital assets, including Dogecoin, have experienced extreme volatility throughout their existence, including in recent periods and may continue to do so. In 2025, Dogecoin has traded in the range of $0.41 to $0.14. As of October 6, 2025, Dogecoin traded from $0.2254 to $0.2374.

Extreme volatility in the future, including declines in the trading prices of Dogecoin, could have a material adverse effect on the value of Dogecoin in Doge’s Treasury Reserve. In addition, declining prices could have a material adverse effect on our revenues upon consummation of the Acquisition. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of Dogecoin and other digital assets, including a depreciation in value.

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of Dogecoin. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional Bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of certain digital assets in the expectation of the U.S. government acquiring such assets to fund such reserve. Any similar action or omission by the U.S. government or other government authorities with respect to Dogecoin or other digital assets may negatively and significantly impact the price of Dogecoin and our revenues upon consummation of the Acquisition.

Digital assets such as Dogecoin were only introduced within the past two decades, and the medium-to-long term value of Dogecoin is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as Dogecoin were only introduced within the past two decades, and the medium-to-long term value of Dogecoin is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recency of their development, their dependence on the internet and other technologies, dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of Dogecoin, Doge’s Treasury Reserve and our revenues upon consummation of the Acquisition:

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Digital asset networks and related protocols are in the early stages of development. Given the recency of the development of digital asset networks and related protocols, digital assets and the underlying digital asset networks and related protocols may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks and related protocols.

The loss of access to a private key required to access a digital asset may be irreversible. If a private key is lost and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the digital asset corresponding to that private key.

Digital asset networks and related protocols are dependent upon the internet. A disruption of the internet or a digital asset network or related protocol, such as the Dogecoin network, would affect the ability to transfer digital assets, including Dogecoin, and, consequently, their value.

The acceptance of software patches or upgrades to a digital asset network by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Dogecoin network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate blockchain networks.

Many digital asset networks face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

The open-source structure of many digital asset network protocols, such as the protocol for the Dogecoin network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Dogecoin network could damage that network.

Moreover, in the past, flaws in the source code for digital asset networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying Dogecoin could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective.

In any of these circumstances, a malicious actor may be able to take the Dogecoin held in Doge’s Treasury Reserve, which would adversely affect the value of our Common Stock upon consummation of the Acquisition. Moreover, functionality of the Dogecoin network may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for Dogecoin. Even if another digital asset other than Dogecoin were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital asset networks and related protocols generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Dogecoin held in our Treasury Reserve upon consummation of the Acquisition.

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Moreover, because digital assets, including Dogecoin, have existed for a relatively short period of time and are continuing to be developed, there may be additional risks to digital asset networks and related protocols that are impossible to predict as of the date of this proxy statement.

Digital assets represent a new and rapidly evolving industry, and the value of the Dogecoin held in the Treasury Reserve depends on the acceptance of Dogecoin.

The first digital asset, Bitcoin, was launched in 2009. Dogecoin launched in 2012 and its development is ongoing. In general, digital asset networks, including the Dogecoin network and related protocols represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Dogecoin held in our Treasury Reserve upon the consummation of the Acquisition:

Dogecoin is only selectively accepted as a means of payment by retail and commercial outlets, and use of Dogecoin by consumers remains limited. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for Dogecoin transactions; process wire transfers to or from digital asset trading platforms, Dogecoin-related companies or service providers; or maintain accounts for persons or entities transacting in Dogecoin. As a result, the prices of Dogecoin are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept Dogecoin in the future.

Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as Dogecoin, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

The prices of digital assets may be determined on a relatively small number of digital asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such digital assets, such as validators or developers, which could contribute to price volatility that makes retailers less likely to accept digital assets in the future.

Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Dogecoin network, any trading platforms or businesses that facilitate transactions in Dogecoin may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

Users, developers and validators may switch to or adopt certain digital asset networks or protocols at the expense of their engagement with other digital asset networks and protocols, which may negatively impact those networks and protocols, including the Dogecoin network.

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Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

The governance of some digital asset networks and protocols, such as the Dogecoin and Bitcoin networks, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital networks and protocols, such as the Dogecoin network, is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation.

If a significant majority of users and validators were to adopt amendments to the Dogecoin network based on the proposals of such core developers, the Dogecoin network would be subject to new source code that may adversely affect the value of Dogecoin.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public, permissionless blockchains generally face a tradeoff between security and scalability. One means through which digital asset networks that utilize public, permissionless blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization of a public, permissionless blockchain generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network that utilizes a public, permissionless blockchain may be limited in the number of transactions it can process by the computing capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels and sharding. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain. Sharding can increase the scalability of a database, such as a blockchain, by splitting the data processing responsibility among many nodes, allowing for parallel processing and validating of transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. For example, the Dogecoin network has been, at times, at capacity, which has led to increased transaction fees. Since January 1, 2023, Dogecoin average daily transaction fees have ranged from $0.002 per transaction on June 7, 2023, to as high as $1.00 per transaction on April 19, 2023. As of September 30, 2025, Dogecoin average daily transaction fees were approximately $0.08 per transaction. Increased transaction fees and decreased settlement speeds could preclude certain uses for Dogecoin (e.g., micropayments), and could reduce demand for, and the price of Dogecoin, which could adversely impact the value of the Dogecoin held in our Treasury Reserve upon consummation of the Acquisition.

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There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement of Dogecoin network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Dogecoin held in our Treasury Reserve following the Acquisition.

Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

Digital asset networks and related protocols are often developed by a diverse set of contributors but are also often developed by identifiable and high-profile contributors. The perception that certain high-profile contributors may no longer contribute to the Dogecoin network or protocol may have an adverse effect on the market price of Dogecoin. For example, Elon Musk is commonly believed to be a large contributor to the popularity and adoption of Dogecoin. In the event a high-profile contributor to the Dogecoin network or related protocol, such as Elon Musk, is perceived as no longer contributing to or supportive of the Dogecoin network or protocol due to death, retirement, withdrawal, incapacity, or otherwise, or if a high-profile contributor to the Dogecoin network, such as Elon Musk, becomes unpopular through activities related or unrelated to Dogecoin, whether or not such perception is valid, it could negatively affect the price of Dogecoin, which could adversely impact the value of the Dogecoin held in our Treasury Reserve upon the Closing of the Acquisition.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

As of August 15, 2025, the largest 100 Dogecoin wallets held approximately 64% of the Dogecoin in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of Dogecoin, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of Dogecoin.

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Dogecoin network, or otherwise obtains control over the Dogecoin network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Dogecoin held in our Treasury Reserve or our ability to operate upon consummation of the Acquisition.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power on the Dogecoin network, it may be able to alter the blockchain on which transactions in Dogecoin rely by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could also control, exclude or modify the ordering of transactions. Although the malicious actor or botnet may not be able to generate new digital assets or transactions using such control, it may be able to “double-spend” its own digital assets (i.e., spend the same tokens in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actor or botnet did not yield its control of the processing power on the Dogecoin network or the Dogecoin community did not reject the fraudulent blocks as malicious, reversing any changes made to the Blockchain may not be possible. Further, a malicious actor or botnet could create a flood of transactions in order to slow down the Dogecoin network.

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For example, in August 2020, the Ethereum Classic network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic network. The attack resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million. Any similar attacks on the Dogecoin network could negatively impact the value of Dogecoin and the value of our the Dogecoin held in our Treasury Reserve upon the consummation of the Acquisition.

Moreover, certain mining pools have exceeded in the past, and may exceed now or in Dogecoin’s future, the 50% threshold on the Dogecoin network. The failure of any mitigating steps, or any future attacks on the Dogecoin network, could negatively impact the value of Dogecoin and the value of the Dogecoin held in our Treasury Reserve upon the consummation of the Acquisition.

A malicious actor may also obtain control over the Dogecoin network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the Dogecoin ecosystem does not grow, the possibility that a malicious actor may be able to maliciously influence the Dogecoin network in this manner will remain heightened.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Dogecoin held in our Treasury Reserve upon the consummation of the Acquisition.

The Dogecoin network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of the Dogecoin network adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Dogecoin network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of Dogecoin running in parallel, yet lacking interchangeability. Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of Dogecoin at the time of announcement or adoption. A clone may also adversely affect the price of Dogecoin at the time of announcement or adoption. A future fork in or clone of the Dogecoin network could adversely affect the value of the Dogecoin held in our Treasury Reserve or our ability to operate our business upon the consummation of the Acquisition.

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Any name changes and any associated rebranding initiative by the core developers of Dogecoin may not be favorably received by the digital asset community, which could negatively impact the value of Dogecoin and the value of Dogecoin held in our Treasury Reserve upon consummation of the Acquisition.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. We cannot predict the impact of any name change and any associated rebranding initiative on Dogecoin. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of Dogecoin and the value of Dogecoin held in our Treasury Reserve upon consummation of the Acquisition.

If the Dogecoin network is used to facilitate illicit activities, businesses that facilitate transactions in Dogecoin could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of Dogecoin and the value of Dogecoin held in our Treasury Reserve upon consummation of the Acquisition.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Dogecoin network is used to facilitate illicit activities, businesses that facilitate transactions in Dogecoin could be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, if there is a concern that certain smart contracts on the Dogecoin network could interfere with the performance of anti-money laundering duties and economic sanctions checks. There is also a risk that digital asset trading platforms may remove Dogecoin from their platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Dogecoin network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Dogecoin network and/or adversely affect the price of Dogecoin, the attractiveness of the Dogecoin network and the value of Dogecoin held in our Treasury Reserve upon the closing of the Acquisition.

Risk Factors Related to the Digital Asset Markets

The value of the shares of our Common Stock may relate directly to the value of Dogecoin, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

Upon consummation of the Acquisition, the value of our shares of Common Stock and our revenues in large part will relate directly to the value of Dogecoin in general and the value Dogecoin held by us in our Treasury Reserve and fluctuations in the price of Dogecoin could adversely affect the value of our Common Stock. The market price of Dogecoin may be highly volatile, and subject to a number of factors, including:

●	an increase in the global Dogecoin supply that is publicly available for trading;
●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated;
●	the adoption of Dogecoin as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Dogecoin network;
●	forks in the Dogecoin network;
●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or Dogecoin, and digital asset trading platform rates;

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●	consumer preferences and perceptions of Dogecoin specifically and digital assets generally;
●	fiat currency withdrawal and deposit policies on digital asset trading platforms;
●	the liquidity of digital asset markets and any increase or decrease in trading volume on digital asset markets;
●	investment and trading activities of large investors that invest directly or indirectly in Dogecoin;
●	a “short squeeze” resulting from speculation on the price of Dogecoin, if aggregate short exposure exceeds the number of Dogecoin available for purchase;
●	an active derivatives market for Dogecoin or for digital assets generally;
●	a final determination that Dogecoin is a security or changes in Dogecoin’s status under the federal securities laws;
●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of Dogecoin as a form of payment or the purchase of Dogecoin on the digital asset markets;
●	global or regional political, economic or financial conditions, events and situations;
●	fees associated with processing a Dogecoin transaction and the speed at which Dogecoin transactions are settled on the Dogecoin network;
●	interruptions in service from or closures or failures of major digital asset trading platforms;
●	decreased confidence in digital asset trading platforms due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;
●	increased competition from other forms of digital assets or payment services; and
●	our own acquisitions or dispositions of Dogecoin, since there is no limit on the amount of Dogecoin that we may acquire as part of our Treasury Reserve strategy.

In addition, there is no assurance that Dogecoin will maintain its value in the long or intermediate term. In the event that the price of Dogecoin declines, we expect that after the consummation of the Acquisition, the value of our shares of Common Stock may decline as well.

Due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms, they may experience fraud, market manipulation, business failures, security failures or operational problems, which may adversely affect the value of Dogecoin and, consequently, the value of our Treasury Reserve and our shares of Common Stock.

Digital asset trading platforms are relatively new and, in many ways, are not subject to, or may not comply with, regulation in relevant jurisdictions in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. While many prominent digital asset trading platforms provide the public with significant information regarding their on-chain activities, ownership structure, management teams, corporate practices, cybersecurity practices and regulatory compliance, many other digital asset trading platforms do not provide this information. Furthermore, while digital asset trading platforms are and may continue to be subject to federal and state licensing requirements in the United States, digital asset trading platforms do not currently appear to be subject to regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of Dogecoin trading.

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Many digital asset trading platforms, both in the United States and abroad, are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading activity on or reported by regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. Any actual or perceived false trading in the digital asset trading platform market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of Dogecoin and/or negatively affect the market perception of Dogecoin, which could in turn adversely impact the value of Dogecoin held in our Treasury Reserve and the price of our shares of Common Stock.

The SEC has also identified possible sources of fraud and manipulation in the digital asset markets generally, including, among others (1) “wash-trading”; (2) persons with a dominant position in a digital asset manipulating pricing in such digital asset; (3) hacking of the underlying digital asset network and trading platforms; (4) malicious control of the underlying digital asset network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in a digital asset, new sources of demand for a digital asset) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” including Tether; and (7) fraud and manipulation at digital asset markets. The use or presence of such acts and practices in the digital asset markets could, for example, falsely inflate the volume of Dogecoin present in the digital asset markets or cause distortions in the price of Dogecoin, among other things that could adversely affect our stockholders. Moreover, tools to detect and deter fraudulent or manipulative trading activities, such as market manipulation, front-running of trades, and wash-trading, may not be available to or employed by digital asset markets, or may not exist at all. Many digital asset markets also lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges and prevent “flash crashes,” such as limit-down circuit breakers. As a result, the prices of Dogecoin on digital asset markets may be subject to larger and/or more frequent sudden declines than assets traded on more traditional exchanges.

In addition, over the past several years, some digital asset trading platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. In some instances, customers are made whole only in dollar terms as of the digital asset trading platform’s date of failure, rather than on a digital asset basis, meaning customers may still lose out on any price increase in digital assets.

Negative perception, a lack of stability and standardized regulation in the digital asset markets and/or the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Dogecoin network and result in greater volatility in the prices of Dogecoin. These potential consequences of such a digital asset trading platform’s failure could adversely affect the price of shares of our Common Stock.

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A decline in the adoption of Dogecoin or the Dogecoin network could negatively impact our revenues.

A lack of expansion in usage of Dogecoin and the Dogecoin network could adversely affect an investment in shares of our Common Stock.

The further development and acceptance of the Dogecoin network, which is part of a new and rapidly changing industry, is subject to a variety of factors that are difficult to evaluate. The slowing, stopping or reversing of the development or acceptance or usage of the Dogecoin network may adversely affect the price of Dogecoin and therefore an investment in shares of our Common Stock. The further adoption of Dogecoin will require growth of the Dogecoin network. Adoption of Dogecoin will also require an accommodating regulatory environment.

The use of digital assets such as Dogecoin to, among other things, buy and sell goods or services or facilitate cross-border payments is part of a new and rapidly evolving industry that employs digital assets based upon computer-generated mathematical and/or cryptographic protocols. The Dogecoin network is a prominent, but not unique, part of this industry. The growth of this industry is subject to a high degree of uncertainty, as new assets and technological innovations continue to develop and evolve.

Today, speculators make up a significant portion of users of Dogecoin and other cryptocurrencies. Certain merchants and major retail and commercial businesses have only recently begun accepting Dogecoin and the Dogecoin network as a means of payment for goods and services. Speculation may contribute to outsized price volatility, which in turn can make Dogecoin less attractive to merchants and commercial parties as a means of payment. A lack of expansion by Dogecoin into retail and commercial markets or a contraction of such use may result in a reduction in the price of Dogecoin, which could adversely affect an investment in our company.

In addition, there is no assurance that Dogecoin will maintain its value over the long term. The price of Dogecoin is subject to risks related to its usage. Even if growth in Dogecoin network adoption occurs in the near or medium term, there is no assurance that Dogecoin usage will continue to grow over the long term. A contraction in use of Dogecoin may result in increased volatility or a reduction in the price of Dogecoin, which would adversely impact the price of our Common Stock.

Congestion or delay in the Dogecoin network may delay our sales of Dogecoin.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Dogecoin network. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Dogecoin Network. Any delay in the Dogecoin Network could affect our ability to buy or sell Dogecoin Network at an advantageous price resulting in decreased confidence in the Dogecoin network. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. If we elect to purchase Dogecoin in the open market, the same concerns will arise. As a result, the Dogecoin network and our revenues would be adversely affected.

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The SEC may approve applications under Rule 19b-4 of the Exchange Act to list competing digital assets as exchange-traded products, which could reduce demand for, and the price of, Dogecoin and adversely impact our Common Stock.

To date, the SEC has only approved applications under Rule 19b-4 of the Exchange Act to list spot digital asset exchange-traded products which hold Bitcoin and Ether. However, applications for competing digital assets have been filed and are currently pending, and there can be no guarantee the SEC will not one day approve any such application. If applications to list spot digital asset exchange-traded products, other than those which hold Dogecoin, are approved, to the extent such competing digital asset exchange-traded products come to represent a significant proportion of the demand for digital assets generally, demand for, and the price of, Dogecoin could be reduced. Such reduced demand could in turn negatively affect the value of our Common Stock. Accordingly, there can be no assurance that we will be able to maintain our scale and achieve its intended competitive positioning relative to competitors, which could adversely affect our revenues and the price of our Common Stock.

Competition from central bank digital currencies and emerging payments initiatives involving financial institutions could adversely affect the price of Dogecoin and other digital assets.

Central banks in various countries have introduced digital forms of legal tender. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, Dogecoin and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, Dogecoin. As a result of any of the foregoing factors, the price of Dogecoin could decrease, which could adversely affect an investment in our company after the consummation of the Acquisition.

The price of Dogecoin may become closely correlated with other asset classes.

Returns from investing in Dogecoin have at times diverged from and/or have not been correlated with those associated with other asset classes, but there can be no assurance that there will be any such divergence, either generally or with respect to any particular asset class, or that price movements will not be correlated. In addition, there is no assurance that Dogecoin will maintain its value in the long, intermediate, short, or any other term. In the event that the price of Dogecoin declines, the value of our Common Stock is likely to decline as well.

Dogecoin was originally considered a “memecoin” and may be subject to even greater levels of volatility than other digital assets.

Memecoins are cryptocurrencies inspired by internet memes or trends. Most memecoins have no stated use case or intrinsic value, other than as a digital collector’s item. While most memecoins have relatively low trading prices and trading volume, occasionally a memecoin will develop an enthusiastic community of supporters that cause the memecoin to go “viral” on social networks and other mediums. These memecoins will often experience unpredictable and extreme price fluctuations over very short windows of time. Memecoins have also been used in “rug pulls”, where the developers of the memecoin abandon a project after raising assets, leaving purchasers of the memecoin with nearly worthless assets. Memecoins are also commonly the subject of other forms of market manipulation, such as pump and dump, wash trading or spoofing schemes.

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Dogecoin is often considered the first memecoin. Dogecoin was initially developed in 2013 by the software developers Billy Markus and Jackson Palmer as a way of making fun of Bitcoin and other digital assets, which they believed were being taken too seriously. Dogecoin was designed as a “fun and friendly internet currency,” and adopted the image of a Shibu Inu dog as its logo. Despite, or perhaps because of, its satirical origins, Dogecoin gained rapid interest and adoption in online communities, and rapidly became one of the larger digital assets when measured by market capitalization. Users soon began using Dogecoin for certain financial transactions, including tipping, trading, and donations. Since its inception, the software underlying Dogecoin has been upgraded to be more secure and more comparable to other major digital assets, and it has recently experienced volatility generally similar to other major digital assets. However, Dogecoin still has a large following in the online meme community. Dogecoin’s history as a memecoin may cause it to experience periods of extreme volatility which may affect the value of our Common Stock.

The unlimited supply of Dogecoin may negatively impact the long-term value of Dogecoin, and potentially the integrity of the Dogecoin network.

Unlike certain other digital assets such as Bitcoin or Litecoin, Dogecoin has an unlimited supply. New Dogecoin is mined every day, and that production has no cap. The unlimited nature of Dogecoin’s supply may negatively impact the value of Dogecoin. Additionally, without continuous new demand, the value of Dogecoin is likely to decline over time as additional Dogecoin is produced.

The unlimited nature of Dogecoin supply could negatively impact the adoption of Dogecoin and the integrity of the Dogecoin network if it contributes to a decline in the value of Dogecoin, as that value is what incentivizes parties to participate in the Dogecoin network.

Risks Related to the Regulation of Digital Assets

A determination that Dogecoin or any other digital asset is a “security” may adversely affect the value of Dogecoin, our Treasury Reserve and our Common Stock.

The SEC, at least under the prior administration, and in April 2025, has stated that certain digital assets may be considered “securities” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. A number of SEC and SEC staff actions with respect to a variety of digital assets demonstrate this difficulty. For example, public, though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider Bitcoin or Ether to be securities, and does not currently consider Bitcoin to be a security. In addition, the SEC, by action through delegated authority approving the exchange rule filings to list shares of trusts holding Ether as commodity-based ETPs, appears to have implicitly taken the view that Ether is not a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. Moreover, the SEC’s Division of Corporation Finance has published statements that it does not consider, under certain circumstances, “meme coins” or some stablecoins to be securities. However, such statements may be withdrawn at any time without notice and comment by the Division of Corporation Finance at the SEC or the SEC itself. In addition, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. The SEC under former SEC Chair Gensler’s leadership also brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities.

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Whether a digital asset is a security, or offers and sales of a digital asset are securities transactions, under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in such laws. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security or the offer and sale of a digital asset is a securities transaction by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey test. For many digital assets, whether or not the Howey test is met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security or a particular offer and sale of a digital asset qualifying as a securities transaction under the Howey test. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve, though recent arguments advanced in ongoing litigation may suggest that the SEC no longer believes the status of a digital asset can change over time.

Even though we will only mine and hold Dogecoin and Litecoin initially as part of our Treasury Reserve, these developments demonstrate the difficulty in applying the federal securities laws to digital assets generally, including Dogecoin and Litecoin. If it is determined that Dogecoin, or transactions in Dogecoin are a security or securities transactions, respectively, under the federal securities laws, whether that determination is initially made by us, or because a federal court upholds an allegation that Dogecoin is a security, it could have a material adverse effect. Because the legal tests for determining whether a digital asset transactions in the digital asset, are or are not a security or securities transactions, respectively, often leave room for interpretation, for so long as we believe there to be good faith grounds to conclude that Dogecoin is not a security, we intend to continue mining Dogecoin and our Treasury Reserve strategy.

Any enforcement action by the SEC or a state securities regulator asserting that Dogecoin, or transactions in Dogecoin, are a security, or securities transactions, respectively, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of Dogecoin, as well as our Common Stock. his is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset or transactions in that digital asset are determined to be a security or securities transactions, respectively, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset or transactions in that digital asset are a security or securities transactions, respectively, by the SEC or another regulatory authority may have similar effects.

In addition, if Dogecoin is determined to be a security by a federal court or transactions in Dogecoin are determined to be securities transactions by a federal court, depending on the size of our Treasury Reserve, we could be considered an unregistered “investment company” under the Investment Company Act of 1940, as amended, if 40% or more of our assets other than cash and government securities are invested in investment securities. This would depend upon the value of Dogecoin at any time. If our investment in Dogecoin exceeds the 40% threshold, we would have one year to reduce our holdings of Dogecoin and other securities. This would in any event significantly adversely affect our ability to sell Dogecoin and continue mining it.

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Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of Dogecoin or restrict the use of Dogecoin, validating activity or the operation of the Dogecoin network or the digital asset markets in a manner that adversely affects our revenues and the value of our Common Stock.

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, OFAC, SEC, CFTC, FINRA, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions, or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. Ongoing and future regulatory actions with respect to digital assets generally or Dogecoin in particular may alter, perhaps to a materially adverse extent, the nature of an investment in our Common Stock or our ability of to continue to operate in the Dogecoin business.

On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology” aimed at supporting “the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” The Executive Order also established an interagency working group that is tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this Executive Order, the working group released a report in July 2025 outlining the administration’s recommendations to Congress and various agencies reflecting the administrations “pro-innovation mindset toward digital assets and blockchain technologies.” In particular, the report recommends that Congress enact legislation regarding self- custody of digital assets, clarifying the applicability of Bank Secrecy Act obligations with respect to digital asset service providers, granting the CFTC authority to regulate spot markets in non-security digital assets, prohibiting the adoption of a CBDC, and clarifying tax laws as relevant to digital assets. In addition, the report recommends that agencies reevaluate existing guidance on digital asset activities, use existing authorities to enable the trading of digital assets at the federal level, embrace Decentralized Finance, launch or relaunch crypto innovation efforts, and promote U.S. private sector leadership in the responsible development of cross-border payments and financial markets technologies, among others.

There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. In July 2025, the Guiding and Establishing National Innovation for U.S. Stablecoins Act of 2025 became the first federal law specifically regulating the issuance, custody and other stablecoin-related matters in the United States. The CLARITY Act was passed by the House of Representatives in July 2025, which would, if enacted, regulate digital asset markets and digital asset trading platforms in the United States. It is difficult to predict whether, or when, the CLARITY Act or another bill that would regulate digital asset markets and digital asset trading platforms may become law or what any such Bill may entail. It is difficult to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and Dogecoin specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on our revenues, our business and the price of our Common Stock. In 2008, a Democratic President and Democratic Congress can enact new legislation reversing the de-regulatory impact of the Trump Administration on digital assets and Dogecoin. Further, the SEC could then revert to its enforcement campaign against digital assets which was conducted under the Biden Administration.

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Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Dogecoin network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals and Blocked Persons List. A large portion of Ethereum validators globally, as well as notable industry participants such as Centre, the issuer of the USDC stablecoin, have reportedly complied with the sanctions and blacklisted the sanctioned addresses from interacting with their networks. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (“CVC”) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect, or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. Promoters of Tornado Cash were criminally convicted in the Netherlands in 2024 and the U.S. in 2025. Future additional regulatory action with respect to privacy-enhancing digital assets is possible.

Changes in SEC policy could adversely impact our revenues, our business and the price of our Common Stock.

In addition to the wholesale SEC regulatory change discussed above, the SEC is currently free to adopt changes to meet changes in the digital assets business. The effect of any future regulatory change on Dogecoin and digital assets, including a determination that Dogecoin and digital assets are a “security” is impossible to predict, but such change could be substantial and adverse to our revenues, business and the price of our Common Stock. In particular, funds that hold Bitcoin, Ether and certain Bitcoin-based derivatives or Ether-based derivatives, the SEC has not yet approved the listing on a national securities exchange of any non-futures based digital-asset focused exchange-traded fund or exchange-traded product. If the SEC were to adopt changes to meet changes that were adverse to the digital assets industry in the future our revenues and the value of our Common Stock may decline.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new, although its influence over public policy is increasing, and it may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of Dogecoin and therefore the price of our Common Stock.

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Regulatory changes or other events in foreign jurisdictions may affect the value of our Common Stock or restrict the use of one or more digital assets, validating activity or the operation of their networks or the digital asset trading platform market in a manner that adversely affects the value of our Common Stock.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect the digital asset network, the digital asset markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if foreign jurisdictions in addition to China were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with validating, it would have a material adverse effect on digital asset networks (including the Dogecoin network), our ability to secure and/or repair computes that we use in our Dogecoin mining, the digital asset market, and as a result, impact the value of our Common Stock.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023, received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the Parliament of the European Union approved the text of the markets in Crypto-Assets Regulation in April 2023, establishing a regulatory framework for digital asset services across the European Union. Certain parts of MiCA became effective as of June 2024 and the remainder became effective as of December 2024. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets.

Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of Dogecoin. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on Dogecoin is impossible to predict, and such change could be substantial and adverse to our revenues, business and the price of our Common Stock.

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Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Dogecoin that we hold in our Treasury Reserve and the price of our Common Stock.

Many significant aspects of the U.S. federal income tax treatment of digital assets, such as Dogecoin, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of Dogecoin in the digital asset markets, and therefore may have an adverse effect on the value of the Dogecoin held in our Treasury Reserve and the price of our Common Stock.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes.

Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of our Common Stock.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of Dogecoin users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for Dogecoin in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could result in adverse tax consequences to us and could have an adverse effect on the prices of digital assets, including on the price of Dogecoin in the digital asset markets. As a result, any such future guidance could have an adverse effect on the value of the Dogecoin held in our Treasury Reserve and the price of our Common Stock.

The tax treatment of Dogecoin and transactions involving Dogecoin for state and local tax purposes is not settled.

Because Dogecoin is a new technological innovation, the tax treatment of Dogecoin for state and local tax purposes, including, without limitation, state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of Dogecoin for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of Dogecoin may have negative consequences, including the imposition of a greater tax burden on investors in Dogecoin or the imposition of a greater cost on the acquisition and disposition of Dogecoin generally. Any such treatment may have a negative effect on prices of Dogecoin and may adversely affect the value of the Dogecoin held in our Treasury Reserve and the price of our Common Stock.

A U.S. tax-exempt stockholder may recognize “unrelated business taxable income” as a consequence of an investment in shares of our Common Stock.

Under the guidance provided in the Internal Revenue Services Frequently Asked Questions, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt stockholder would constitute “unrelated business taxable income” or UBTI. A tax-exempt stockholder should consult its tax adviser regarding whether such stockholder may recognize UBTI as a consequence of an investment in our Common Stock.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, oral statements or other written statements made or to be made by us or incorporated by reference into this proxy statement, contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions or the negatives of such expression. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed under the caption “Risk Factors” included in this proxy statement as well as the risk factors incorporated by reference into this proxy statement. Except as required by law, we do not undertake any obligation to update forward-looking statements to reflect events or developments occurring after the date of this proxy statement, even if new information becomes available in the future. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

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PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of five directors, and their terms will expire at the Annual Meeting. Directors are elected at the annual meeting of stockholders each year and hold office until their resignation or removal or their successors are duly elected and qualified.

Robert Steele, Joanna Massey, Paul Dickman, Isaac Dietrich, and Christopher Ensey have each been nominated to serve as directors and have agreed to stand for election. If the nominees are elected at the Annual Meeting, then each nominee will serve for a one-year term expiring at the 2026 annual meeting and until his or her successor is duly elected and qualified.

Notwithstanding the foregoing, and as further described in the section entitled, “The Agreement” on page 120 of this proxy statement, immediately following the effective time of the Acquisition, all members of the Board, other than Robert Steele and Christopher Ensey, will resign from the Board and the Board will thereafter be reconstituted with individuals designated by Doge. See “Executive Officers and Board of Directors of TZUP After the Acquisition” on page 99 of this proxy statement for more information.

Nominees for Election to the Board

Name	Age	Title
Robert Steele	59	Chairman of the Board of Directors and Chief Executive Officer
Isaac Dietrich	33	Chief Financial Officer and Director
Joanna Massey	56	Director
Paul Dickman	42	Lead Director
Christopher Ensey	46	Director

The biographical information for each of the nominees is provided under the section titled, “Current Directors and Executive Officers” on page 88 of this proxy statement.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Arrangements Between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Vote Required for Approval

The election of each director nominee requires a plurality of the votes cast by TZUP Stockholders as of the Record Date who are present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation of the TZUP Board

THE TZUP BOARD UNANIMOUSLY RECOMMENDS THAT TZUP STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES

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CORPORATE GOVERNANCE

Governance of Our Company

We seek to maintain high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our corporate governance guidelines and Code of Conduct and Ethics, together with our Articles of Incorporation, Bylaws and the charters for each of our Board committees, form the basis for our corporate governance framework. We also are subject to certain provisions of the Sarbanes-Oxley Act and the rules and regulations of the SEC. The full text of the Code of Conduct and Ethics is available on our website at https://thumzupmedia.com/investor-relations/governance/governance-documents/default.aspx and is also filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 11, 2025, as amended on April 30, 2025.

As described below, our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Our Board of Directors

Our Board currently consists of five members. The number of directors on our Board can be evaluated and amended by action of our Board.

Our Board judges the independence of its directors by the standards established by the Nasdaq Stock Market. Accordingly, the Board has determined that our three non-employee directors, Joanna Massey, Paul Dickman, and Christopher Ensey each meet the independence standards established by the Nasdaq Stock Market and the applicable independence rules and regulations of the SEC, including the rules relating to the independence of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board considers a director to be independent when the director is not an officer or employee of the Company or its subsidiaries, does not have any relationship which would, or could reasonably appear to, materially interfere with the independent judgment of such director, and the director otherwise meets the independence requirements under the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to resolve the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Risk Oversight. Our Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. Each of our Board committees also coordinates oversight of the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. The Board is also provided with updates by the Chief Executive Officer and other executive officers of the Company on a regular basis.

Stockholder Communications. Although we do not have a formal policy regarding communications with the Board, TZUP Stockholders may communicate with the Board by writing to us at 10557-B Jefferson Boulevard, Los Angeles, CA 90232 Attention: Chairman. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Such communications must include the number of Company securities owned, beneficially or otherwise, by the person issuing the communication. Depending on the subject matter of the communication, our Chairman will do one of the following:

●	forward the communication to the Board or any individual member of our Board to whom any communication is specifically addressed;
●	attempt to handle the inquiry directly, for example where it is a request for information about our Company or it is a stock related matter; or
●	not forward the communication if it is primarily commercial in nature, if it relates to an improper or irrelevant topic, or if it is unduly hostile, threatening, illegal or otherwise inappropriate.

The Board (and any individual director to whom the communication was specifically addressed) will determine what further steps are appropriate depending on the facts and circumstances outlined in the communication.

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Board and Committee Meetings

During the fiscal year ended December 31, 2024, our Board held four meetings and operated primarily by unanimous written consent. For the fiscal year ended December 31, 2024, our Board was composed of two members from January to October 2024 and five members from October 2024 to December 31, 2024. For the fiscal year ended December 31, 2023, our Board was composed of two members from January 1 to December 31, 2023. Our Audit Committee held two meetings during the year ended December 31, 2023. During the 2024 fiscal year, none of our directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board of Directors on which he or she served.

Board Committees

Effective upon Thumzup’s Nasdaq listing on October 29, 2024, our Board designated the following three committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

Audit Committee. During the year ended December 31, 2024, the Audit Committee consisted of Joanna Massey, Paul Dickman, and Robert Haag with Paul Dickman serving as Chairman. On October 4, 2025, Robert Haag resigned as a member of the Board and its committees. As of October 16, 2025, the Audit Committee consisted of Joanna Massey, Paul Dickman, and Christopher Ensey. On October 29, 2024, Paul Dickman is the Chairman of the Audit Committee. The Audit Committee is responsible for, among other things, overseeing the financial reporting and audit process and evaluating our internal controls over financial reporting. The Board has determined that Paul Dickman is an “audit committee financial expert” serving on its Audit Committee. The Board has determined that each member of the Audit Committee is “independent,” as set forth in Rule 10A-3 under the Exchange Act. In addition, the Board has determined that each member of the Audit Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Audit Committee Charter is available on our website at https://thumzupmedia.com/investor-relations/governance/governance-documents/default.aspx.

Compensation Committee During the year ended December 31, 2024, the Compensation Committee consisted of Joanna Massey, Paul Dickman, and Robert Haag with Robert Haag serving as Chairman. On October 4, 2025, Robert Haag resigned as a member of the Board and its committees. As of October 16, 2025, the Compensation Committee consisted of Joanna Massey and Paul Dickman. Joanna Massey and Paul Dickman are the Co-Chairpersons of the Compensation Committee. The Compensation Committee is responsible for, among other things, establishing and overseeing the Company’s executive and equity compensation programs, reviewing and recommending executive officer employment agreements, determining director compensation programs, overseeing the hiring of independent compensation consultants, preparing the compensation committee report, establishing performance goals and objectives, and evaluating performance against such goals and objectives. The Compensation Committee also grants stock options and other awards under our stock plans, periodically reviews the operation of the Company’s employee benefit plans and analyzes the Company’s bylaws, Compensation Committee Charter for its adequacy in meeting the Company’s compensation-related goals and objectives. The Compensation Committee Charter does not grant the right to delegate authority to other persons, although it does grant the Compensation Committee the flexibility to hire compensation consultants to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers. While the Board does not provide a formal role for executive officers in determining or recommending the amount or form of executive and director compensation, the Compensation Committee meets with the CEO at or near the start of each fiscal year to discuss the goals and incentive compensation programs. The Board has determined that each member of the Compensation Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Compensation Committee Charter is available on our website at https://thumzupmedia.com/investor-relations/governance/governance-documents/default.aspx.

Nominating and Corporate Governance Committee. During the year ended December 31, 2024, the Nominating and Corporate Governance Committee consisted of Joanna Massey and Paul Dickman with Joanna Massey as the Chairwoman. The Nominating and Corporate Governance Committee is responsible for, among other things, identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings and reviewing the Company’s policies and programs relating to matters of corporate citizenship, including public issues of significance to the Company and its stockholders. The Board has determined that each member of the Nominating and Corporate Governance Committee is “independent,” as that term is defined by the rules of the Nasdaq Stock Market. A copy of the Nominating and Corporate Governance Committee Charter is available on our website at https://thumzupmedia.com/investor-relations/governance/governance-documents/default.aspx.

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Risk Oversight

The Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel and others, as appropriate, regarding the Company’s assessment of risks. The Board focuses on the most significant risks facing the Company and our general risk management strategy, and also ensures that the risks we undertake are consistent with the Board’s risk parameters. While the Board oversees the risk management process, our management is responsible for day-to-day risk management and, if management identifies new or additional significant risks, it brings such risks to the attention of the Board.

Board Leadership Structure

Robert Steele is the Chairman of our Board and Chief Executive Officer of the Company. The Chairman of the Board presides at all meetings of the Board, unless such position is vacant, in which case, the Lead Director of the Company would preside. Due to the size of TZUP, the Company believes that this structure is appropriate. Furthermore, the Board believes that Mr. Steele is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy. In addition, the Board believes that the combined role of Chairman and Chief Executive Officer strengthens the communication between the Board and management. Further, as the individual with primary responsibility for managing day-to-day operations, Mr. Steele is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board.

Policy on Hedging the Economic Risks of Equity Ownership

The Company has no policy regarding hedging the economic risks of equity ownership for the executive team or directors of the Company and the Company does not engage in this practice.

Insider Trading Policy

The Company has adopted an insider trading policy (the “Insider Trading Policy”) that applies to its officers, directors and all other employees (including temporary employees) of, or consultants and vendors to, the Company or its subsidiaries, as well as family members of such persons. As part of the Insider Trading Policy, all of the Company’s officers, directors, employees and consultants and family members or others sharing a household with any of the foregoing or that may have access to material non-public information regarding the Company are prohibited from engaging in short sales of our securities, any hedging or monetization transactions involving the Company’s securities and in transactions involving puts, calls or other derivative securities based on the Company’s securities. The Insider Trading Policy further prohibits such persons from purchasing the Company’s securities on margin, borrowing against any account in which the securities are held or pledging our securities as collateral for a loan unless pre-cleared by the Company’s Chief Financial Officer. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. As of December 31, 2024, none of the Company’s directors or executive officers had pledged any shares of the Company’s Common Stock.

Director Attendance at Annual Meetings

Our policy is that directors should attend our annual meetings of stockholders. All of our then-current directors attended our 2024 annual meeting of stockholders.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our outstanding shares of Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership in our Common Stock and other equity securities. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of copies of the reports received by us or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2024, all filing requirements applicable to the Reporting Persons were timely met, except for a Form 4 filed by Robert Steele reporting one transaction.

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EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for the years ended December 31, 2024, and 2023 were Robert Steele, our Chief Executive Officer, and Isaac Dietrich, our Chief Financial Officer.

The following table presents the compensation awarded to, earned by or paid to our named executive officers for the years ended December 31, 2024, and December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock awards ($) (1)		Option awards ($) (1)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($) (1)		Total ($)
Robert Steele	2024	83,578	50,000	-		-	-	-	1,320	(3)	134,898
Chief Executive Officer	2023	67,000	-	-		-	-	-	-		67,000

Isaac Dietrich	2024	74,481	25,000	-		-	-	-	-		99,481
Chief Financial Officer	2023	45,000	-	166,500	(2)	-	-	-	-		211,500

(1)	These amounts are the aggregate fair value of the equity compensation incurred by the Company for payments to executives during the fiscal year. The aggregate fair value is computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The fair market value was calculated using the Black-Scholes options pricing model.
(2)	Mr. Dietrich was awarded 24,000 shares of Common Stock with a fair value of $166,500 for services rendered during the year ended December 31, 2023. Mr. Dietrich did not receive any Common Stock awards during the year ended December 31, 2024.
(3)	Mr. Steele received executive perquisites of $1,320 for his home internet service during the year ended December 31, 2024

At no time during the periods listed in the above tables, with respect to any named executive officers, was there:

●	any outstanding option or other equity-based award re-priced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined);

●	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

●	any non-equity incentive plan award made to a named executive officer;

●	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

●	any payment for any item to be included under the “All Other Compensation” column in the Summary Compensation Table.

Outstanding Equity Awards at December 31, 2024

On October 29, 2024, Robert Steele was awarded options to purchase 500,000 shares of Common Stock at a $5.00 per share strike price with a fair value of $2,469,658. The options shall vest per the following schedule: 25% on January 1, 2025 and the remaining 75% vesting in 48 equal monthly installments comments January 1, 2025.

On October 29, 2024, Isaac Dietrich was awarded options to purchase 150,000 shares of Common Stock at a $5.00 per share strike price with a fair of $740,898. The options shall vest per the following schedule: 25% on January 1, 2025 and the remaining 75% vesting in 48 equal monthly installments comments January 1, 2025.

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Narrative Disclosure to the Summary Compensation Table

Robert Steele

Effective October 1, 2022, the Company entered into an employment agreement with Robert Steele pursuant to which Mr. Steele serves as the Company’s Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Steele received a monthly salary of $5,000 per month. Effective June 1, 2023, the Company increased Mr. Steele’s compensation to $6,000 per month.

Effective October 29, 2024, the Company and Mr. Steele entered into an Executive Employment Agreement, which, among other things, employs Mr. Steele as the Chief Executive Officer of the Company. Mr. Steele is paid a salary of $168,000 in periodic instalments in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, Mr. Steele’s base salary will increase from $168,000 to $250,000, effective upon the Company’s achievement of $100,000 net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, (ii) will increase further to $350,000 upon the Company achieving $250,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, and (iii) effective upon the Company’s receipt of an aggregate of $800,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, the base salary will increase to $500,000.

On October 31, 2024, the Company paid Mr. Steele a past performance bonus of $50,000.

Isaac Dietrich

From September 19, 2022 to October 28, 2024, Mr. Dietrich was compensated $5,000 per month for his services as Director of Finance. The monthly cash fee was waived from September to December 2023. Mr. Dietrich was compensated 24,000 shares of Common Stock with a fair value of $166,500 for services rendered during the year ended December 31, 2023.

Effective October 29, 2024, the Company and Mr. Dietrich entered into an Executive Employment Agreement, which, among other things, employes Mr. Dietrich as Chief Financial Officer of the Company. Mr. Dietrich is paid a salary of $168,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, Mr. Dietrich’s base salary will increase from $168,000 to $250,000, effective upon the Company’s achievement of $100,000 net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, (ii) will increase further to $250,000 upon the Company achieving $250,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, and (iii) effective upon the Company’s receipt of an aggregate of $800,000 in net monthly ad revenue from Thumzup advertisers for paid posters for twelve consecutive months, the base salary will increase to $350,000.

On October 31, 2024, the Company paid Mr. Dietrich a past performance bonus of $25,000.

Pay Versus Performance

In August 2022, the SEC adopted final rules to require companies to disclose information about the relationship between executive compensation actually paid and certain financial performance of the company. The information below is provided pursuant to Item 402(v) of SEC Regulation S-K with respect to “smaller reporting companies” as that term is defined in Item 10(f)(1) of SEC Regulation S-K.

(a) Year	(b) Summary Comp Table Total for PEO ($)(1)	(c) Comp. Actually Paid to PEO ($)(2)	(d) Average Summary Comp. Table for Non-PEO NEOs ($)(3)	(e) Average Comp. Actually Paid to Non-PEO NEOs ($)(4)	(f) Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)(5)	(g) Net Income ($)(6)
2022	$16,653	$16,653	$20,000	$20,000	$101.43	$(1,504,681)
2023	$67,000	$67,000	$211,500	$211,500	$85.71	$(3,324,180)
2024	$134,898	$134,898	$99,481	$99,481	$49.00	$(3,999,905)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Steele (Chief Executive Officer) from January 2022 to December 2024.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Steele as computed in accordance with Item 402(v)(2)(iii) of SEC Regulation S-K, which prescribes certain specified additions and subtractions from the amount in column (b). In accordance with the requirements of Item 401(v)(2)(iii) of Regulation S-K, there were no adjustments required to be made to Mr. Steele’s total compensation for each year to determine the compensation actually paid.

(3)	The dollar amounts reported in column (d) represent the average amounts reported for the Company’s named executive officers as a group (excluding Mr. Steele) in the “Total” column of the Summary Compensation Table in each applicable year. The named executive officer (excluding Mr. Steele) included for purposes of calculating the average amounts in each applicable year is Mr. Dietrich (Chief Financial Officer effective October 29, 2024).

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the named executive officers as a group (excluding Mr. Steele) as computed in accordance with Item 402(v)(2)(iii) of SEC Regulation S-K, which prescribes certain specified additions and subtractions from the amount in column (d). In accordance with the requirements of Item 401(v) of Regulation S-K, there were no adjustments required to be made to the average total compensation for the named executive officers as a group (excluding Mr. Steele).

(5)	Total Shareholder Return is determined based on the value of an initial fixed investment in the Company’s Common Stock of $100 on March 21, 2022 (the date the Company’s Common Stock became quoted on the OTCQB) and calculated in accordance with Item 201(e) of SEC Regulation S-K.

(6)	The dollar amounts reported in column (g) represent the amount of net income reflected in our consolidated audited financial statements for the applicable year.

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Analysis of the Information Presented in the Pay Versus Performance Table

The Compensation Committee of the Board of Directors of the Company does not have a policy or practice regarding evaluating Total Shareholder Return as part of its determination of compensation decisions for the named executive officers. The Compensation Committee takes various factors into account in determining the competitiveness of its executive compensation. Over the past three fiscal years the Compensation Committee has recognized the significant time and effort required by the executive officers and others to manage the Company’s liquidity by raising capital while reducing operating expenses and cash used in operations, secure and maintain the Company’s listing on The Nasdaq Capital Market, and to source and evaluate merger and acquisition opportunities. To retain qualified executive management, the Board, in 2024, paid bonuses to Mr. Steele and Mr. Dietrich as a past performance bonus.

All information provided above under the “Pay Versus Performance Information” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Equity Award Grant Timing

We do not have a written policy in place regarding the timing of the grant and issuance of stock options in relation to the release of material non-public information. Historically, we have granted stock option awards on an annual basis and as may otherwise be deemed appropriate by our Board or compensation committee from time to time based on the facts and circumstances, as applicable. We have not intentionally timed the grant of stock options in anticipation of the release of material nonpublic information, nor have we intentionally timed the release of material nonpublic information based on stock option grant dates. During fiscal year 2024, we did not grant stock options (or similar awards) to any of our named executive officers during the period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee director of our Board during the fiscal year ended December 31, 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board in such period.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)	Total ($)
Robert Haag	$8,547	(3)	$-		$583,610	(8)	$-	$592,157
Joanna Massey (1)	$5,242	(4)	$16,918	(6)	$583,610	(9)	$-	$605,770
Paul Dickman (2)	$5,242	(5)	$11,518	(7)	$671,152	(10)	$-	$687,912
Total:	$19,031		$28,436		$1,838,372		$-	$1,885,839

(1)	Dr. Massey was appointed to the Board effective October 29, 2024.
(2)	Mr. Dickman was appointed to the Board effective October 29, 2024.
(3)	From January 1 to October 28, 2024, Mr. Haag was compensated $1,000 per quarter. Effective October 29, 2024, Mr. Haag receives cash compensation of $2,500 per month.
(4)	Effective upon her appointment to the Board on October 29, 2024, Dr. Massey receives cash compensation of $2,500 per month.
(5)	Effective upon his appointment to the Board on October 29, 2024, Mr. Dickman receives cash compensation of $2,500 per month..
(6)	From January 1, 2024 until her appointment to the Board on October 29, 2024, Dr. Massey served as an advisor to the Company, for which she was compensated 1,000 shares of Common Stock per quarter. Dr. Massey received 3,305 shares of Common Stock with a fair value of $16,918 for her advisory services prior to her appointment to the Board.
(7)	From April 1, 2024 until his appointment to the Board on October 29, 2024, Mr. Dickman served as an advisor to the Company, for which he was compensated 1,000 shares of Common Stock per quarter. Mr. Dickman received 2,305 shares of Common Stock with a fair value of $11,518 for her advisory services prior to her appointment to the Board.
(8)	On October 29, 2024, Mr. Haag was issued a vested option to purchase 120,000 shares of Common Stock at a $5.00 per share strike price with a fair value of $583,610. The award agreement provided that if Mr. Haag resigned or was removed prior to October 28, 2025, the option would be clawed back pro-rata pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors. Effective October 4, 2025, Mr. Haag resigned as a director of the Company and the Board accelerated the vesting of such option.
(9)	On October 29, 2024, Dr. Massey was issued a vested option to purchase 120,000 shares of Common Stock at a $5.00 per share strike price with a fair value of $583,610. Should Dr. Massey resign or be removed prior to October 28, 2025, the option shall be clawed back pro-rata pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.
(10)	On October 29, 2024, Mr. Dickman was issued a vested option to purchase 138,000 shares of Common Stock at a $5.00 per share strike price with a fair value of $671,152. Should Mr. Dickman resign or be removed prior to October 28, 2025, the option shall be clawed back pro-rata pursuant to the Company’s Compensation Recovery Policy and the discretion of the Board of Directors.

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Our Equity Incentive Plans

TZUP Stockholders approved our 2024 Equity Incentive Plan (the “Plan”) in May 2024. In July 2024, our Stockholders amended the Plan to increase the number of shares issuable thereunder to 2,000,000.

The Plan provides for the grant of incentive stock options, non-statutory stock options, stock bonus awards, restricted stock awards, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. Our Plan also provides that the grant of performance stock awards may be paid out in cash as determined by the Committee (as defined herein).

Plan Details

The following table and information below sets forth information as of April 28, 2025 with respect to our Plans:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	1,223,000	$5.06	682,967
Equity compensation plans not approved by security holders	-	-	-
Total	1,223,000	$5.06	682,967

Summary of the Plan

Authorized Shares

There are currently 682,967 shares of our Common Stock available for issuance pursuant to the 2024 Equity Incentive Plan (the “2024 Plan”). Shares of Common Stock issued under the 2024 Plan may be authorized but unissued or reacquired shares of our Common Stock. Shares of Common Stock subject to stock awards granted under the 2024 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares of Common Stock, will not reduce the number of shares of Common Stock available for issuance under the 2024 Plan. Additionally, shares of Common Stock issued pursuant to stock awards under the 2024 Plan that we repurchase or that are forfeited, as well as shares of Common Stock reacquired by us as consideration for the exercise or purchase price of a stock award, will become available for future grant under the 2024 Plan.

Administration

Our Board, or a duly authorized committee thereof (collectively, the “Committee”), has the authority to administer the 2024 Plan. Our Board may also delegate to one or more of our officers the authority to designate employees other than Directors and officers to receive specified stock, which, in respect to those awards, said officer or officers shall then have all authority that the Committee would have.

Subject to the terms of the 2024 Plan, the Committee has the authority to determine the terms of awards, including recipients, the exercise price or strike price of stock awards, if any, the number of shares of Common Stock subject to each stock award, the fair market value of a share of our Common Stock, the vesting schedule applicable to the awards, together with any vesting acceleration, the form of consideration, if any, payable upon exercise or settlement of the stock award and the terms and conditions of the award agreements for use under the 2024 Plan. The Committee has the power to modify outstanding awards under the 2024 Plan, subject to the terms of the 2024 Plan and applicable law. Subject to the terms of the 2024 Plan, the Committee has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the 2024 Plan. The exercise price of options granted under the 2024 Plan must at least be equal to the fair market value of our Common Stock on the date of grant. The term of an ISO may not exceed 10 years, except that with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term must not exceed 5 years and the exercise price must equal at least 110% of the fair market value on the grant date. The Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares of Common Stock or other property acceptable to the Committee, as well as other types of consideration permitted by applicable law. No single participant may receive more than 25% of the total options awarded in any single year. Subject to the provisions of the 2024 Plan, the Committee determines the other terms of options.

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Performance Shares

Performance shares may be granted under the 2024 Plan. Performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance shares to be paid out to participants. After the grant of a performance share, the Committee, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance shares. The Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares of Common Stock or in some combination thereof, per the terms of the agreement approved by the Committee and delivered to the participant. Such agreement will state all terms and condition of the agreement.

Restricted Stock

The terms and conditions of any restricted stock awards granted to a participant will be set forth in an award agreement and, subject to the provisions in the 2024 Plan, will be determined by the Committee. Under a restricted stock award, we issue shares of our Common Stock to the recipient of the award, subject to vesting conditions and transfer restrictions that lapse over time or upon achievement of performance conditions. The Committee will determine the vesting schedule and performance objectives, if any, applicable to each restricted stock award. Unless the Committee determines otherwise, the recipient may vote and receive dividends on shares of restricted stock issued under the 2024 Plan.

Other Share-Based Awards and Cash Awards

The Committee may make other forms of equity-based awards under the 2024 Plan, including, for example, deferred shares, stock bonus awards and dividend equivalent awards. In addition, the 2024 Plan authorizes us to make annual and other cash incentive awards based on achieving performance goals that are pre-established by our compensation committee.

Merger, Consolidation or Asset Sale

If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards or options remain outstanding under the 2024 Plan, unless provisions are made in connection with such transaction for the continuance of the 2024 Plan and/or the assumption or substitution of such awards or options with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding options and stock awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the relevant agreements, terminate immediately as of the effective date of any such merger, consolidation or sale.

Change in Capitalization

If the Company shall effect a subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving consideration therefore in money, services or property, then awards amounts, type, limitations, and other relevant consideration shall be appropriately and proportionately adjusted. The Committee shall make such adjustments, and its determinations shall be final, binding and conclusive.

Plan Amendment or Termination

Our Board has the authority to amend, suspend, or terminate the 2024 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. The 2024 Plan will terminate ten years after the earlier of (i) the date that each such plan is adopted by the Board, or (ii) the date that each such plan is approved by the stockholders, except that awards that are granted under the applicable plan prior to its termination will continue to be administered under the terms of the that plan until the awards terminate, expire or are exercised.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends a vote “FOR” Proposal 2.

The Board has appointed Haynie & Company (“Haynie”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2025.

The Board proposes that our stockholders ratify this appointment. Haynie has served as our independent registered public accounting firm since 2021. In deciding to appoint Haynie, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Haynie and concluded that Haynie has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025. Set forth below are approximate fees for services rendered by Haynie, our independent registered public accounting firm, for the fiscal years ended December 31, 2024, and December 31, 2023.

	2024	2023
Audit Fees	$70,000	$27,000
Audit-Related Fees	-	-
Tax Fees	-	-
Other Fees	-	-
Totals	$70,000	$27,000

Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by Haynie for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s annual report on Form 10-K and in the Company’s quarterly reports on Form 10-Q, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal years ending December 31, 2024 and 2023 were $70,000 and $27,000, respectively.

Audit-Related Fees

The aggregate fees billed in either of the last two fiscal years for assurance and related services by Haynie that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” for the fiscal years ending December 31, 2024 and 2023 were $0 and $0, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by Haynie for tax compliance, tax advice, and tax planning for the fiscal years ending December 31, 2024 and 2023 were $0 and $0, respectively.

All Other Fees

Other fees billed for professional services provided by Haynie, other than the services reported above, for the fiscal years ending December 31, 2024 and 2023 were $0 and $0, respectively,.

The Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and Rule 2-01(c)(7)(i)(C) of Regulation S-X, provided that all such excepted services are subsequently approved prior to the completion of the audit. We have complied with the procedures set forth above, and the Audit Committee has otherwise complied with the provisions of its charter.

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REPORT OF THE AUDIT COMMITTEE

The Board, standing in for the Audit Committee, has:

●	reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2024 with management;

●	discussed with the Company’s independent auditors the matters required to be discussed under Public Company Accounting Oversight Board Auditing Standard No. 1301; and

●	received the written disclosures and letter from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors communications with the Board concerning independence, and has discussed with Haynie & Company matters relating to its independence.

In reliance on the review and discussions referred to above, the Board recommended that the consolidated financial statements audited by Haynie & Company for the fiscal year ended December 31, 2024 be included in its Annual Report on Form 10-K for such fiscal year.

Vote Required for Approval

The approval of the Ratification of Independent Registered Public Accounting Firm Proposal requires the affirmative vote of a majority of the votes cast by TZUP Stockholders as of the Record Date who are present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation of the TZUP Board

THE TZUP BOARD UNANIMOUSLY RECOMMENDS THAT TZUP STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 3: THE ACQUISITION PROPOSAL

The Board recommends a vote “FOR” Proposal 3.

Overview

Upon consummation of the Acquisition, TZUP will issue 30,700,00 shares of Common Stock as Consideration. . In lieu of Common Stock, any Doge stockholder who, as a result of such issuance would beneficially own more 4.99% of the Company’s Common Stock immediately following the consummation of the Acquisition, may instead receive a newly authorized series of convertible preferred stock designated as Series D containing a Beneficial Ownership Limitation. The aggregate Consideration shall not exceed 30,700,000 shares of Common Stock of the Company, inclusive of any shares of Common Stock issuable upon conversion of the Series D. See “Agreement - Consideration.” The issuance of the Consideration pursuant to the Agreement would result in a change of control of TZUP and the issuance would exceed 19.99% or more of the outstanding shares and voting power of TZUP, both of which require approval by our stockholders under Nasdaq Listing Rules.

Nasdaq Listing

The Company has filed a new listing application with Nasdaq in connection with the acquisition of Doge. If such application is accepted and Proposal 3 is approved, the Company anticipates that the shares of TZUP Common Stock will continue be listed on Nasdaq under the trading symbol “XDOG.” In order to meet the requirements for listing on Nasdaq, the post-merger combined company will be required to satisfy Nasdaq’s initial listing requirements, including the stock price, market capitalization and round lot stockholder requirements for Nasdaq upon which the post-Acquisition combined company’s shares will trade in conjunction with Proposal 3 approval. In addition to meeting these quantitative factors, we must comply with Nasdaq’s qualitative listing requirements under which Nasdaq reviews our new business (Doge), its new management, and its Board, including its independent directors.

Why TZUP Needs Stockholder Approval

We are seeking stockholder approval in order to comply with the Nasdaq Listing Rules 5635(b) and 5635(d).

Under Nasdaq Listing Rules 5635(b) and 5635(d), stockholder approval is required prior to the issuance of shares of Common Stock (or Common Stock equivalents) in certain circumstances, including if a transaction involves a change of control and if the number of shares of Common Stock to be issued is, or will be upon issuance, in excess of 19.99% of the number of shares of Common Stock outstanding before the issuance. The Consideration issuable pursuant to the Agreement will represent greater than 19.99% of the number of shares of TZUP’s Common Stock before such issuances and will result in a change of control of TZUP. As a result, stockholder approval of the issuance of shares of TZUP Common Stock in connection with the Agreement is required under the Nasdaq Listing Rules.

Vote Required for Approval

The approval of the Acquisition Proposal requires the affirmative vote of a majority of the votes cast by TZUP Stockholders as of the Record Date who are present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Recommendation of the TZUP Board

THE TZUP BOARD UNANIMOUSLY RECOMMENDS THAT TZUP STOCKHOLDERS VOTE “FOR” THE ACQUISITION PROPOSAL.

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SPECIAL FACTORS

The following discussion contains important information relating to the Acquisition. The Agreement is included as Annex A to this proxy statement. We encourage you to carefully read the Agreement in its entirety because it is the principal legal agreement that governs the Acquisition. In addition, we encourage you to carefully read the fairness opinion, which is attached to this proxy statement as Annex C. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement attached hereto as Annex A. For additional information about Doge’s business, see the section titled “Doge’s Business,” on page 102 below. For additional information about TZUP’s business, see the section titled “TZUP’s Business,” on page 110 below. For a summary of the Agreement, see the section titled “The Agreement” page 110 below.

Background of the Acquisition

In our continuing efforts to grow our business and increase stockholder value, Robert Steele, TZUP’s CEO, in collaboration with the Board and Issac Dietrich, TZUP’s CFO and occasionally outside advisors, regularly review Thumzup’s business plans and strategic opportunities. These reviews include analyzing organic growth as well as potential strategic transactions such and mergers and acquisitions.

Company Challenges

By the summer of 2024, the adoption of the Thumzup App and adtech platform was not proceeding as anticipated. While the Company listed its Common Stock on Nasdaq in October 2024, being able to demonstrate a path to revenue and profitability became more critical and with negative cash flow and almost no revenues, the Company felt an urgent need to pursue acquisitions to bring in cash flow and/or increase valuation for stockholders by acquiring profitable businesses, or an asset class onto its balance sheet.

Pursuing Mergers and Acquisitions

In November 2024, an advisor to Thumzup with its connections in the advertising industry was hired by the Company at the CEO’s request, began making introductions to digital advertising agencies and similar companies that he thought might be interested in discussing being acquired. The CEO of Thumzup also started reaching out to digital advertising agencies that were interested in discussing a merger or an acquisition. Between November 2024 and March 2025, the CEO, the Board and the CFO had calls with and evaluated approximately half a dozen potential merger and acquisition prospects referred through advisors to the Company or direct outreach by the CEO. The Company signed several non-disclosure agreements (“NDAs”) and reviewed financials of several companies. A Board member and the CEO went to visit one of the most likely prospects, but that prospect withdrew due to health issues of one of their principals.

At the Board meeting on April 21, 2025, the CEO updated the Board on the current merger and acquisition strategy. The CEO notified the Board that the Company is talking to a new prospective merger or acquisition candidate approximately every two weeks, but nothing is near closing.

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Focus Turns to Doge

In the middle of April 2025, Thumzup’s largest investor at the time, Andrew Haag, told his brother Robert Haag, who is also a large investor and a former member of the Board of Thumzup, about an acquisition prospect named Doge and gave him Parker Scott’s phone number. Mr. Scott was the Chief Executive Officer of Doge. Robert Haag’s first communication with Parker Scott was on April 21, 2025 in a text message where they arranged to meet on April 28, 2025 for lunch in Salt Lake City, Utah. Robert Haag and Parker Scott discussed a possible merger at that lunch. Andrew Haag told us that he was introduced to Doge and Parker Scott by Doge’s counsel, an investor in Thumzup who is also an investor in and lawyer for Doge.

On April 26, 2025, the CEO and CFO of Thumzup were introduced by email to Parker Scott by Robert Haag.

After the NDA was signed April 27, 2025, Mr. Scott sent draft unaudited financials and a zip file with bank statements, operating agreement and other due diligence items.

Subsequently, Robert Haag, a former Board member, along with the CEO and CFO, had a Zoom call with Mr. Scott on April 30, 2025. Mr. Scott walked the Thumzup team through the Doge’s deck and helped the Thumzup team understand the Doge’s business. The CEO went over the Thumzup business plan and Mr. Scott asked questions about Thumzup.

On May 1, 2025, Robert Haag sent an email to Mr. Scott indicating Thumzup was interested in entering into a non-binding Letter of Intent.

On May 15, 2025, Harvey Kesner, counsel for Doge sent Thumzup a draft Term Sheet for a potential merger or acquisition by us.

On June 16, 2025, the CFO sent Mr. Scott an email to coordinate their work on gathering financial schedules needed for an audit of Doge.

On July 13, 2025, the CEO sent Mr. Scott a request for Doge’s second quarter financials as well as some questions about Doge’s operations.

On July 14, 2025, the CEO told the Board that there were three merger or acquisition opportunities being investigated by the corporate officers of TZUP and the CEO provided a summary of each. The CEO provided a report on financials based on conversations he had with the management of Doge. The Board engaged in a conversation about valuation, possible deal terms, and the signing of a non-binding Letter of Intent that had previously been circulated. A thorough discussion ensued about deal structure and potential outcomes.

Dr. Joanna Massey, a TZUP Board member, then introduced the next item on the agenda, which was the formation of a Special Committee to evaluate a potential Doge transaction. Robert Haag volunteered that he could be conflicted due to a familial connection with the investor who brought forth the deal. Dr. Massey made a motion to form a Special Committee to perform due diligence on Doge comprising Mr. Dickman and herself, as the only two directors who are independent. The Board approved the motion.

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Dr. Massey introduced a list of due diligence questions regarding Doge, which she and Mr. Dickman had discussed and circulated as part of the reading material in advance of the Board meeting. A discussion ensued. Mr. Steele indicated that he would like to review it thoroughly before the Special Committee forwards the list our counsel.

On July 15, 2025, Mr. Scott sent updated operation details on Doge to TZUP.

On July 15, 2025, the CEO, the CFO, two lawyers from TZUP’s counsel, Michael Harris and Edward Schauder, Doge’s counsel, Harvey Kesner, and Mr. Scott, a Doge investor, had a conference call to go through the planned merger steps.

On July 18, 2025, Alison Yablonowitz sent Thumzup a work in progress on the notes to financial statements for USDE, the entity what assets would be rolled into Doge before any potential merger.

On July 22, 2025, the CEO had a call with Mr. Scott to discuss the CEO coming to visit the Doge’s data center to conduct due diligence on Doge’s operations.

On July 23, 2025, the CEO and TZUP’s consultant Greg Boswell had a zoom call with Mr. Scott where Mr. Scott demonstrated the interface that he uses to manage the Doge mining equipment. Mr. Boswell is a computer specialist who has served as an expert witness in several litigations.

On July 25, 2025, the CFO asked Mr. Scott for additional information related to the audit a financial review to be conducted by a PCAOB auditor.

On July 26, 2025, the CFO sent the Board and Doge’s counsel a draft of the Agreement that had been prepared by TZUP’s counsel.

During a July 27, 2025 Zoom call, Mr. Boswel, TZUP’s consultant, saw the overall system running at a network hash rate of about 20 TH/s.

On July 30, 2025, Mr. Scott sent the CEO the list of computer serial numbers for the CEO to inventory during a site visit to Doge’s data center.

On July 31, 2025, Mr. Boswell and TZUP’s CEO visited the Doge Facility in Glen Miller, Ontario. Mr. Boswell has more than 20 years experience as a senior software developer and technologist and more than 10 years experience as an expert witness in legal cases involving major Internet Service Providers. Mr. Boswell and the CEO physically entered and observed 11 containers that each contained approximately 140 crypto mining computers for a total of approximately 1,534 computers. They randomly put hands on and inspected many miners. They sampled and recorded 27 serial numbers of some of the mining computers they inspected. They later checked them against the inventory list of 1,534 computer serial numbers. They talked with the supporting staff to see their knowledge of the systems they are managing. They discussed technical details, explained the system’s intricacies in detailed conversations about managing the hardware there. Mr. Boswell was confident that the team he met were the ones managing the miners at the facility. Mr. Boswell saw the overall system running at a network hash rate of about 20 TH/s while onsite collaborating what he saw during the July 27, 2025 Zoom call.

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Mr. Boswell confirmed in writing that it was his opinion that “the 1500+ miners do exist. They are located onsite and are in physical possession by the team that is onsite at the Facility in Glen Miller, Ontario. The team controls the miners both physically and electronically.”

In late July and early August 2025, Doge’s lawyers and the Thumzup lawyers negotiated the Agreement and had conversations about including a holdback of the Consideration provision to backstop Doge’s representation and warranties and indemnification. Doge was not willing to include this provision, so it was removed.

On August 4, 2025, Doge’s counsel accepted most of the changes to the version of the Agreement at that time. Based on feedback from TZUP’s auditors, TZUP and Doge were advised that the Acquisition could move forward with reviewed financial statements from Doge, rather than fully audited financials. In addition, the CEO worked with Thumzup’s attorney, Mr. Schauder, on the representations and warranties from Doge regarding their cryptocurrency policies. The CFO circulated a link to an updated data room via Dropbox.

On August 4, 2025, the Board of Thumzup by Unanimous Written Consent approved and authorized the CEO to execute the Agreement.

On August 9, 2025, a draft of a Voting Agreement was circulated, and Doge’s counsel sent his remaining edits to the August 4, 2025 version of the Agreement to the Company. The Voting Agreement was ultimately disregarded by TZUP and its key stockholders.

On August 11, 2025, TZUP sent its marked-up version of the Agreement to Doge. Doge’s counsel notified Thumzup that Doge had secured stockholder and board approval for the Acquisition.

On August 12, 2025, the parties circulated a draft press release to be released once the Agreement was executed.

On August 13, 2025, the parties had a call to discuss the Agreement press release and other related matters.

On August 18, 2025, the Agreement was executed.

On August 22, 2025, TZUP filed a Current Report on Form 8-K announcing that the Agreement had been executed.

Reasons for the Acquisition

The Board of Thumzup has unanimously approved the Agreement and the transactions outlined within it. In reaching its decision to approve the Agreement and recommend that stockholders vote in favor of the issuance of the Consideration necessary to complete the Acquisition, the Board consulted with management, advisors, and legal counsel while considering several critical factors.

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One significant factor was the state of the Thumzup App and platform adoption and the need to show a path to revenue after our listing on Nasdaq. By late 2024, the Board determined that we lacked the level of adoption necessary to significantly drive revenue in the near term and agreed that the CEO could start looking for merger and acquisition candidates to drive revenues and accelerate adoption of the Thumzup App and platform. In the process of looking for mergers and acquisitions in the digital advertising space, Thumzup was introduced to Doge in the cryptocurrency mining business. The CEO and the Board believed that the state of the cryptocurrency mining space was such that there were compelling reasons for Thumzup to enter this new line of business not directly related to Thumzup’s social media digital advertising business. Thumzup had made prior announcements in the fourth quarter of 2024 about potential cryptocurrency integrations with the Thumzup digital advertising business and had actually purchased about $2 million worth of Bitcoin in early 2025. As of the date of this proxy statement, these crypto initiatives have not fully matured.

The proposed Acquisition presented a viable opportunity to utilize the Company’s capital and deliver potential returns for its stockholders. The reasons and factors set forth below are determinations and evaluations made by the CEO in consultation with management and certain consultants and are not necessarily statements of fact or indicative of future events or performance. See “Cautionary Note Regarding Forward-Looking Statements” on page 65 of this proxy statement. The following criteria were instrumental in the Board’s decision:

Key Criteria Considered:

1.	Size of Market:

○	According to Roots Analysis, the Cryptocurrency Mining Market is projected to grow from $4.66 billion in 2024 to $14.09 billion by 2035, representing a compounded annual growth rate (“CAGR”) of 10.57% during the forecast period 2024-2035.

○	Dogecoin is in the top ten of cryptocurrencies with a market capitalization of more than $36 billion and a daily trading volume of more than $4 billion as of September 9, 2025 according to Coinmarketcap.com.

2.	Required Capital:

○	If Thumzup merged or acquired a digital marketing company as had been the main plan in January and February 2025, a potential combined company would still have to continue to invest in the Thumzup App and platform to drive sales from the clients of the acquired companies. The amount of investment and the time to significant revenue growth were still unknown. Unless Thumzup could get the clients of the acquired digital marketing companies to use the Thumzup platform, the CEO was concerned that the overall Company would trade at a lower valuation commensurate to a digital marketing company without proprietary technology.

○	Doge, on the other hand, had largely deployed its capital into a technology platform with revenues scaling concurrently. Other cryptocurrency mining companies were trading at significant valuations. As of August 13, 2025, Riot Blockchain (Nasdaq: RIOT) was trading at 7.6 times revenue, well above the multiple Thumzup might get if it acquired digital marketing agencies and could not get their clients to purchase the Thumzup app and platform.

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3.	Anticipated Future Valuation:

○	The Board believed that Doge’s fintech growth strategy had the potential to be valued at a significantly higher multiple in the market compared to the organic buildout of Thumzup’s proprietary digital marketing app and platform.

Strategic Objectives of the Acquisition

The integration of Doge and Thumzup is designed to leverage the strengths of both companies, creating a more robust and diversified business. Below are the key aspects of integration:

1. Strategic Focus:

The Acquisition positions Thumzup as an emerging leader in the digital currency and cryptocurrency mining space while leveraging its stockholder base, existing capitalization and Nasdaq listing status. This shift diversifies the Company away from an uncertain timeline and cost of significant revenue creation.

Doge’s existing mining systems are delivering quarter over quarter revenue growth. While these systems are in early development, they are a critical factor in enabling Thumzup to pivot from its platform seeking customer adoption to a growing, revenue generating crypto-focused business.

The combined company will be one of the first Nasdaq-listed Dogecoin mining companies. We believe this early mover advantage may help increase stockholder value.

If successful, the new model is expected to achieve higher valuations and faster growth with less dilution than the previous business strategy which had not gained the adoption the Company had hoped for.

2. Leadership and Management:

Parker Scott, Chief Executive Officer of Doge will be the Chief Executive Officer of the combined company called Dogehash Technologies Holdings, Inc.

Robert Steele, the current CEO of Thumzup will resign as CEO if the Acquisition is successful and remain on the Board of the Company. The Company also expects that Mr. Steele will transition to the role of CFO of the surviving company.

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3. Financial Strengthening:

The Acquisition should result in improved stockholder equity and a strengthened Thumzup’s balance sheet.

4. Growth and Expansion:

The Acquisition is expected to drive significant growth for both businesses, leveraging Doge’s early mover advantage, existing data center, technology and market presence. Eric Huffman at Cryptonews forecasts that Dogecoin could grow in value to $1.89 by 2030. With Doge’s business model, as the price of Dogecoin increases, we believe that the combined company’s profitability will increase.

The Acquisition between Thumzup and Doge is expected to create a stronger, more diversified company with enhanced financial stability and growth potential. While potential risks exist, the Board believes the opportunities for value creation outweigh the challenges, providing significant long-term benefits for stockholders.

Based on the foregoing reasons, the Board approved the Acquisition and is recommending that our stockholders approve the change of control and the issuance of the Consideration in excess of 19.99% of the Company’s outstanding Common Stock.

Opinion of TZUP’s Financial Advisor

Eqvista was retained by the Company to act as its financial advisor and to render an opinion to the Board as to the fairness, from a financial point of view, to Thumzup’s stockholders, of the issuance of 30,700,000 shares of Common Stock to the stockholders of Doge pursuant to the Agreement. Eqvista delivered its opinion to the Board as of October 6, 2025. The opinion addresses only the fairness, from a financial point of view, to Thumzup’s stockholders and does not constitute a recommendation as to how any stockholder should vote with respect to the Acquisition.

The full text of Eqvista’s written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations of the review, is attached as Annex C to this proxy statement and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety.

Materials Reviewed

In arriving at its opinion, Eqvista, among other things:

●	Reviewed the Agreement and related documents;

●	Reviewed certain historical financial information of Thumzup and Doge and unaudited pro forma financial information prepared by management;

●	Reviewed Doge operating data (monthly revenue, fixed-asset schedules);

●	Reviewed publicly available sector information regarding digital-asset mining economics (including Scrypt mining for Dogecoin/Litecoin) and recent Company disclosures;

●	Analyzed selected publicly traded companies and selected precedent transactions; and

●	Performed such other financial studies and analyses as Eqvista considered appropriate

Assumptions and Limitations

Eqvista assumed, without independent verification, the accuracy and completeness of information supplied by the Company and publicly available sources, and that such information provided a reasonable basis for its analyses. Because the Company did not provide long-term projections, Eqvista relied on reported results and clearly labeled run-rate measures as described below. Eqvista is not a legal, tax, accounting, or regulatory advisor and relied on the assessments of the Company and its advisors with respect to such matters. Eqvista’s opinion speaks only as of October 6, 2025, and Eqvista undertakes no obligation to update its analyses or opinion for subsequent events. The opinion does not address the relative merits of the Acquisition versus alternatives or any other term of the Agreement.

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Summary of Financial Analyses

The following is a summary of the financial analyses performed by Eqvista. The order of analyses does not reflect relative importance. Except as noted, market data are as of October 3, 2025 (the last full trading day prior to the opinion date).

Company Context and Measurement Bases

Doge was incorporated on April 11, 2025 following the acquisition of all mining assets from USDE, with commercial operations commencing on March 22, 2025 under the predecessor platform. From March 22 through June 30, 2025, Doge generated $2,088,212 in revenue, approximately 92% of which was realized during the three months of April–June 2025 (April: $572,985; May: $740,721; June: $614,882), reflecting a ramp-up in operations following the late-March deployment of new infrastructure. Given this commissioning schedule and the observed revenue acceleration, Eqvista determined that a simple TTM (as defined below) presentation would understate Doge’s normalized operation. Therefore, for purposes of comparability with peer multiples presented on a trailing 12-month basis, Eqvista used an annualized April–June revenue “run-rate” of $7,714,348 as a representative proxy for normalized operating performance.

In terms of profitability, Doge reported $619,210 in earnings before interest, taxes, depreciation, and amortization (“EBITDA”) from inception through June 30, 2025. Disaggregating this period, the Company incurred a net loss of $(309,914) in the partial period from January to March 2025, and after adjusting for depreciation of $189,479 and interest expense of $25,712, generated negative EBITDA of $(94,722) for that quarter. The EBITDA for April–June 2025 was $713,932, which was used to derive an illustrative annualized EBITDA of $2,855,729 for valuation comparability purposes.

Selected Public Companies Analysis

Eqvista reviewed publicly available financial and stock market information of certain publicly traded companies that Eqvista deemed potentially comparable to the crypto asset mining activities of Doge. Based on its review, Eqvista considered the following 12 selected companies (the “Guideline Companies”) to be relevant, given their business and financial characteristics, for purposes of Eqvista’s analysis.

Eqvista reviewed the Enterprise Value (“EV”) of the Guideline Companies, calculated as fully diluted enterprise values fully diluted basis market capitalization, plus total debt, preferred stock and non-controlling interests (as applicable), less cash and cash equivalents, and plus or minus any non-operating assets and liabilities (as applicable), as a multiple of (i) Trailing-Twelve-Month (“TTM”) revenue, (ii) EBITDA, and (iii) installed power capacity in megawatts (EV/MW), based on information sourced from FactSet and other public filings. EV was defined as fully diluted market capitalization plus debt and preferred equity, less cash and cash equivalents, and adjusted for other non-operating items as applicable.

Ticker	TTM EV/Sales	TTM EV/Sales	TTM EV/EBITDA
RIOT-US	11.67x	11.67x	N/M
CLSK-US	7.53x	7.53x	25.37x
MARA-US	5.36x	5.36x	N/M
BTBT-US	8.65x	8.65x	N/M
CIFR-US	outlier	38.23x	N/M
WULF-US	outlier	42.01x	N/M
IREN-US	27.91x	27.91x	67.82x
CORZ-US	24.17x	24.17x	N/M
HUT-US	24.40x	24.40x	N/M
BITF-US	6.26x	6.26x	91.22x
HIVE-US	7.69x	7.69x	N/M
BTDR-US	13.18x	13.18x	N/M

Summary	Remove outlier	All	All
25th	7.57x	7.65x	46.59x
Median	10.16x	12.42x	67.82x
Average	13.68x	18.09x	61.47x
75th	21.42x	25.27x	79.52x

*Source: FactSet as of October 3, 2025

The observed EV/Sales multiples for the Guideline Companies ranged from 5.36x to 42.01x, with a median of 12.42x and a average of 18.09x. EV/EBITDA multiples were not meaningful (“N/M”) for many peers due to negative or negligible trailing EBITDA; where positive, the range was wide (from 25.37x to 91.22x, with a median of 67.82x), and Eqvista did not rely on these metrics due to their extreme dispersion.

Given the presence of statistical outliers (notably CIFR and WULF), Eqvista relied primarily on the median EV/Sales multiple of 10.16x, while also presenting sensitivity around a trimmed 25th percentile (7.57x) and a trimmed 75th percentile (21.42x) that excluded the two highest-multiple outliers. The unadjusted 75th percentile (25.27x) was noted for context but not relied upon. Eqvista also computed and reviewed the average multiple (13.68x) for completeness.

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To translate EV to equity value, Eqvista adjusted for Doge’s net cash position as of June 30, 2025. At that date, Doge held $3,792,062 in cash and had $1,750,000 in convertible debt which, pursuant to the Agreement, would convert to equity and was therefore excluded from the debt balance for valuation purposes. While Doge entered into a $2.5 million loan in September 2025, this facility was paired with a corresponding increase in cash, resulting in no material net impact on the capital structure. As of June 30, 2025, Doge held approximately $1.3 million in digital assets. Eqvista considered these to be core operating assets associated with ongoing mining activity and therefore did not treat them as excess cash or non-operating assets in the equity value bridge.

Accordingly, Eqvista added net cash of approximately $3.8 million to each implied EV to estimate equity value. Based on the selected EV/Sales multiples and Doge’s illustrative run-rate revenue of $7,714,348. Eqvista calculated the following valuation outcomes:

Basis	EV	Net Cash	Equity Value
25th (7.57x)	$58,415,908	$3,792,062	$62,207,970
Median (10.16x)	$78,376,707	$3,792,062	$82,168,769
Average (13.68x)	$105,537,541	$3,792,062	$109,329,603
75th (21.42x)	$165,235,337	$3,792,062	$169,027,399
Unadjusted 75th (25.27x)	$194,975,150	$3,792,062	$198,767,212

Eqvista regards the median and trimmed 75th percentile as the most representative reference points for valuation purposes. The raw 75th percentile is shown solely for context.

Selected Precedent Transactions Analysis

Eqvista reviewed selected de-SPAC and reverse merger transactions involving companies principally engaged in crypto-asset mining, sourced from FactSet and public filings. For this analysis, Eqvista included transactions that (i) involved targets with business operations broadly comparable to Doge; (ii) were structured as de-SPACs or reverse mergers; (iii) closed prior to the date of this fairness opinion, and (iv) disclosed valuation multiples.

Based on these criteria, Eqvista identified the following three precedent transactions (the “Selected Transactions”):

Target	Acquiror	Deal Size ($MM)	TTM EV /Sales		TTM EV/EBITDA
Griid Infrastructure LLC	Adit Edtech Acquisition Corp.	608	18.82	x	107.64	x
Bitdeer Technologies Holding Co.	Blue Safari Group Acquisition Corp.	1,062	5.70	x	20.75	x
Core Scientific, Inc. (Old)	Power & Digital Infrastructure Acquisition Corp.	2,995	31.98	x	462.41	x
Summary
25th			12.26	x	64.19	x
Median			18.82	x	107.64	x
Average			18.84	x	196.93	x
75th			25.40	x	285.02	x

*Source: Factset

The EV/Sales multiples in the Selected Transactions ranged from 5.70x to 31.98x, with a median of 18.82x and no statistical trimming applied due to the limited sample size (N=3). Eqvista placed principal reliance on the median and presented the full range for context. While TTM EV/EBITDA multiples were available for the Selected Transactions, ranging from 20.75x to 462.41x. Although EV/EBITDA figures were available, Eqvista did not rely on these metrics due to their extreme dispersion.

Based on the selected EV/Sales multiples and Doge’s illustrative run-rate revenue of $7,714,348, Eqvista calculated the following valuation outcomes:

Basis	EV	Net Cash	Equity Value
25th	$94,585,997	$3,792,062	$98,378,059
Median	$145,201,152	$3,792,062	$148,993,214
Average	$145,303,490	$3,792,062	$149,095,552
75th	$195,969,814	$3,792,062	$199,761,876

Eqvista considered an EV range of $94.6 million to $196.1 million, with the median ($145.2 million) as the central indication.

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Capacity (EV/MW) Cross-Check

Eqvista reviewed the same Guideline Companies for EV/MW as a supplemental valuation reference. Enterprise value was sourced from FactSet, and installed capacity (in megawatts) was obtained through Eqvista research and public company disclosures.

Ticker	EV/MW
RIOT-US	5.02x
CLSK-US	5.20x
MARA-US	4.18x
BTBT-US	N/A
CIFR-US	16.37x
WULF-US	N/A
IREN-US	20.96x
CORZ-US	21.05x
HUT-US	10.70x
BITF-US	3.38x
HIVE-US	7.73x
BTDR-US	18.41x

Summary
25th	5.06x
Median	9.21x
Average	11.30x
75th	17.90x

*Source: FactSet (EV), Eqvista Research (MW via company announcements)

As of October 3, 2025, Doge’s installed MW capacity had not been publicly disclosed. Accordingly, Eqvista has not included EV/MW in its valuation framework. If the Company provides Installed MW, Eqvista may update this analysis for illustrative purposes.

Conclusion of Financial Analysis

Based on the financial analyses described above, Eqvista estimated that the standalone equity value of Doge falls within a range of approximately $62 million to $199 million, depending on the analysis and assumptions applied:

●	Selected Public Companies Analysis: $62.2 million to $169.0 million

●	Selected Precedent Transactions Analysis: $98.4 million to $199.8 million

●	Median indications: $82.2 million (public companies), $149.0 million (precedent transactions)

Under the terms of the Agreement, Thumzup will issue approximately 30.7 million shares of its Common Stock to Doge stockholders as consideration.

Based on the closing price of $5.16 per share on October 3, 2025 (the last full trading day prior to the opinion date), the implied equity value of the consideration is approximately $158.4 million. Based on the 30-trading-day volume-weighted average price (“VWAP”) as of October 3, 2025, of $5.17 per share, the implied equity value of the consideration is approximately $158.8 million.

While the implied consideration is above the median outcome derived from the Selected Public Companies Analysis, it is:

●	Consistent with the median indication from the Selected Precedent Transactions Analysis, and

●	Within the full valuation range supported by both analyses.

Eqvista also considered that the Selected Precedent Transactions Analysis reflects structurally comparable transactions involving crypto-asset mining companies entering the public markets via SPAC or reverse merger structures. As such, Eqvista assigned greater weight to this analysis in evaluating the reasonableness of the consideration.

Accordingly, the implied value of the consideration to be delivered in the Acquisition — approximately $158–159 million — falls within a reasonable range of standalone equity value outcomes for Doge, and supports the conclusion that the Acquisition is fair, from a financial point of view, to the holders of Thumzup’s Common Stock.

Interests of TZUP Executive Officers and Directors in the Acquisition

When you consider the Board’s recommendations that stockholders vote in favor of the proposals described in this proxy statement, you should be aware that some of our executive officers and directors may have certain interests in the Acquisition that may be different from, or in addition to, TZUP stockholders’ interests generally. These interests may create potential conflicts of interest. The Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the Agreement approving the Agreement and the transactions contemplated by it, including the Acquisition, and in making their recommendation that TZUP stockholders adopt the Agreement. These interests are described in more detail below.

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Current Directors and Executive Officers

The name and age of our current directors and executive officers are set forth below.

Name	Age	Title
Robert Steele	59	Chairman of the Board of Directors and Chief Executive Officer
Isaac Dietrich	33	Chief Financial Officer and Director
Joanna Massey	56	Director
Paul Dickman	42	Lead Director
Christopher Ensey	46	Director

Robert Steele

Mr. Steele is the Chief Executive Officer and a director of Thumzup. Since October 2019, Mr. Steele has operated a consulting business that has provided investor relations, financial, sales and marketing consulting services to various clients. Mr. Steele was the Director of Client Positioning at IRTH Communications, LLC from January 2017 to September 2019. From May 2016 through December 2016, Mr. Steele was an independent consultant rendering sales, marketing and investor relations services. From January 2010 to May 2016, Mr. Steele was the President of Rightscorp, Inc. While at Rightscorp, Mr. Steele designed and deployed patented intellectual property software as a service (SaaS) tools that were used by major brands like Warner Bros. to protect their intellectual property. As President of Rightscorp, Mr. Steele led the design of the software used by clients like Sony/ATV and BMG. BMG successfully used Mr. Steele’s technology to win a landmark $25 million judgment against Cox Communications for copyright infringement. Mr. Steele holds a BS in Electronic and Computer Engineering from George Mason University. We believe Mr. Steele is qualified to serve as a member of the Board due to his extensive experience as an executive at publicly traded companies and his demonstrated expertise in technology.

Mr. Steele’s compensation is discussed in the “Retention & Severance Benefits” section and in the “Treatment of Equity Awards” section below.

Isaac Dietrich

Mr. Dietrich has served as Thumzup’s Chief Financial Officer as well as member of its Board of Directors since October 2024, having previously served as Director of Finance from September 2022 to October 2024. Over the past 10 years, Mr. Dietrich was instrumental in raising $100 million through the sale of equity instruments while handling financial reporting, corporate communications, and exchange compliance matters for Greenwave Technology Solutions, Inc. (“Greenwave”) (NASDAQ: GWAV), a leading scrap metal recycler which generated over $35 million in revenue in FY 2023, and for which served as Chief Financial Officer from April 2023 to April 2025. Mr. Dietrich previously held the following positions with Greenwave: Chief Executive Officer (April 2013 - October 2017 and December 2017 - September 2021); Chairman of the Board (April 2013 - October 2017 and December 2018 - June 2021); Chief Financial Officer (April 2013 - May 2014, August 2017 - October 2017, March 2021 - November 2021 and April 2023 to April 2025); and a member of its Board of Directors (April 2013 - November 2021). Mr. Dietrich was a consultant to Greenwave from February 2022 to April 2023. Additionally, Mr. Dietrich co-founded RoboCent, Inc., the operating subsidiary of FullPAC, Inc., in May 2012 and will serve as its Executive Director and Chief Financial Officer, both commencing upon its listing on Nasdaq. Since February 2023, Mr. Dietrich has served on Truleum, Inc.’s (OTC: TRLM) Board of Directors and as Chairman of its Audit Committee.

Mr. Dietrich’s compensation is discussed in the “Retention & Severance Benefits” section and in the “Treatment of Equity Awards” section below.

Directors

Joanna Massey

Dr. Joanna Massey has served on the Company’s Board of Advisors since 2023 and as a Director since October 2024, and is an experienced public company board director. She is also on the Board of KULR Technology Group Inc (NYSE: KULR), a global leader in advanced energy management solutions, for which she serves as Lead Independent Director, Chair of Nominating & Corporate Governance, Chair of Compensation, and a member of the Audit Committee. In addition, she has served as Independent Director for the Hollywood Foreign Press Association since September 2021. Previously, she was Chairman of the Board for TessPay, Inc., a financial technology platform that uses blockchain technology to provide payment assurance and liquidity. In addition to her Board positions, Dr. Massey works as a Management Consultant for her eponymous company J.D. Massey Associates, Inc. Throughout her career, Dr. Massey has held various roles, including assisting micro-cap and small/mid-cap companies attract institutional investors and expand market share by advising them on enterprise risk management and corporate governance. Dr. Massey’s expertise in crisis communications and brand reputation management enables her to anticipate stakeholder reactions and advise on change management and navigating risk. As a corporate communications executive, Dr. Massey has managed integration during major merger and acquisition transactions at Lionsgate, CBS, and Discovery; corporate turnaround as Condé Nast pivoted from print to video; and crisis communications with consumers, employees, investors, regulators, and politicians. Dr. Massey earned a Bachelor of Arts in Journalism from the University of Southern California, a Master of Business Administration from the University of Southern California and a Graduate Certificate in Corporate Finance from Harvard University, as well as a Master of Arts in Clinical Psychology from Antioch University and a Ph.D. in Psychology from Sofia University, and finally a Master of Science in Legal Studies from Cornell Law with an expected degree conference date of 2025.

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Ms. Massey is paid $2,500 per month in consideration of his services as a Director, pursuant to the offer letter entered into by and between Ms. Massey and the Company on May 29, 2024, and was previously granted certain equity interests in the Company, as described in the “Treatment of Equity Awards” section below.

Paul Dickman

An accomplished angel and real estate investor, Mr. Dickman has held influential positions such as Chief Financial Officer, Chairman of the Board, and Chair of the Board Audit Committee in various publicly traded companies. His notable tenure as Chairman of the Board at Medicine Man Technologies saw the company through a significant capital raise of $20 million, a series of strategic acquisitions, and a remarkable increase in stock value, culminating in an enterprise value of over $130 million. Mr. Dickman is the Founder & Principal of Breakwater MB, a boutique merchant bank focused on providing the expertise and funding needed for cannabis-focused organizations to transition into the public market. Prior to founding Breakwater MB, Mr. Dickman established Breakwater Corporate Finance, a professional services agency offering outsourced CFO and board governance services to private and micro-cap public companies. Through Breakwater Corporate Finance, Mr. Dickman has helped facilitate multiple rounds of new equity and debt capital and has facilitated multiple public offerings while providing profitable liquidity events for investors. Mr. Dickman has a bachelor’s degree in finance and accounting, is a licensed CPA in the State of Colorado (inactive) and is a past Fellow of the National Association of Corporate Directors (NACD). Mr. Dickman is paid $2,500 per month in consideration of his services as a Director, pursuant to the offer letter entered into by and between Mr. Dickman and the Company on May 29, 2024, and was previously granted certain equity interests in the Company, as described in the “Treatment of Equity Awards” section below.

Christopher Ensey

Mr. Ensey has served on the Company’s Board since October 2025. From 2019 to 2024, Mr. Ensey served as a senior technology and cybersecurity executive across multiple leading organizations. Since 2023, Mr. Ensey has served as Chief Executive Officer of Alignment Engine, where he leads initiatives in AI/HPC datacenter design and GPU interconnect hardware, guiding company strategy, fundraising, and market positioning. Prior to this, as Founding Partner and Chief Technology Officer of Gulp Data from 2021 to 2023, Mr. Ensey developed and scaled an AI-driven data valuation platform, establishing robust enterprise partnerships and overseeing engineering. Mr. Ensey also served as Chief Technical Advisor to Gryphon Digital Mining (now American Bitcoin Mining Corp.) (NASDAQ: ABTC) from June 2021 to January 2024. From 2020 to 2021, he served as Chief Technology Officer at eMed, launching an FDA-authorized digital health platform that rapidly scaled to serve millions of users and resulted in six issued patents. As Chief Technology Officer of BlueVoyant between 2019 and 2020, Mr. Ensey managed global cybersecurity operations, directed a $45 million budget, and successfully reduced annual cloud expenditures. Mr. Ensey also served as Chief Operating Officer of Riot Blockchain, Inc. (now Riot Platforms, Inc.) (NASDAQ: RIOT) from January 2018 to September 2018, and as Interim Chief Executive Officer from September 2018 to February 2019. Mr. Ensey’s educational background includes degrees and certifications relevant to technology leadership and cybersecurity. Mr. Ensey is qualified to serve on the Board based on his extensive leadership and expertise in technology and cybersecurity.

When you consider the Board’s recommendations that stockholders vote in favor of the proposals described in this proxy statement, you should be aware that some of our executive officers and directors may have interests that may be different from, or in addition to, TZUP stockholders’ interests. Our directors have an interest in Proposal 1 (Election of Directors). In addition, our officers and directors may be the recipient of future awards under the 2025 Omnibus Equity Incentive Plan and, as such, have an interest in Proposal 4 (The Equity Incentive Plan Proposal). For additional information see “Interests of TZUP Executive Officers and Directors in the Acquisition.”

Summary of Potential Payments to Certain Executive Officers and Directors

Treatment of Equity Awards

Restricted Stock Awards

Each of Mr. Dietrich, Mr. Dickman, and Ms. Massey were granted restricted stock awards (“RSA”) under the 2025 Plan on August 4, 2025, with respect to 50,000 shares of Common Stock, which were vested in full as of the date of grant. Following the Acquisition, such RSAs shall remain outstanding and subject to the terms and conditions of the restricted stock grant agreement (each, a “RSA Grant Agreement”) pursuant to which each RSA was granted and to the terms and conditions of the 2025 Plan.

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Mr. Haag was previously granted an RSA under the 2025 Plan, with respect to 500,000 shares of Common Stock (the “Haag RSA”), which was subject to time-vesting such that the Haag RSA would be vested in full on January 1, 2026, subject to his continued service through the date of vesting (unless otherwise vested upon termination of service). Mr. Haag has resigned from his position as Director as of October 4, 2025, and the Company has accelerated the Haag RSA in connection with his resignation such that the Haag RSA was vested in full as of the date of such resignation. Following such acceleration, the Haag RSA shall remain outstanding and subject to the terms and conditions of the applicable RSA Grant Agreement and the 2025 Plan.

The following table summarizes the value of the outstanding RSAs.

Name	Total shares of Common Stock subject to RSA	Vested shares of Common Stock subject to the RSA	Acceleration of Unvested shares of Common Stock subject to the RSA	Value of Acceleration	Total Value of RSA ($)(1)
Robert Haag (2)	500,000	0	500,000	$2,640,000.00	$2,710,000.00
Isaac Dietrich	50,000	50,000	0	$0	$271,000
Joanne Massey	50,000	50,000	0	$0	$271,000
Paul Dickman	50,000	50,000	0	$0	$271,000
Total:	650,000	150,000	500,000	2,640,000.00	$3,523,000.00

(1) The value of the RSAs is based on the closing price per share of Common Stock of the Company as of October 7, 2025.

(2) Robert Haag resigned as a director of the Company effective as of October 4, 2025.

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Stock Option Awards

The below narrative and table summarizes the number of issued and outstanding options to purchase Common Stock granted pursuant to the Company’s 2024 Plan, as applicable (each a “Plan Option” and shares of Common Stock subject to any Plan Option, “Option Shares”) to executive officers and continuing non-employee directors as of October 30, 2025, the vesting of which was conditioned on continued employment of the TZUP executive officers and continued service by the non-employee directors through the applicable vesting dates set forth in the award agreements relating to such Plan Options (each an “Option Award Agreement ”). The proposed Acquisition will result in a Change in Control (as defined in the Plan) of the Company. As a result, the vesting of the Plan Options awarded to our executive officers and directors will accelerate. Each of Mr. Haag, Mr. Dickman, and Ms. Massey were previously granted Plan Options on October 29, 2025, in connection with their service as Directors, with respect to 120,000 shares of Common Stock for Mr. Haag and Ms. Massey, and 138,000 shares of Common Stock for Mr. Dickman (collectively the “Director Plan Options”), with a strike price of $5.00 per share. The Director Plan Options were vested in full as of the date of grant, but were subject to a twelve-month clawback period in the event of such Director’s termination of service during such clawback period, which clawback period expired in on October 29, 2025. Mr. Haag’s Plan Option was accelerated in full in connection with his resignation from his position as a Director. The Director Plan Options are otherwise unaffected by the Acquisition and will remain outstanding subject to the terms and conditions of the applicable Option Award Agreement for such Plan Option and the 2024 Plan.

On October 29, 2024, Robert Steele was awarded a Plan Option to purchase 500,000 shares of Common Stock at a $5.00 per share strike price (the “Steele Option”). The Steele Option was subject to time vesting per the following schedule: 125,000 of the Option Shares shall vest on January 1, 2025 and, thereafter, 7,812 Option Shares shall vest on the first day of each month provided that on January 1, 2029, 7.836 Option Shares shall vest such that the Steele Option shall be vested in full as of January 1, 2029.

On October 29, 2024, Isaac Dietrich was awarded a Plan Option to purchase 150,000 shares of Common Stock at a $5.00 per share strike price (the “Dietrich Option”). The Dietrich Option was subject to time vesting per the following schedule: 37,500 Option Shares shall vest on January 1, 2025 and, thereafter, 2,343 Option Shares shall vest on the first day of each month provided that on January 1, 2029, 2,379 Option Shares shall vest such that the Steele Option shall be vested in full as of January 1, 2029.

In connection with the Acquisition, the portion of the Steele Option and the Dietrich Option which is yet unvested as of the date of such Acquisition (the “Unvested Portion”) shall accelerate and vest in full. The Dietrich Option and Steele Option will otherwise remain outstanding pursuant to the terms and conditions of the applicable Option Award Agreement and the 2024 Plan following the Acquisition. The following table sets forth the number, strike price, and dollar value of the accelerated Steele Option and Dietrich Option if the Acquisition is consummated, as of October 30, 2025.

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Name	Total Option Shares	Vested Portion (Share)	Unvested Portion (Shares)(2)	Strike Price per Share	Acceleration of the Unvested Portion Upon Change of Control ($) (1)	Total Vested and Unvested Value ($)
Robert Steele	500,000	195,308	304,692	$5.00	$85,313.76		$140,000
Isaac Dietrich	150,000	58,587	91,413	$5.00	$25,595.64		$42,000.00
Robert Haag (3)	120,000	120,000	0	$5.00		$
Joanna Massey	120,000	120,000	0	$5.00	33,600.00		$33,600.00
Paul Dickman	138,000	138,000	0	$5.00	-		$33,600
Total:	1,028,000	631,895	396,105	$5.00	$144,509.40		$38,640

(1) The value of the Plan Options is based on the closing price per share of Common Stock of the Company as of October 7, 2025, less the exercise price per share of each such Plan Option.

(2) Plan Options for Robert Haag, Joanna Massey, and Paul Dickman were 100% vested as of the date of grant, subject to a 12-month clawback in the event such Director resigned from their position as director. As discussed above, Mr. Haag’s Option was accelerated in connection with his resignation.

(3) Robert Haag resigned as a director of the Company effective as of October 4, 2025.

Retention & Severance Benefits

Robert Steele: Chief Executive Officer

Effective October 1, 2022, the Company entered into an employment agreement with Robert Steele pursuant to which Mr. Steele serves as the Company’s Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Steele received an annual salary of $60,000. Effective June 1, 2023, the Company amended Mr. Steele’s agreement and increased Mr. Steele’s annual salary to $72,000.

Effective May 30, 2024, the Company and Mr. Steele entered into a new Executive Employment Agreement, which, among other things, employs Mr. Steele as the Chief Executive Officer of the Company. Mr. Steele is paid an annual salary of $168,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, the employment agreement provides that Mr. Steele’s annual salary will increase from $168,000 to $250,000, effective upon the Company’s achievement of $100,000 net monthly ad revenue from Company advertisers for paid posters for twelve consecutive months, (ii) will increase further to $350,000 upon the Company achieving $250,000 in net monthly ad revenue from Company advertisers for paid posters for twelve consecutive months, and (iii) effective upon the Company’s receipt of an aggregate of $800,000 in net monthly ad revenue from Company advertisers for paid posters for twelve consecutive months, the Base Salary will increase to $500,000.

Mr. Steele’s employment agreement provides for severance payments in the event of any termination of his employment with the Company other than for Cause, in an amount equal to six (6) months of his base salary (i.e., based on his current annual salary, $84,000). Additionally Mr. Steele was granted certain performance-based cash bonus(es) during the 2025 calendar year, in the amount of $10,000.

Isaac Dietrich: Chief Financial Officer and Director

From September 19, 2022 to October 28, 2024, Mr. Dietrich was compensated $5,000 per month for his services as Director of Finance. The monthly cash fee was waived from September to December 2023. Mr. Dietrich was compensated 24,000 shares of common stock with a fair value of $166,500 for services rendered during the year ended December 31, 2023.

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Effective May 30, 2024, the Company and Mr. Dietrich entered into an Executive Employment Agreement, which, among other things, employes Mr. Dietrich as the Chief Financial Officer of the Company. Mr. Dietrich is paid an annual salary of $168,000 in periodic installments in accordance with the Company’s customary payroll practices and applicable wage payment and withholdings laws and requirements. Additionally, the employment agreement provides that Mr. Dietrich’s annual salary will increase from $168,000 to $250,000, effective upon the Company’s achievement of $100,000 net monthly ad revenue from Company advertisers for paid posters for twelve consecutive months, (ii) will increase further to $250,000 upon the Company achieving $250,000 in net monthly ad revenue from Company advertisers for paid posters for twelve consecutive months, and (iii) effective upon the Company’s receipt of an aggregate of $800,000 in net monthly ad revenue from Company advertisers for paid posters for twelve consecutive months, the Base Salary will increase to $350,000. The Company paid to Mr. Dietrich a past performance bonus in an amount equal to $25,000 on October 1, 2024.

Mr. Dietrich’s employment agreement provides for severance payments in the event of any termination of his employment with the Company other than for Cause, in an amount equal to three (3) months of his base salary (i.e., based on his current annual salary, $42,000). Additionally Mr. Steele was granted certain performance-based cash bonus(es) during the 2025 calendar year, in the amount of $30,000.

Director Severance

None of Mr. Haag, Mr. Dickman, nor Ms. Massey’s offer letters provide for any severance or separation benefits upon termination of service as a Director of the Company. In the event of any such termination of service, any RSA or Plan Option which is then outstanding and held by such Director shall be treated as set forth in the applicable RSA Grant Agreement or Option Award Agreement.

New Compensation Arrangements

Executive officers and directors who become officers, directors or employees or who otherwise are retained to provide services to TZUP or its affiliates after the Acquisition may enter into other, new individualized compensation arrangements and may participate in cash or equity incentive or other benefit plans maintained by TZUP or any of its affiliates. As of the date of this proxy statement, no compensation arrangements between such persons and TZUP and/or its affiliates have been established or discussed.

Other Interests

The following includes a summary of transactions during our fiscal years ended December 31, 2024 and December 31, 2023 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this proxy statement. We are not otherwise a party to a current related party transaction, and no transaction is currently proposed, in which the amount of the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which a related person had or will have a direct or indirect material interest.

Mr. Andrew Haag, the brother of Mr. Robert Haag, a former member of the Board, is a large stockholder of TZUP and was instrumental in introducing TZUP to Doge. See “Background of the Acquisition” on page 78 of this proxy statement for more information.

Registration Rights Agreement Share Issuances

In connection with the waiver of certain damages due pursuant to that certain registration rights agreement dated as of April 8, 2022 by and between the Company and Hampton Growth Resources, LLC (“HGR”) resulting from the failure of the Company to file and maintain a registration statement covering certain securities issued by the Company in a private placement, on September 2, 2023, the Company issued HGR 17,601 shares of Common Stock.

In connection with the waiver of certain damages due pursuant to those certain registration rights agreement dated as of September 21, 2022, September 28, 2022 and December 23, 2022 by and between the Company and HGR resulting from the failure of the Company to file and maintain a registration statement covering certain securities issued by the Company in a private placement, on September 2, 2023, the Company issued HGR an aggregate of 2,366 Series A.

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Series A

Pursuant to the Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series A (the “Series A COD”), the Company issued HGR an aggregate of 8,144.83 Series A as dividends from the period of March 2023 through December 2024. In addition, from March 2025 through September 2025, the Company issued HGR an aggregate of 3,429.93 Series A as dividends pursuant to the Series A COD.

Series B

On March 20, 2024, HGR purchased 1,000 shares of the Company’s Series B Preferred Convertible Voting Stock (“Series B”) at $50 per share for gross proceeds to the Company of $50,000.

Pursuant to the Amended and Restated Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of the Series B (the “Series B COD”), the Company issued HGR an aggregate of 854 shares of Common Stock as dividends from the period of June 2024 through December 2024. In addition, from March 2025 through June 2025, the Company issued HGR an aggregate of 513 shares of Common Stock as dividends pursuant to the Series A COD. On July 14, 2025, HGR converted 1,000 shares of Series B into an aggregate of 12,500 shares of the Company’s Common Stock.

Common Stock

Between March 2023 and December 2023, HGR purchased an aggregate of 111,834 shares of the Company’s Common Stock at $4.50 per share for gross proceeds to the Company of $503,253 pursuant to the Company’s public offering of Common Stock under Regulation A of the Securities Act (the “Reg A Offering”). In addition, pursuant to the terms of the Reg A Offering, HGR received an aggregate of 16,775 shares of the Company’s Common Stock as bonus shares.

On October 30, 2024, HGR purchase 120,000 shares of the Company’s Common Stock at $5.00 per share for gross proceeds to the Company of $600,000 in a public offering.

The Managing Member and sole owner of HGR is Andrew Haag who is the brother of the Company’s former director, Robert Haag.

Anticipated Accounting Treatment

We will account for the Acquisition using the acquisition method of accounting in accordance with GAAP. We will treat Doge as the acquirer for accounting purposes. In determining the acquirer for accounting purposes, we considered that we expect that, upon completion of the Acquisition, the former stockholders of Doge will receive approximately 63.7% of our outstanding Common Stock (which may include shares of Series D convertible into shares of our Common Stock) and voting power of the combined company, while TZUP stockholders will retain 36.3% of the outstanding Common Stock and voting power of the combined company. In addition to considering these relative voting powers, we also considered the proposed composition of the combined company’s Board and the proposed members of the executive management team of the combined company. Based on these factors, we concluded that Doge is the accounting acquirer.

Under the acquisition method of accounting, the assets, including identifiable intangible assets, and liabilities of TZUP as of the effective time of the Acquisition will be recorded at their respective fair values and added to those of Doge. Any excess of the purchase price for the Acquisition over the net fair value of TZUP’ assets and liabilities will be recorded as goodwill. The results of operations of Doge will be combined with the results of operations of TZUP beginning at the closing of the Acquisition. The consolidated financial statements of TZUP after closing will not be restated retroactively to reflect the historical financial position or results of operations of Doge. Following the Acquisition, and subject to the finalization of the purchase price allocation, the earnings of TZUP will reflect the effect of any purchase accounting adjustments, including any increased depreciation and amortization associated with fair value adjustments to the assets acquired and liabilities assumed.

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The allocation of the purchase price used in the unaudited pro forma financial statements included in this proxy statement is based upon the fair values of the assets and liabilities determined by a third-party valuation firm. Our preliminary estimates and assumptions are subject to materially change upon the finalization of internal studies and third-party valuations of assets, including investments, property and equipment, intangible assets including goodwill, and certain liabilities.

Security Ownership of Certain Beneficial Owners and Management before the Acquisition

The following table sets forth certain information regarding the beneficial ownership of our common stock, Series A Preferred Stock by (i) each person who, to our knowledge, owns more than 5% of our securities, (ii) our current directors and named executive officers and (iii) all of our current directors and executive officers as a group. We have determined beneficial ownership in accordance with applicable rules of the SEC, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any securities as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days after October 6, 2025 through the exercise of any option, warrant or right, through the conversion of any convertible security or through the vesting of any security. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us that each of the persons named in this table has sole voting and investment power with respect to the securities indicated as beneficially owned.

Each share of Series A Preferred Stock is convertible into 15 shares of the Company’s common stock, subject to adjustment as set forth in the Certificate of Designation of the Series A Preferred Stock. Notwithstanding the foregoing, the Certificate of Designation of the Series A Preferred Stock contains a blocker which prohibits the conversion of the Series A Preferred Stock into shares of common stock if the number of shares of common stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of common stock owned by the holder at such time, the number of shares of common stock that would result in the holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) more than 4.99% of all of the common stock outstanding at such time (the “ Beneficial Ownership Limitation”); provided, however, that, upon the holder providing the Company with 61 days’ advance notice that the holder would like to modify the Beneficial Ownership Limitation with regard to any or all shares of common stock issuable upon conversion of the Series A Preferred Stock, the Beneficial Ownership Limitation may be increased to 9.99% (as defined in the Certificate of Designation of the Series A Preferred Stock. Furthermore, the Certificate of Designation of the Series A Preferred Stock provides that each holder of Series A Preferred Stock shall vote together with the Common Stock on an as-converted basis, provided that each holder of Series A Preferred Stock shall be limited to voting the number of votes that is 9.99% of all shares entitled to vote, except as required by law.

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The information set forth in the table below is based on _______ shares of our common stock and 158,428.45 shares of Series A Preferred Stock issued and outstanding on October 6, 2025. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Thumzup Media Corporation, 10557-B Jefferson Boulevard, Los Angeles, CA 90232.

	Number of Shares of Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Owned		Percentage of Series A Preferred Stock Beneficially Owned	% of Total Voting Power
Directors and Named Executive Officers:
Robert Steele	811,900	(1)	4.85%	-		-	4.85%
Isaac Dietrich	137,670	(2)	1.22%	838.52		*	0.90%
Joanna Massey	190,592	(3)	1.67%	1,668.19		1.05%	1.29%
Paul Dickman	210,015	(4)	1.84%	-		-	1.26%
Christopher Ensey	-	(5)	-	-		-	-

All directors and executive officers as a group (5 people)	2,287,778		13.31%	36,648.21		23.13%	16.00%
5% or Greater Stockholders:
Joe Thomas (6)	740,617	(7)	4.58%	60,681.66	(8)	38.30%	9.46%
Hampton Growth Resources, LLC (9)	965,184		5.85%	61,098.58		38.57%	10.78%
Valkyrie Series X TZUP II (10)	955,000	(11)	5.77%	-		-	5.77%

*Represents beneficial ownership of less than 1%.

(1) Consists of (i) 608,780 shares of Common Stock and (ii) 203,120 shares of Common Stock issuable upon exercise of outstanding options. Excludes 296,880 shares of Common Stock issuable upon exercise of outstanding options.

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(2) Consists of (i) 76,740 shares of Common Stock and (ii) 60,930 shares of Common Stock issuable upon exercise of outstanding options. Excludes 89,070 shares of Common Stock issuable upon exercise of outstanding options.

(3) Consists of (i) 70,592 shares of Common Stock and (ii) 120,000 shares of Common Stock issuable upon exercise of outstanding options.

(4) Consists of (i) 72,015 shares of Common Stock and (ii) 138,000 shares of Common Stock issuable upon exercise of outstanding options.

(5) Excludes 150,000 shares of Common Stock which shall vest immediately upon Closing of the Acquisition.

(6) Joe Thomas is the Chief Financial Officer of SLS Group, LLC (“SLS”) and in such capacity has the right to vote and dispose of the securities held by SLS. Mr. Thomas is the President of Solutions Corp. (“Classic”) and in such capacity has the right to vote and dispose of the securities held by Classic. The address of Mr. Thomas is 4580 S. Thousand Oaks Drive, Salt Lake City, UT 84124.

(7) Consists of (i) 406,500 shares of Common Stock held by SLS and (ii) 334,117 shares of Common Stock held by Classic.

(8) Consists of (i) 30,341.36 shares of Series A Preferred Stock held by SLS and (ii) 30,340.30 shares of Series A Preferred Stock held by Classic.

(9) Andrew Haag is the Managing Member of Hampton Growth Resources, LLC (“HGR”) and in such capacity has the right to vote and dispose of the securities held by HGR. The address of HGR is 1688 Meridian Avenue, Suite 700 Miami Beach, FL 33139.

(10) The business address of Valkyrie X Series VII TZUP I (“Valkyrie”) is 433 Plaza Real, Suite 275, Boca Raton, FL 33432. Valkyrie’s principal business is that of a private investor. Jin Pyung Yoo is the manager of Valkyrie and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by it. Jin Pyung Yoo disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by Valkyrie.

(11) Consists of 955,000 shares of Common Stock held by Valkyrie.

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Security Ownership of TZUP after the Acquisition

As of the Record Date, there were _______ shares of TZUP Common Stock outstanding, ______ outstanding shares of Series A Preferred Stock convertible into an aggregate of _____ shares of TZUP Common Stock, ____ warrants exercisable for an aggregate of _____ shares Common Stock at a weighted average exercise price of $___, and ____ options exercisable for an aggregate of _____ shares Common Stock at a weighted average exercise price of $____.

Under the terms of the Agreement, on the closing date of the Acquisition, we will issue to stockholders of Doge 30,700,000 shares of TZUP Common Stock. In lieu of Common Stock, any Doge stockholder who, as a result of such issuance would beneficially own more 4.99% of the Company’s Common Stock immediately following the consummation of the Acquisition, may instead receive a newly authorized series of convertible preferred stock designated as Series D containing a Beneficial Ownership Limitation. The aggregate Consideration shall not exceed 30,700,000 shares of Common Stock of the Company, inclusive of any shares of Common Stock issuable upon conversion of the Series D. Based on the foregoing, the former Doge stockholders will represent approximately 63.7% of our outstanding Common Stock and voting power of the combined company.

Past Contracts, Transactions, Negotiations and Agreements

On September 24, 2025, the Company loaned Doge $2.5 million (the “Loan”) which was evidenced by a secured promissory note (the “Note”) issued by Doge and USDE Acquisition, Inc., a wholly-owned subsidiary of Doge (“USDE” and together with Doge, the “Maker”) in favor of the Company. The Loan accrues interest at a rate of 8% per annum and matures upon the earliest of: (i) September 22, 2026, (ii) the date the Maker (or any successor in interest of the Maker) consummates the Subsequent Transaction (as defined herein), or (iii) the Agreement is terminated pursuant to its terms. “Subsequent Transaction” means the closing of the acquisition of Maker by the Company pursuant to the Agreement. The obligations of the Maker under the Note are secured by Collateral (as defined in the Security Agreement (as defined below)).

In connection with the Loan, on September 24, 2025, the Company entered into a security agreement with the Maker pursuant to which, among other things, the Maker granted the Company a first priority lien and security interest in the collateral including profits interest. In addition, on September 30, 2025, the Company entered into a subordination agreement with a secured lender (together with its representatives, successors, and assigns, “Secured Lender”) and Dogehash pursuant to which each of the Secured Lender and Dogehash (together with all of its current and future, direct and/or indirect, wholly-owned and/or partially-owned subsidiaries and their respective successors and assigns, the “Debtor”) agreed that any security interest of the Secured Lender (and any other lender that may have a security interest in the assets of the Debtor, if any) in the assets of the Debtor will be subordinated to the senior security interest granted to Company with respect to the Collateral.

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Executive Officers and Board of Directors of TZUP After the Acquisition

The following table sets forth information on our executive officers after the Acquisition.

Name	Age	Position with TZUP After the Acquisition	Current Position With Doge
Parker Scott	30	Chief Executive Officer	Chief Executive Officer
Robert Steele	59	Chief Financial Officer	N/A

Parker Scott

Mr. Scott is a finance and business development executive with over a decade of experience in capital markets, digital asset mining, biotechnology, and advanced energy industries. He currently serves as Chief Executive Officer of DogeHash Technologies, Inc., where he is leading the company’s strategy to become one of the most competitive and profitable Scrypt-based miners in North America. Prior to joining Dogehash, Mr. Scott served as Chief Financial Officer of PolarityBio, where he was responsible for financial strategy, capital formation, and investor engagement in connection with the company’s regenerative medicine platform. He previously held the position of Vice President of Business Development at ASP Isotopes, Inc. (NASDAQ: ASPI), a nuclear energy and Advanced Isotope commercialization company, where he focused on strategic partnerships, fundraising, and market development. In addition to his operating roles, Mr. Scott has provided extensive advisory and consulting services to companies in the digital asset mining industry, assisting with large-scale infrastructure development, fundraising, and investor relations. He has worked closely with both private and public companies in the sector, bringing a unique combination of capital markets experience and operational expertise to the rapidly evolving digital asset ecosystem. Mr. Scott began his career in global equity research at Goldman Sachs and later at a special situations hedge fund, where he specialized in market analysis, capital allocation, and portfolio strategy. Since 2018, he has founded, advised, and managed companies in the cryptocurrency, biotechnology and energy industries, with a focus on financial structuring, business development, and shareholder value creation. Mr. Scott is qualified to serve as a director of TZUP because of his experience as Chief Executive Officer of Doge.

Robert Steele

We anticipate that Mr. Steele will transition from his current role as Chief Executive Officer of TZUP to Chief Financial Officer of Doge. As of the date of this proxy statement, Mr. Steele has not entered into an employment agreement to serve as Chief Financial Officer of Doge. Mr. Steele’s biographical information is provided under the section titled, “Current Directors and Executive Officers” on page 88 of this proxy statement.

The following table sets forth information on our directors after the Acquisition.

Name	Age	Title
Parker Scott	30	Director Nominee
Robert Steele	59	Director
Christopher R. Moe	68	Director Nominee
Christopher Ensey	45	Director
Allan Evans	41	Director Nominee

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Parker Scott

Mr. Scott’s biographical information is provided under the section titled, “Executive Officers and Board of Directors of TZUP After the Acquisition” on page 99 of this proxy statement.

Robert Steele

Mr. Steele’s biographical information is provided under the section titled, “Current Directors and Executive Officers” on page 88 of this proxy statement.

Christopher R. Moe

Mr. Moe is the Chief Financial Officer of Beeline Holdings, Inc. (NASDAQ: BLNE), a digital home loan lending and title platform designed to streamline the financing process. Previously, he was the Chief Financial Officer and Director of Yates Electrospace Corporation, a heavy payload autonomous cargo delivery UAS producer. Earlier, he was the Chairman, Chief Executive Officer, and co-founder of ProBrass Inc., a rifle brass cartridge case manufacturing company that Vairog US acquired. Previously, he was the Chief Financial Officer of Vectrix Holdings Limited, a subsidiary of GP Industries Ltd (G20:SGX), an international developer and manufacturer of electric motorcycles, and the Chief Financial Officer and Director of Mission Motor Company, a company focused on advanced EV and hybrid powertrains for automobile and power sports applications. He has served as the Chief Financial Officer and Director of Vectrix Corporation (LSE: VRX), Managing Director of GH Ventures, Managing Director of Kirkland-Ft. Worth Investment Partners, Chief Executive Officer of St. Louis Ship Industries, Vice President of Wasserstein, Perella & Co.’s merchant banking fund, and Vice President/Area Head with Citicorp’s Leveraged Capital Group. He serves as an independent director and chair of the Audit Committee of Red Cat Holdings, Inc. (Nasdaq: RCAT). He serves on the Advisory Board of Innovate Newport and is Trustee Emeritus of The Pennfield School. He is the former Vice Chairman and Treasurer of the Choir School of Newport County and former Treasurer of the Zabriskie Memorial Church of Saint John the Evangelist. He served as a Captain of United States Marines and deployed with the 31st Marine Expeditionary Unit twice to the Western Pacific and Indian Ocean. He holds a BA degree in English from Brown University and an MBA from the Harvard Business School. Mr. Moe is qualified to serve on the Board given his extensive experience as a board member and executive across public and private companies.

Christopher Ensey

Mr. Ensey’s biographical information is provided under the section titled, “Current Directors and Executive Officers” on page 88 of this proxy statement.

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Allan Evans

Dr. Allan Evans has served as Chief Executive Officer and director of Unusual Machines, Inc. (NYSE: UMAC) since December 4, 2023. Prior to becoming Chief Executive Officer of Unusual Machines, Inc., Dr. Evans was the Chief Operating Officer of Red Cat Holdings, Inc. (NASDAQ: RCAT) from January 2021 to November 2023 and was the Chief Executive Officer of Fat Shark Holdings, Ltd. Dr. Evans is a serial entrepreneur with a history of founding and leading technological innovation. He has extensive experience in overseeing different emerging technologies. From August 2017 to October 2020, Dr. Evans served as a board member for Ballast Technologies, a company that specialized in technology for location-based entertainment. In November 2012, he co-founded Avegant, a technology company focused on developing next generation display technology to enable previously impossible augmented reality experiences. He led design, development, and initial production of the Glyph head mounted display and oversaw technology research and patent strategy while serving as Chief Technology Officer of Avegant until 2016. Dr. Evans has 47 pending or issued patents that cover a range of technologies from implantable medical devices to mixed reality headsets. Academically, his work has an h-index of 15, an i-index of 28, and has been cited in more than 1,000 publications. He has extensive experience with new technologies, engineering, business development, and corporate strategy, and his expertise in these areas strengthens the Company’s collective knowledge and capabilities. Dr. Evans’ is qualified to serve on the Board due to his management and public company experience and his experience in the technology industry.

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DOGE’S BUSINESS

Overview

Dogehash is a digital asset mining company focused on mining Dogecoin and Litecoin. Doge was formed on April 11, 2025. Pursuant to that certain Asset Purchase Agreement dated July 23, 2025, by and among Doge, Acquisition Co. and USDE, Doge acquired all of the assets and business of USDE, including, without limitation, computers and related equipment located at colocation facilities, warehoused, on order or in transit, for digital asset mining activities, principally Dogecoin.

Price of Dogecoin and Litecoin

Doge’s business is heavily dependent on the price of Dogecoin and Litecoin, which has historically experienced significant volatility. Doge generates revenue from Dogecoin and Litecoin rewards that it earns through mining in its facilities. As a result, fluctuations in the price of Dogecoin and Litecoin may significantly impact Doge’s results of operations.

Network Difficulty and Hashrate

Doge’s business is not only impacted by the volatility in prices, but also by increases in the competition for Dogecoin and Litecoin production. This increased competition is described as the network hashrate resulting from the growth in the overall quantity and quality of miners working to solve blocks on the blockchain, and the difficulty index associated with the secure hashing algorithm employed in solving the blocks. Increased difficulty reduces the mining proceeds of the equipment proportionally and eventually requires miners like us to upgrade their equipment to remain profitable and compete effectively with other miners. Conversely, a decline in network hashrate results in a decrease in difficulty, increasing mining proceeds and profitability.

Power Costs

Power is the foundation of Doge’s platform. Doge seeks to acquire, develop, and manage critical energy assets such as interconnects, powered land, and other electrical infrastructure to address the load demands of energy-intensive applications. It currently operates through colocation agreements also referred to in this proxy statement as hosting agreements, which have access to competitively priced electrical power based on the regions in which Doge operates. However, there is no guarantee that Doge will be able to procure additional power on similar terms, or at all. Market prices for power, capacity, and other ancillary services are unpredictable and tend to fluctuate substantially. See “Risk Factors.”

Cryptocurrency Mining

Doge currently mines Dogecoin, and may choose to mine other cryptocurrencies including Litecoin, by acquiring miners to solve complex cryptographic algorithms to support the Dogecoin blockchain (in a process known as “solving a block”). In return for solving blocks, Doge receives Dogecoins. Doge intends to only mine cryptocurrencies that are not securities. Doge anticipates that, should it consider mining a cryptocurrency other than Dogecoin it will seek the advice of securities counsel, and the process will include research, review and analysis of the current federal securities laws and regulations regarding cryptocurrencies, including judicial interpretations and administrative guidance. However, the processes employed for determining whether particular cryptocurrencies are securities within the meaning of U.S. federal securities laws are risk based assessments based on analysis of existing fact and law and are not a legal standard or binding on the SEC or other regulators. See the risk factor titled “Risks Related to the Regulation of Digital Assets - A determination that Dogecoin or any other digital asset is a “security” would adversely affect the value of Dogecoin, our Treasury Reserve and our Common Stock.” For that reason, Doge has no plan in the foreseeable future to mine anything other than Dogecoin and Litecoin.

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With respect to holding and selling the Dogecoin which Doge mines, Doge’s policy is to hold the Dogecoin it mines until management determines that market conditions and circumstances deem selling the Dogecoin to be advisable in the furtherance of Doge’s capital needs and objectives. This may include, among other factors, a determination that Dogecoin is overvalued at a particular price at a given time, that fiat currency is required to fund its operations, or that an excessive quantity of Dogecoin has accumulated in its digital wallet resulting in a potential security risk. Doge holds its Dogecoin it mines in a Coinbase account, and does not have any agreements with other third parties to act as custodian for the Dogecoin it mines. Thus, it is subject to the same risk as TZUP is with its Bitcoin held by Coinbase.

Miners measure their capability in terms of processing power, which is known as in the industry as “hashing” power. Hashing power is measured in terms of the number of hashing algorithms solved (or “hashes”) per second, which is the miner’s “hash rate.” Generally speaking, miners with greater hashing power and in turn a higher hash rate relative to other miners attempting to solve a block have a higher chance of solving the block and receiving a cryptocurrency award. However, although newer generations of miners advertise improved energy efficiency, increasing hash rate generally requires greater electric power, which increases the cost of solving a block and, therefore, the relative cost of mining a cryptocurrency. As additional miners competed for the limited supply of blocks, individuals found that they were working for months without finding a block and receiving any reward for their mining efforts. To address this variance, miners started organizing into pools to share mining rewards more evenly on a pro rata basis based on total hashing capacity contributed to the mining pool. Doge is participating in a mining pool.

Mining Pools

Doge uses third party mining pools to receive its mining rewards from the network. Mining pools allow miners to combine their processing power, increasing their chances of solving a block and getting paid by the network. The rewards are distributed by the pool operator, proportionally to Doge’s contribution to the pool’s overall mining power used to generate each block. Doge has no binding agreement to stay in the current mining pool. Doge can select to switch mining pools at any time. The pool operator charges a nominal fee of approximately 1% of the block reward to be a part of the pool, and distributes a proportional net reward to the miner.

Our Mining Equipment and Related Agreements

As of October 6, 2025, Doge has invested approximately $27 million towards the development of its new cryptocurrency mining business. Doge’s predecessor, USDE, entered into agreements and arrangements for equipment and services but has only commenced Dogecoin mining operations as of October 6, 2025. Doge also entered into a long-term contract to purchase electric power from the power grid in Glenn Mills, Ontario and use the power to mine cryptocurrencies. Pursuant to the Asset Purchase Agreement, Doge purchased and received 2,500 ASIC computer miners from USDE.

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Overview of the Dogecoin Industry and Market

Since Doge’s business is dependent upon the performance of Dogecoin, set forth below is a summary of the Dogecoin industry and market.

Dogecoin is a digital asset that is created and transmitted through the operations of the peer-to-peer Dogecoin network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Dogecoin network, the infrastructure of which is collectively maintained by a decentralized user base. The Dogecoin network allows people to exchange tokens of value, called Dogecoin, which are recorded on a public transaction ledger known as a blockchain. Dogecoin can be used to pay for goods and services, including computational power on the Dogecoin network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset markets or in individual end-user-to-end-user transactions under a barter system.

The initial creation of Dogecoin was in 2013 in connection with a clone of the Litecoin protocol, which in turn is a clone of the Bitcoin protocol. The Dogecoin network was created in late 2013 by Jackson Palmer, an Adobe employee, and Billy Markus, an IBM employee, who thought the crypto-asset industry had become too serious and established an alternative crypto-asset as a joke based off the popular “Doge” Internet meme featuring a Japanese female Shiba Inu dog called “Kabosu.” Since then, the number of core contributors to the Dogecoin network has grown to over 40. Over 2,500 merchants and retailers accept Dogecoin for goods and services, including the Dallas Mavericks and AMC, and Dogecoin has been donated for various charitable purposes, including to build a well in Kenya. Elon Musk has advocated for the adoption of Dogecoin. Further, Dogecoin has been used as a means for social media users to tip other users, as a medium of exchange to purchase tickets for some National Basketball Association games, and as a means of payment to launch a satellite to the moon via SpaceX. Ultimately, the Dogecoin protocol shares many similarities with the Litecoin and Bitcoin protocols, with the Dogecoin protocol and Litecoin protocol sharing the same hashing algorithm. Although the Dogecoin protocol is very similar to the Litecoin and Bitcoin protocols, there are several key differences between the Dogecoin protocol and the Bitcoin and Litecoin protocols. These differences include a block generation time of approximately one minute for the Dogecoin protocol as compared to two and a half minutes for the Litecoin protocol and ten minutes for the Bitcoin protocol, and no cap on the number of Dogecoin tokens that will be created, as compared to caps of 84 million for LTC and 21 million for Bitcoin. As a result of these differences, transactions using the Dogecoin network occur significantly faster than transactions using the Litecoin and Bitcoin Networks and at a lower cost. The Dogecoin and Litecoin protocols also implemented “Scrypt,” a distinct hashing algorithm different from the Bitcoin protocol’s SHA-256 hashing algorithm. D

The Dogecoin network is decentralized in that it does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of Dogecoin. Rather, Dogecoin is created and allocated by the Dogecoin network protocol through a “mining” process. The value of Dogecoin is determined by the supply of and demand for Dogecoin on the digital asset markets or in private end-user-to-end-user transactions.

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Similar to the Bitcoin and Litecoin networks, the Dogecoin network operates on a proof-of-work model. New Dogecoin is created and rewarded to the miners of a block in the Dogecoin blockchain for verifying transactions. The Dogecoin blockchain is effectively a decentralized database that includes all blocks that have been mined by miners and it is updated to include new blocks as they are solved. Each Dogecoin transaction is broadcast to the Dogecoin network and, when included in a block, recorded in the Dogecoin blockchain. As each new block records outstanding Dogecoin transactions, and outstanding transactions are settled and validated through such recording, the Dogecoin blockchain represents a complete, transparent and unbroken history of all transactions of the Dogecoin network. For further details, see “Overview of Dogecoin—Creation of New Dogecoin” below. While the Dogecoin network initially had a random mining reward schedule where mining rewards would change every 69 days, the core developers have since implemented a flat miner reward of 10,000 Dogecoin per block that is expected to remain for the foreseeable future. As of September 30, 2025, approximately 151 billion Dogecoin were outstanding.

Similar to Bitcoin and Litecoin, Dogecoin can be used to pay for goods and services or can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Additionally, Dogecoin is used to pay for transaction fees to miners for verifying transactions on the Dogecoin network.

Creation of New Dogecoin

Initial Creation of Dogecoin

The initial creation of Dogecoin was in 2013 in connection with a clone of the Litecoin protocol, which in turn is a clone of the Bitcoin protocol. All additional Dogecoin have been created through the mining process.

Mining Process

The Dogecoin network is kept running by computers all over the world. In order to incentivize those who incur the computational costs of securing the network by validating transactions, there is a reward that is given to the computer that was able to create the latest block on the chain. Every minute, on average, a new block is added to the Dogecoin blockchain with the latest transactions processed by the network, and the computer that generated this block is currently awarded 10,000 Dogecoin. Due to the nature of the algorithm for block generation, this process (generating a “proof-of-work”) is guaranteed to be random. Over time, rewards are expected to be proportionate to the computational power of each machine.

The process by which Dogecoin is “mined” results in new blocks being added to the Dogecoin blockchain and new Dogecoin tokens being issued to the miners. Computers on the Dogecoin network engage in a set of prescribed complex mathematical calculations in order to add a block to the Dogecoin blockchain and thereby confirm Dogecoin transactions included in that block’s data.

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To begin mining, a user can download and run Dogecoin network mining software, which turns the user’s computer into a “node” on the Dogecoin network that validates blocks. Each block contains the details of some or all of the most recent transactions that are not memorialized in prior blocks, as well as a record of the award of Dogecoin to the miner who added the new block. Each unique block can be solved and added to the Dogecoin blockchain by only one miner. Therefore, all individual miners and mining pools on the Dogecoin network are engaged in a competitive process of constantly increasing their computing power to improve their likelihood of solving for new blocks. As more miners join the Dogecoin network and its processing power increases, the Dogecoin network adjusts the complexity of the block-solving equation to maintain a predetermined pace of adding a new block to the Dogecoin blockchain approximately every minute. A miner’s proposed block is added to the Dogecoin blockchain once a majority of the nodes on the Dogecoin network confirms the miner’s work. Miners that are successful in adding a block to the Dogecoin blockchain are automatically awarded Dogecoin for their effort and may also receive transaction fees paid by transferors whose transactions are recorded in the block. This reward system is the method by which new Dogecoin enter into circulation to the public.

The Dogecoin network is designed in such a way that the reward for adding new blocks to the Dogecoin blockchain remains static over time.

Limits on Dogecoin Supply

The Dogecoin network is structured so that there is no limit on the amount of Dogecoin to be created, which are mined over time with the creation of each new block. The supply of new Dogecoin is mathematically controlled so that the number of Dogecoin grows at a limited rate pursuant to a fixed schedule. Approximately 5.25 billion Dogecoin are created each year.

As of September 30, 2025, approximately 151 billion Dogecoin were outstanding.

Modifications to the Dogecoin Protocol

The Dogecoin network is an open source project with no official developer or group of developers that controls it. However, the Dogecoin network’s development has historically been overseen by a core group of developers. The core developers are able to access, and can alter, the Dogecoin network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Dogecoin network’s source code.

The release of updates to the Dogecoin network’s source code does not guarantee that the updates will be automatically adopted. Users and miners must accept any changes made to the Dogecoin source code by downloading the proposed modification of the Dogecoin network’s source code. A modification of the Dogecoin network’s source code is effective only with respect to the Dogecoin users and miners that download it. If a modification is accepted by only a percentage of users and miners, a division in the Dogecoin network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risks Related to Digital Assets—A temporary or permanent “fork” or a “clone” could adversely affect the value of the Dogecoin held in our Treasury Reserve upon consummation of the Acquisition.” Consequently, as a practical matter, a modification to the source code becomes part of the Dogecoin network only if accepted by participants collectively having most of the processing power on the Dogecoin network.

Core development of the Dogecoin network source code generally focuses on modifications of the Dogecoin network protocol to increase speed and scalability and also allow for non-financial, next generation uses. At this time, such projects remain in early stages and have not been materially integrated into the Dogecoin blockchain or the Dogecoin network.

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Forms of Attack Against the Dogecoin network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Dogecoin network contains certain flaws. For example, the Dogecoin network is currently vulnerable to a “51% attack” where, if a mining pool were to gain control of more than 50% of the hash rate for a digital asset, a malicious actor would be able to gain full control of the network and the ability to manipulate the Dogecoin blockchain. As of June 30, 2025, the top three largest mining pools controlled over 50% of the hash rate of the Dogecoin network. Any future attacks on the Dogecoin network could negatively impact the perception of the Dogecoin network, the value of Dogecoin, and the value of the shares of Common Stock of the combined company.

In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and in the transfer of digital assets. Any similar attacks on the Dogecoin network that impact the ability to transfer Dogecoin could have a material adverse effect on the price of Dogecoin and the value of the shares of Common Stock of the combined company.

Doge’s Strengths

Doge management believes that it has a competitive advantage over its competitors as a result of the following:

Doge has forged partnerships with multiple players in the industry, allowing it to have a substantial advantage for sourcing cutting edge miners and sourcing low cost mining facilities;

Unlike Bitcoin miners whose energy costs often push operations into unprofitability, Doge believes that it benefits from lower energy requirements, enabling it to acquire power and remain profitable in conditions where Bitcoin miners cannot sustain operations; and

Bitcoin miners cannot easily transition to Dogecoin mining since they would need to completely overhaul their hardware and hosting sites creating a barrier to entry that Doge believes protects its market position.

Doge’s Strategy

Doge has already purchased and is operating its first batch of miners. As a result, Doge’s management believes that it can build its Treasury Reserve while continuing to mine Dogecoin for long term price upside while selling only to cover its cost and expenses. In addition, because Doge has been able to purchase miners at steep discounts or through collaborative partnerships, Doge’s management believes that it has positioned itself for a strong return on its capital deployment.

Competition

Doge’s business environment is constantly evolving, and cryptocurrency miners can range from individual enthusiasts to professional mining operations with dedicated data centers. Doge competes with other companies that focus all or a portion of their activities on cryptocurrency mining activities at scale. We face significant competition in every aspect of our business, including, but not limited to, the acquisition of new miners, the ability to raise capital, obtaining the lowest cost of electricity, obtaining access to energy sites with reliable sources of power, and evaluating new technology developments in the industry.

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A number of public companies (traded in the U.S. and internationally) and private companies may decide to enter into the Dogecoin mining business to compete with us, including the following companies which we have identified as our potential competitors:

●	Argo Blockchain PLC;

●	Bit Digital, Inc.;

●	Bitcoin Investment Trust;

●	Bitfarms Technologies Ltd. (formerly Blockchain Mining Ltd);

●	BitNile Holdings, Inc. (through its ownership of Digital Farms Inc.);

●	Blockchain Industries, Inc. (formerly Omni Global Technologies, Inc.);

●	Digihost International, Inc.;

●	DMG Blockchain Solutions Inc.;

●	GMO Internet, Inc.;

●	Galaxy Digital Holdings Ltd.;

●	HashChain Technology, Inc.;

●	Hive Blockchain Technologies Inc.;

●	Hut 8 Mining Corp.;

●	Layer1 Technologies, Inc.;

●	Marathon Digital Holdings, Inc.;

●	MGT Capital Investments, Inc.;

●	Northern Data AG;

●	Overstock.com Inc.;

●	Riot Platforms, Inc.

●	SOS Limited;

●	SBI Holdings; and

●	Stronghold Digital Mining, Inc.

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Government Regulation

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the digital asset markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem.

On January 23, 2025, President Trump issued an executive order titled “Strengthening American Leadership in Digital Financial Technology” aimed at supporting “the responsible growth and use of digital assets, blockchain technology, and related technologies across all sectors of the economy.” The Executive Order also established an interagency working group that is tasked with “proposing a Federal regulatory framework governing the issuance and operation of digital assets” in the United States. Pursuant to this Executive Order, the working group released a report in July 2025 outlining the administration’s recommendations to Congress and various agencies reflecting the administrations “pro-innovation mindset toward digital assets and blockchain technologies.” In particular, the report recommends that Congress enact legislation regarding self-custody of digital assets, clarifying the applicability of Bank Secrecy Act obligations with respect to digital asset service providers, granting the CFTC authority to regulate spot markets in non-security digital assets, prohibiting the adoption of a CBDC, and clarifying tax laws as relevant to digital assets. In addition, the report recommends that agencies reevaluate existing guidance on digital asset activities, use existing authorities to enable the trading of digital assets at the federal level, embrace decentralized finance, launch or relaunch crypto innovation efforts, and promote U.S. private sector leadership in the responsible development of cross-border payments and financial markets technologies, among others.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. While the SEC and its Staff have generally encouraged the use of cryptocurrency, the SEC’s Division of Corporation Finance noted on April 10, 2025 that some digital assets may be securities. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

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There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of Dogecoin by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the Dogecoin ecosystem in the United States and globally, or otherwise negatively affect the value of Dogecoin held by Doge. The effect of any future regulatory change on Doge, the combined company or the Dogecoin held in the Treasury Reserve is impossible to predict, but such change could be substantial and adverse to Doge, the combined company and the value of the shares of Common Stock of the combined company.

The CFTC has regulatory jurisdiction over the Dogecoin futures markets. In addition, because the CFTC has determined that Dogecoin is a non-security “commodity” it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for Dogecoin. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges, spot digital asset trading platforms or retail transactions involving spot Dogecoin that do not utilize collateral, leverage, or financing. We cannot be certain as to how CFTC regulation of Dogecoin futures may impact the price of Dogecoin.

Intellectual Property

Doge does not have any intellectual property rights but owns the domain name www.dogehashtech.com.

TZUP’S BUSINESS

Overview

Thumzup was incorporated on October 27, 2020, under Nevada law, and its headquarters is located in Los Angeles, California. The Company’s primary business is software as a service provider dedicated to connecting businesses with consumers and allowing the business to incentivize consumers to post about their experience on social media. Thumzup mission is to democratize social media marketing by connecting advertisers with non-professional people, who can be paid for their posts about products and services they love through its technology which utilizes a proprietary mobile App. The App generates scalable word-of-mouth product posts and recommendations for advertisers on social media and is designed to connect advertisers with individuals who are willing to promote their products online.

The Thumzup App enables users to select a brand they want to post about on social media. Once the Thumzup user selects the brand and takes a photo (using the App), the App will post the photo and a caption to the user’s social media account(s). As of the date of this proxy statement, Instagram is the Company’s initial social media platform that is being used, due to its wide acceptance and its great functionality using photographs. The Company expects to add other social media platforms in the future. For the advertiser, the Thumzup system enables brands to get real people to promote products to their friends, rather than displaying banner ads that consumers now mostly ignore, or contracting with expensive professional influencers. The Company has generated nominal revenues to date and continues with the development of enhancements to its App and marketing efforts.

The Company is an “emerging growth company” as that term is used in the Jumpstart our Business Startups Act of 2012, and as such, has elected to comply with certain reduced public company reporting requirements.

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Recent Developments

Loan to Doge

On September 24, 2025, the Company loaned Doge $2.5 million (the “Loan”) which was evidenced by a secured promissory note (the “Note”) issued by Doge and USDE Acquisition, Inc., a wholly-owned subsidiary of Doge (“USDE” and together with Doge, the “Maker”) in favor of the Company. The Loan accrues interest at a rate of 8% per annum and matures upon the earliest of: (i) September 22, 2026, (ii) the date the Maker (or any successor in interest of the Maker) consummates the Subsequent Transaction (as defined herein), or (iii) the Agreement is terminated pursuant to its terms. “Subsequent Transaction” means the closing of the acquisition of Maker by the Company pursuant to the Purchase Agreement. The obligations of the Maker under the Note are secured by Collateral (as defined in the Security Agreement).

Share Repurchase Program

On September 23, 2025, the Company’s Board of Directors authorized a share repurchase program, pursuant to which the Company may repurchase up to $10 million of its shares of common stock through December 31, 2026. This share repurchase program replaces and supersedes the share repurchase program approved by the Company’s Board of Directors on February 26, 2025, which had authorized the Company to repurchase up to $1 million of its shares of common stock. On September 19, 2025, the Company fully filled its existing $1 million share repurchase authorization. From March 18 to September 19, 2025, the Company repurchased an aggregate of 212,432 shares of common stock for approximately $1 million at a weighted average of $4.71 per share.

American Ventures LLC Financial Advisory Agreement

On August 12, 2025, we entered into the Advisory Agreement with the Advisor pursuant to which the Advisor agreed to provide us with certain financial advisory services, including advising us on crypto treasury strategies, on a non-exclusive basis. Pursuant to the Advisory Agreement, we agreed to issue the Advisor 750,000 shares of Common Stock, which Advisor Shares are subject to stockholder approval. The Advisory Agreement may be terminated by either party upon five days prior written notice to the other party. On Proposal 5, we are asking our stockholders to approve the issuance of the Advisor Shares.

August 2025 Offering

On August 12, 2025, the Company sold 5,000,000 shares of Common Stock in a public offering. The gross proceeds to us were approximately $50 million, before deducting the placement agent’s fees and expenses and estimated offering expenses payable by us. Assuming we close the Acquisition, we currently intend to use the net proceeds received from the public offering primarily for the business of mining Doge and Dogecoin holding it as an investment to be held as part of a treasury strategy.

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Pursuant to the August 12, 2025 public offering, we paid Dominari, the placement agent, a 7% cash fee, a 1% non-accountable expense, and reimbursed Dominari for all reasonable and out-of-pocket expenses incurred in connection with its engagement, including reasonable fees and expenses of its legal counsel in the amount of $150,000. Additionally, we issued Warrants to Dominari to purchase up to 350,000 shares of Common Stock at an exercise price of $10.00 per share. These Warrants will be exercisable 180 days after the issuance date and over a five year period from the date of issuance.

Amendment to Bylaws

To maintain compliant with the laws of the State of Nevada, on July 16, 2025, the Board approved an amendment to our Amended and Restated Bylaws. Pursuant to the Amendment, Section 2.5 of Article II of the Bylaws was amended to provide that except as limited by our Articles of Incorporation or by law, a director may be removed by the stockholders only at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose and otherwise in conformity with the Bylaws, and only by the affirmative vote of the holders of two-thirds of the voting power of all the shares entitled to vote at such meeting.

Withdrawal of Designation of Series B Convertible Preferred Stock

On July 18, 2025, after all shares of Series B were converted to common stock, we filed the Withdrawal of Series B Designation with the Secretary of State of the State of Nevada and terminated the designation of our Series B. At the time of the filing of the Withdrawal of Series B Designation, there were no shares of Series B issued and outstanding. The Withdrawal of Series B Designation became effective upon filing and eliminated from the Articles of Incorporation all matters as set forth in the Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series B.

Series C Preferred Stock Offering and Related Transactions

Series C Offering

On June 30, 2025, as part of a public direct offering, we sold 108,336 shares of Company’s Series C, for gross proceeds of $6,499,980. Each share of Series C converted into 10 shares of Common Stock. The aggregate net proceeds to us from the Series C Offering were approximately $6.04 million after deducting placement agent fees and offering expenses payable by us.

In connection with the Series C Offering, Dominari acted as placement agent. We paid Dominari a 6% cash fee and a 1% non-accountable expense allowance. In addition, we issued to Dominari Warrants to purchase up to 65,000 shares of Common Stock. The June 2025 Dominari Warrants may be exercised on or after January 3, 2026, at $6.00 per share, and expire on July 8, 2030.

Related Series C Transactions

In connection with the Series C offering, Robert Steele, our Chief Executive Officer, agreed to sell 2,500,000 shares of Common Stock in a private transaction to certain accredited investors who were purchasers in the Series C offering. The purchase price of these shares which we refer to as “Private Transaction Shares” was $0.50 per share and Mr. Steele received $1,250,000 in net proceeds from the sale of the Private Transaction Shares.

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Additionally, pursuant to an assignment agreement, dated June 19, 2025, for $150,000 Hampton Growth Resources, LLC (the “Assignor”) sold an option to purchase 750,000 shares of our Common Stock at an exercise price of $0.30 per share to certain accredited investors who participated in the Series C offering. Mr. Andrew Haag, the brother of a member of our former Board member, Robert Haag, is a stockholder of the Company and the Managing Member of the Assignor. The Assignor agreed to purchase the Option for $125,000 from Mr. Daniel Lupinelli, a principal stockholder of the Company beneficially owing 14.47% of the outstanding Common Stock of the Company as of that time. Subsequent to the sale and assignment of the Option, the Assignees exercised the Option and purchased 750,000 shares for the purchase price of $225,000, which was paid to Mr. Lupinelli.

In relation to the aforementioned private transactions, were obligated to file within 30 days, a Registration Statement on Form S-3 to register the resale of up to an aggregate of 3,250,000 shares of Common Stock, consisting of (i) the 2,500,000 Private Transaction Shares and (ii) 750,000 shares of Common Stock issuable upon the exercise in full of the Option. We filed the Form S-3 but due to the likelihood of the Agreement being deemed probable, we have not filed any amendment in response to SEC Staff comments.

Withdrawal of Designation of Series C Convertible Preferred Stock

On September 12, 2025, after all Series C were converted to Common Stock, we filed the Withdrawal of Series C Designation with the Secretary of State of the State of Nevada and terminated the designation of our Series C. At the time of the filing of the Withdrawal of Series C Designation, there were no shares of Series C issued and outstanding. The Withdrawal of Series C Designation became effective upon filing and eliminated from the Articles of Incorporation all matters as set forth in the Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of Series C.

Coinbase Master Loan Agreement

On May 12, 2025, the Company entered into the MLA with a subsidiary of Coinbase in which Coinbase will lend to the Company certain digital assets or Cash against a transfer of Collateral (each as defined in the MLA). Unless otherwise agreed, the Company will transfer to Coinbase the Collateral with a market value at least equal to the margin percentage of the market value of the Loaned Asset (as defined in the MLA). See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein.

Thumzup® Products and Services

The Company’s primary focus has been social media marketing and advertising. The Thumzup® App works on both iPhone and Android mobile operating systems and connects brands and people who use and love these brands. For the advertiser, Thumzup® incentivizes ordinary people to become paid content creators and post authentic valuable posts on social media about the advertiser and its products.

The Company seeks to capitalize on nationwide-wide gig economy and business democratization trends. Immense value and opportunity have been created through the democratization of ride sharing, hospitality, finance and other industries. The Thumzup® tools are designed to facilitate this democratization trend for the consumer and the advertiser within the online marketing and advertising space.

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The Company has built the technology to support an influencer and “gig” economy community around its Thumzup® App. This technology and community are designed to generate scalable authentic product posts and recommendations for advertisers on social media. It is designed to connect advertisers with individuals who are willing to tell their friends about the advertisers’ products online and offline.

Social Media Marketing Software Technology

The Thumzup® mobile App enables creators, to select from brands advertising on the App and get paid to post about the advertiser on social media. Once the Thumzup® creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the creator’s social media accounts. The advertiser then reviews and approves the post for payment and the creator can cash out whenever they choose through popular digital payment systems. For the advertiser, the Thumzup® system enables brands to get real people to promote their products to their friends. In 2023, $148 billion was spent on digital display ads in the United States and while 43% of marketers consider display ads to be the least effective channel, 84% of marketers were still investing in them. We feel this demonstrates a significant need among advertisers for new methods of messaging to potential customers. We believe Thumzup’s ability to scale brand messages from the general population on social media could be part of addressing this substantial need in the market.

A recent Nielsen report found 81% of consumers believe friends and family are the most reliable sources of information about products. According to a Emplifi article, 64% of millennials recommend a product at least once a month(3), and according to a 2019 Morning Consult survey, 86% of Gen Z and millennials would post content for monetary compensation. Further, according to a 2020 IZEA Insights Study, 67% of social media consumers aspire to be paid social media influencers. According to a 2023 Bankrate, 48% of social media users have impulsively purchased a product seen on social media(6). Lastly, 85% of Gen Z says social media impacts purchase decisions according to a 2023 Retail Dive Survey(7).

The average American adult spent 7 hours and 58 minutes per day using digital media in 2020 according to a 2020 eMarketer Report. The amount of daily usage has increased significantly since 2020, again according to an eMarketer Report, and the Company believes such usage will continue to accelerate. The Company empowers businesses that want to interact with these creators and provides tools and data so they can increase consumer awareness and expand their customer bases.

In the past decade, social media platforms like Instagram, Facebook, Twitter, Pinterest, and TikTok have achieved mass worldwide consumer acceptance and created hundreds of billions of dollars in stockholder value. This worldwide viral growth demonstrates that compelling new social media platforms which present the right combination of experience and value, will attract creators who will invest significant amounts of time on the platforms.

For this reason, Thumzup recently announced its integration with X and upcoming integration with TikTok into its proprietary platform. Thumzup’s launch on X signifies a quantum leap in Thumzup’s mission to revolutionize advertising. By merging Thumzup’s innovative tools with X’s massive audience, the Company believes it can deliver strong opportunities for brands to scale their visibility and engagement at new levels.

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With over 1.5 billion monthly active users, TikTok’s explosive engagement metrics position it as a premier venue for impactful brand visibility and customer connection. These statistics illustrate TikTok’s effectiveness in brand discovery and user action, with 61% of users reporting discovering new brands and products, and 92% taking action such as sharing, commenting, following, or liking content. Once implemented, Thumzup’s integration with TikTok is poised to significantly broaden its addressable market, leveraging TikTok’s unparalleled reach and engagement to drive enhanced advertiser access.

Additionally, Thumzup announced the beta launch of its highly anticipated video capabilities, including integration with Instagram Reels. The addition of the Company’s new video posting feature provides users with multiple ways to engage and share content, building upon its successful track record with single-photo posts.

The Company is an early-stage entity building a new real-time platform which enables advertisers to pay their customers and fans cash for their positive social media posts about their products and services, which in turn supports those people who earn money from various gig economy opportunities. The Company believes that acceptance of its App and subsequent revenue growth can be driven by empowering everyday people to make money by posting about brands and services that they already find enjoyable and attractive on social media. The Company believes that the Thumzup® App is a conduit for advertisers to connect directly with consumers. The Company will need to secure enough advertisers to make the App an attractive platform for adoption and scalability, and to ensure that the platform is interesting enough for the creators to return to on a regular basis. No assurance can be given that the Company will be able to achieve these results.

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The Industry - Social Media Marketing and Advertising

The Company believes that it is developing a new form of social media marketing that does not currently exist, therefore existing descriptions of market size and penetration are not directly applicable. As Thumzup® matures, the Company believes there will be other competitors in this new market of paying non-professional advocates to tell their friends about products they love on social media at the point-of-sale. The closest existing market that is similar to Thumzup’s market is the rapidly growing subset of online advertising called “influencer marketing.” More than 75% of brands have a dedicated budget for influencer marketing according to a 2022 Harvard Business Review Study. As social media influencers become more plentiful and proven, advertising spending has increased in this space. According to Allied Research, the influencer marketing market generated $16.5 billion in 2022 and is estimated to reach $199.6 billion by 2032, exhibiting a CAGR of 28.6% from 2023 to 2032. Influencer marketing is new but it is here to stay, Harvard Business Review did a study to prove this and stated “the strategy can in fact yield positive ROI.”

Most existing paid influencer marketing platforms were designed for professional and semi-professional online personalities. Some of these platforms have expanded to accommodate “micro-influencers” - people with 5,000 to 30,000 social media followers. In the Company’s opinion, none of these influencer platforms has entered the public consciousness and found mass adoption.

The Company has designed Thumzup® “from the ground up” to make it easy for brands and service providers to activate people who are not professional influencers but who are passionate about the products, services, or establishments they enjoy or frequent and then are willing to relate those experiences to their friends and other social media followers. The Company has designed the Thumzup App and advertiser dashboard with “Apple-style” simplicity and intuitive features to make participation by all individuals seamless with their existing use of social media.

The Company’s first product-Thumzup® App

The Company operates in a single business segment, which is social media marketing. The Company’s mobile iPhone and Android applications called “Thumzup®” connects brands, products, and services to the people who use and love these brands, products, and services. For advertisers, Thumzup® activates real people to post real product reviews and testimonials on social media with the intention of enhancing brand awareness and reaching targeted consumers more directly and effectively while driving profitable traffic to the advertisers’ products and services.

The Company is building an influencer and gig economy community around the Thumzup® mobile App that will generate scalable authentic product posts and recommendations for advertisers on social media and create a technology platform making person-to-person advertising easy, cost-effective, and scalable. The App and advertiser dashboard are designed to connect advertisers with individuals who are willing to promote their products and services online and offline.

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Social Media Marketing Software Technology

The Company’s Services

The Thumzup® mobile App enables creators to select from brands advertising on the App and get paid to post about the advertiser on social media. Once the Thumzup® creator selects the brand and takes a photo using the Thumzup® App, the Thumzup® App posts the photo and a caption to the creator’s social media accounts. The advertiser then reviews and approves the post for payment and the creator can cash out whenever they choose through popular digital payment systems. For the advertiser, the Thumzup® system enables brands to get the general public who are not professional influencers to promote their products and services to their friends, rather than display ads which marketers realize are less effective.

With the Thumzup® App, the Company is targeting and signing up the general public and gig economy workers who like specific brands and present them with opportunities to be paid for posting about the brands on social media. The Company believes that its management team has the sales relationships, legal, and technology expertise for its current level of development. The Company will need to add additional staff to rapidly grow the business. All source code, development work, and intellectual property performed under independent development or employment contracts paid for by the Company are assigned to and owned by Thumzup®.

Intellectual Property

The Company owns the copyrights to the source code for the Thumzup® App on the iPhone iOS and Android operating mobile operating systems as used on the majority of mobile phone and tablet devices. The Company also owns a key trade secret which is the source code for the “backend” system that administrates the Thumzup® App, tracks payments and advertising campaigns.

The Thumzup® thumb logo “ “ is a registered trademark owned by Thumzup® Media Corporation, Reg. No. 6,842,424, registered Sep. 13, 2022. On April 13, 2021, the Company filed a trademark application ser. No. 90642789 with the U.S. Patent and Trademark Office for the word mark THUMZUP, which was granted registration on June 21, 2022, resulting in reg. no. 6764158.

Business Model

Advertisers purchase an ad campaign on the Thumzup® advertiser dashboard website. Once the advertiser approves a post for payment, the platform facilitates the payment to creators’ a monetary amount per screened post which may range from $1 to $1,000. The Thumzup® platform enables the advertiser to screen posts so that the advertiser only pays for posts that are commercially valuable and rewards creators for posts that have images and text that represent the advertiser in a positive manner.

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Per Post Fee

Thumzup® advertisers are charged a “Per Post Fee.” By way of illustration, an advertiser that buys 10,000 posts from Thumzup®, to pay out $10 per post to Thumzup® creators, would purchase the posts for $16 each or $160,000. The creators in this illustration would receive a total of $100,000 and Thumzup® would retain $60,000 for its services. The Thumzup® platform would facilitate 100,000 posts for the advertiser from Thumzup® creators sharing with their friends about their endorsed products on social media.

Value Proposition

The Thumzup® App is designed to generate scalable social media authentic social media content for advertisers. It is designed to connect advertisers with individuals who are willing to authentically promote their products online. The Company envisions that many gig economy workers will be ideal candidates to become creators posting on Thumzup®. Imagine a gig economy driver waiting for their next fare who takes a moment to post about the good experience they had at their lunch spot where they are waiting. Imagine a gig economy worker on a laptop at a coffee shop doing a graphic design project from a gig economy site who takes a moment to post about the coffee shop where they are working on Thumzup®. The Company believes that Thumzup® can readily provide extra income for this existing pool of gig economy workers. The Company believes these gig economy workers will be able to provide quality Thumzup® posts on social media for which advertisers will be willing to pay.

This past year, Thumzup announced it will soon offer payments in Bitcoin to its gig economy workforce through its recently launched ASP. This move reflects Thumzup’s commitment to innovative compensation solutions and its recognition of the growing demand for cryptocurrency payments among gig workers. Furthermore, the Company’s Board approved the purchase of up to $2 million in Bitcoin

The Thumzup® App can also facilitate digital word of mouth recommendations of products and services from people who do not need to make extra money doing gigs, who are in fact quite affluent. The Company believes that many people who are well off may also use the App to recommend products and services to their network of friends on social media, many of whom may also be affluent.

Regulatory Compliance

The FTC regulates and requires certain disclosures by social media influencers, specifying when disclosure is required, and how the disclosure should be presented. Specifically, the FTC requires that influencers disclose any financial, employment, personal, or family relationship with a brand. Influencers must disclose financial relationships and consideration paid including any money, discounted products or other benefits paid to the influencer. Creators on the Thumzup® platform are being paid to post about Thumzup® advertisers. Thumzup® puts #ad in each post made on its platform to disclose that the creator has been paid to make the post.

The Company does not believe its compliance with existing FTC regulations will have a material effect on results of operations, capital expenditures, and competitive position of the Company, for the current fiscal year and any other material future period.

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Competition

The Company has competitors in influencer marketing software companies as IZEA, Upfluence, Aspire (formerly AspireIQ), Traackr, Grin, Modash, HypeAuditor, Klear, Influencer Hero, and Dovetale. All of the above-named competitor influencer marketing software is focused on influencers who see themselves as professional influencers. To the best of the Company’s knowledge, these competitors are not building platforms designed to turn social media creators into micro-influencers in the manner that the Company seeks to accomplish. Rep is also an app that connects brands with influencers who are interesting in promoting brands.

The Company does not currently know of another business that is seeking to build a community of everyday people and empowering them to post about brands that they love.

Nevertheless, the influencer marketing industry segments are rapidly evolving and competitive, and the Company expects competition to intensify in the future with the emergence of new technologies and market entrants. The Company’s competitors may enjoy competitive advantages, such as greater name recognition, longer operating histories, substantially greater market share, established marketing relationships with, and access to, large existing advertisers and user bases, and substantially greater financial, technical and other resources. These competitors may use these advantages to offer apps or other products similar to the Company’s at a lower price, develop different products to compete with the Company’s current solutions and respond more quickly and effectively than the Company does to new or changing opportunities, technologies, standards or client requirements particularly across different cities and geographical regions. Certain competitors could also use strong or dominant positions in one or more markets to gain competitive advantage against the Company in markets in which it operates in the future. The Company believes its ability to compete successfully for users, content, and advertising and other customers depends upon many factors both within and beyond the Company’s control, including:

●	the popularity, usefulness, ease of use, performance and reliability of the Thumzup® App and services compared to those of competitors;

●	the ability, in and of itself as well as in comparison to the ability of competitors, to develop new apps, other products and services and enhancements to then existing apps, products and services;

●	the Company’s ad targeting and measurement capabilities, and those of its competitors;

●	the size, composition and level of engagement of the Thumzup® App user communities relative to those of the Company’s competitors;

●	the Company’s marketing and selling efforts, and those of its competitors;

●	the pricing of the Thumzup® Apps and services relative to those of its competitors;

●	the actual or perceived return the Company’s customers receive from the deployment of the Thumzup® Apps within the user communities relative to returns from the Company’s competitors; and

●	the Company’s reputation and brand strength relative to its competitors.

●	As of October 6, 2025, The Company has 5 full-time employees, as well as 2 marketing, sales, and operations independent contractors. The Company also utilizes the services of approximately 9 contract software developers. 8 of these software developers are third-party contractors and are located outside the United States.

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Legal Proceedings

From time to time, the Company may become involved in litigation or other legal proceedings. The Company is not currently a party to any litigation or legal proceedings. Regardless of outcome, litigation can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Available Information

Thumzup™ is located at 10557-B Jefferson Blvd, Los Angeles, California 90232. Our telephone number is (800) 403-6150 and our Internet website address is www.ThumzupMedia.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference into this proxy statement.

We file or furnish electronically with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act. We make copies of these reports available free of charge through our investor relations website as soon as reasonably practicable after we file or furnish them with the SEC. These reports are also accessible through the SEC website at www.sec.gov. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference into this proxy statement , and any references to our websites are intended to be inactive textual references only.

THE AGREEMENT

The following describes certain aspects of the Acquisition, including the material provisions of the Agreement. The following description of the Agreement is subject to, and qualified in its entirety by reference to, the Agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We urge you to read the Agreement carefully and, in its entirety, as it is the legal document governing the Acquisition

Explanatory Note Regarding the Agreement

The Agreement and this summary are included to provide you with information regarding the terms of the Agreement. The Agreement contains representations and warranties by TZUP, Merger Sub and Doge. The representations, warranties and covenants made in the Agreement by TZUP, Merger Sub and Doge were qualified and subject to important limitations agreed to by the parties in connection with negotiating the terms of the Agreement. In particular, in your review of the representations and warranties contained in the Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Agreement may have the right not to consummate the Acquisition if the representations and warranties of the other party were to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Agreement, rather than establishing or attempting to set forth matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and some were qualified by the matters contained in the confidential disclosure schedules that TZUP and Doge each delivered in connection with the Agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Agreement.

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For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as presenting the actual state of facts or condition of TZUP or Doge, or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement. Please see the section titled “Where You Can Find More Information.” TZUP will provide additional disclosures in its public reports to the extent it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Agreement and will update such disclosure as required by federal securities laws.

The Acquisition

On August 18, 2025, Thumzup, Merger Sub. and Doge entered into the Agreement.

Prior to the consummation of the Acquisition, pursuant to that certain Asset Purchase Agreement dated as of July 23, 2025, Doge, Acquisition Co., its wholly-owned subsidiary, and USDE Acquisition Co. acquired all of the assets and business of USDE, including, without limitation, computers and related equipment located at colocation facilities, warehoused, on order or in transit, for digital asset mining activities, principally Dogecoin.

Assuming our stockholders approve Proposal 3, at the effective time, and on the terms and subject to the conditions set forth in the Agreement and in accordance with the applicable provisions of the NRS, Merger Sub and Doge shall consummate the Acquisition. Under the Agreement, Merger Sub shall be merged with and into Doge, following which the separate corporate existence of Merger Sub shall cease and Doge shall continue as the surviving corporation after the Acquisition and as a direct, wholly-owned subsidiary of TZUP (provided that references to Doge for periods after the effective time shall include the surviving corporation). Because the Acquisition was structured as a subsidiary merger, our stockholders will not vote to approve the Acquisition. However, because of Nasdaq Listing Rules, our stockholders must approve Proposal 3 or the Acquisition will not close.

Effect of the Acquisition – The Consideration

Without limiting the generality of the foregoing, and subject thereto, at the effective time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and Doge shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the surviving corporation, which shall include the assumption by the surviving corporation of any and all agreements, covenants, duties and obligations of Doge set forth in the Agreement to be performed after the effective time. Merger Sub has not engaged and shall not engage in any business. Prior to the Closing of the Acquisition, its only asset shall be the Consideration which shall be delivered to Doge’s stockholders as of the Closing.

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The capitalization of Doge consists of 30,000,000 issued and outstanding shares of common stock of Doge which, at the Closing of the Acquisition, shall be exchanged for 30,000,000 shares of TZUP Common Stock. In addition, in connection with the Acquisition, 700,000 shares of TZUP Common Stock will be issued to a third party to extinguish outstanding debt owed by Doge. In lieu of Common Stock, any Doge stockholder who, as a result of such issuance would beneficially own more 4.99% of the Company’s Common Stock immediately following the consummation of the Acquisition, may instead receive a newly authorized series of convertible preferred stock designated as Series D containing a Beneficial Ownership Limitation. The aggregate Consideration shall not exceed 30,700,000 shares of Common Stock of the Company, inclusive of any shares of Common Stock issuable upon conversion of the Series D.

Effect of the Acquisition on Doge Common Stock

Immediately prior to the effective time of the Acquisition all Doge Common Stock Equivalents (as defined in the Agreement) shall, as applicable, been exercised, converted, redeemed or cancelled and cease to exist. As a result of the foregoing, immediately prior to the effective time, all the issued and outstanding Doge capital stock shall be Doge Common Stock.

By virtue of the Acquisition and without any action on the part of TZUP, Merger Sub, Doge or the holders of any of Doge’s securities:

Each share of Doge Common Stock issued and outstanding immediately prior to the effective time (other than, for the avoidance of doubt, any Excluded Shares of Doge Common Stock held by stockholders of Doge who have perfected and not withdrawn a demand for dissenter’s rights pursuant to the applicable provisions of the NRS ) will be cancelled and automatically deemed for all purposes to represent the right to receive the per share consideration.

From and after the effective time, each of Doge stockholders shall cease to have any rights in and to Doge or the surviving corporation, and each share of Doge Common Stock (other than Excluded Shares) shall thereafter be cancelled and represent only the right to receive the applicable portion of the total Consideration, as set forth in the Agreement, in accordance with and subject to the terms and conditions of the Agreement.

At the effective time, the stock transfer books of Doge shall be closed, and no transfer of Doge capital stock shall be made following the Closing.

Notwithstanding anything in the Agreement to the contrary no fraction of a share of TZUP Common Stock will be issued by virtue of the Acquisition, and any such fractional share shall be rounded up to the nearest whole share.

Each share of Doge Stock held in Doge’s treasury or otherwise owned by Doge immediately prior to the Closing shall be cancelled and extinguished without any conversion thereof and no consideration shall be paid or payable with respect thereto.

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Dissenter’s Rights

No Doge stockholder who has validly exercised its dissenter’s rights pursuant to Sections 92A.300 through 92A.500 of the NRS (a) with respect to its shares of Doge capital stock (such shares, the “Dissenting Shares”) shall be entitled to receive any portion of the Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its dissenter’s rights under the NRS. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 92A.300 through 92A.500 of the NRS with respect to the Dissenting Shares owned by such Dissenting Stockholder. Doge shall give TZUP (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law that are received by Doge relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the NRS. Doge shall not, except with the prior written consent of TZUP, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Closing and Effective Time of the Acquisition

The Closing of the transactions contemplated by the Agreement is required to take place electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) as promptly as practicable (and in any event no later than 9:00 a.m., Eastern Time, on the third business day) following the satisfaction or (to the extent permitted by applicable law) waiver of the closing conditions described below under the section titled — “Conditions to Closing,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as TZUP and Doge may agree in writing.

Representations and Warranties

Under the Agreement, Doge made customary representations and warranties to TZUP and Merger Sub relating to, among other things: corporate organization of Doge; subsidiaries; due authorization; no conflict; governmental authorities; consents; current capitalization; capitalization of subsidiaries; financial statements; undisclosed liabilities; litigation and proceedings; compliance with laws; contracts; no defaults; Doge benefit plans; labor matters; taxes; insurance; permits; personal property and assets; real property; intellectual property and IT security; environmental matters; absence of changes; brokers’ fees; business relationships; related party transactions; information supplied; regulatory compliance; and representations and warranties relating to Doge crypto matters.

Under the Agreement, TZUP and Merger Sub made customary representations and warranties to Doge relating to, among other things: corporate organization; due authorization; no conflict; litigation and proceedings; governmental authorities; consents; brokers’ fees; TZUP SEC reports; financial statements; Sarbanes-Oxley Act; undisclosed liabilities; business activities; tax matters; capitalization; Nasdaq listing; related party transactions; and this proxy statement.

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Covenants of the Parties

Covenants of Doge

Doge made certain covenants under the Agreement, including, among others, the following:

●	subject to certain exceptions, prior to the Closing, Doge will, and will cause its subsidiaries to, (i) operate in the ordinary course of business prior to the Closing, and (ii) use commercially reasonable efforts to preserve intact its business relationships;

●	subject to certain exceptions, prior to the Closing, Doge will not, and will cause its subsidiaries not to:

●	enter into any Affiliate Agreement (as defined in the Agreement) other than any Affiliate Agreement with any related party other than in the ordinary course of business consistent with past practice;

●	sell, lease, assign, transfer, license, sublicense, covenant not to assert, allow to lapse, abandon, cancel or otherwise dispose of any tangible material assets or properties (other than the sale or disposal of inventory or obsolete equipment);

●	except as required under applicable law or as otherwise disclosed, the terms of any benefit plan, (i), except in the ordinary course of business consistent with past practice, make or grant any bonus, change of control, retention, retirement, severance pay or benefits to any current or former employee, director or independent contractor, (ii) increase or grant any increase in the compensation payable to any current or former employee, officer, director or senior executive, or individual independent contractor, other than in the ordinary course of business in accordance with past practices, (iii) accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other long-term incentive compensation under any benefit plan, (iv) grant any equity-based award or authorize any additional shares under any benefit plan, (v) amend or modify any outstanding award under any benefit plan, (vi) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (vii) hire or engage any new employee or individual independent contractor if such new employee or individual independent contractor will receive annual base compensation in excess of $150,000; or (viii) terminate the employment or engagement, other than for cause, or any employee or individual independent contractor with an annual compensation in excess of $150,000;

●	plan, announce or implement any reduction in force, early retirement program, furlough or other voluntary or involuntary employment termination program, in each case, not in compliance with the WARN Act or any similar state or local law;

●	change or amend the governing documents of Doge or any of its subsidiaries;

●	make, declare, set aside, establish a record date for or pay any dividend or distribution (whether in cash, securities or property) other than any dividends or distributions from any wholly-owned subsidiary of Doge to Doge or any other wholly-owned subsidiaries of Doge;

●	(i) issue, deliver, sell, transfer or cause to transfer, pledge, dispose of or place any lien on any shares of capital stock or any other equity or voting securities of Doge, any of its subsidiaries or (ii) issue, grant or agree to provide any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or equity-based or voting securities of Doge, except, in any case, for the issuance of shares of capital stock of Doge in connection with the exercise of Doge options;

●	except as approved by TZUP (in its sole discretion), directly or indirectly acquire by merging or consolidating with, or by purchasing a substantially all or a material portion of the assets of, or by purchasing all of or a substantial equity interest in, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or individual or division thereof in each case, for a purchase price in excess of $50,000 individually or $100,000 in the aggregate;

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●	make any loans or advance any money or other property to any individual or entity, except for (i) advances in the ordinary course of business to employees or officers of Doge, or any of its subsidiaries for expenses not to exceed $10,000 individually or $50,000 in the aggregate, or (ii) prepayments and deposits paid to suppliers of Doge or any of its subsidiaries, in the ordinary course of business, or (iii) loans or advances to any Affiliate in an amount not to exceed $250,000 individually or $500,000 in the aggregate;

●	redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of Doge, any of its subsidiaries, or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of Doge, any of its subsidiaries, except for (i) acquisitions of shares of capital stock of Doge in connection with the exercise of Doge options solely as the result of net settlement for taxes and/or exercise price to the extent Doge is so required by the terms of the Doge options and (ii) the acquisition by Doge or any of its subsidiaries of any shares of capital stock, membership interests or other equity interests of Doge or its subsidiaries in connection with the forfeiture or cancellation of such interests;

●	adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of Doge or its subsidiaries;

●	issue any debt securities or incur indebtedness for borrowed money that, when included with all other indebtedness for borrowed money of Doge at any given time, exceeds $500,000, or assume, guarantee or endorse, or otherwise become responsible for (whether directly, contingently or otherwise), the obligations of any individual or entity for indebtedness;

●	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization (other than the Acquisition);

●	cancel or forgive any indebtedness owed to Doge or its subsidiaries;

●	amend (other than as required by applicable law), terminate, establish, enter into, terminate or adopt any benefit plan or any collective bargaining agreement;

●	except as required by GAAP or as may be required in connection with the transactions contemplated hereby, make any changes to its accounting policies, methods or practices;

●	incur any leakage other than permitted leakage;

●	make, change or revoke any material election relating to taxes in a manner inconsistent with past practice, enter into any agreement, settlement or compromise with any taxing authority relating to any material tax matter, file any material amended tax return in a manner inconsistent with past practice, change (or request any governmental authority to change) any material method of accounting or accounting period with respect to taxes or surrender any right to a claim any material refund of taxes, consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, or enter into any closing agreement or other binding written agreement with a taxing authority with respect to any material amount of taxes, in each case, to the extent such action could reasonably be expected to have an adverse impact on TZUP, Doge or their subsidiaries;

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●	waive, release, assign, settle or compromise any Action pending or threatened against Doge, its subsidiaries or any of their respective directors or officers other than in the case of actions for an amount not greater than $50,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $75,000 in the aggregate (determined in each case net of insurance proceeds);

●	make or effect any amendment, waiver, change, release or termination of any term, condition or provision of any material contract, in each case, that is materially adverse to Doge, any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

●	make any capital expenditure or commitment thereof or enter into any operating lease in excess of $50,000, other than capital expenditures made in the ordinary course of business consistent with past practice;

●	enter into any joint venture, partnership or similar arrangement;

●	(i) transfer, sell, assign, license, sublicense, covenant not to assert, encumber, subject to a lien (other than a permitted lien), abandon, allow to lapse, or otherwise dispose of, any right, title or interest of Doge or its subsidiaries in or to any owned intellectual property (other than non-exclusive licenses of owned intellectual property granted in the ordinary course of business, the expiration of owned intellectual property in accordance with the applicable statutory term, or the sale, permission to lapse, abandonment or other disposition of assets or equipment deemed by Doge in its reasonable business judgment to be obsolete or not worth the costs of maintaining or registering the item); (ii) waive or cancel any rights in or to any owned intellectual property or licensed intellectual property; or (iii) disclose any trade secrets to any third party who is not subject to a contract to maintain confidentiality; or

●	enter into any agreement, or otherwise become obligated, to do any action prohibited by the foregoing.

●	subject to certain exceptions, Doge will, and will cause its subsidiaries to, give TZUP reasonable access to the properties, assets, contracts, books and records, tax returns and appropriate officers and employees of Doge or its subsidiaries

●	Doge shall (a) obtain and deliver to TZUP, true, correct and complete copies of Doge stockholder approvals, (i) in the form of certified voting results from Doge stockholders meeting or by a written consent in lieu of a meeting, and (ii) in accordance with the terms of Doge’s governing documents, and (b) take all other action necessary or advisable to secure Doge stockholder approvals and, if applicable, any additional consents or approvals of its stockholders related thereto.

●	except for certain enumerated Affiliate Agreements, Doge will terminate all Affiliate Agreements and obtain evidence reasonably satisfactory to TZUP that such Affiliate Agreements have been terminated prior to the Closing; and

●	Doge will, and will cause its affiliates to, take at their own cost certain enumerated pre-closing action items.

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Covenants of TZUP

TZUP made certain covenants under the Agreement, including, among others, the following:

●	subject to certain exceptions, TZUP will, and will cause its subsidiaries to, give Doge reasonable access to the properties, assets, contracts, books and records, tax returns and appropriate officers and employees of TZUP or its subsidiaries;

●	TZUP will submit to Nasdaq a supplemental listing application with respect to the Consideration and a new listing application for the change of control. From the date of the Agreement through the Closing, TZUP shall use reasonable efforts to ensure TZUP remains listed as a public company on, and for shares of TZUP Common Stock to be listed on, Nasdaq.

●	From the date of the Agreement through the Closing, TZUP shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable securities laws.

●	TZUP will, at all times from the date of the Agreement until the earlier of the Closing or the termination of the Agreement in accordance with its terms (the “interim period”), use commercially reasonable efforts to (i) continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and (ii) not take any action that would cause TZUP to not qualify as an “emerging growth company” under the JOBS Act.

●	TZUP will, in the event any of TZUP stockholders initiate or threaten in writing to initiate any litigation in respect of the Agreement or the transactions contemplated thereby, promptly notify Doge of any such litigation and keep Doge reasonably informed.

●	TZUP may during the interim period raise capital through a qualified financing by selling securities or continuing to use its line of credit, with pre-notification by email to Doge and its legal representative of any capital raise, with the understanding that such notification will be material non-public information.

●	Prior to the Closing, TZUP shall file the Certificate of Designations with the Secretary of State of Nevada with respect to the Series D.

Mutual Covenants of the Parties

The parties made certain covenants under the Agreement, including, among others, the following:

●	The parties will use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental, regulatory and other consents required to be obtained in connection with the Acquisition;

●	The parties will use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of TZUP, Doge, or their respective affiliates are required to obtain in order to consummate the Acquisition;

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●	The parties will use commercially reasonable efforts to satisfy the closing conditions and to consummate the transactions contemplated by the Agreement;

●	TZUP will file this proxy statement, with the SEC and send it to the TZUP stockholders relating to the meeting of stockholders. Doge agrees to furnish to TZUP all information concerning itself, its subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with this proxy statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by the Agreement, or any other statement, filing, notice or application made by or on behalf of TZUP to any regulatory authority (including Nasdaq) in connection with the Acquisition;

●	Doge will deliver to TZUP such audited or unaudited (as applicable) consolidated balance sheets and the related unaudited or audited consolidated statements of income and comprehensive income, stockholders’ equity and cash flows of Doge and its subsidiaries (and USDE) for any required interim period as may be required by Regulation S-X of the Securities Act as promptly as practicable after completion of such interim period. All financial statements included in this proxy statement (i) fairly present in all material respects the consolidated financial position of Doge and its subsidiaries as at the date thereof, and the results of its operations, stockholder’s equity and cash flows for the respective periods then ended (subject, in the case of any unaudited or interim financial statements, to normal year-end audit adjustments and the absence of footnotes), (ii) are prepared in conformity with GAAP, (iii) in the case of any audited financial statements, are audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). The auditor engaged to audit the financial statements, as applicable, and to review the unaudited financial statements is an independent registered public accounting firm with respect to Doge within the meaning of the Exchange Act and the rules and regulations promulgated thereunder adopted by the SEC and the PCAOB;

●	TZUP will cause this proxy statement to be mailed to its stockholders in each case promptly after the definitive proxy statement is filed with the SEC and the SEC Staff has no comments or additional comments; and

●	TZUP shall, prior to or as promptly as practicable, establish a record date for, give notice of and duly call a meeting of its stockholders, which meeting shall be held not more than 30 days after the date on which this proxy statement is mailed, for the purpose of soliciting proxies from our stockholders of record as of the Record Date to vote at the meeting of stockholders, as adjourned or postponed, in favor of: (1) the change of control and the issuance of the Consideration in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock as required by Nasdaq Listing Rules; (2) the Equity Incentive Plan Proposal, (3) the Advisor Shares Proposal; and (4) the Adjournment Proposal.

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Subject to certain limited exceptions, Doge and the TZUP shall reasonably cooperate to create and implement a communications plan regarding the Acquisition and none of TZUP, Doge or any of their respective affiliates shall make any public announcement or issue any public communication regarding the Agreement or the Acquisition, or any matter related to the foregoing, without first obtaining the prior consent of Doge or TZUP, as applicable (which consent shall not be unreasonably withheld, conditioned, delayed or denied), the parties shall not, and shall direct their respective affiliates and representatives not to, during the period between signing and closing, solicit, initiate or engage in discussions or negotiations with any other person or enter into any agreement in respect of (i) in the case of Doge, any merger, recapitalization or similar merger transaction, or any sale of substantially all of the assets of Doge and its subsidiaries, taken as a whole, and (ii) in the case of TZUP, any merger, share exchange, asset acquisition, share purchase, reorganization or similar merger with one or more businesses.

Following the Closing, each party shall, on the request of the other, execute such further documents and perform such further acts as necessary or appropriate to give full effect to the allocation of rights and obligations contemplated by the Agreement.

Please note that the Agreement does not mention Proposal 1 (Election of Directors Proposal), Proposal 2 (Ratification of Independent Registered Public Accounting Firm Proposal) or Proposal 5 (The Advisor Shares Proposal) which relates to approval of the Advisor Shares and is governed by the terms of the Advisory Agreement.

Conditions to the Closing of the Acquisition

Conditions to Each Party’s Obligations

The respective obligation of each party to the Agreement to consummate the transactions contemplated thereby are subject to the satisfaction or, if permitted by applicable law, waiver by the party whose benefit such condition exists of the following conditions:

●	no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Acquisition being in effect.

●	Our stockholders must approve Proposal 3, which approval remains in full force and effect.

●	Approval by the Doge stockholders, which has already occurred — must remain in full force and effect.

●	the Consideration to be issued in connection with the Acquisition as contemplated by the Agreement and the contemplated change of control have been approved for listing on Nasdaq.

●	TZUP and Doge shall have obtained all authorizations, waivers, consents and approvals of, and made all filings, applications and notices with, persons which are necessary or advisable to consummate the transactions contemplated by the Agreement (including Hart Scott Rodino clearance, if required), each of which shall have been obtained without the imposition of any materially adverse term or condition.

●	the parties shall have completed their respective due diligence reviews.

●	the Acquisition shall have been consummated by the Termination Date.

●	Each party shall deliver an update to the Disclosure Letters (as defined in the Agreement) necessary to make their respective representations and warranties true and correct as of the Closing date.

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Additional Conditions to the Obligations of TZUP

The obligations of TZUP to consummate the transactions contemplated by the Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by TZUP of the following further conditions:

●	the representations and warranties of Doge regarding (i) organization, due authorization, capitalization of subsidiaries and brokers’ fees, being true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” (as defined in the Agreement) or any similar limitation set forth in the Agreement) in all material respects as of the Closing (or, if given as of an earlier date, as of such earlier date) and (ii) Doge’s capitalization, being true and correct in all material respects as of the Closing (or, if given as of an earlier date, as of such earlier date);

●	the other representations and warranties of Doge being true and correct (without giving effect to any limitation as to “materiality” or Material Adverse Effect” or any similar limitation set forth in the Agreement) as of the Closing (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, a Material Adverse Effect;

●	Doge having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Agreement prior to the Closing;

●	Doge shall not have incurred any additional Indebtedness (as defined in the Agreement), nor shall there have been any regulatory claim, inquiry, investigation or similar matter however termed brought against Doge by any governmental authority;

●	No material adverse effect on Doge shall have occurred since the date of the Agreement;

●	Doge having performed certain other pre-closing actions; and

●	Holders of no more than 10% of Doge Common Stock (on an as converted basis) shall have asserted dissenter’s rights under the NRS.

Additional Conditions to the Obligations of Doge

The obligations of Doge to consummate the transactions contemplated by the Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Doge of the following further conditions:

●	the representations and warranties of TZUP regarding its capitalization, being true and correct in all respects other than de minimis inaccuracies as of the Closing;

●	the other representations and warranties of TZUP being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth in the Agreement) as of the Closing (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, a Material Adverse Effect;

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●	TZUP having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Agreement prior to the Closing; and

●	At or prior to the Closing, TZUP and Parker Scott shall have executed and delivered a written Employment Agreement in form and substance mutually satisfactory to Parker Scott and TZUP, which shall replace in its entirety Mr. Scott’s consulting agreement. Such Employment Agreement shall include mutually agreed-upon compensation, equity participation, and benefits, with any equity participation to be fully documented and granted concurrently with execution of such Employment Agreement. This condition is not waivable without the prior written consent of Parker Scott in his individual capacity.

Termination

The Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:

●	upon mutual consent of the parties;

●	prior to the Closing, by written notice to Doge from TZUP, if (i) Doge breaches any of its representations, warranties, covenants or agreements such that the conditions to closing would not be satisfied, except that, if such breach is curable by Doge through the exercise of its reasonable efforts, then, for a period of 10 days (or any shorter term that remains between the date of TZUP providing written notice of such breach and the Termination Date after receipt by Doge of notice from TZUP of such breach, but only as long as Doge continues to use reasonable efforts to cure such breach, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the transactions contemplated by the Agreement are permanently enjoined, prohibited or prevented by the terms of a final, non-appealable governmental order;

●	by Doge, if (i) TZUP breaches any of its representations, warranties, covenants or agreements such that the conditions to closing would not be satisfied, except that, if such breach is curable by TZUP through the exercise of its reasonable efforts, then, for a period of 10 days (or any shorter term that remains between the date of Doge providing written notice of such breach and the Termination Date) after receipt by TZUP of notice from Doge of such breach, but only as long as TZUP continues to use reasonable efforts to cure such breach, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the transactions contemplated by the Agreement are permanently enjoined, prohibited or prevented by the terms of a final, non-appealable governmental order;

●	by written notice from Doge to TZUP or from TZUP to Doge, if the meeting of stockholders has been held, our stockholders have not approved the change of control and issuance of the Consideration (subject to any adjournment, postponement or recess of the meeting); or

●	by TZUP, in the event Doge fails to deliver the approval of its stockholders with 10 business days after we file our initial draft of this proxy statement with the SEC.

The approval of the Agreement by the stockholders of any of the parties shall not restrict the ability of the Board (or other body performing similar functions) of any of the parties to terminate the Agreement in accordance with the terms set forth in the Agreement.

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Effect of Termination

If the Agreement is validly terminated, none of the parties to the Agreement will have any liability or any further obligations under the Agreement other than customary confidentiality obligations and the payment of expenses and termination fees, except in the case of a willful breach of the Agreement or fraud (as defined in the Agreement).

Expenses and Termination Fees

Expenses

The fees and expenses incurred in connection with the Agreement and the ancillary documents thereto, and the transactions contemplated thereby, including the fees of legal counsel, financial advisors and accountants, shall be paid by the party incurring such fees or expenses; provided, that, if the Closing occurs, then TZUP shall pay all expenses incurred by the parties in connection with the Acquisition.

Termination Fees

If the Agreement is terminated by TZUP for accepting a Superior Offer, then TZUP shall pay to Doge a nonrefundable fee in an amount equal to $2,000,000 (payable in cash or shares of TZUP Common Stock at the election of TZUP). If the Termination Fee is paid in shares of TZUP Common Stock, the amount of shares to be issued shall be determined by the 10-day average closing price of our TZUP Common Stock on Nasdaq immediately prior to the Termination Date.

If the Agreement is terminated by Doge for accepting a Superior Offer, then Doge will pay to TZUP a nonrefundable fee in an amount equal to $2,000,000 (payable in cash or shares of Doge Common Stock at the election of Doge). If the TZUP Termination Fee is paid in shares of Doge Common Stock, the amount of shares to be issued shall be determined be at the higher of (A) the same price and terms as investors in Doge or USDE purchased securities in an amount of no less than $2,000,000 prior to the termination date or (B) the value per share as determined by a mutually agreed upon nationally recognized independent third-party valuation firm.

Survival; Indemnification

The representations and warranties and indemnification obligations of Doge and TZUP set shall survive the Closing date for a period of one year from the Closing date; provided, however, that (i) the representations and warranties made by Doge relating to the corporate organization, its subsidiaries, due authorization, no conflict, governmental authorities; consent) current capitalization, and capitalization of Doge’s subsidiaries, and (ii) the representations and warranties made by TZUP relating to the corporate organization, due authorization, no conflict and governmental authorities; and consent shall survive the Closing date until the expiration of the period specified in the applicable statute of limitations; provided, further, any claims with respect to the tax representations shall survive the Closing for a period of 90 days following the expiration of the applicable statute of limitations period.

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While the Agreement provides for standard indemnification for breaches of representations and warranties and covenants to the extent any claim exceeds the Basket Amount, the Agreement does not provide for a means to enforce any remedies in connection with such claims such as designation of a stockholder representative and/or an escrow holdback of a portion of the Consideration. The Basket Amount shall not apply to indemnity obligations for indemnified losses arising as a result of fraud if determined by a final decision of a court of competent jurisdiction or if Doge breaches of the representations and warranties with respect to absence of changes. As a practical matter, the absence of a stockholder representative or holdback means we have no ability to enforce any breaches by Doge of its representations and warranties. See “Risk Factors.”

Governing Law

The Agreement, and all claims or causes of action based upon, arising out of, or related to the Agreement and/or the Acquisition, shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws or statute of limitations of another jurisdiction.

Exclusive Jurisdiction; Waiver Of Trial By Jury

Any action based upon, arising out of or related to the Agreement or the transactions contemplated thereby may only be brought in federal and state courts located in New York County, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such action. The parties have also waived all rights to a trial by jury.

Amendments

The Agreement may be amended or modified only by a written agreement executed and delivered by TZUP and Doge.

Description of the Series D

On October 6, 2025, the Board authorized the Company to file with the Nevada Secretary of State a Certificate of Designations. Each share of Series D will be convertible into 1,000 shares of Common Stock and will have a Beneficial Ownership Limitation of 4.99% or 9.99% at the option of each holder. Holders of the Series D will not be entitled to vote. The Series D will rank junior to the Company’s Series A and is pari passu with the Common Stock. In the event of liquidation of the Company, the holders of Series D shares will share in the distribution of the Company’s net assets on an as-converted basis together with the Common Stock, subordinate only to the Series A shares. The Series D conversion ratio is subject to equitable adjustment in the event of a stock split, reverse split and similar events.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

TZUP

TZUP’s Management Discussion and Analysis of Financial Condition and Results of Operation are included in TZUP’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and TZUP’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2025. Such disclosure is incorporated by reference into this proxy statement. See “Where Your Can Find More Information.”

DOGE

BUSINESS OVERVIEW

Doge is a digital asset mining company focused on mining Dogecoin and Litecoin. Doge commenced operations in January 2025.

KEY FACTORS AFFECTING DOGE’S PERFORMANCE

Price of Dogecoin and Litecoin

Doge’s business is heavily dependent on the price of Dogecoin and Litecoin, which has historically experienced significant volatility. Doge generates revenue from Dogecoin and Litecoin rewards that Doge earn through mining in its facilities. As a result, fluctuations in the price of Dogecoin and Litecoin may significantly impact its results of operations.

Network difficulty and hashrate

Doge’s business is not only impacted by the volatility in prices, but also by increases in the competition for Dogecoin and Litecoin production. This increased competition is described as the network hashrate resulting from the growth in the overall quantity and quality of miners working to solve blocks on the blockchain, and the difficulty index associated with the secure hashing algorithm employed in solving the blocks. Increased difficulty reduces the mining proceeds of the equipment proportionally and eventually requires miners like us to upgrade their equipment to remain profitable and compete effectively with other miners. Conversely, a decline in network hashrate results in a decrease in difficulty, increasing mining proceeds and profitability.

Power Costs

Power is the foundation of its platform. Doge seeks to acquire, develop, and manage critical energy assets such as interconnects, powered land, and other electrical infrastructure to address the load demands of energy-intensive applications. Doge currently operates through Colocation Agreements, which have access to competitively priced electrical power based on the regions in which we operate. However, there is no guarantee that Doge will be able to procure additional power on similar terms, or at all. Market prices for power, capacity, and other ancillary services are unpredictable and tend to fluctuate substantially. See “Risk Factors.”

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Non-GAAP Financial Measures

In addition to its results determined in accordance with GAAP, Doge relies on Adjusted EBITDA to evaluate its business, measure its performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure. Doge defines Adjusted EBITDA as net income (loss), adjusted for impacts of interest expense, income tax provision or benefit and depreciation and amortization. You are encouraged to evaluate each of these adjustments and the reasons its board of directors and management team consider them appropriate for supplemental analysis.

Its board of directors and management team use Adjusted EBITDA to assess its financial performance because it allows them to compare its operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and amortization), and other items (such as non-recurring transactions mentioned above) that impact the comparability of financial results from period to period.

Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. In evaluating Adjusted EBITDA, you should be aware that in the future Doge may incur expenses that are the same as or similar to some of the adjustments in such presentation. Its presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. There can be no assurance that Doge will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of its results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in its industry, its definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

Reconciliations of Adjusted EBITDA to the most comparable U.S. GAAP financial metric as of June 30, 2025 is presented in the table below:

Net Loss	$(1,837,825)
Depreciation	2,352,011
Interest expense	176,512
EBITDA	$690,698

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RESULTS OF OPERATIONS

Doge commenced operations in January 2025 and generated approximately $2.1 million in revenue from digital asset mining and experienced EBITDA of approximately $691,000. At June 30, 2025, Doge had approximate balances of cash and cash equivalents of $3.8 million, working capital of $3.7 million, total stockholders’ equity of $26.5 million. To date, Doge has in large part relied on debt and equity financing to fund its operations as operations commenced.

Doge’s current focus is on growing its cryptocurrency mining operation, primarily with the goal of mining Dogecoin and other Litecoins. As of June 30, 2025 Doge currently has deployed over 1,000 next generation rigs at Colocation Sites with the intention to increase to 3,500 rigs at four diversified Colocation Sites by the end of fiscal year 2025. Doge accepted delivery of an additional 1,000 rigs subsequent to June 30, 2025 which were included in deposits on mining equipment as of June 30, 2025.

Revenues

Cryptocurrency mining revenues for the period ended totaled approximately $2.1 million revenues from cryptocurrency mining are impacted significantly by volatility in coin prices, as well as increases in the Blockchain’s Network Hash Rate resulting from the growth in the overall quantity and quality of rigs utilizing the Scrypt mining algorithm working to solve blocks on the blockchain and the difficulty index associated with the secure hashing algorithm employed in solving the blocks.

Summary of Mining Results

The following table presents additional information about its cryptocurrency mining activities in coins and amounts during the period ended June 30, 2025:

Name	Abbreviation	Coins	Amount (USD)
Bella Protocol	BEL	9,554	$1,875
Dingocoin	DINGO	9,224,087	$352
Dogecoin	DOGE	9,976,516	$1,844,110
Junkcoin	JKC	12,637	$374
Luckycoin	LKY	7,036	$1,763
Litecoin	LTC	2,736	$239,538
Pepe	PEPE	20,790,063	$199
		40,022,628	$2,088,212

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Cost of Revenues

Cost of revenue for the period ended June 30, 2025 approximately $1.07M consisted primarily of direct production costs of the mining operations, including utilities and fees paid to J&Y Marigold Ltd, the host of Doge’s Colocation Agreement ($944,00) and value added tax expense ($130,000), but excluding depreciation and amortization, which are separately stated.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the period ended June 30, 2025 totaled approximately $312,000 primarily consists of bank and transaction fees ($72,000) and insurance ($25,000).

Depreciation and Amortization

Depreciation and amortization expenses in period ended June 30, 2025 totaled approximately $2.4 million primarily related to mining equipment. Doge depreciates equipment over a two-year estimated usable life using the straight-line method.

Other Income and Expense

During the period ending June 30, 2025, interest expense totaled approximately $177,000 and related to various term loan agreements entered into during the current period to fund operations.

During the period ending June 30, 2025 Doge recorded a gain on the sale / exchange of cryptocurrencies of approximately $71,000.

Income Taxes

As of June 30, 2025, Doge has $386,000 in gross deferred tax assets resulting from net operating loss carry-forwards of $1,838,000, available to offset future taxable income through 2041 subject to the change in ownership provisions under IRC 382. A valuation allowance has been recorded to fully offset these deferred tax assets because Doge’s management believes future realization of the related tax benefits is uncertain.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2025, Doge had working capital of approximately $3.7 million, which included cash and cash equivalents of $3.8 million. Doge reported a net loss of $1.8 million during the period ended June 30, 2025. The net loss included $2.4 million in non-cash items consisting of depreciation and amortization offset by a $72,000 realized gain on the sale / exchange of cryptocurrencies.

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Notes Payable

In June 2025, Doge entered into a Secured Promissory note with a Fund for a principal sum of

$1,900,000 less an original issue discount amount of $150,000. The note is due December 24, 2024, however, if Doge closes on a financing with an institutional lender for an amount of net loan proceeds in excess of the total principal amount, ordinary interest, and late interest then outstanding; or a sale of all or substantially all the assets of Doge, then the Maturity Date shall accelerate to the date of such closing. As of June 30, 2025 the total amount outstanding on the note was $1,750,000 and is included in current liabilities on the balance sheet.

Revenue from Mining Operations

Funding its operations on a go-forward basis will rely significantly on its ability to continue to mine cryptocurrency and the spot or market price of the cryptocurrency Doge mines. Doge expects to generate ongoing revenues from the production of cryptocurrencies, primarily Dogecoin and other Litecoins currency rewards, for example, in its mining facilities and its ability to liquidate for currency rewards at future values will be evaluated from time to time to generate cash for operations. Generating Dogecoin and other Litecoin currency rewards, for example, which exceed its production and overhead costs will determine its ability to report profit margins related to such mining operations, although accounting for its reported profitability is significantly complex. Furthermore, regardless of its ability to generate revenue from the sale of its cryptocurrency assets, Doge may need to raise additional capital in the form of equity or debt to fund its operations and pursue its business strategy.

The ability to raise funds as equity, debt or conversion of cryptocurrency to maintain its operations is subject to many risks and uncertainties and, even if Doge were successful, future equity issuances would result in dilution to its existing stockholders and any future debt or debt securities may contain covenants that limit its operations or ability to enter into certain transactions. Its ability to realize revenue through digital asset production and successfully convert digital assets into cash or fund overhead with digital assets is subject to a number of risks, including regulatory, financial and business risks, many of which are beyond its control. Additionally, the value of Dogecoin and Litecoin currency rewards has been extremely volatile recently and such volatility has recently been lower and future prices cannot be predicted.

If Doge is unable to generate sufficient revenue from its Dogecoin and Litecoin production when needed or secure additional sources of funding, it may be necessary to significantly reduce its current rate of spending or explore other strategic alternatives.

Class A and B Unit Offerings

During the period , Doge received net proceeds of approximately $29.5 million (after deducting $1.2 million in expenses and fees ) from the issuance of 11,215,625 of Class A -1 Units and 5,794,556 of Class A – 2 Units. Doge also issued 20,000 units of Class B Units. Doge is authorized, in the Board’s sole discretion, to authorize and issue Units of any class to any person at such prices per Unit as may be determined in good faith by the Board and in exchange for such Capital Contribution as may be determined by the Board. Class A Units have certain rights, privileges and obligations including, with limitation, right to receive distributions, allocations of Profits or Losses, or any other share of Doge’s income, gain, loss, deduction, or credit. Class B Units have no associated economic rights including, without limitation, no right to receive distributions, allocations of Profits or Losses, or any other share of Doge’s income, gain, loss, deduction, or credit.

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Operating Activities

Net cash used in operating activities was $2.3 million during the period ended June 30, 2025, Cash was consumed from continuing operations by the net loss of $1.8 million, less non-cash items of $2.4 consisting of depreciation. Cryptocurrencies increased by $2.1 million (derived from mining of digital assets) and prepaid expenses and other current assets increased by $748,000, offset by an increase in accounts payable and accrued expenses of $55,000.

Investing Activities

Net cash provided by investing activities during the period ended June 30, 2025 was $24.0 million, consisting of proceeds received from the sale of cryptocurrencies of $465,000 offset by purchases of equipment of $17.4 million and deposits on equipment of $7.0 million.

Financing Activities

Net cash provided by financing activities were $31 million during the period ended June 30, 2025, which primarily consisted of net proceeds from the issuance of its Class A-1 and Class A-2 units of $29.4 million and $1.8 million from the proceeds of long term debt net of original issued discount of $150,000.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements The most significant estimates relate to the accounting for digital assets, revenue recognition, useful lives of equipment.

Doge’s financial position, results of operations and cash flows are impacted by the accounting policies Doge has adopted. In order to get a full understanding of Doge’s financial statements, one must have a clear understanding of the accounting policies employed. A summary of Doge’s critical accounting policies follows:

Fair value of financial instruments

Doge accounts for financial instruments under Financial Accounting Standards Board (“FASB”) ASC 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model- derived prices whose inputs are observable or whose significant value drivers are observable; and

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Level 3 — assets and liabilities whose significant value drivers are unobservable.

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on Doge’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.

Cryptocurrencies

Cryptocurrencies, (including Dogecoin and Litecoin) are included in current assets in the accompanying balance sheet. The classification of cryptocurrencies as a current asset has been made after Doge’s consideration of the significant consistent daily trading volume on readily available cryptocurrency exchanges, there are no limitations or restrictions on Company’s ability to sell cryptocurrencies and the pattern of actual sales of cryptocurrencies by Doge.

Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite- lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. In testing for impairment, Doge has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that impairment exists, a quantitative impairment test is not necessary. If Doge concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.

Impairment of long-lived assets

Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. There were no impairments recognized during the period end or as of June 30, 2025.

Revenue Recognition

Doge engages in the mining of digital assets, primarily utilizing the Scrypt hashing algorithm, such as Litecoin (LTC) and Dogecoin (DOGE). Scrypt is a cryptographic proof-of-work algorithm designed to be computationally and memory intensive, offering an alternative to the SHA-256 algorithm used in Bitcoin mining.

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Scrypt mining involves solving complex mathematical problems that require both processing power and memory bandwidth. This algorithm supports the security and integrity of blockchain networks by making it economically impractical to manipulate transaction data. Doge utilizes specialized mining equipment optimized for the Scrypt algorithm to maximize efficiency and output. Doge participates in merged mining of Litecoin and Dogecoin, leveraging the Scrypt algorithm to simultaneously validate blocks on both blockchain networks.

Under Scrypt mining, there is no contract with a customer as the mining rewards are granted by the decentralized blockchain protocol and not a party entering into a contractual agreement. Therefore, Revenue is recognized when control of the mined digital assets is obtained and transferred to a digital wallet, measured at the fair market value of the assets at the time of receipt. Fair value is based on a principal or most advantageous market, using observable market prices from reputable exchanges

Off-Balance Sheet Arrangements

Doge does not have any off-balance sheet arrangements.

Inflation

Doge’s results of operations have not been affected by inflation and management cannot predict the impact, if any, inflation might have on its operations in the future.

Evaluation of Disclosure Controls and Procedures

Its management, with the participation of its Chief Executive Officer evaluated the effectiveness of Dogehash Technologies’ disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act and regulations promulgated thereunder) as of June 30, 2025. Based on this evaluation, its management concluded that its disclosure controls and procedures were effective as of June 30, 2025. Its disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by us in the reports that Doge files or submit under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC. Disclosure controls and procedures include, without limitation, controls, and procedures designed to ensure that information required to be disclosed by a company in the reports that it files or submits under the Exchange Act is accumulated and communicated to Doge’s management, including its principal executive and principal financial officers, as appropriate, to allow for timely decisions regarding required disclosure.

Changes in Internal Control Over Financial Reporting

There have been no changes in its internal control over financial reporting (as defined in Rules 13a-15(f) or 15d-15(f) of the Exchange Act) that occurred during the period ended June 30, 2025 that have materially affected, or are reasonably likely to materially affect, its internal control over financial reporting.

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PROPOSAL 4:

APPROVAL OF THE 2025 OMNIBUS EQUITY INCENTIVE PLAN

The Board recommends a vote “FOR” this Proposal 4.

Introduction

We are asking shareholders to approve the 2025 Omnibus Equity Incentive Plan (“2025 Omnibus Plan”) at the Annual Meeting. The Board of Directors adopted the 2025 Omnibus Plan on October 6, 2025, subject to shareholder approval. The 2025 Omnibus Plan will become effective, if at all, on the date that it is approved by the our shareholders (the “Effective Date”).

The Company previously implemented and currently maintains the 2024 Equity Incentive Plan (the “2024 Plan”) and the 2025 Equity Incentive Plan (the “2025 Plan” and together, the “Prior Plans”). If the 2025 Omnibus Plan is approved, then following the Effective Date, the Company will issue no additional awards under the Prior Plans, though awards outstanding under the Prior Plans as of the Effective Date would remain outstanding and would continue to be governed by the terms of the Prior Plans and any applicable award agreements.

Under the 2025 Omnibus Plan, 7,000,000 shares of the Company’s common stock are initially available for grant.

Rationale for Adoption of the 2025 Omnibus Plan

Grants of equity awards to employees are an important part of the Company’s long-term incentive compensation program, which the Company uses to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in the Company’s long-term growth and profitability.

Vote Required

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the approval of the 2025 Omnibus Plan. The 2025 Omnibus Plan will be approved if it receives the affirmative vote of a majority of the total number of votes of common stock represented and voting at the Annual Meeting, provided the total number of affirmative votes also represents a majority of the required quorum. Proxies solicited by the Board will be voted “FOR” the 2025 Omnibus Plan unless shareholders specify a contrary vote.

Historical Use of Shares and Shares Available under the 2025 Omnibus Plan

Historic Use of Shares. When determining the maximum number of shares to allocate to the 2025 Omnibus Plan, the Board and its Compensation Committee considered the gross burn rate for the past three years under the Prior Plans along with the estimated dilutive impact of the share increase and similar statistics for a peer group of companies. Burn rate is the rate at which a company is granting equity compensation share awards, with the gross number of such shares awarded expressed as a percentage of its weighted average shares outstanding. The Company’s three year average annual gross burn rate for fiscal years 2024, 2023, and 2022 was 5% as indicated in the table below. The 7,000,000 share allocation to the 2025 Omnibus Plan is intended to manage the Company’s equity grant requirements for approximately the next five years. The Company considers a minimum five-year pool of shares to be important from a compensation planning perspective.

		Fiscal Year 2024	Fiscal Year 2023	Fiscal Year 2022	Average
A	Total Shares Granted During Fiscal Year(1)	1,228,542	-	-	409,514
B	Basic Weighted Average Common Shares Outstanding	8,003,246	7,123,001	6,215,753	7,114,000
C	Burn Rate (A/B)	15%	-%	-%	5%

(1) Includes the number of options and full value awards (restricted common shares) granted for such year.

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As of October 6, 2025, 1,932,097 shares (642,097 under the 2024 Plan, and 1,290,000 under the 2025 Plan) remained available for issuance under the Prior Plans (each Prior Plan reserved 2,000,000 shares for issuance). If the shareholders approve the 2025 Omnibus Plan, then as of the Effective Date, no future awards shall be made under the Prior Plans. If shareholders approve the 2025 Omnibus Plan, the maximum number of shares that could be issued under the 2025 Omnibus Plan will total 7,000,000 shares, which would represent 42% of the 16,540,342 shares of Common Stock that were outstanding as of October 6, 2025. The closing price per-share of the Company’s Common Stock as of October 6, 2025 was $5.42.

The 2025 Omnibus Plan provides for the grant of incentive stock options, non-statutory stock options, share appreciation rights, restricted shares, restricted share units and other share-based awards to participants to acquire shares of Company common stock. The following table sets forth, as of October 6, 2025, the approximate number of each class of participants eligible to participate in the 2025 Omnibus Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	7
Directors	5
Independent Contractors	12

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2025 Omnibus Plan will be 7,000,000 shares of common stock; provided that shares of common stock issued under the 2025 Omnibus Plan with respect to Exempt Awards will not count against the share limit. An “Exempt Award” is (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines, by merger or otherwise, (ii) an “employment inducement” award as described in an applicable stock exchange listing manual or rules; or (iii) an award that a participant purchases at fair market value (including awards that a participant elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the shares of common stock are delivered immediately or on a deferred basis.

No more than 7,000,000 shares of common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2025 Omnibus Plan may be authorized but unissued shares of common stock or shares of common stock that the Company reacquires in the open market, in private transactions or otherwise. If an award to which shares of common stock are subject expires, lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares subject to such award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any share covered by such award not being issued or being so reacquired by the Company, the unused shares covered by such award shall again be available for the grant of awards under the 2025 Omnibus Plan, except that any shares of the Company’s common stock surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying a share appreciation right that are retained by the Company to account for the exercise price of such share appreciation right) and/or withholding taxes in respect of an award will not again be available for grant under the 2025 Omnibus Plan. In addition, (1) to the extent an award is denominated in shares, but paid or settled in cash, the number of shares with respect to which such payment or settlement is made shall again be available for grants of awards pursuant to the 2025 Omnibus Plan, and (2) shares underlying awards that can only be settled in cash shall not be counted against the aggregate number of shares available for awards under the 2025 Omnibus Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of common stock will no longer be available for grant under the 2025 Omnibus Plan.

As exhibited by the Company’s responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the shares reserved under the 2025 Omnibus Plan are expected to provide the Company with the platform needed for continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Description of 2025 Omnibus Plan

The following is a summary of the material features of the 2025 Omnibus Plan. This summary is qualified in its entirety by the full text of the 2025 Omnibus Plan, a copy of which is attached to this proxy statement as Annex B.

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Administration

The 2025 Omnibus Plan will be administered by the Board of Directors, or if the Board of Directors or a committee or subcommittee of the Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the “Committee”), such as the Compensation Committee (each of the Board of Directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2025 Omnibus Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2025 Omnibus Plan.

The 2025 Omnibus Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Types of Awards

The 2025 Omnibus Plan provides for the issuance of incentive stock options, non-statutory stock options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), and other share-based awards.

Restricted Shares and Restricted Share Units. Restricted shares and RSUs may be granted under the 2025 Omnibus Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted shares and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2025 Omnibus Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the participant’s termination of employment or service with the Company or any affiliate or subsidiary thereof, or the participant’s death or disability.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted shares vest. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted shares or RSUs upon the termination of employment or service to the Company will be set forth in the award agreement.

Options. Incentive stock options and non-statutory stock options may be granted under the 2025 Omnibus Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2025 Omnibus Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to employees of the Company, employees of any “parent corporation” (as such term is defined in Section 424(e) of the Internal Revenue Code) and employees of the Company’s subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends, dividend equivalents, or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

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Share Appreciation Rights.

SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2025 Omnibus Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to, but not more than, that number of shares equal in value to the excess of the fair market value as of the date of exercise over the exercise price per share specified in the Free Standing Right multiplied by the number of shares in respect of which the Free Standing Right is being exercised. A Related Right will entitle its holder to receive, to receive up to, but not more than, that number of shares equal in value to the excess of the fair market value as of the date of exercise over the exercise price specified in the related option multiplied by the number of shares in respect of which the Related Right is being exercised. The exercise price of shares purchasable under a SAR shall be determined by the plan administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a SAR be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise period of a Free-Standing Right shall be fixed by the plan administrator, but may not exceed ten years from the date of grant. The exercise period of a Related Right shall be the term of the Option to which it relates, but may not exceed ten years from the date of grant.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Share-Based Awards. The plan administrator may grant other share-based awards under the 2025 Omnibus Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment or service to the Company will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, or other reorganization or corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), stock split, reverse stock split, share subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of the Company’s common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2025 Omnibus Plan; (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2025 Omnibus Plan; (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2025 Omnibus Plan; and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets); provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may, subject in all events to the requirements of Section 409A of the Internal Revenue Code, terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Internal Revenue Code.

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Change in Control. The 2025 Omnibus Plan provides that, unless otherwise determined by the plan administrator and evidenced in an award agreement, if a “change in control” (as defined below) occurs and a participant is employed by the Company or any of its affiliates or subsidiaries immediately prior to the consummation of the change in control, then then the plan administrator, in its sole and absolute discretion, may (i) provide that any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2025 Omnibus Plan to lapse, and the awards shall be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be fully achieved at target performance levels. The plan administrator shall also have discretion in connection with such action to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2025 Omnibus Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of the Company’s voting securities representing more than 50% of the Company’s combined voting power; (ii) an unapproved change in the majority membership of the Board of Directors; (iii) a merger or consolidation of the Company or any of its subsidiaries, other than (A) a merger or consolidation that results in the Company’s voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and the Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of the Company’s voting securities representing more than 50% of the combined voting power; or (iv) shareholder approval of a plan of the Company’s complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of all or substantially all of its assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (B) a sale or disposition to an entity controlled by the Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which the Company’s shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of the Company’s assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2025 Omnibus Plan, as determined by the Company. The Company has the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have the Company withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any award.

Amendment and Termination of the 2025 Omnibus Plan

The 2025 Omnibus Plan permits the Board of Directors to amend, alter or terminate the 2025 Omnibus Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2025 Omnibus Plan will terminate on the tenth anniversary of the date its is first approved by shareholders (although awards granted before that time will remain outstanding in accordance with their terms).

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Clawback

If the Company is required to prepare an accounting restatement of its financial statements due to its material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws (including if the Company is required to prepare an accounting restatement to correct an error or a series of errors), (a “Covered Accounting Restatement”), and if such Covered Accounting Restatement includes (i) restatements that correct errors that are material to previously issued financial statements (commonly referred to as “Big R” restatements), and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report, or (b) the error correction was recognized in the current period (commonly referred to as “little r” restatements), then the Committee may require any executive officer described in Section 10D-1(d) of the Exchange Act (a “specified executive officer”) to repay or forfeit to the Company that part of the cash or equity incentive compensation received by that specified executive officer during the preceding three completed fiscal years that the Committee determines was in excess of the amount that such specified executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The Committee may consider any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each specified executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each specified executive officer). To the extent that the impact of the Covered Accounting Restatement on the amount of incentive compensation received cannot be calculated directly from the information therein (e.g., if such restatement’s impact on the price of the Company’s common stock is not clear), such excess amount of incentive compensation shall be determined based the Committee’s reasonable estimate of the effect of the Covered Accounting Restatement on the applicable financial measure (including the stock price or total shareholder return) based upon which the incentive compensation was received. The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

Governing Law

The 2025 Omnibus Plan is governed by the laws of the State of Nevada (which is the state of the Company’s incorporation and headquarters), without giving effect to principles of conflicts of law of such state.

Indemnification

To the extent allowable pursuant to applicable law, each member of the Board of Directors, the plan administrator and any officer or other employee to whom authority to administer any component of the 2025 Omnibus Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the 2025 Omnibus Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

New Plan Benefits

Future grants under the 2025 Omnibus Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2025 Omnibus Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2025 Omnibus Plan.

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US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2025 Omnibus Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an incentive stock option. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an incentive stock option granted under the 2025 Omnibus Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as a nonqualified stock option as discussed above. In general, the Company will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Share Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Internal Revenue Code. Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

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Restricted Share Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other share-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Internal Revenue Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an additional federal tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Internal Revenue Code are broad and may apply to certain awards available under the 2025 Omnibus Plan (such as restricted stock units). The intent is for the 2025 Omnibus Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Internal Revenue Code to the extent applicable. As required by Section 409A of the Internal Revenue Code, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after the employee’s separation from service.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one fiscal year with respect to certain of its service providers, as provided for Section 162(m). Therefore, the Company may not be able to fully deduct certain compensation derived from 2025 Omnibus Plan awards by such service providers from its taxable income.

Company Income Tax Effects. Except as described above, the Company will generally be entitled to an income tax deduction in connection with an award under the 2025 Omnibus Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Accounting Treatment. As required by Financial Accounting Standards Board Accounting Standards Codification, “Share-Based Payment,” upon the grant of options, SARs, restricted shares, RSUs and other share-based awards pursuant to the 2025 Omnibus Plan, for financial reporting purposes the Company will incur compensation expense that will be recognized over the vesting period of the options, SARs, restricted shares, RSUs or other share-based award. The Company is not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs, restricted shares, RSUs or other share-based awards are granted and the prices of the Company’s common stock in the future.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE EQUITY INCENTIVE PLAN PROPOSAL

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PROPOSAL 5: THE ADVISOR SHARES PROPOSAL

APPROVAL OF THE ISSUANCE OF THE ADVISOR SHARES FOR PURPOSES OF COMPLIANCE WITH NASDAQ LISTING RULE 5636(C)

The Board recommends a vote “FOR” Proposal 5

Background

On August 12, 2025, the Company entered into a Financial Advisory Agreement with American Ventures LLC, Series XVIII DOGE TREAS, a copy of which is attached to this proxy statement as Annex E, pursuant to which the Advisor agreed to provide the Company with certain financial advisory services, including advising the Company on crypto treasury strategies, on a non-exclusive basis. Pursuant to the Advisory Agreement, the Company agreed to issue the Advisor 750,000 shares of common stock, subject to Stockholder Approval (as defined in the Advisory Agreement).

Pursuant to the Advisory Agreement, the Company agreed to use its reasonable best efforts to obtain stockholder approval of the issuance of the Advisor Shares in accordance with the rules of the Nasdaq Stock Market.

Reasons for Stockholder Approval

Our Common Stock is listed on The Nasdaq Capital Market, and, as such, we are subject to the applicable rules of the Nasdaq Stock Market. Subject to certain exceptions, Nasdaq Listing Rule 5635(c) requires us to obtain stockholder approval prior to the issuance of securities when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which stock may be acquired by officers, directors, employees, or consultants.

As such, we are requesting that our stockholders approve the issuance of the Advisor Shares, and our Board unanimously recommends a vote “FOR” the approval of Proposal 5 for purposes of compliance with Nasdaq Listing Rule 5635(c).

Moreover, if our stockholders do not approve this Proposal 5 at the Annual Meeting, we will be required to incur the costs of subsequent meetings of stockholders as we are obligated under the Advisory Agreement to call a stockholder meeting within 90 days after the date of this Annual Meeting to obtain stockholder approval of this proposal. If, despite our reasonable best efforts stockholder approval is not obtained at such subsequent meeting, we are required cause an additional stockholder meeting to be held semi-annually thereafter until stockholder approval of this proposal is obtained.

Vote Required

Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on this proposal. Approval of this proposal requires that the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Abstentions and broker non-votes, if any, are not considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ADVISOR SHARES PROPOSAL

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PROPOSAL 6: THE ADJOURNMENT PROPOSAL

The Board recommends a vote “FOR” Proposal 6

The Adjournment Proposal allows the Board to submit a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to have a quorum or approve any of other proposals.

If the Annual Meeting is adjourned, notice need not be given of the adjourned meeting if the time, place, if any, thereof are announced at the Annual Meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original Annual Meeting.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the Annual Meeting and such proposal is not approved by our stockholders, the Board may not be able to adjourn the Annual Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve the other proposals.

Vote Required

The affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting is required to approve the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE ADJOURNMENT PROPOSAL

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THE ANNUAL MEETING

The Board is using this proxy statement to solicit proxies from stockholders of TZUP who hold shares of TZUP Common Stock and/or TZUP Series A on the Record Date for use at the Annual Meeting and any adjournments or postponements. We are first mailing this proxy statement and accompanying proxy card to TZUP stockholders on or about __, 2025.

Date, Time, and Place

The Annual Meeting will be held on _______, 2025 at _____. The Annual Meeting will be held in a virtual-only meeting format by calling _________. The website address for submitting votes online before the meeting is www.TZUP.vote.

Purpose of the Annual Meeting

At the Annual Meeting, TZUP stockholders will be asked to consider and vote upon the following proposals:

Proposal 1 — Election of Directors Proposal — to elect members of the Company’s board of directors to serve for a one-year term to expire at the 2026 annual meeting of stockholders;

Proposal 2 — Ratification of Independent Registered Public Accounting Firm Proposal — to ratify the appointment of Haynie & Company as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

Proposal 3 — Acquisition Proposal — because the Acquisition and related issuance of shares will result in a change of control of the Company, a proposal to approve such change of control as required pursuant to Nasdaq Listing Rule 5635(b) and approve the issuance of shares of TZUP Common Stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock, in accordance with Nasdaq Listing Rule 5635(d);

Proposal 4 — The Equity Incentive Plan Proposal — a proposal to approve the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s Common Stock for issuance thereunder;

Proposal 5 — The Advisor Shares Proposal — to consider and vote upon a proposal to approve, for purposes of compliance with Nasdaq Listing Rules, the issuance of 750,000 shares of the Company’s Common Stock pursuant to that the Advisory Agreement for certain financial advisory services. A copy of the Advisory Agreement is attached to this proxy statement as Annex E; and

Proposal 6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more of the foregoing proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Acquisition is not satisfied or waived.

Board Recommendations

The Board unanimously recommends that TZUP stockholders vote:

●	“FOR” each of the director nominees set forth in the Election of Directors Proposal;

●	“FOR” the Independent Registered Public Accounting Firm Proposal;

●	“FOR” the Acquisition Proposal;

●	“FOR” the Equity Incentive Plan Proposal;

●	“FOR” the Advisor Shares Proposal; and

●	“FOR” the Adjournment Proposal.

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Record Date; Shares Entitled to Vote

The Board has fixed the close of business on ______ ___, 2025 as the Record Date for determining the TZUP stockholders entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of TZUP Common Stock and TZUP Series A on the Record Date are entitled to receive notice of and vote at the Annual Meeting, and any adjournment or postponement thereof.

Holders of outstanding shares of our Series A are entitled to vote with holders of the Company’s Common Stock on an as-converted basis, provided that each Holder is limited to voting the number of votes that is 9.99% of all shares entitled to vote, except as required by law. On the Record Date, there were _______ shares of Common Stock and _____ votes underlying shares of Series A issued and outstanding.

Quorum Requirement

One-third of the outstanding voting power will constitute a quorum for the transaction of business at the Annual Meeting.

All shares of TZUP Common Stock and Series A represented in person or by proxy at the Annual Meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum at the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are considered present for the purposes of establishing a quorum. We expect that Election of Directors Proposal, the Acquisition Proposal, the Equity Incentive Plan and the Advisor Shares Proposals will be considered non-routine matters under applicable rules. New York Stock Exchange Rule 452.11 prohibits brokers and other organizations holding shares on your behalf from voting uninstructed shares on certain matters deemed to be “non-routine”. Brokers and other organizations may, however, vote your uninstructed shares for proposals that are considered “routine.” If you do not indicate how your shares should be voted on a proposal, we expect that the shares represented by your properly completed and executed proxy will be voted as the Board recommends on routine proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting for which your broker, bank, fiduciary, custodian, or other nominee concludes it is entitled to vote your uninstructed shares. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered to be entitled to vote at the Annual Meeting, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals. Brokers may reach conclusions regarding the ability to vote your shares on a given proposal that differ from our expectations expressed in this proxy statement. As a result, we urge you to direct your broker, bank, fiduciary, custodian, or other nominee how to vote your shares on all proposals to ensure that your vote is counted. For more information regarding the effect of abstentions, a failure to vote, or broker non-votes, see “The Annual Meeting — Votes Required to Approve Proposals.”

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Stock Ownership of TZUP Directors and Executive Officers

On the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote ______ shares of TZUP Common Stock. These shares represent approximately ______% of the voting power outstanding on the Record Date. The Company expects them to vote their shares in favor of all proposals being presented at the Annual Meeting.

Votes Required to Approve Proposals

Approvals of the proposals to be considered at the Annual Meeting require the vote thresholds described below. You may vote for or against any or all of the proposals submitted at the Annual Meeting or you may abstain from voting.

Required Vote for Election of Directors Proposal (Proposal 1)

The election of each director nominee requires a plurality of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions from voting or broker non-votes will have no effect on this proposal.

Required Vote for Ratification of Independent Registered Public Accounting Firm Proposal (Proposal 2)

Approval of the Ratification of Independent Registered Public Accounting Firm Proposal requires the affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions from voting or broker non-votes will have no effect on this proposal.

Required Vote for Approval of the Acquisition Proposal (Proposal 3)

Approval of the Acquisition Proposal requires the affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions from voting or broker non-votes will have no effect on this proposal.

Required Vote for Approval of the Equity Incentive Plan Proposal (Proposal 4)

Approval of the Equity Incentive Plan Proposal requires the affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions from voting or broker non-votes will have no effect on this proposal.

Required Vote for Advisor Shares Proposal (Proposal 5)

Approval of the Advisor Shares Proposal requires the affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions from voting or broker non-votes will have no effect on this proposal.

Required Vote for Adjournment Proposal (Proposal 6)

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes present in person or by proxy and which are cast at the Annual Meeting. Abstentions from voting or broker non-votes will have no effect on this proposal.

154

Submission of Proxies

If you are a stockholder of record as of the Record Date, you can give a proxy to be voted at the meeting in any of the following ways:

●	electronically, using the Internet; or

●	by completing, signing, and mailing, faxing or emailing a printed proxy card (which may be downloaded and printed or that you separately request from us).

If proxies are returned properly executed without indication as to how to vote, the TZUP Common Stock represented by each such proxy will be voted as follows: (1) “FOR” each of the nominees in the Election of Directors Proposal, (2) “FOR” the Ratification of Independent Registered Public Accounting Firm Proposal, (3) “FOR” the Acquisition Proposal, (4) “FOR” the Equity Incentive Plan Proposal, (5) “FOR” the Advisor Shares Proposal and (6) “FOR” the Adjournment Proposal.

The Internet voting procedures have been set up for your convenience. We encourage you to reduce corporate expenses by submitting your vote by Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please access a proxy card in the materials available on the Internet or request a proxy card from us and return your signed proxy card to us before the Annual Meeting.

If the shares you own are held in street name, your broker, bank, trust, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trust, or other nominee is required to send you directions on how to vote those shares. If you do not give instructions to your broker, bank, trust, or other nominee it may vote your uninstructed shares for proposals that are considered “routine.” If you do not indicate how your shares should be voted on a proposal, we expect that the shares represented by your properly completed and executed proxy will be voted as the Board recommends on routine proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting for which your broker, bank, fiduciary, custodian, or other nominee concludes it is entitled to vote your uninstructed shares. If you do not provide voting instructions, we expect that your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered to be entitled to vote at the Annual Meeting, we expect that broker non-votes will not be included in the tabulation of the voting results of any of the “non-routine” proposals and, therefore, will have no effect on the voting results of such proposals. Brokers may reach conclusions regarding the ability to vote your shares on a given proposal that differ from our expectations expressed in this proxy statement. As a result, we urge you to direct your broker, bank, fiduciary, custodian, or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

If you were a beneficial owner of record as of the Record Date (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our inspector of election for the Annual Meeting, Equity Stock Transfer, LLC, at proxy@equitystock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached, or an image of your valid proxy attached to your email).

Whether or not stockholders plan to attend the Annual Meeting, the Company urges stockholders to vote and submit their proxies in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

155

Revocation of Proxies

You have the power to revoke your proxy at any time before your shares are voted at the Annual Meeting. If you grant a proxy in respect of your TZUP shares and then attend the Annual Meeting in person by attending online, your attendance at the Annual Meeting or at any adjournment or postponement of the Annual Meeting will not automatically revoke your proxy. Your proxy can be revoked in one of three ways:

●	you can send a signed notice of revocation of proxy;

●	you can grant a new, valid proxy bearing a later date (including, if applicable, a proxy through the Internet); or

●	you can revoke the proxy in accordance with the proxy submission procedures described in the proxy voting instructions attached to the proxy card.

If you choose to revoke your proxy, you must submit your notice of revocation or new proxy to TZUP’s Corporate Secretary so that it is received no later than the beginning of the Annual Meeting or, if the Annual Meeting is adjourned or postponed, before the adjourned or postponed meeting is actually held.

If your shares are held in the name of a broker or nominee, you may change your vote by submitting new voting instructions to your broker or nominee. If you need assistance in changing or revoking your proxy, please contact your broker or nominee.

Solicitation of Proxies

This solicitation is made on behalf of the Board and we will pay the costs of soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews or other methods of communication.

Householding of Disclosure Documents

The SEC previously adopted a rule concerning the delivery of disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statement s and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our disclosure documents in the future or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●	Stockholders whose shares are registered in their own name should contact Equity Stock Transfer and inform them of their request by calling them at (212) 575-5757 or writing them at 237 W 37th St., #602, New York, NY 10018.

●	Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

156

AUDITORS, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm that audits TZUP’s financial statements is Haynie & Company.

The independent registered public accounting firm that has reviewed Doge’s financial statements and Doge’s unaudited financial statements is also Haynie.

Representatives of Haynie are not expected to be present at the Annual Meeting. As a result, here will be no statements made by Haynie and no opportunity to ask questions of Haynie.

The transfer agent and registrar for TZUP Common Stock is Securitize, formerly Pacific Stock Transfer, 6725 Via Austi Pkwy, #300, Las Vegas, NV 89119.

157

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, and other information with the SEC. You can read and copy any materials that the Company files with the SEC, which you can access over the Internet at http://www.sec.gov. The Company’s website address is www.ThumzupMedia.com. Information contained on, or that can be accessed through, the Company’s website is not a part of this proxy statement.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this proxy statement. Information that is incorporated by reference is considered to be part of this proxy statement and you should read it with the same care that you read this proxy statement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this proxy statement, and will be considered to be a part of this proxy statement from the date those documents are filed.

We are incorporating by reference the following documents that we have filed with the SEC (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

●	our Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2024, filed with the SEC on March 11, 2025, as amended on April 30, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 15, 2025 and August 14, 2025, respectively;

●	our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 27, 2025, March 7, 2025, March 20, 2025, March 25, 2025, May 13, 2025, June 23, 2025, July 7, 2025, July 15, 2025, July 21, 2025, August 6, 2025, August 12, 2025, August 21, 2025, August 22, 2025, September 4, 2025, September 12, 2025, September 17, 2025, September 19, 2025, September 25, 2025, September 30, 2025, October 9, 2025 , October 14, 2025, and October 17, 2025 ; and

●	The description of the Company’s Common Stock which is contained in the Company’s Registration Statement on Form 8-A filed on October 28, 2024 (File No. 001-42388) under the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of this proxy statement (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) .

You can obtain electronic or hardcopy versions of the documents that are incorporated by reference in this proxy statement, without charge, from the Investors section of our website or by requesting the documents in writing or by telephone, in each case as set forth below:

You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

Robert Steele

Chief Executive Officer

10557-B Jefferson Blvd.

Los Angeles, CA 90232

(800) 403-6150

Except as expressly provided above, no other information, including none of the information on our website, is incorporated by reference into this proxy statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed modified, superseded or replaced for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies, supersedes or replaces such statement.

158

SUBMITTING A PROXY ELECTRONICALLY, BY INTERNET, OR BY MAIL

TZUP stockholders of record on ________ __, 2025 may submit their proxies as follows:

●	Through the Internet, by visiting the website established for that purpose at www.TZUP.vote by __ on __ and following the instructions;

●	By email to proxy@equitystock.com, Attention: Shareholder Services;

●	By mail, by marking, signing, and dating the enclosed proxy card and returning it pursuant to the instructions provided in the proxy card; or

●	By fax to 347-584-3644, Attention: Shareholder Services.

We are also incorporating by reference additional documents that it files with the SEC under Sections 13(a), 13(c), or 14 of the Exchange Act between the date of this proxy statement and the date of the Annual Meeting. See, “ This proxy statement incorporates Additional Information” on page iv of this proxy statement.

We have not authorized anyone to give any information or make any representation about the Acquisition that is different from, or in addition to, that contained in this proxy statement or in any of the materials that have been incorporated by reference into this proxy statement. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Board’s solicitation of proxies in this proxy statement does not extend to you. The information contained in this proxy statement speaks only as of the date of this proxy statement unless the information specifically indicates that another date applies.

159

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

THUMZUP MEDIA CORPORATION,

TZUP MERGER SUB, INC.,

AND

DOGEHASH TECHNOLOGIES, INC.

dated as of

August 18, 2025

A-1

TABLE OF CONTENTS TO BE ADDED

EXHIBITS

Exhibit A	–	Form of Article of Merger
Exhibit B	–	Form of TZUP Amended and Restated Articles of Incorporation

i

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of August 18, 2025, by and among Thumzup Media Corporation, a Nevada corporation (“TZUP”), TZUP Merger Sub., Inc., a Nevada corporation and direct, wholly owned subsidiary of TZUP (“Merger Sub”) and Dogehash Technologies, Inc., a Nevada corporation ( “Doge”). TZUP, the Merger Sub and Doge are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized words and terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable Laws, the Parties intend to enter into a business combination transaction in which the Merger Sub will merge with and into Doge (the “Merger”), with Doge being the surviving corporation of the Merger (Doge, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows the U.S. federal income tax treatment of the Merger), each of the Parties intends that this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) (collectively, the “Intended Income Tax Treatment”);

WHEREAS, prior to the consummation of the Merger, pursuant to that certain asset purchase agreement dated as of July 23, 2025 (the “Asset Purchase Agreement”), by and among Doge, USDE Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of Doge (“Acquisition”) and US Data and Energy LLC, a Nevada limited liability company (collectively, “USDE”), Acquisition acquired all of the assets and business of USDE, including, without limitation, computers and related equipment located at colocation facilities, warehoused, on order or in transit, for digital asset mining activities, principally Dogecoin.

WHEREAS, upon closing of the Asset Purchase Agreement the capitalization of Doge consists of 30,700,000 issued and outstanding shares of common par value $0.0001 per share, of Doge (after giving effect to the cancellation of Doge secured debt) which, at closing of the Merger, shall be exchanged for TZUP Common Stock, including for any Doge holder who, as a result of such issuance would beneficially own in excess of 4.99%, a newly authorized series of TZUP preferred stock convertible into TZUP Common Stock (the “Merger Preferred”), in the aggregate amount, including conversion of any Merger Preferred, equal to 30,700,000 shares of TZUP Common Stock.

WHEREAS, the board of directors of Doge has unanimously (i) determined that it is in the best interests of Doge and the stockholders of Doge, and declared it advisable, to enter into this Agreement providing for the Merger, (ii) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement and the Transactions, including the Merger, be adopted and approved by the stockholders of Doge (the “Doge Board Recommendation”);

WHEREAS, the TZUP Special Committee and the TZUP Board have each (i) determined that it is in the best interests of TZUP and the TZUP Stockholders, and declared it advisable, to put forth this Agreement providing for the Merger and the issuances of Merger Preferred and TZUP Common Stock and change of control in accordance with Listing Rule 5635 of Nasdaq and increase the shares eligible for issuance under the TZUP Equity Incentive Plan to 7 million shares and to submit such matters for approval of the TZUP Stockholders and (ii) approved this Agreement and the Transactions, including the Merger, on the terms and subject to the conditions of this Agreement (the “TZUP Board Action”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.01 Definitions. For purposes of this Agreement, the following capitalized words and terms have the following meanings:

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Doge or any of its Affiliates, on the one hand, or TZUP or any of its Affiliates, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of Doge or any of its Affiliates, on the one hand, or by or on behalf of TZUP or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving:

(a)	any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent Entity; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; or

(b)	any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

2

“Action” means any claim, action, investigation, suit, litigation, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Additional Financial Statements” has the meaning specified in Section 9.02(a).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Affiliate Agreements” has the meaning specified in Section 5.11(b)(ii).

“Aggregate Fully Diluted Doge Common Stock” means, without duplication, (a) the aggregate number of Equity Securities of Doge that are (i) issued and outstanding immediately prior to the Effective Time after giving effect to the conversion of any Doge Common Stock Equivalents and (ii) issuable upon, or subject to, the settlement of Doge Common Stock Equivalents (whether or not then vested or exercisable)if any, and (iii) shares of Doge common stock issuable to USDE as part of the Asset Sale, and any other Equity Securities, in each case, that are outstanding immediately prior to the Effective Time.

“Agreement” has the meaning specified in the Preamble hereto.

“Anti-Corruption Laws” means, collectively: (a) the U.S. Foreign Corrupt Practices Act (FCPA); and (b) any other applicable anti-bribery or anti-corruption Laws related to combating bribery, corruption and money laundering.

“Articles of Incorporation” means the Articles of Incorporation of TZUP, filed with the Secretary of State of the State of Nevada on October 27, 2020, as amended by a Certificate of Amendment to the Articles of Incorporation, dated as of November 4, 2022, and as may have been or be amended and restated from time to time through the date hereof.

“Articles of Merger” has the meaning specified in Section 2.02.

“Asset Purchase Agreement” has the meaning specified in the recitals hereto.

“Basket Amount” has the meaning specified in Section 12.03(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

3

“Certificate of Designations” means a certificate of designation of rights, powers, preferences, privileges and restrictions for the Merger Preferred in form and substance satisfactory to the Parties to be filed by TZUP with the Secretary of State of the State of Nevada prior to the Closing of the Merger,

“Change in Recommendation” has the meaning specified in Section 9.02(a)(v).

“Claim” has the meaning specified in Section 12.02(d)(i).

“Closing Date” has the meaning specified in Section 4.01.

“Closing” has the meaning specified in Section 4.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any agreement, contract, license, franchise, note, bond, mortgage, indenture, guarantee, lease, grant (public or private), obligation, undertaking or other commitment or arrangement (whether oral or written) that is legally binding upon a Person or any of his, her or its properties or assets, and any amendments thereto.

“Conversion” has the meaning specified in the Recitals hereto.

“Data Protection Requirements” has the meaning specified in Section 5.19.

“Disclosure Letter” means, as applicable, the Doge Disclosure Letter or the TZUP Disclosure Letter.

“Dissenting Shares” has the meaning specified in Section 3.07.

“Doge Benefit Plan” has the meaning specified in Section 5.12.

“Doge Board Recommendation” has the meaning specified in the Recitals hereto.

“Doge Common Stock Equivalents” means any securities of Doge or its subsidiaries which would entitle the holder thereof to acquire at any time Doge Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Doge Common Stock.

“Doge Common Stock” means the shares of common stock, $0.0001 par value per share, of Doge.

“Doge Cure Period” has the meaning specified in Section 11.01(b).

“Doge Disclosure Letter” has the meaning specified in the introduction to Article V.

“Doge Employees” has the meaning specified in Section 5.12(a).

“Doge Financial Statement” has the meaning specified in Section 5.08(a).

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“Doge IT Systems” means any and all IT Systems that are owned by, licensed or leased to, or otherwise under the control of Doge.

“Doge Organizational Documents” means Doge’s Articles of Incorporation, dated as of April 11, 2025 and Doge’s bylaws dated as of April 11, 2025, in each case as amended, restated, modified or supplemented from time to time.

“Doge Software” has the meaning specified in Section 5.19(f).

“Doge Stock” means Doge Common Stock and Doge Common Stock Equivalents.

“Doge Stockholder Approval” means the approval of this Agreement and the Transactions, including the Merger, and the transactions contemplated thereby and the making of any filings, notices or information statements in connection with the foregoing, by the affirmative vote or written consent of the holders of at least a majority of the voting power of the outstanding Doge Common Stock and outstanding, in each case in accordance with the terms and subject to the conditions of Doge’s Governing Documents and applicable Law.

“Doge Subsidiary Securities” has the meaning specified in Section 5.07(b).

“Doge Termination Fee” has the meaning specified in Section 11.03(b).

“Doge Transaction Expenses” means the aggregate amount of (a) all accrued and unpaid fees, costs and expenses incurred by or on behalf of Doge or its Subsidiaries prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with at or before Closing, and the consummation of the Transactions, including any and all professional or transaction related costs, fees and expenses of legal, accounting and financial advisors, consultants, auditors, accountants and brokers and (b) any Transaction Bonuses.

“Doge” has the meaning specified in the Preamble hereto.

“Effective Time” has the meaning specified in Section 2.02.

“Enforceability Exceptions” has the meaning specified in Section 5.03.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Laws” means any applicable Laws relating to pollution, protection of the environment, any Hazardous Material or health and safety (with respect to exposure to Hazardous Materials).

“Equity Securities” means, with respect to any Person and without duplication, any share, share capital, capital stock, equity interest, partnership, membership, joint venture, ownership or similar interest in any Person (including any stock appreciation, phantom stock, debenture, profit participation, profit interest or similar interest or right in, such Person, whether voting or non-voting) and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

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“ERISA Affiliate” means any trade or business (whether or not incorporated) (i) under common control within the meaning of Section 4001(b)(1) of ERISA with Doge or any Subsidiary or (ii) which together with Doge or any Subsidiary is treated as a single employer under Section 414 of the Code.

“ERISA” has the meaning specified in Section 5.12(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Share” has the meaning specified in Section 3.02(b)(i).

“Financial Statements” has the meaning specified in Section 5.08(a).

“Fraud” means actual and intentional fraud under Nevada common law with a specific intent to deceive brought against a Party hereto based on a representation or warranty of such Party contained in this Agreement; provided, that at the time such representation was made (i) such representation was inaccurate, (ii) such Party had actual knowledge (and not imputed or constructive knowledge) of the inaccuracy of such representation, (iii) such Party had the specific intent to deceive another Party hereto, and (iv) the other Party acted in reliance on such inaccurate representation and suffered losses as a result of such inaccuracy. For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence, or which governs its internal affairs, in each case as amended, restated, modified or supplemented from time to time. For example, the “Governing Documents” of a corporation are its certificate of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation and the “Governing Documents” of an exempted company are its memorandum and articles of association.

“Governmental Authority” means any United States, Canada or other foreign or international (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private).

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“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means (i) any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” under applicable Environmental Laws, (ii) petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, radioactive material or radon, medical wastes, biological products or pesticides, or (iii) any other substances that are regulated under Environmental Law and as to which liability may be imposed pursuant to Environmental Law.

“Inception” means April 11, 2025, the date that Doge was incorporated.

“Income Tax” means any Tax imposed upon or measured by net income or gain (however denominated).

“Indebtedness” means, with respect to any Person as of any time, without duplication, any obligations (whether or not contingent) consisting of (i) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for borrowed money of such Person, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (ii) payment obligations evidenced by any note, bond, debenture or other debt security, in each case, as of such time of such Person, (iii) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any indebtedness of such Person, in each case to the extent payable as a result of the consummation of the Transactions, (iv) payment obligations of a third party secured by any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the payment obligations secured thereby have been assumed, (v) obligations under capitalized leases, (vi) all payment obligations of the type referred to in clauses (i) ̶ (vi) of this definition of any other Person, guaranteed directly or indirectly, jointly or severally, and (vii) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person, or with respect to Doge, an obligation between Doge and any, or between any and a Subsidiary of such.

“Indemnified Losses” has the meaning specified in Section 12.02(a).

“Indemnified Party” and “Indemnifying Party” have the meaning specified in Section 12.02(c).

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“Intellectual Property” means all worldwide rights, title and interests in and to (a) patents, published, or unpublished patent applications (and any patents that issue as a result of those patent applications), provisional patent applications and similar filings, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures, and industrial designs, together with all patents, (b) copyrights and rights in works of authorship and copyrightable subject matter, together with any moral rights related thereto, including all rights of authorship, use, publication, reproduction, distribution, and performance, transformation and ownership, together with all other interests accruing by reason of international copyright conventions, (c) trade secrets and confidential information, and other proprietary information, including but not limited to know-how, unpatented inventions, technology, processes, procedures, customer lists, business plans, database rights, and algorithms, in each case that derive independent economic value from not being generally known by the public and not being readily ascertainable by other Persons, whether such trade secrets are defined as such by applicable Law or under the common law (collectively, “Trade Secrets”), (d) trademarks, trade names, logos, service marks, brand names, trade dress, business names (including any fictitious or “dba” names), Internet domain names, slogans, symbols, and other similar designations of source or indicia of origin together with the goodwill of the business symbolized by or associated with any of the foregoing (e) Software, (f) technical data, and databases, compilations and collections of technical data, and (g) any registrations or applications for registration for any of the foregoing, including any provisional, substitutions, divisions, continuations, continuations-in-part, renewals, reissuances, revisions, re-examinations and extensions and any foreign equivalents of the foregoing (as applicable).

“Intended Income Tax Treatment” has the meaning specified in the Recitals hereto.

“Interim Period” has the meaning specified in Section 7.01.

“IT Systems” means Software, information technology and computer systems, servers, networks, workstations, routers, hubs, switches, data communications lines, interfaces, platforms, databases, websites, computer hardware and equipment used to process, store, generate, analyze, maintain and operate data or information, including any of the foregoing accessed pursuant to outsourced or cloud computing arrangements.

“JOBS Act” has the meaning specified in Section 8.06.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority, including, without limitation, those that provide for the review and enforcement of security and defense matters by any Governmental Authority.

“Leakage” means the aggregate amount of all distributions or payments of cash or other property made by Doge or its Subsidiaries during the Interim Period pursuant to any of the following transactions, except for those transactions that constitute Permitted Leakage: (a) the declaration, making or payment of any dividend, distribution or return of capital, or any redemption, purchase or other acquisition of Equity Securities or other securities of or ownership interests in Doge or its Subsidiaries, or any payments in lieu of any of the foregoing (whether in cash or in kind); (b) the payment of any remuneration, commission, royalty, licensing or service fees, management fees, advisory or monitoring fees, termination fees or penalties or consulting fees to any holder of Doge Stock, any other equityholder of Doge or its Subsidiaries or any of their respective Affiliates or on their respective behalves; (c) the amount of any payment or other liability waived or discharged (including by way of conversion into equity) by Doge or its Subsidiaries or of any amount that was owed to it by any holder of Doge Stock or any other equityholder of Doge or its Subsidiaries, any or any of their respective Affiliates; (d) any payment of any type in respect of any Indebtedness (including any breakage fees or penalties), in each case, by Doge or its Subsidiaries to any holder of Doge Stock or any other equityholder of Doge or its Subsidiaries, any or any of their respective Affiliates other than payment of interest on Indebtedness existing as of the date of this Agreement or payments of principal, interest and other sums due under purchase money Indebtedness and capital leases, in each case, existing as of the date of this Agreement; (e) any assignment, transfer or surrender of any assets to, or the making of any payment on behalf of, any holder of Doge Stock or any other equityholder of Doge or its Subsidiaries, any or any of their respective Affiliates; (f) any indemnity or other contingent liability or obligation granted or assumed by Doge or its Subsidiaries in favor of any holder of Doge Stock or any other equityholder of Doge or its Subsidiaries or any or any of their respective Affiliates; (g) the creation of any Lien over any asset of Doge or its Subsidiaries in favor of any holder of Doge Stock or any other equityholder of Doge or its Subsidiaries, any or any of their respective Affiliates; and (h) the payment or incurrence of any Tax, fee, interest or cost by Doge or its Subsidiaries as a result of any of the matters set out in (a) through (g) above.

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“Leased Real Property” has the meaning specified in Section 5.18(b).

“Leases” has the meaning specified in Section 5.18(b).

“Licensed Intellectual Property” has the meaning specified in Section 5.19(b).

“Lien” means any lien, mortgage, deed of trust, charge, pledge, hypothecation, encumbrance, easement, right of way, license, option, right of first refusal, right of first offer, security interest or other lien of any kind.

“Material Adverse Effect” means any effect, occurrence, development, fact, condition or change (“Effect”) that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, financial condition, or prospects of Doge or its Subsidiaries, taken as a whole or (b) prevents Doge from consummating the Merger; provided, however, that in the case of (a), in no event would any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect”: (i) any change in applicable Laws or GAAP or any official interpretation thereof, (ii) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, payors, suppliers, landlords, licensors, distributors, partners, providers and employees, (iv) any Effect generally affecting any of the industries or markets in which Doge or its Subsidiaries taken as whole, operate or the economy taken as a whole, (v) the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or with the prior written consent of TZUP or at the request of the TZUP or Merger Sub, (vi) any earthquake, hurricane, epidemic, pandemic, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (vii) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Doge, any of its Subsidiaries operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (viii) any failure of Doge or its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (ix) shall not prevent a determination that any Effect not otherwise excluded from this definition of Material Adverse Effect underlying such failure to meet projections or forecasts has resulted in, or would reasonably be expected to result in, a Material Adverse Effect, or (x) any changes in SEC guidance related to the accounting of warrants, or Doge’s, any of its Subsidiaries’ compliance therewith; provided that, in the case of clauses (i), (ii), (iv), (vi), (vii) and (x), such Effect may be taken into account to the extent (but only to the extent) that such Effect has had, or would reasonably be expected to have, a disproportionate and adverse impact on Doge or its Subsidiaries, taken as a whole, as compared to other industry participants.

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“Material Contracts” has the meaning specified in Section 5.12(b).

“Material Payors” has the meaning specified in Section 5.11(a)(ii).

“Material Suppliers” has the meaning specified in Section 5.24(a).

“Merger Consideration” means 30,700,000 shares consisting of TZUP Restricted Common Stock, or a new Class of Preferred Stock with 4.99% and 9.99% blockers at the time of closing of the Merger.

“Merger Preferred” has the meaning specified in the Preamble hereto

“Merger Sub” has the meaning specified in the Preamble hereto.

“Merger” has the meaning specified in the Recitals hereto.

“Minimum Share Consideration” means the number of shares (rounded up to the nearest whole share) of TZUP Common Stock (or Merger Preferred) that represents the minimum number of shares of TZUP Common Stock that is required to ensure that the Merger qualifies for the Intended Income Tax Treatment (with such number of shares to be reasonably determined by tax advisors to Doge in their reasonable discretion). Doge will provide written notice to TZUP no later than the third Business Day prior to the Closing Date if it elects to apply the Minimum Share Consideration as used in this Agreement, which written notice shall include Doge’s calculation of the number of shares of TZUP Common Stock described herein.

“Nasdaq” means the Nasdaq Stock Market, LLC.

“NRS” has the meaning specified in the recitals hereto.

“Offer Documents” has the meaning specified in Section 9.02(a).

“Owned Intellectual Property” means all Intellectual Property that is owned (or purported to be owned), in whole or in part, by Doge or its Subsidiaries, as applicable.

“Party” or “Parties” has the meaning specified in the Preamble hereto.

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“Per Share Merger Consideration” means a number of shares (rounded up to the nearest whole share) of TZUP Common Stock equal to the Merger Consideration divided by the Aggregate Fully Diluted Doge Common Stock. For the absence of doubt the Per Share Merger Consideration shall equal one share of TZUP Common Stock for each share of Doge Common Stock.

“Permits” has the meaning specified in Section 5.16.

“Permitted Leakage” means (i) any compensation or benefits, or reimbursement of costs or expenses, paid or payable to or for the benefit of any holder of Doge Stock or other equityholder of Doge or any of their Affiliates, in each such case who is also a director, officer, or employee of, or consultant to, Doge or its Subsidiaries, in connection with such Person’s services as a director, officer, employee or consultant, in each case, as paid in the ordinary course of business (including any Taxes paid in connection with any such amounts paid to such Person), (ii) any payments made by Doge, any of its Subsidiaries to any other entity among Doge, any of its Subsidiaries and (iii) any payments made with the prior written consent of TZUP solely to the extent of the amount approved.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions for which appropriate reserves have been established in accordance with GAAP, (iv) Liens (other than monetary Liens with respect to Doge or any of its Subsidiaries), encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) or zoning, building, entitlement and other land use and environmental regulations that (A) are matters of record, (B) would be disclosed by a current, accurate survey or physical inspection of such real property, or (C) do not materially interfere with the present uses of such real property, (v) with respect to any Leased Real Property (A) the interests and rights of the respective lessors with respect thereto, including any statutory landlord liens and any Lien thereon, (B) any Lien permitted under a Lease (other than monetary Liens with respect to Doge or any of its Subsidiaries), and (C) any Liens encumbering the underlying fee title of the real property of which the Leased Real Property is a part, (vi) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vii) Liens securing the Indebtedness of Doge or its Subsidiaries set forth on Section 1.01(b) of the Doge Disclosure Letter, (viii) other than with respect to real property, any right, interest, Lien or title of a licensor, sublicensor, licensee, sublicensee, lessor or sublessor under any license, lease or other similar agreement or other property being leased or licensed including licenses of Intellectual Property and (ix) Liens described on Section 1.01(b) of the Doge Disclosure Letter.

“Person” means any individual, firm, corporation, partnership, limited liability Doge, incorporated or unincorporated association, joint venture, joint stock Doge, Governmental Authority or other entity of any kind.

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“Personal Information” means, in addition to the definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Law, any information that identifies, could be used to identify, or is otherwise associated with an individual person.

“Policies” has the meaning specified in Section 5.5.

“Pre-Closing Actions” has the meaning specified in Section 7.06.

“Pre-Closing Optionees” means all Persons who hold one or more Doge Options immediately prior to the Effective Time.

“Pre-Closing Stockholders” means all Persons who hold one or more shares of Doge Stock immediately prior to the Effective Time (after giving effect to the Conversion, the issuance of shares to USDE in connection with the Asset Purchase and the exercise, conversion, redemption or cancellation, as applicable, of any Doge Common Stock Equivalents).

“Pre-Closing Tax Period” means all taxable years or other taxable periods that end on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

“Privacy Laws” means all applicable Laws relating to the receipt, collection, compilation, use, storage, processing, sharing, security, disclosure or transfer of Personal Information, and all applicable Laws relating to breach notification in connection with Personal Information.

“Privacy Policies” has the meaning specified in Section 5.19(h)(i).

“Registration Statement” the registration statement on Form S-3, as amended (No. 333-286951), declared effective by the SEC on May 30, 2025.

“Registered Intellectual Property” has the meaning specified in Section 5.19(a).

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Sanctions Laws” means any applicable Law related to economic or financial sanctions imposed, administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or any other Governmental Authority.

“SEC Reports” means, collectively, all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by TZUP with the SEC under the Securities Act or the Exchange Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

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“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (i) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

“Specified Representations” has the meaning specified in Section 10.02(a)(i).

“Stockholder Approval Failure” has the meaning specified in Section 7.04.

“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

“Subsidiary” means, with respect to a Person, any other Person, of which an amount of the equity, voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the Equity Securities of which) is owned directly or indirectly by such Person.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to 20% in the definition of Acquisition Transaction being treated as references to greater than 50% for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the TZUP Board or Doge Board, as applicable, determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof), as well as any written offer by the other Party to amend the terms of this Agreement, and following consultation with its outside legal counsel and outside financial advisors, if any, are more favorable, from a financial point of view, to TZUP’s stockholders or Doge’s stockholders, as applicable, than the terms of the Transactions.

“Surviving Corporation” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 11.02.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Tax” means any federal, state, provincial, territorial, local, foreign or other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment related (including employee withholding or employer payroll), ad valorem, escheat, withholding, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, estimated, customs duties, sales or use, or other tax or like assessment or charge in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a secondary obligor as a result of being a transferee or successor of another Person or member of an affiliated, consolidated, unitary, combined or other group, or pursuant to Law.

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“Terminating Doge Breach” has the meaning specified in Section 11.01(b).

“Terminating TZUP Breach” has the meaning specified in Section 11.01(c).

“Termination Date” has the meaning specified in Section 11.01(b).

“Transaction Bonuses” means payments to officers, employees, consultants, directors and managers of Thumzup, Doge, their Subsidiaries as change of control payments, severance payments, special or retention bonuses, and similar payments, in each case, paid or payable as a result of the transactions contemplated by this Agreement and the other Transaction Documents (including the employer portion of any Tax in connection with such).

“Transaction Documents” means this Agreement, the Certificate of Designations, the Transition Services Agreement, the TZUP Charter, and all the other agreements, documents, instruments and certificates entered into in connection herewith and/or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“Transfer Taxes” has the meaning specified in Section 9.03(a).

“Treasury Regulations” means the regulations promulgated under the Code.

“TZUP Board” means the board of directors of TZUP.

“TZUP Bylaws” has the meaning specified in Section 9.02(a)(v).

“TZUP Capital Stock” means the TZUP Common Stock.

“TZUP Charter” has the meaning specified in Section 9.02(a)(ii).

“TZUP Closing Statement” has the meaning specified in Section 4.02(a).

“TZUP Common Stock Equivalent” means any securities of TZUP or its subsidiaries which would entitle the holder thereof to acquire at any time TZUP Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, TZUP Common Stock.

“TZUP Common Stock” means the common stock, par value $0.001 per share, of TZUP.

“TZUP Cure Period” has the meaning specified in Section 11.01(c).

“TZUP Disclosure Letter” has the meaning specified in the introduction to Article VI.

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“TZUP Indemnitee(s)” has the meaning specified in Section 12.02(a).

“TZUP Organizational Documents” means the Certificate of Incorporation and TZUP’s bylaws, as amended, restated, modified or supplemented from time to time.

“TZUP Parties” means TZUP, Merger Sub, xBitcoin, LLC and Quantum Reach Corporation.

“TZUP Party Representations” means the representations and warranties of TZUP and Merger Sub expressly and specifically set forth in Article VI of this Agreement, as qualified by the TZUP Disclosure Letter. For the avoidance of doubt, the TZUP Party Representations are solely made by TZUP and Merger Sub.

“TZUP Proxy Statement” has the meaning specified in Section 9.02(a)(i).

“TZUP SEC Reports” means the SEC Reports of TZUP.

“TZUP Special Committee” means the special committee of independent directors of the TZUP Board.

“TZUP Special Meeting” has the meaning specified in Section 9.02(a)(ii).

“TZUP Stockholder Approval” has the meaning specified in Section 6.02(b).

“TZUP Stockholder Matters” has the meaning specified in Section 9.02(a)(iii).

“TZUP Stockholders” means the holders of shares of TZUP Capital Stock.

“TZUP Termination Fee” has the meaning specified in Section 11.03(c).

“TZUP Transaction Expenses” means all unpaid fees, costs and expenses incurred by or on behalf of the TZUP Parties prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents, the performance and compliance with all Transaction Documents and conditions contained herein to be performed or complied with by TZUP at or before Closing, and the consummation of the Transactions, including (1) the fees, costs, expenses and disbursements of counsel, accountants, advisors and consultants of TZUP, (2) the fees and expenses of any fairness opinion and (3) Transfer Taxes; provided that TZUP Transaction Expenses shall not include any Doge Transaction Expenses.

“TZUP” has the meaning specified in the Preamble hereto.

“Unaudited Financial Statements” has the meaning specified in Section 5.08(a).

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

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Section 1.02 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Disclosure Letter,” “Exhibit” and “Annex” refer to the specified Article, Section, Disclosure Letter, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if), and (viii) references to “$” or dollar shall be references to United States dollars.

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of Doge’s, its Subsidiaries’ ‘ business, consistent with past practice (excluding for the avoidance of doubt, any violation of applicable Law or Contract).

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been (i) provided no later than 9:00 a.m. on the Business Day that is immediately prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (A) in the virtual “data room” set up by Doge in connection with this Agreement or (B) by delivery to such Party or its legal counsel via electronic mail or hard copy form or (ii) with respect to TZUP, filed with the SEC by TZUP on or prior to the date hereof.

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Section 1.03 Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge of, after reasonable inquiry of direct reports and investigation (a) in the case of Doge, the individuals identified on Section 1.03 of the Doge Disclosure Letter, and, (b) in the case of any or all of the TZUP Parties, the individuals identified on Section 1.03 of the TZUP Disclosure Letter.

Section 1.04 Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Doge Common Stock, shares of Doge Preferred Stock or shares of TZUP Capital Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach by TZUP with respect to its shares of TZUP Capital Stock or rights to acquire TZUP Capital Stock, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Doge Common Stock, shares of Doge Preferred Stock or shares of TZUP Capital Stock, as applicable, will be appropriately adjusted to provide to the holders of Doge Common Stock, the holders of Doge Preferred Stock or the holders of TZUP Capital Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this Section 1.04 shall not be construed to permit TZUP, Doge or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement and/or any other Transaction Document.

ARTICLE II.
THE MERGER

Section 2.01 The Merger. At the Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the NRS, Merger Sub and Doge shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into Doge, following which the separate corporate existence of Merger Sub shall cease and Doge shall continue as the Surviving Corporation after the Merger and as a direct, wholly owned subsidiary of TZUP (provided that references to Doge for periods after the Effective Time shall include the Surviving Corporation). Upon consummation of the Merger, TZUP is expected to change its name to “Dogehash Technologies Holdings, Inc.” and have the ticker symbol “XDOG”, or similar symbol as determined by the Board.

Section 2.02 Effective Time. On the terms and subject to the conditions set forth herein, on the Closing Date, Doge and the Merger Sub shall cause the Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit A attached hereto (the “Articles of Merger”) with the Secretary of State of the State of Nevada in accordance with the applicable provisions of the NRS (the time of such filing, or such later time as may be agreed in writing by Doge and TZUP and specified in the Articles of Merger, being the “Effective Time”).

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Section 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and Doge shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and Doge set forth in this Agreement to be performed after the Effective Time.

Section 2.04 Governing Documents. At the Effective Time, the Governing Documents of the Surviving Corporation shall be amended to read the same as the Governing Documents of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation is expected to be “Dogehash Technologies, Inc.”

Section 2.05 Directors and Officers of TZUP. Immediately after the Effective Time, the members of TZUP Board, other than Robert Steele, shall resign and the board of directors and officers of TZUP shall be those individuals to be determined by a newly constituted Board of Directors.

ARTICLE III.
MERGER CONSIDERATION; CONVERSION OF SECURITIES

Section 3.01 Merger Consideration. The aggregate consideration to be paid to the Pre-Closing Stockholders in respect of shares of Doge Stock held immediately prior to the Merger shall consist of the Per Share Merger Consideration to be allocated in accordance with this Agreement and Doge Organizational Documents as set forth on Schedule 3.01 attached hereto. In no event shall the shares of TZUP Common Stock issued pursuant to this Agreement exceed the Merger Consideration.

Section 3.02 Effect of Merger on Doge Stock.

(a) Prior to the Effective Time, the Asset Purchase shall have been consummated and USDE and its members shall have entered into and consummated the Asset Purchase and (A) its members shall have entered into Joinder Agreements pursuant to which the members of USDE shall have received 18,750,000 shares of Doge Common Stock exchangeable pursuant to the Merger into 18,750,000 shares of TZUP Common Stock and (B) the remaining shareholders of Doge shall exchange their 11,250,000 shares of Doge Common Stock exchangeable pursuant to the Merger into 11,250,000 shares of TZUP Common Stock. Immediately prior to the Effective Time all Doge Common Stock equivalents shall, as applicable, been exercised, converted, redeemed or cancelled and cease to exist. As a result of the foregoing, immediately prior to the Effective Time, all the issued and outstanding Doge Stock shall be comprised of Doge Common Stock;

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(b) On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or the holders of any securities of TZUP, subject to and in consideration of the terms and conditions set forth herein, the following shall occur:

(i) Each share of Doge Common Stock issued and outstanding immediately prior to the Effective Time (other than, for the avoidance of doubt, any shares of Doge Common Stock held by stockholders of Doge who have perfected and not withdrawn a demand for appraisal rights pursuant to the applicable provisions of the NRS (the “Excluded Shares”)) will be cancelled and automatically deemed for all purposes to represent the right to receive the Per Share Merger Consideration.

(ii) From and after the Effective Time, each of the Pre-Closing Stockholders shall cease to have any rights in and to Doge or the Surviving Corporation, and each share of Doge Common Stock (other than Excluded Shares) shall thereafter be cancelled and represent only the right to receive the applicable portion of the total Merger Consideration, as set forth in Schedule 3.01, in accordance with and subject to the terms and conditions of this Agreement. At the Effective Time, the stock transfer books of Doge shall be closed, and no transfer of Doge Stock shall be made thereafter.

(iii) Notwithstanding anything in this Agreement to the contrary no fraction of a share of TZUP Common Stock will be issued by virtue of the Merger, and any such fractional share (after aggregating all fractional shares of TZUP Common Stock that otherwise would be received by a Pre-Closing Stockholder) shall be rounded up to the nearest whole share.

(iv) Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub (if any) shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(v) Each share of Doge Stock held in Doge’s treasury or otherwise owned by Doge immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no consideration shall be paid or payable with respect thereto.

(vi) The number of shares of TZUP Common Stock that the Pre-Closing Stockholders are entitled to receive as a result of the Merger and as otherwise contemplated by this Agreement shall be adjusted to reflect appropriately the effect of any stock split, split-up, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into TZUP Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to TZUP Common Stock occurring on or after the date hereof and prior to the Closing.

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Section 3.03 Intentionally omitted.

Section 3.04 Delivery of Merger Consideration. At the Effective Time, TZUP shall deliver or provide irrevocable instructions to its transfer agent to issue the Merger Consideration in book entry form to each Doge common stockholder immediately prior to the Effective Time.

Section 3.05 Delivery of Exchangeable Shares.

(a) As soon as reasonably practicable after the Effective Time, but in any event within five (5) Business Days thereafter, Doge shall deliver to TZUP Doge Common Stock in the form of certificate(s) or book-entry shares (along with all books, records and resolutions related to the issuance, registration and transfer of such Book-Entry Shares) which, immediately prior to the Effective Time, represented all outstanding shares of Doge Common Stock.

(b) No dividends or other distributions with respect to Doge Common Stock shall be paid to the holder of any unsurrendered Certificate or Book-Entry shares with respect to the shares of Doge Common Stock represented thereby.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of Doge of the shares of Doge Common Stock other than to settle transfers of such Doge Common Stock that occurred prior to the Effective Time and as contemplate by this Article III.

Section 3.06 Intentionally omitted.

Section 3.07 Appraisal and Dissenter’s Rights. No Doge Stockholder who has validly exercised its appraisal rights pursuant to Sections 92A.300 through 92A.500 of the NRS (a “Dissenting Stockholder”) with respect to its shares of Doge (such shares, “Dissenting Shares”) shall be entitled to receive any portion of the Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder unless and until such Dissenting Stockholder shall have effectively withdrawn or lost its appraisal rights under the NRS. Each Dissenting Stockholder shall be entitled to receive only the payment resulting from the procedure set forth in Section 92A.300 through 92A.500 of the NRS with respect to the Dissenting Shares owned by such Dissenting Stockholder. Doge shall give TZUP (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by Doge relating to any Dissenting Stockholder’s rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the NRS. Doge shall not, except with the prior written consent of TZUP, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

Section 3.08 Taking of Necessary Action; Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Doge, Merger Sub, the officers and directors, as applicable, (or their designees) of Doge and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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ARTICLE IV.
CLOSING TRANSACTIONS

Section 4.01 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in Article X (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing), or (b) at such other place, time or date as TZUP and Doge may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF DOGE

Except as set forth in the disclosure letter delivered to TZUP Parties by Doge on the date of this Agreement and immediately prior to the Closing Date (the “Doge Disclosure Letter”) (each section of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure), Doge represents and warrants to TZUP as follows:

Section 5.01 Corporate Organization of Doge. Doge has been duly incorporated, is validly existing as a corporation and is in good standing under the Laws of the State of Nevada. The copies of the Articles of Incorporation of Doge certified by the Secretary of the State of Nevada and the bylaws, as in effect on the date hereof, previously made available by Doge to TZUP are true, correct and complete and are in effect as of the date of this Agreement. Doge has the requisite corporate power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to have such corporate power and authority to own, operate and lease and to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Subsidiaries. The Subsidiaries of Doge and their respective jurisdictions of incorporation or organization, in each case, as of the date of this Agreement are set forth on Section 5.02 of the Doge Disclosure Letter. The Subsidiaries, have been duly formed or organized, are validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have the power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted, except as would not be material to Doge, or Subsidiaries, taken as a whole. Each Subsidiary and is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be in good standing or so licensed or qualified, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 5.03 Due Authorization. Other than Doge Stockholder Approval, Doge has the requisite corporate power and authority to execute and deliver this Agreement and each Transaction Document to which it is or will be a party and (subject to the approvals described in Section 5.05 of the Doge Disclosure Letter) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of Doge and, other than execution and delivery of Doge Stockholder Approval, no other corporate proceeding on the part of Doge is necessary to authorize this Agreement or such Transaction Documents or Doge’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Document (when executed and delivered by Doge) will be, duly and validly executed and delivered by Doge and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Document to which Doge is or will be a party, constitutes or will constitute a legal, valid and binding obligation of Doge, enforceable against Doge in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

Section 5.04 No Conflict. Except as reflected on Section 5.04 of the Doge Disclosure Letter, the execution, delivery and performance of this Agreement and each Transaction Document to which Doge is or will be a party by Doge and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the Governing Documents of Doge, any of its Subsidiaries, (b) violate any material provision of, or result in the material breach of or default by Doge under any applicable Law or Governmental Order, (c) require any consent, waiver or other action by any Person under, violate, or result in a material breach of, constitute a material default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, the material terms, conditions or provisions of any Material Contract or Lease, (d) result in the creation of any Lien (except Permitted Liens) upon any of the material properties, rights or assets of Doge or its Subsidiaries, or (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, or cancellation of a Lien (except for Permitted Liens) or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person except for such failures or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

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Section 5.05 Governmental Authorities; Consents. Except as disclosed on Section 5.05 of Doge’s Disclosure Letter, assuming the truth and completeness of the representations and warranties of the TZUP Parties contained in this Agreement, no action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of Doge or any of its Subsidiaries with respect to Doge’s execution, delivery and performance of this Agreement and the consummation of the Transactions, except for (i) the filing of the Articles of Merger in accordance with the NRS, as applicable and (ii) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.06 Capitalization.

The authorized capital stock of Doge consists of 200,000,000 shares of authorized capital stock of which 190,000,000 shares of common stock par value, $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share, are authorized, and 30,000,000 shares of common stock and 0 shares of preferred stock are issued and outstanding. The outstanding shares of capital stock or other equity interests of Doge have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance in all material respects with applicable Securities Laws.

Section 5.07 Capitalization of Subsidiaries.

(a) Section 5.07(a) of the Doge Disclosure Letter sets forth, as of the date hereof, the capitalization of each of Doge’s Subsidiaries. As of the date hereof, all of the outstanding ownership interests in each Subsidiary of Doge are owned by Doge, directly or indirectly, except as reflected on Section 5.07(a) of the Doge Disclosure Letter, free and clear of any Liens other than liens authorized pursuant to that certain senior secured loan by and between USDE and the lender thereof to be cancelled at Closing, as amended and assumed by acquisition, (other than the restrictions under applicable Securities Laws, transfer restrictions existing under the terms of the Governing Documents of such Subsidiary, and Permitted Liens) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights.

(b) Except as reflected on Section 5.07(b) of the Doge Disclosure Letter, there are no outstanding (i) securities of Doge or any of its Subsidiaries convertible into or exchangeable for ownership interests in any Subsidiary of Doge, as applicable, (ii) obligations, options, warrants or other rights (including preemptive rights), commitments or arrangements to acquire from Doge or any of its Subsidiaries, or other obligations or commitments of Doge or any of its Subsidiaries to issue, sell or otherwise transfer, any ownership interests in, or any securities convertible into or exchangeable for any ownership interests in, any Subsidiary of Doge or (iii) restricted shares, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any ownership interests in, any Subsidiary of Doge (the items in clauses (i) ̶ (iii), in addition to all ownership interests of Doge’s Subsidiaries, being referred to collectively as the “Doge Subsidiary Securities”). There are no (x) voting trusts, proxies, equityholders agreements or other similar agreements or understandings to which any Subsidiary of Doge is a party or by which any Subsidiary of Doge is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (y) obligations or commitments of Doge or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of Doge Subsidiary Securities or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. Except for Doge Subsidiary Securities, neither Doge, nor any of its Subsidiaries, owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.

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Section 5.08 Financial Statements.

(a) Attached as Section 5.08(a) of the Doge Disclosure Letter hereto are true and complete copies of (i) the unaudited consolidated balance sheets of Doge and its Subsidiaries from Inception through June 30, 2025 and the related reviewed unaudited consolidated statements of operations, cash flows and shareholders’ equity for such period (the “Doge Financial Statements”), and (the “USDE Predecessor Financial Statements”) and (ii) the unaudited consolidated balance sheets of Doge and USDE, and their Subsidiaries as of June 30, 2025, and the related unaudited consolidated statements of operations, cash flows and shareholders’ equity for the three and six months ended June 30, 2025 (the “Unaudited Financial Statements” and, together with the Doge Financial Statements and the USDE Financial Statements, the “Financial Statements”). If required to be included in TZUP’s Proxy Statement or any SEC Report, Financial Statements shall include any other financial statements of Doge or any predecessor required to be filed by TZUP including the financial statements required to be delivered to TZUP by September 15, 2025.

(b) The Financial Statements (i) have been prepared from, and accurately reflect in all material respects, the books and records of Doge or its Subsidiaries in accordance with GAAP, (ii) present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), cash flows and changes in shareholders’ equity of Doge or its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP consistently applied in all material respects throughout the periods covered thereby (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and (iii) when delivered by Doge for inclusion in the TZUP Proxy Statement for filing with the SEC following the date of this Agreement in accordance with Section 9.02, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act applicable to a registrant, in effect as of the respective dates thereof.

(c) Except as disclosed in Section 5.10(c) of the Doge Disclosure Letter, Doge or its Subsidiaries have established and maintained systems of internal controls sufficient to provide reasonable assurance (i) that transactions, receipts and expenditures of Doge or its Subsidiaries are being executed and made only in accordance with appropriate authorizations of management of such entity, (ii) that transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Doge or its Subsidiaries and (iv) that accounts, notes and other receivables and inventory are recorded accurately. The books and records of Doge or its Subsidiaries have been kept and maintained in all material respects in accordance with applicable Laws.

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(d) Any Taxes or Tax liabilities that relate to a Pre-Closing Tax Period that are not yet due and payable (i) for periods covered by the Financial Statements have been properly accrued and adequately disclosed on the Financial Statements in accordance with GAAP, and (ii) for periods not covered by the Financial Statements have been properly accrued on the books and records of Doge or its Subsidiaries in accordance with GAAP.

(e) Undisclosed Liabilities. Neither Doge nor any of its Subsidiaries has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for liabilities, debts or obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet in the ordinary course of business of Doge or its Subsidiaries and any consistent with past practice that are not, individually or in the aggregate, material to Doge or its Subsidiaries, taken as a whole, (c) arising under this Agreement and/or the performance by Doge of its obligations hereunder, including Doge Transaction Expenses, or (d) disclosed on Section 5.09 of the Doge Disclosure Letter.

Section 5.09 Litigation and Proceedings. There are no, and in the preceding three-year period there has not been any, Actions pending or, to the knowledge of Doge, threatened (in writing) (a) against Doge or any of its Subsidiaries, or any of its respective operations, properties, rights or assets or (b) related to the consummation of the transactions contemplated hereby. There is no Governmental Order imposed upon or, to the knowledge of Doge, threatened (in writing) against Doge or any of its Subsidiaries, or any of their respective operations, properties, rights or assets, or that would prevent, enjoin, alter or delay the transactions contemplated hereby. There is no unsatisfied judgment or any injunction binding upon Doge or any of its Subsidiaries, which, if determined adversely, would individually or in the aggregate, reasonably be expected to materially impede the ability of Doge to enter into and perform its obligations under this Agreement or reasonably be expected to result in a Doge Material Adverse Effect.

Section 5.10 Compliance with Laws. Except as would not reasonably be expected to be, individually or in the aggregate, material to Doge or its Subsidiaries, whether individually or taken as a whole, and except with respect to compliance with Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.20), and compliance with Tax Laws (which are the subject of Section 5.14), Doge or its Subsidiaries are, and since Inception have been, in compliance with all applicable Laws and Governmental Orders. Except as would not reasonably be expected to be, individually or in the aggregate, material to Doge or its Subsidiaries, taken as a whole, since Inception through the date hereof, (a) neither Doge nor any of its Subsidiaries has received any written notice of any violations of applicable Laws, Governmental Orders or Permits. Since Inception, no charge, claim, assertion or Action of any violation of any Law, Governmental Order or material Permit by Doge or any of its Subsidiaries has been threatened in writing against Doge or its Subsidiaries. No inquiry or investigation by any Governmental Authority with respect to Doge, any of its Subsidiaries is pending or, to the knowledge of Doge, threatened in writing, and no such investigations have been conducted by any Governmental Authority since Inception, other than those the outcome of which did not, individually or in the aggregate, result in material liability to Doge or its Subsidiaries.

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Section 5.11 Contracts; No Defaults.

(a) Except for the Leases and Doge Benefit Plans set forth on Section 5.12(a) of the Doge Disclosure Letter, Section 5.11(a) of the Doge Disclosure Letter sets forth a true, complete and accurate list of all of the following Contracts to which as of the date of this Agreement, Doge or any of its Subsidiaries is a party or is otherwise bound:

(i) Contracts with any Material Supplier;

(ii) each Contract that requires aggregate future payments to Doge or its Subsidiaries in excess of $50,000 in any calendar year (collectively, “Material Payors”);

(iii) each Contract that grants to any Person (other than Doge or its Subsidiaries) (A) any “most favored nation” provisions or other price guarantees for a period greater than one year with respect to such payments described in clause (A), or (B) material non-competition, non-solicitation or no-hire provisions imposed on Doge or its Subsidiaries;

(iv) (x) Contracts (including letters of intent) entered into since Inception with respect to mergers, acquisitions or sales of any Person or other material business unit or division thereof by Doge, any of its Subsidiaries (each an “M&A Contract”), or (y) M&A Contracts in which Doge, any of its Subsidiaries have any material ongoing obligations or liabilities, including deferred purchase price payments, earn-out payments or indemnification obligations;

(v) Contracts establishing partnerships, joint ventures, strategic alliances or other collaborations, in each case, that are material to Doge or its Subsidiaries, taken as a whole;

(vi) each Contract with Governmental Authorities in each case, that is material to Doge or its Subsidiaries, taken as a whole;

(vii) each Contract under which Doge or its Subsidiaries has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) Indebtedness, (B) granted a Lien on its assets, whether tangible or intangible, to secure any Indebtedness, or (C) extended credit to any Person (other than (1) inter-Doge loans and advances and (2) customer payment terms in the ordinary course of business);

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(b) Contracts that relate to the settlement or final disposition of any material Action within the last three years pursuant to which Doge or any of its Subsidiaries has ongoing obligations or liabilities, in each case, in excess of $50,000;

(i) each Contract to which Doge, any of its Subsidiaries is a party whereby Doge or any of its Subsidiaries (A) has granted any Person any license, immunity or other rights to a third party in or to any Owned Intellectual Property (other than non-exclusive licenses granted by or to customers in the ordinary course of business) or (B) is granted a license, immunity or other rights from a third party in or to any Intellectual Property (other than (x) licenses to open source software, and non-exclusive licenses in respect of commercially available off-the-shelf software on standard terms, (y) invention assignment agreements with current and former employees, consultants, and independent contractors of Doge and its Subsidiaries and (z) employment agreements with any current or former employee);

(ii) Contracts with any officer, director, manager, stockholder, member of an Affiliate of Doge, any of its Subsidiaries, any or any of their respective relatives or Affiliates other than with TZUP or any of its Affiliates (“Affiliate Agreements”) (other than Doge, any of Doge’s Subsidiaries ) (excluding employee confidentiality and invention assignment agreements, equity or incentive equity documents, Governing Documents, employment agreements, Contracts set forth under Section 5.12(a) or Section 5.13(a) of the Doge Disclosure Letter and offer letters for at-will employment set forth on Section 5.13(a) of the Doge Disclosure Letter);

(iii) employment, severance, consulting, and similar Contracts with each current executive officer, director, employee or independent contractor of Doge or its Subsidiaries providing for an annual base salary in excess of $50,000 which is not terminable at-will without any further liability to Doge or its Subsidiaries;

(iv) any corporate integrity agreements, settlement and other similar agreements with Governmental Authorities;

(v) each employee collective bargaining agreement or similar Contract between Doge, any of Doge’s Subsidiaries, on the one hand, and any labor union or other body representing employees of Doge, any of Doge’s Subsidiaries , on the other hand; and

(vi) any Contract pursuant to which any Person provides management services to any or pursuant to which any provides management services to any other Person.

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(c) All of the foregoing set forth on Section 5.11(a) of the Doge Disclosure Letter, including all amendments and modifications thereto, are sometimes collectively referred to as “Material Contracts.” Doge has furnished or otherwise made available to TZUP true, complete and correct copies of all Material Contracts. Each Material Contract sets forth the entire agreement and understanding between Doge and/or its Subsidiaries and the other parties thereto, including a . Each Material Contract is valid, binding and in full force and effect (subject to the Enforceability Exceptions and assuming such Material Contract is a valid and legally binding obligation of the counterparty thereto). None of Doge or its Subsidiaries nor, to the knowledge of Doge, any other party thereto, including any of its Subsidiaries, is in default or violation of any Material Contract in any material respect. There is no event or condition that exists that constitutes or, with or without notice or the passage of time or both, would constitute any such default or violation by Doge or its Subsidiaries or, to the knowledge of Doge, any other party thereto, including a , or give rise to any acceleration of any obligation or loss of rights or any right of termination of a Material Contract. Since Inception, neither Doge nor any of its Subsidiaries has received any notice or request, in each case, in writing, on behalf of any other party to a Material Contract to terminate, cancel or not renew such Material Contract, or to renegotiate any material term thereof that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or alleging or disputing any breach or default under such Material Contract.

Section 5.12 Doge Benefit Plans.

(a) Doge has provided true and complete copies of each Doge Benefit Plan to TZUP. For purposes of this Agreement, “Doge Benefit Plan” means each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any material equity compensation, severance, retirement, retention, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, and all other fringe benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, in each case, (a) which are contributed to (or required to be contributed to), sponsored by or maintained by Doge, any of its Subsidiaries for the benefit of any current or former employee, officer, director or individual consultant of Doge or its Subsidiaries (the “Doge Employees”) or (b) pursuant to which Doge, any of its Subsidiaries could have any liability, other than any multiemployer pension plans (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code).

(b) With respect to each Doge Benefit Plan, Doge has delivered or made available to TZUP true, correct and complete copies of (i) each Doge Benefit Plan, including all amendments thereto and any current trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Doge Benefit Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each Doge Benefit Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Doge Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Doge Benefit Plan; and (vi) all material communications received from or sent to the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation or any other Governmental Authority (including a written description of any oral communication) within the three last calendar years with respect to any Doge Benefit Plan.

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(c) Each Doge Benefit Plan has been administered in material compliance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made with respect to any Doge Benefit Plan on or before the date hereof have been made. There is no material Action pending or, to the knowledge of Doge, threatened against any Doge Benefit Plan or the assets of any Doge Benefit Plan (other than routine claims for benefits).

(d) With respect to each Doge Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, such arrangement has, at all times while subject to Section 409A of the Code, been operated in material compliance (including documentary compliance) with, Section 409A of the Code and all applicable guidance thereunder.

(e) No Doge Benefit Plan or other Contract to which Doge, any Subsidiary is a party or otherwise bound provides any Person with a “gross up” or similar payment in respect of any Taxes that may become payable under Sections 409A or 4999 of the Code.

(f) Each Doge Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the knowledge of Doge, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(g) With respect to any Doge Benefit Plan, no event has occurred and no condition exists that would subject Doge or its Subsidiaries to any material tax, fine, lien, or penalty imposed by ERISA, the Code or other applicable Law. Neither Doge, any Doge Benefit Plan nor, to the knowledge of Doge, any trustee, administrator or other third-party fiduciary and/or party-in-interest thereof, has engaged in any breach of fiduciary responsibility or any “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) to which Section 406 of ERISA or Section 4975 of the Code applies and which could subject Doge or any ERISA Affiliate to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code, which, assuming the taxable period of such transaction expired as of the date hereof, could reasonably be expected to result in any material liability to Doge, any of its Subsidiaries.

(h) Except as disclosed on Section 5.12(h) of the Doge Disclosure Letter, neither Doge nor any of its Subsidiaries has incurred any current or projected material liability in respect of post-employment or post-retirement health, medical, or life insurance benefits for current, former or retired employees of Doge, any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.

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(i) None of Doge or its Subsidiaries, nor any of their respective ERISA Affiliates sponsors, maintains or is required to contribute to, or has any outstanding liability for, (i) a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code) or (ii) a plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code. No Doge Benefit Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (iii) a “funded welfare plan” within the meaning of Section 419 of the Code. Neither Doge nor any of its Subsidiaries has, either directly or through an ERISA Affiliate, any liability pursuant to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code. Neither Doge nor any of its Subsidiaries has any liability with respect to any employee benefit plan maintained for the benefit of any employee, officer, director or individual consultant based outside of the United States.

(j) Neither the execution and delivery of this Agreement by Doge nor the consummation of the Merger will (whether alone or in connection with any subsequent event(s)) (i) result in the payment, acceleration, vesting, funding or creation of any compensatory rights of any director, officer or employee of Doge or its Subsidiaries to payments or benefits or increases in any payments or benefits (including any loan forgiveness) under any Doge Benefit Plan (or under any arrangement that would be a Doge Benefit Plan if in effect as of the date of this Agreement), (ii) result in severance pay or any increase in severance pay upon any termination of employment, (iii) require any contributions or payments to fund any obligations under any Doge Benefit Plan, or cause Doge, any of its Subsidiaries to transfer or set aside any assets to fund any Doge Benefit Plan, or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Doge Benefit Plan on or following the Closing.

(k) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer, or director, other individual service provider or shareholder of Doge or any of its Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions.

(l) Each Doge Option has been granted with an exercise price that is intended to be no less than the fair market value of the underlying Doge Common Stock on the date of grant, as determined in accordance with Section 409A of the Code.

Section 5.13 Labor Matters.

(a) Prior to the date of this Agreement, Doge has provided the TZUP with a complete and accurate identified list of each employee of Doge or its Subsidiaries as of a date reasonably practicably close to the date of this Agreement, together with (i) each such employee’s respective base salary or wage rate, (ii) current annual bonus opportunity, (iii) current title and work location, and (iv) status as exempt or non-exempt from overtime requirements.

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(b) As of the date of this Agreement, neither Doge nor any of its Subsidiaries is a party to any collective bargaining agreement or similar agreements with a labor organization. None of Doge employees are represented by any labor organization or works council with respect to their employment with Doge or any of its Subsidiaries. To the knowledge of Doge, as of the date of this Agreement, (i) there are no activities or proceedings of any labor organization to organize any of Doge employees, and (ii) there is no, and since Inception has been no, material labor dispute or strike, lockout, picketing, material grievances or collective labor disputes, labor-related hand-billing, collective slowdown, concerted and collective refusal to work overtime, or collective work stoppage or similar activity against Doge, or any of its Subsidiaries, in each case, pending or threatened.

(c) Except as disclosed on Section 5.13(c) of the Doge Disclosure Letter, no employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of Doge or its Subsidiaries has occurred since Inception or is currently contemplated, planned or announced. Since Inception, neither Doge or its Subsidiaries has implemented any plant closings or employee layoffs that would trigger notice obligations under the WARN Act or any similar state or local law.

(d) Except as disclosed on Section 5.13(d) of the Doge Disclosure Letter, each of Doge or its Subsidiaries are in material compliance with all applicable Laws regarding employment and employment practices, including all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, “whistle blower” rights, harassment policies, employee leave issues, the proper classification of employees and independent contractors, the proper payment of overtime and minimum wage, classification of employees as exempt and non-exempt, and unemployment insurance, and Doge and its Subsidiaries have not since Inception been charged with any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved.

(e) As of the date hereof, there are no complaints, charges or claims against Doge or its Subsidiaries pending or, to knowledge of Doge, threatened before any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment, termination of employment or failure to employ by Doge or its Subsidiaries, of any individual, except for those complaints, charges or claims which would not, individually or in the aggregate, reasonably be expected to be material to Doge, taken as a whole.

(f) All material payments due from Doge or any of its Subsidiaries on account of wages or other compensation owed to employees, and employees health and welfare insurance and other benefits, have been paid or properly accrued as a liability on the books of Doge or its Subsidiaries.

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(g) To the knowledge of Doge, no employee of Doge or any of its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to Doge or its Subsidiaries. To the knowledge of Doge, no senior executive or key employee of Doge or its Subsidiaries is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, non-competition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by Doge, or any of its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

(h) To the Knowledge of Doge, no senior executive or other key employee of Doge or any of its Subsidiaries has provided notice of his or her intention to terminate his or her employment as a result of or following the consummation of the transactions contemplated by this Agreement.

Section 5.14 Taxes.

(a) All material Tax Returns required by Law to be filed by (or on behalf of) Doge or its Subsidiaries have been timely filed (after giving effect to any valid extensions), and all such Tax Returns are true, correct and complete in all material respects. Neither of Doge nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b) All material amounts of Taxes and all material Tax liabilities due and owing by Doge or its Subsidiaries have been timely paid in full. Since the date of the most recent balance sheet included in the Unaudited Financial Statements neither Doge nor any of its Subsidiaries have incurred any material Tax liability outside the ordinary course of business other than any liabilities incurred in connection with the Transactions.

(c) All material Taxes that Doge or its Subsidiaries are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. Each of Doge or its Subsidiaries have complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

(d) Neither Doge nor any of its Subsidiaries is currently or has, since Inception, been engaged in any audit, administrative proceeding or judicial proceeding with respect to Taxes with a taxing authority (and no such audit or proceeding is pending or, to the knowledge of Doge, contemplated). Neither Doge nor any of its Subsidiaries has received since Inception any written notice from a Governmental Authority of a dispute or claim with respect to material amount of Taxes, other than disputes or claims that have since been resolved, and no such claims have been threatened in writing. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material amount of Taxes of Doge or any of its Subsidiaries and no written request for any such waiver or extension is currently pending.

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(e) Neither Doge nor any of its Subsidiaries is presently contesting any material Tax liability of Doge or such Subsidiary, as applicable, before any taxing authority or other Governmental Authority.

(f) Since Inception, no written claim has been made by any taxing authority in a jurisdiction where Doge or any of its Subsidiaries does not file Tax Returns that Doge or such Subsidiary , as applicable, is or may be subject to material taxation by that jurisdiction.

(g) Neither Doge nor any of its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Income Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code) since Inception.

(h) Neither Doge nor any of its Subsidiaries (i) has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b), or (ii) has executed or entered into any “closing agreement” or other binding written agreement with respect to material Taxes with a Governmental Authority that created obligations that will bind Doge or its Subsidiaries after the Closing.

(i) Except with respect to deferred revenue or prepaid revenues collected by Doge or its Subsidiaries in the ordinary course of business, neither Doge nor its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) entered into prior to the Closing; (B) an item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (C) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (D) election pursuant to Section 108(i) of the Code made prior to the Closing; (E) installment sale or open transaction disposition made prior to the Closing; (F) prepaid amount received prior to the Closing. As of the date hereof, neither Doge nor any of its Subsidiaries owns (or has previously owned) any interest in a Person treated as a controlled foreign corporation (as defined in Section 957 of the Code) or a specified foreign corporation (as defined in Section 965 of the Code).

(j) There are no Liens with respect to any material amount of Taxes on any of the assets of Doge or its Subsidiaries, other than Permitted Liens.

(k) Neither Doge nor any of its Subsidiaries has been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which Doge or its Subsidiaries and are the only members).

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(l) Neither Doge nor any of its Subsidiaries has any material liability for the Taxes of any Person (other than Doge or its Subsidiaries) (i) as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign law (other than a group the common parent of which is Doge); (ii) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign law), (iii) as a transferee or successor or (iv) by Contract or otherwise (except, in each case, for liabilities pursuant to commercial contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(m) Neither Doge nor any of its Subsidiaries is a party to, is bound by, or has any obligation to any Governmental Authority or other Person (other than Doge or its Subsidiaries) under any Tax allocation, Tax sharing, Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(n) Doge has not knowingly taken any action (nor knowingly permitted any action to be taken), and is not aware of any fact or circumstance (other than any fact or circumstance relating to the value of the TZUP Common Stock after the date hereof), that would reasonably be expected to prevent the Merger, taken together, from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(o) Doge is not currently, and has not been during the past five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(p) Notwithstanding anything else contained herein to the contrary, the representations and warranties set forth in Section 5.08, Section 5.13 and this Section 5.14 shall be the sole representations and warranties made by Doge pertaining to Tax matters with respect to Doge or its Subsidiaries in this Agreement.

Section 5.15 Insurance. Section 5.15 of the Doge Disclosure Letter sets forth a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation, directors and officers and other forms of insurance held by, or for the benefit of, Doge or any of its Subsidiaries as of the date hereof (collectively, the “Policies”). True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to TZUP. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) all of the Policies with respect to policy periods that include the date of this Agreement are in full force and effect and all premiums due and payable for such Policies have been duly paid, (b) neither Doge nor any of its Subsidiaries has received a written notice of cancellation of any of the Policies or of any changes that are required in the conduct of the business of Doge or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any of such Policies (c) neither Doge nor any of its Subsidiaries is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the knowledge of Doge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the Policies and, to the knowledge of Doge, no such action has been threatened and (d) there is no claim by Doge or any of its Subsidiaries under any Policy. Doge or its Subsidiaries have reported to their respective insurers all material claims and circumstances known by Doge and Subsidiary employees with such reporting responsibilities that would reasonably be likely to give rise to a material claim by Doge or any of its Subsidiaries under any Policy.

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Section 5.16 Permits. (a) since Inception, each of Doge and its Subsidiaries holds and has held all material licenses, approvals, consents, registrations, accreditations, certifications, franchises, certificates of need, supplier or provider numbers, national provider identifiers and permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (except with respect to licenses, approvals, consents, registrations and permits required under applicable Environmental Laws (as to which certain representations and warranties are made pursuant to Section 5.21), the “Permits”) and all such Permits have been duly obtained, are current and valid, and are in full force and effect and (b) since Inception, none of Doge or its Subsidiaries, are (i) in default or violation of such Permits in any material manner or have received any written statement of material deficiencies, complaint, or notice of material noncompliance, or (ii) to the knowledge of Doge, is the subject of any pending action by a Governmental Authority seeking the revocation, suspension or impairment of any such Permit. Section 5.16(c) of the Doge Disclosure Letter lists all material Permits issued to or held by each of Doge or its Subsidiaries, and each . For purposes of this Section 5.16, the term “Permits” includes, without limitation, licenses issued by a Governmental Authority for the development, commercialization, marketing or export of any product, software or technology (including encryption technology) restricted by applicable Law.

Section 5.17 Personal Property and Assets. As of the date hereof, Doge, and/or its Subsidiaries own and have good title to or a valid leasehold, license or similar interest in each item of material tangible personal property reflected on the books of Doge or its Subsidiaries or material to the business of Doge or its Subsidiaries, taken as a whole, free and clear of all Liens other than Permitted Liens.

Section 5.18 Real Property.

(a) Neither Doge nor any of its Subsidiaries owns, or since Inception, has owned, any real property.

(b) Section 5.18(b) of the Doge Disclosure Letter contains a true, correct and complete list of all real property leased or subleased by Doge or one of its Subsidiaries (the “Leased Real Property”), including the address thereof and the Leases related thereto. Doge has made available to TZUP true, correct and complete copies of the written leases, subleases, licenses and occupancy agreements (including all written modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other written agreements relating thereto) for the Leased Real Property to which Doge or any of its Subsidiaries is a party (the “Leases”), and such deliverables comprise all Leases relating to the Leased Real Property. There are no oral arrangements or agreements with respect to the Leased Real Property.

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(c) Each Lease (i) is a legal, valid, binding and enforceable obligation of Doge or its Subsidiary party thereto and, to the knowledge of Doge, the other parties thereto, as applicable, subject to the Enforceability Exceptions, and each such Lease is in full force and effect, (ii) has not been amended or modified except as reflected in the Leases made available to TZUP and (iii) to the knowledge of Doge, subject to securing the consents or approvals, if any, required under the Leases to be obtained from any landlord, lender or any other third party (as applicable), in connection with the execution and delivery of this Agreement by Doge or the consummation of the transaction contemplated hereby by Doge, upon the consummation of the transactions contemplated by this Agreement, will entitle TZUP or its Subsidiaries to the use, occupancy and possession (in each case, subject to the terms of the respective Leases in effect with respect to Leased Real Property and the receipt of all required consents related thereto) of the premises specified in the Leases for the purpose specified in the Leases.

(d) Except as set forth on Section 5.18(d) of the Doge Disclosure Letter, no material default or material breach by (i) Doge or any of its Subsidiaries or (ii) to the knowledge of Doge, any other parties thereto, as applicable, presently exists under any Leases. Neither Doge nor any of its Subsidiaries has received written or, to the knowledge of Doge, oral notice of any material default or material breach under any Lease which has not been cured. To the knowledge of Doge, no event has occurred that, and no condition exists which, with notice or lapse of time or both, would constitute a material default or material breach under any Lease by Doge or any of its Subsidiaries or by the other parties thereto. Neither Doge nor any of its Subsidiaries has subleased to any Person or otherwise granted any Person the right to use or occupy any Leased Real Property, or any portion thereof, which is still in effect. Neither Doge nor any of its Subsidiaries has collaterally assigned or granted any other security interest in the Leased Real Property. Doge or its Subsidiaries have good and valid leasehold title to each Leased Real Property free and clear of Liens, other than Permitted Liens.

(e) Neither Doge nor any of its Subsidiaries has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property, or any portion thereof, and the improvements thereon (i) are prohibited by any Lien, Law or order other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

(f) To the knowledge of Doge, the Leased Real Property is in good operating condition (ordinary wear and tear excepted), are suitable in all material respects for the purposes for which they are presently being used and, with respect to each, Doge or one of its Subsidiaries has rights of ingress and egress to the Leased Real Property for operation of the business of Doge and its Subsidiaries in the ordinary course. To the knowledge of Doge, no condemnation proceeding is pending or threatened (in writing) which would preclude or impair the use of any such property by Doge or its Subsidiaries for the purposes for which it is currently used.

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Section 5.19 Intellectual Property and IT Security.

(a) Section 5.19(a) of the Doge Disclosure Letter sets forth an accurate list of all Owned Intellectual Property for which applications have been filed or registrations have been obtained, whether in the United States or internationally, as of the date of this Agreement (“Registered Intellectual Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each item of Registered Intellectual Property is subsisting and has not been abandoned, canceled or otherwise terminated except in the ordinary course of business, and other than in the case of Registered Intellectual Property for which only an application has been filed, is valid or enforceable and (ii) to the knowledge of Doge, all necessary registration, maintenance, renewal and other relevant filing fees due through the date hereof have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining any material Registered Intellectual Property in full force and effect. Doge or one of its Subsidiaries (A) solely and exclusively owns all right, title and interest in and to all Registered Intellectual Property and other Owned Intellectual Property free and clear of any Liens other than Permitted Liens, and (B) has the right to use all other Intellectual Property material to the operation of the business of Doge and its Subsidiaries as presently conducted and contemplated to be conducted following the Closing.

(b) To the knowledge of Doge or one of its Subsidiaries has entered into Contracts to use all Intellectual Property other than Owned Intellectual Property used in or necessary for the conduct and operation of the business of Doge and its Subsidiaries as currently conducted (the “Licensed Intellectual Property”).

(c) To the knowledge of Doge, the Registered Intellectual Property, Owned Intellectual Property and Licensed Intellectual Property (when used within the scope of the applicable license), constitute all of the material Intellectual Property necessary for Doge and its Subsidiaries to conduct their respective business as currently conducted.

(d) To the knowledge of Doge, (i) the conduct and operation of the business of Doge and its Subsidiaries as currently conducted is not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, at any time after Inception, infringed, misappropriated or otherwise violated any Intellectual Property rights of any Person, (ii) no third party is infringing, misappropriating, diluting or otherwise violating, or has, at any time after Inception, infringed, misappropriated, diluted or otherwise violated any of the Owned Intellectual Property, (iii) Doge and its Subsidiaries have not received from any Person at any time after Inception (or earlier, for matters that are or become unresolved) any notice that Doge or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and (iv) Doge and its Subsidiaries have not, since Inception, received any notice, and no Action is currently pending, that challenges the validity or enforceability of any Owned Intellectual Property or Doge’s and its Subsidiaries’ right to use or otherwise exploit any Owned Intellectual Property.

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(e) Doge and its Subsidiaries have taken all commercially reasonable efforts to protect the confidentiality of all Trade Secrets in possession of Doge or its Subsidiaries from unauthorized disclosure and use and, to the knowledge of Doge, there has been no unauthorized access to or disclosure of such confidential or proprietary information. All employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the creation, conception or development of any Owned Intellectual Property on behalf of Doge or any of its Subsidiaries have entered into a valid written Contract, as part of such Person’s employment, consultancy or engagement to assign all such Owned Intellectual Property to Doge or a Subsidiary to the extent that such Owned Intellectual Property was not assigned to Doge or one of its Subsidiaries by operation of applicable Law. Without limiting the foregoing, no former and current employees, directors, officers, consultants, contractors, agents and other Persons who have contributed to or participated in the conception or development of any Owned Intellectual Property on behalf of Doge or any of its Subsidiaries owns or has any right, claim, interest or option, including the right to further remuneration or consideration, with respect to any Owned Intellectual Property.

(f) No Software that is owned (or purported to be owned) by Doge or any of its Subsidiaries (the “Doge Software”) has been incorporated into or combined with any open source software and subsequently distributed by Doge or any of its Subsidiaries in a manner which requires that such Doge Software be licensed under any license that (i) requires the disclosure, distribution or license to any Person of any source code of such Doge Software; (ii) limits Doge’s or any of its Subsidiaries’ freedom to seek full compensation in connection with marketing, licensing, and distributing Doge Software or (iii) allows a customer, or requires that a customer have the right, to decompile, disassemble or otherwise reverse engineer Doge Software. To the knowledge of Doge, all use and distribution of Doge Software by or through Doge or any of its Subsidiaries is in full compliance with all licenses applicable thereto, including all copyright notice and attribution requirements. Neither Doge nor any Subsidiary has disclosed, licensed, made available or delivered to any escrow agent or any Person other than (i) third party service providers for the purpose of performing services for Doge or a Subsidiary or (ii) employees, consultants, agents and contractors of Doge or its Subsidiaries, any of the source code for any Doge Software, and no event has occurred that legally required Doge or a Subsidiary to do any of the foregoing. Neither this Agreement, nor any other Transaction Document to which Doge or a Subsidiary is a party, nor the consummation of the Transactions will result in the disclosure to a third Person of any source code included in Doge Software.

(g) Doge and its Subsidiaries take, and have taken, commercially reasonable actions and measures consistent with industry standards to protect and maintain the security of Doge IT Systems in the possession or control of Doge Software (and all data stored therein or transmitted thereby).

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(h) Doge, one of its Subsidiaries or, to the knowledge of Doge, any owns or has a valid right to access and use all Doge IT Systems necessary for the conduct of their respective businesses as currently conducted. Doge IT Systems (i) have been maintained in accordance with standards set by the manufacturers or otherwise in accordance with prudent industry standards and (ii) operate in all material respects in accordance with their documentation and functional specifications and as necessary to conduct the business as currently conducted. Doge or its Subsidiaries, and, to the knowledge of Doge and its Subsidiaries have back-up and disaster recovery arrangements designed to enable the continued operation of their businesses in the event of a failure of their material IT Systems that are, in the reasonable determination of Doge or its Subsidiaries, consistent with commercially reasonable practice in all material respects. Neither Doge IT Systems nor any Doge Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” or any other code designed or intended to have any of the following functions: (x) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed or (y) damaging or destroying any data or file without the user’s consent, except, in each case with respect to (x) and (y), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Except as set forth in Section 5.19(i) of the Doge Disclosure Letter, Doge or its Subsidiaries, have implemented and maintained commercially reasonable privacy policies regarding the handling and security of Personal Information in connection with the operation of its business (the “Privacy Policies”). Except as set forth in Section 5.19(i) of the Doge Disclosure Letter, Doge or its Subsidiaries are and since Inception have been, in material compliance with (i) the Privacy Laws, (ii) applicable Privacy Policies, and (iii) Doge’s contractual obligations with respect to Personal Information and data security (collectively, “Data Protection Requirements”). Except as set forth in Section 5.19(i) of the Doge Disclosure Letter, Doge or its Subsidiaries, have implemented and maintained commercially reasonable security measures regarding the confidentiality, integrity and availability of IT Systems, Personal Information and sensitive or proprietary information in their possession or under their custody or control. Since Inception, there have been no material data breaches or security incidents impacting the confidentiality, integrity and availability of the IT Systems or the data thereon (including Personal Information or sensitive or proprietary information in the possession or control of, or collected, used or processed by or on behalf of Doge or its Subsidiaries). Since Inception, Doge or its Subsidiaries have not received written notice of any claims, investigations, or alleged violations of any Data Protection Requirement or material security incidents, nor to the Knowledge of Doge been required by any Data Privacy Requirement to notify in writing, any person or entity under any Data Protection Requirement.

Section 5.20 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Doge or its Subsidiaries and all of their operations and properties, including the Leased Real Property, are and, except for matters which have been fully resolved, since Inception have been, in compliance with all applicable Environmental Laws;

(b) Doge or its Subsidiaries hold all Permits, identification numbers and other authorizations required under applicable Environmental Laws to permit Doge and its Subsidiaries to operate their assets in a manner in which they are now operated and maintained and to conduct the business of Doge and its Subsidiaries as currently conducted;

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(c) there are no Actions pending against or, to the knowledge of Doge, threatened in writing against Doge or any of its Subsidiaries alleging any violations of or liability under any Environmental Law or any violations or liability concerning any Hazardous Materials, nor to the knowledge of Doge is there any reasonable basis for any such Actions;

(d) neither Doge nor any of its Subsidiaries is conducting or financing or is actually or allegedly responsible for conducting or financing any investigation, sampling, monitoring, treatment, remediation, removal, abatement or cleanup of any Hazardous Material at, in, on or under any property, including any Leased Real Property, and to the knowledge of Doge or its Subsidiaries, no Hazardous Materials are present at, in, on or under the Leased Real Property in violation of or requiring any action under any Environmental Law;

(e) Doge has made available to TZUP all environmental reports (including all Phase I and Phase II environmental site assessment reports), studies, and audits relating to any Environmental Law, Hazardous Material or other environmental matter relating to Doge or any of its Subsidiaries or any of the foregoing’s predecessors, the Leased Real Property or any formerly owned, operated or leased or other properties for which Doge or any of its Subsidiaries may be liable, in its custody, possession or control; and

(f) there is no unresolved written Governmental Order relating to any Environmental Law imposed upon or, to the knowledge of Doge, threatened in writing against Doge or any of its Subsidiaries or, to the knowledge of Doge, any of their properties, rights or assets.

The representations and warranties of Doge relating to Environmental Laws and Hazardous Materials are contained exclusively in this Section 5.20.

Section 5.21 Absence of Changes. Except as disclosed on Section 5.21 of the Doge Disclosure Letter, since June 30, 2025, there has not been any change, development, condition, occurrence, event or effect relating to Doge or its Subsidiaries, that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

Section 5.22 Brokers’ Fees. Except as set forth on Section 5.22 of the Doge Disclosure Letter, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the Transactions based upon arrangements made by Doge, any of its Subsidiaries, any or any of their respective Affiliates for which TZUP, Doge or any of Doge’s Subsidiaries has any obligation.

Section 5.23 Business Relationships.

(a) Section 5.23(a) of the Doge Disclosure Letter sets forth a true and correct list of the (i) 10 largest and current vendors, suppliers and service providers to Doge and its Subsidiaries (measured by aggregate spend during the fiscal period ended June 30, 2025 and immediately prior to the Closing Date) (collectively, the “Material Suppliers”) and (ii) the Material Payors.

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(b) Except as reflected on Section 5.23(b) of the Doge Disclosure Letter, neither Doge nor any member of the has received any notice or threat in writing from any Material Supplier or Material Payor listed on Section 5.23(a) of the Doge Disclosure Letter, since Inception of any intention to terminate or not renew its business dealings with Doge or its Subsidiaries, or to materially decrease purchasing or selling (as the case may be) services or products to Doge or its Subsidiaries or to any, or to adversely modify its business dealings with Doge and its Subsidiaries in a way that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, nor has Doge terminated or provided notice of intent to terminate its business dealings with any Material Supplier or Material Payor.

Section 5.24 Related Party Transactions. Except as disclosed on Section 5.24 of the Doge Disclosure Letter and except for Contracts with TZUP and/or its Affiliates (a) there are no Contracts (excluding Contracts related to (i) employee compensation and other ordinary incidents of employment (including participation in Doge Benefit Plans) set forth on Section 5.12(a) of the Doge Disclosure Letter and (ii) equity ownership) between Doge, any of its Subsidiaries, on the one hand, and any Affiliate, officer or director of Doge, on the other hand, and (b) none of the officers, directors, managers or Affiliates of Doge or any of its Subsidiaries owns any asset or property (intellectual, real or personal) used in and material to the business of Doge or its Subsidiaries taken as a whole, except in its capacity as a security holder of Doge.

Section 5.25 Information Supplied. None of the information supplied or to be supplied by Doge, any of Doge’s Subsidiaries specifically in writing for inclusion in the Proxy Statement will, at the date on which the TZUP Proxy Statement is first mailed to the TZUP Stockholders or at the time of the earliest Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.26 Regulatory Compliance.

(a) Except as disclosed on Section 5.26 of the Doge Disclosure Letter, none of Doge, any of its Subsidiaries, or, to Doge’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of any of Doge, any of its Subsidiaries, is or has been, since Inception, (i) a Person named on any Sanctions Laws-related list of designated Persons; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions Laws; (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50% or more by one or more Persons described in clauses (i) or (ii); (iv) transacting business with or on behalf of any Person described in clauses (i) – (iii) or any country or territory described in clause (ii) in violation of Sanctions Laws; or (v) otherwise in violation of Sanctions Laws.

(b) None of Doge, any of its Subsidiaries, or, to Doge’s knowledge, any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of Doge, any of its Subsidiaries has, since Inception, (i) made, offered, promised, paid or received any bribes, kickbacks or other similar improper payments to or from any Person or (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, in each case of clause (i) or (ii), in violation of the Anti-Corruption Laws.

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(c) To Doge’s knowledge, as of the date hereof, (i) there are no pending or threatened in writing Actions, filings, Governmental Orders, inquiries or governmental investigations alleging any such violations of Anti-Corruption Laws, Sanctions Laws by Doge, any of its Subsidiaries or to the knowledge of Doge, any or any of their Representatives or any other Persons, in each case to the extent acting for and on behalf of Doge, any of its Subsidiaries, and (ii) since Inception, no such Actions, filings, Governmental Orders, inquiries or governmental investigations have been threatened in writing or are pending.

(d) Except as reflected in Section 5.26(d) of the Doge Disclosure Letter, to Doge’s knowledge, no is, or is required to be, registered with any country’s ministry of defense as a security exporter. The business of Doge or its Subsidiaries does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, marketing or export is restricted under applicable Law.

Section 5.27 Representations and warranties relating to Doge crypto matters:

(a) Doge and its Subsidiaries in conducting its cryptocurrency mining, pooling and exchanges, do not solely on behalf of third-parties: (i) receive or obtain actual or constructive possession or control of money, funds, virtual currency or digital assets, stored or prepaid value or other form of value that substitutes for money for the purpose of transmitting the same, including by possessing or controlling private cryptographic keys or any portions thereof associated with virtual currency or digital assets of any third-party, (ii) execute orders for the purposes identified in the foregoing clause (i), (iii) advertise, solicit or hold itself out as providing any form of money services or transmission business or virtual currency business or (iv) act as the agent for the purpose of performing any of the activities described in the foregoing clauses (i), (ii) or (iii).

(b) Doge has heretofore provided TZUP true and correct copies of the following:

(i) Customers. Any Contract with a customer of Doge involving the provision of goods or services by Doge, including hosting, colocation or cryptocurrency mining services;

(ii) Mining Pools. Any Contract providing for cryptocurrency mining pool arrangements;

(iii) Digital Asset Exchanges. Any Contract with a digital asset exchange or over-the-counter desk;

(iv) Future Payment Obligations. Any Contract (or group of related Contracts or group of Contracts with the same counterparty or related counterparties) involving, or reasonably expected to involve, the payment by Doge of (A) more than $250,000 in any 12-month period or (B) more than $400,000 in the aggregate;

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(v) Energy. Any Contract providing for or relating to the purchase, sale, transmission, distribution or management of power or energy, including any retail and wholesale supply, offtake, and demand response agreements, interconnection, transmission service, distribution facility extension and shared facility agreements and management, consulting, advisory and brokerage agreements;

(vi) Serial Numbers. Serial Numbers and locations of all Miners.

(c) Ownership of Cash and Crypto-Currency. Doge owns or has the exclusive ability to access, including by use of “private keys” or other equivalent means, the (1) cash on hand, or cash held in crypto-currency wallets or similar mediums of custody for crypto-currencies and other tokens and digital assets or exchange accounts, (2) cash equivalents, (3) crypto-currencies, tokens, digital assets and other asset equivalents and (4) assets held in accounts other than any crypto-currencies, tokens, digital asset and other asset equivalents, in each case in all material respects.

(d) Doge deposits substantially all of its crypto-assets, including any digital assets mined, in mining pools or digital wallets held or operated by the Company (the “Company Wallets”). There are no Liens (other than Permitted Liens) on, or rights of any person to, Doge Wallets or the crypto-assets contained in such Wallets. Doge has taken commercially reasonable steps to protect digital asset Wallets and crypto-assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to Doge Wallets and crypto-assets.

(e) Doge has the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents applicable to the business of Doge (collectively, the “Doge Digital Assets”), free and clear of all Liens. Doge has not taken any actions where it owns a substantial portion of all outstanding tokens in the then existing issued and circulating supply of such tokens on a blockchain to effectuate change through the governance process of that relevant blockchain that could reasonably foreseeably disrupt the continued existence, validity, legality, governance or public availability of the relevant blockchains.

(f) As of the date hereof, Doge operates approximately 21 Terahash per second (TH/s) of aggregate compute capacity across its deployed fleet of industrial-grade Scrypt miners (based upon net online power and excludes temporarily offline or standby units). This figure, to the Knowledge of Doge, represents active and online mining power currently contributing to cryptocurrency mining operations. The compute infrastructure is operated from three geographically distributed colocation facilities in North America, with redundant power and network connectivity to ensure uptime and continuity.

(g) Doge owns 2,500 physical mining units, and operates approximately 1,500 physical mining units. Each unit is assigned, monitored, and maintained under a proprietary miner tracking system that associates device performance, uptime, location, and operating efficiency. Additional next-generation units have been ordered and are expected to be deployed prior to or immediately following the Merger, which is reasonably expected to increase the hashrate.

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(h) Doge participates in third-party mining pools under standard pooling arrangements, with pool distribution based on proportional share of submitted work (Combination of PPS PPLNS models depending on the pool). All units are configured with stratum settings tied to Doge’s unique user credentials, for attribution of compute contributions and payout receipts. No units are leased or shared with third parties, and Doge retains exclusive control over wallet address assignments and pool credentials.

(i) Hashrate as described herein is commercially reasonable and consistent with the nameplate computing power expected from the mix of miners operated as of the date hereof.

(j) All Miners are owned or rightfully possessed by, operated by and under the control of Doge. To the Knowledge of Doge, there has been no failure, breakdown or continued substandard performance of any Miners that has caused a material disruption or interruption in or to the use of Miners or the related operation of the business of Doge that would have a Material Adverse Effect. Doge has taken commercially reasonable measures to protect Miners from Malware and other contaminants, hacks and other malicious external or internal threats; (b) ensure continuity of operations with adequate energy supply and minimal uptime required; and (c) provide for the remote-site back-up of data and information critical to Doge. Doge’s use, provision, disclosure and transfer of Miners and Digital Assets and related services, has complied with all applicable Laws, including all applicable financial services and anti-money laundering Laws, other than Laws that individually or taken as a whole would not have a Material Adverse Effect.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF TZUP PARTIES

Except (a) as set forth in the disclosure letter delivered by TZUP Parties on the date of this Agreement (the “TZUP Disclosure Letter”) (each section of which qualifies (i) the correspondingly numbered representation, warranty or covenant if specified therein and (ii) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on the face of such disclosure) or (b) as disclosed in the TZUP SEC Reports filed or furnished with the SEC through the date hereof (excluding (a) any disclosures in such TZUP SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (b) any exhibits or other documents appended thereto), each TZUP Party represents and warrants to Doge as follows:

Section 6.01 Corporate Organization. Each of TZUP Parties are duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Nevada and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of each of the TZUP Parties previously delivered by TZUP to Doge are true, correct and complete and are in effect as of the date of this Agreement. Each of the TZUP Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective Governing Documents. Each of the TZUP Parties is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of TZUP and the ability of the TZUP Parties to enter into this Agreement or to consummate the Transactions.

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Section 6.02 Due Authorization.

(a) Each of the TZUP Parties has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is or will be a party and (subject to the approvals described in Section 6.02(b), in the case of TZUP, upon receipt of the TZUP Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors or equivalent governing body of the applicable TZUP Party and, except as provided in Article X including receipt of the TZUP Stockholder Approval, no other corporate or equivalent proceeding on the part of any TZUP Party is necessary to authorize this Agreement or such Transaction Documents or any TZUP Party’s performance hereunder or thereunder. By TZUP’s execution and delivery hereof, it has provided all approvals on behalf of the equityholder of Merger Sub required for the Transactions. This Agreement has been, and each such Transaction Document to which such TZUP Party is or will be a party has been or will be, duly and validly executed and delivered by such TZUP Party and, assuming due and valid authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such Transaction Document to which such TZUP Party is or will be a party, constitutes or will constitute a legal, valid and binding obligation of such TZUP Party, enforceable against each TZUP Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Assuming a quorum is present at the TZUP Special Meeting, as adjourned or postposed, the only votes of any of TZUP’s capital stock necessary in connection with the entry into this Agreement by TZUP, the consummation of the Transactions, including the Closing, and the approval of the TZUP Stockholder Matters are the approval of a majority of the voting power present in person or by proxy at the TZUP Special Meeting (such votes, collectively, the “TZUP Stockholder Approval”).

(c) At a meeting duly called and held, the board of directors of TZUP has unanimously: (i) determined that this Agreement and the Transactions are to be put forth to TZUP stockholders for approval; and (ii) approved this Agreement and the Transactions.

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Section 6.03 No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.02 and Section 6.05 the execution, delivery and performance of this Agreement and any other Transaction Document to which any TZUP Party is or will be a party by such TZUP Party and, upon receipt of the TZUP Stockholder Approval, the consummation of the transactions contemplated hereby or by any other Transaction Document do not and will not (a) conflict with or violate any provision of, or result in the breach of the TZUP Organizational Documents or any organizational documents of any Subsidiaries of TZUP, (b) conflict with or result in any violation of any material provision of any Law or Governmental Order applicable to TZUP, any Subsidiaries of TZUP or any of their respective properties or assets, (c) violate, conflict with, result in a material breach of any provision of or the loss of any benefit under, constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any material payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which TZUP or any Subsidiaries of TZUP is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of TZUP or any Subsidiaries of TZUP.

Section 6.04 Litigation and Proceedings. Except as disclosed in Section 6.04 of the TZUP Disclosure Letter, there are no pending or, to the knowledge of TZUP, threatened in writing Actions against any TZUP Party or any of their respective properties, rights or assets, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of TZUP and the ability of any of the TZUP Parties to enter into and perform their respective obligations under this Agreement. There is no Governmental Order imposed upon or, to the knowledge of TZUP, threatened in writing against any TZUP Party or any of their respective properties, rights or assets which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of TZUP and the ability of any of the TZUP Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Document to which any of the TZUP Parties is or will be a party, as applicable. There is no unsatisfied judgment or any injunction binding upon any TZUP Party which could, individually or in the aggregate, reasonably be expected to materially impede the ability of any of the TZUP Parties to enter into and perform its obligations under this Agreement or any other Transaction Document to which any of the TZUP Parties is or will be a party, as applicable.

Section 6.05 Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of Doge contained in this Agreement, no action by, notice to, consent, approval, waiver, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any TZUP Party with respect to such TZUP Party’s execution, delivery and performance of this Agreement and the Transaction Documents to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Articles of Merger in accordance with the NRS, (ii) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of TZUP and the ability of such TZUP Party to perform or comply with on a timely basis any material obligation under this Agreement or to consummate the Transactions in accordance with the terms hereof, (iii) compliance with the SEC’s proxy rules and (iv) as otherwise disclosed on Section 6.05 of the TZUP Disclosure Letter.

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Section 6.06 Brokers’ Fees. Except as mutually agreed by the Parties for any fees owed to Dominari and except as set forth on Section 6.06 of the TZUP Disclosure Letter (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by TZUP or any of its Affiliates.

Section 6.07 TZUP SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) TZUP has filed or furnished in a timely manner all TZUP SEC Reports since January 1, 2025. None of the TZUP SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of the last such amendment or filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the TZUP SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of TZUP as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. TZUP does not have any material off-balance sheet arrangements that are not disclosed in the TZUP SEC Reports.

(b) TZUP has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are reasonably designed to ensure that material information relating to TZUP is made known to TZUP’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To TZUP’s knowledge, such disclosure controls and procedures are effective in timely alerting TZUP’s principal executive officer and principal financial officer to material information required to be included in TZUP’s periodic reports required under the Exchange Act.

(c) TZUP has established and maintained a system of internal controls. To TZUP’s knowledge, such internal controls are sufficient to provide reasonable assurance regarding the reliability of TZUP’s financial reporting and the preparation of TZUP’s financial statements for external purposes in accordance with GAAP.

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(d) To the knowledge of the TZUP, each director and executive officer of TZUP has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder. TZUP has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Except as set forth on Section 6.07(e) in the TZUP Disclosure Letter, neither TZUP (including, to the knowledge of the TZUP, any employee thereof) nor TZUP’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by TZUP, (ii) any fraud, whether or not material, that involves TZUP’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by TZUP or (iii) any claim or allegation regarding any of the foregoing.

(f) Except as disclosed in Section 6.07(f) of the TZUP Disclosure Letter, there are no outstanding SEC comments in comment letters received from the SEC with respect to the TZUP SEC Reports. To the knowledge of TZUP, none of the TZUP SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 6.08 Business Activities.

(a) Except as set forth in the TZUP Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon any TZUP Party or to which any TZUP Party is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of any TZUP Party or any acquisition of property by any TZUP Party or the conduct of business by any TZUP Party as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of TZUP and the ability of any TZUP Party to enter into and perform its obligations under this Agreement. The Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and will not conduct any business prior to the Closing except for matters incidental to engaging in the Transactions, and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Document to which it is or will be a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Documents, as applicable.

(b) Except for the TZUP Parties, TZUP does not own, or have any right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, neither TZUP nor any of its Subsidiaries has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a business combination.

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(c) There is no Indebtedness of or claim or judgment against TZUP or any of its Subsidiaries, except for those (i) reflected or reserved for on TZUP’s June 30, 2025 consolidated balance sheet or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to TZUP and its Subsidiaries, taken as a whole), (ii) that have arisen since the date of TZUP’s June 30, 2025 consolidated balance sheet in the ordinary course of the operation of business of TZUP and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to TZUP and its Subsidiaries, taken as a whole), (iii) disclosed in the TZUP Disclosure Letter or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.

(d) Since June 30, 2025, (a) there has not been any event or occurrence that has had, or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of TZUP and the ability of the TZUP to enter into and perform its obligations under this Agreement and (b) except as set forth in Section 6.08(d) of the TZUP Disclosure Letter, TZUP has, in all material respects, conducted its business and operated its properties in the ordinary course of business consistent with past practice.

Section 6.09 Tax Matters.

(a) All material Tax Returns required by Law to be filed by (or on behalf of) any TZUP Party have been timely filed (after giving effect to any valid extensions), and all such Tax Returns are true, correct and complete in all material respects. No TZUP Party is currently the beneficiary of any extension of time within which to file any material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business.

(b) All material amounts of Taxes and all material Tax liabilities due and owing by any TZUP Party have been timely paid in full and for periods not covered by the financial statements of TZUP have been properly accrued on the books and records of the TZUP in accordance with GAAP, and since the date of TZUP’s consolidated balance sheet for its fiscal year ended December 31, 2024, no TZUP Party has incurred any material Tax liability outside the ordinary course of business other than any liabilities incurred in connection with the Transactions.

(c) All material Taxes that the TZUP Parties are (or were) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, member or other Person have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. Each TZUP Party has complied in all material respects with applicable Law with respect to Tax withholding, including all reporting and record keeping requirements.

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(d) Except as disclosed in Section 6.09(d) of the TZUP Disclosure Letter, no TZUP Party is currently or has, within the past three years, been engaged in any audit, administrative proceeding or judicial proceeding with respect to Taxes by a taxing authority (and no such audit or proceeding is pending or, to the knowledge of the TZUP Parties, contemplated). No TZUP Party has received within the last three years any written notice from a Governmental Authority of a dispute or claim with respect to material amount of Taxes, other than disputes or claims that have since been resolved, and no such claims have been threatened in writing. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material amount of Taxes of an TZUP Party and no written request for any such waiver or extension is currently pending.

(e) No TZUP Party is presently contesting any material Tax liability of such TZUP Party before any taxing authority or other Governmental Authority.

(f) No written claim has ever been made by any taxing authority in a jurisdiction where a TZUP Party does not file Tax Returns that such TZUP Party is or may be subject to material taxation by that jurisdiction.

(g) Neither TZUP nor any predecessor thereof has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for Income Tax-deferred treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).

(h) No TZUP Party (i) has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or (ii) has executed or entered into any “closing agreement” or other binding written agreement with respect to material Taxes with a Governmental Authority that created obligations that will bind any TZUP Party after the Closing.

(i) No TZUP Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non U.S. income Tax Law) entered into prior to the Closing; (B) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19; (C) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (D) election pursuant to Section 108(i) of the Code made prior to the Closing; (E) installment sale or open transaction disposition made prior to the Closing; or (F) prepaid amount received prior to the Closing. As of the date hereof, no TZUP Party owns (or has owned) any interest in a Person treated as a controlled foreign corporation (as defined in Section 957 of the Code) or a specified foreign corporation (as defined in Section 965 of the Code).

(j) There are no Liens with respect to any material amount of Taxes on any of the assets of any TZUP Party, other than Permitted Liens.

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(k) No TZUP Party has been included in any “consolidated,” “unitary,” or “combined” Tax Return provided for under the Law of the United States, any non-U.S. jurisdiction or any state, province, prefect or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the TZUP Parties are the only members).

(l) No TZUP Party has any material liability for the Taxes of any Person (other than the TZUP Parties) (i) as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for Tax purposes under any state, local or foreign Law (other than a group the common parent of which is TZUP); (ii) under Treasury Regulation Section 1.1502-6 (or any similar provision of any state, local or foreign Law), (iii) as a transferee or successor or (iv) by Contract or otherwise (except, in each case, for liabilities pursuant to commercial contracts (or Contracts entered into in the ordinary course of business) not primarily relating to Taxes).

(m) No TZUP Party is a party to, is bound by, or has any obligation to any Governmental Authority or other Person (other than the TZUP Parties) under any Tax allocation, Tax sharing Tax indemnification or similar agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(n) No TZUP Party has knowingly taken any action (or knowingly permitted any action to be taken), or is aware of any fact or circumstance (other than any fact or circumstance relating to the value of the TZUP Common Stock after the date hereof), that would reasonably be expected to prevent the Merger from constituting an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder.

(o) TZUP is not currently and has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(p) Notwithstanding anything else contained herein to the contrary, the representations and warranties set forth in this Section 6.10 shall be the sole representations and warranties made by the TZUP pertaining to Tax matters with respect to the TZUP Parties in this Agreement.

Section 6.10 Capitalization.

(a) As of the date hereof, the authorized capital stock of TZUP consists of (i) 10,000,000 shares of preferred stock, of which 155,343 shares of Series A and 25,499 shares of Series C preferred stock are issued and outstanding as of the date of this Agreement, and (ii) 250,000,000 shares of TZUP Common Stock, of which 16,274,345 shares of TZUP Common Stock are issued and outstanding as of the date of this Agreement. Further, there were: (i) 459,504 common shares underlying warrants, (ii) 1,208,000 common shares underlying options, (iii) 2,330,145 common shares underlying Series A Preferred, and (iv) 254,990 common shares underlying Series C Preferred outstanding as of the date of this Agreement, (iv) 750,000 shares to be issued to American Ventures LLC, Series XVIII DOGE TREAS upon shareholder approval, and (v) 4,000,000 shares of Common Stock have been reserved for issuance under the 2024 and 2025 Equity Incentive Plans of TZUP of which 1,995,903 shares have been issued and/or reserved for issuance thereunder with such terms, conditions, vesting and exercise prices as set forth on Schedule 6.10(a) hereto. All of the issued and outstanding shares of TZUP, along with all derivative instruments, (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code.

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(b) Except set forth in Section 6.10(b) of the TZUP Disclosure Letter, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of TZUP Capital Stock or any other equity interests of TZUP, or any other Contracts to which TZUP is a party or by which TZUP is bound obligating TZUP to issue or sell any shares of capital stock of, other equity interests in or debt securities of, TZUP, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in TZUP. Except as disclosed in the TZUP SEC Reports, the TZUP Organizational Documents or as contemplated by the Pre-Closing Exchange, there are no outstanding contractual obligations of TZUP to repurchase, redeem or otherwise acquire any securities or equity interests of TZUP. There are no outstanding bonds, debentures, notes or other indebtedness of TZUP having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which TZUP Stockholders may vote. Except as disclosed in the TZUP SEC Reports, TZUP is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to TZUP Capital Stock or any other equity interests of TZUP, other than those certain side letters dated on or about June 19, 2025 with certain private purchasers of TZUP common stock under which TZUP is obligated to file a registration statement under the Securities Act within 30 days of the date thereof. TZUP does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, restricted share, phantom equity, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 6.11 Nasdaq Listing. The issued and outstanding shares of TZUP Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “TZUP”. TZUP has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of the TZUP Common Stock and there is no Action or proceeding pending or, to the knowledge of TZUP, threatened against TZUP by Nasdaq or the SEC. None of TZUP or its Affiliates has taken any action in an attempt to terminate the registration of the TZUP Common Stock under the Exchange Act except as contemplated by this Agreement.

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Section 6.12 Related Party Transactions. Except as described in the TZUP SEC Reports, there are no transactions, Contracts, side letters, arrangements or understandings between any TZUP Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such TZUP Party.

Section 6.13 TZUP Proxy Statement. The Proxy Statement (or any amendment or supplement thereto), shall comply in all material respects with the applicable requirements of the Exchange Act. On the date that the TZUP Proxy Statement is first mailed to the TZUP Stockholders, and at the time of the TZUP Special Meeting the TZUP Proxy Statement, together with any amendments or supplements thereto, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that TZUP makes no representations or warranties as to the information contained in or omitted from the TZUP Proxy Statement in reliance upon and in conformity with information furnished in writing to TZUP by or on behalf of Doge specifically for inclusion in the TZUP Proxy Statement.

ARTICLE VII.

COVENANTS OF DOGE

Section 7.01 Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), Doge shall, and shall cause its Subsidiaries to, except as otherwise contemplated by this Agreement, required by applicable Law, as set forth on Section 7.01 of the Doge Disclosure Letter or consented to in writing by TZUP (which consent shall not be unreasonably conditioned, withheld, delayed or denied), to (i) conduct and operate its business in the ordinary course of business consistent with past practice in all material respects and (ii) use commercially reasonable efforts to preserve intact its business relationships with customers, suppliers and others with whom Doge or its Subsidiaries, as applicable, has a business relationship. Without limiting the generality of the foregoing, except as required by Law, as contemplated by this Agreement, as set forth on Section 7.01 of the Doge Disclosure Letter or as consented to in writing by TZUP (which consent shall not be unreasonably conditioned, withheld, delayed or denied unless otherwise specified below), Doge, including its Subsidiaries, during the Interim Period shall not:

(a) enter into any Affiliate Agreement in the ordinary course of business consistent with past practice;

(b) sell, lease, assign, transfer, license, sublicense, covenant not to assert, allow to lapse, abandon, cancel or otherwise dispose of any tangible material assets or properties (other than the sale or disposal of inventory or obsolete equipment);

(c) except as required under applicable Law, the terms of any Benefit Plan, or as set forth on Section 7.01(c)(i) of the Doge Disclosure Letter, except in the ordinary course of business consistent with past practice, make or grant any bonus, change of control, retention, retirement, severance pay or benefits to any current or former employee, director or independent contractor, (ii) increase or grant any increase in the compensation payable to any current employee, officer, director or senior executive, or individual independent contractor, other than in the ordinary course of business in accordance with past practices, (iii) accelerate the vesting of or lapsing of restrictions with respect to any equity-based compensation or other long-term incentive compensation under any Doge Benefit Plan, (iv) grant any equity-based award or authorize any additional shares under any Doge Benefit Plan, (v) amend or modify any outstanding award under any Doge benefit plan, (vi) enter into, amend or terminate any collective bargaining agreement or other agreement with a labor union, works council or similar organization, (vii) hire or engage any new employee or individual independent contractor if such new employee or individual independent contractor will receive annual base compensation in excess of $150,000; or (viii) terminate the employment or engagement, other than for cause, or any employee or individual independent contractor with an annual compensation in excess of $150,000;

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(d) plan, announce or implement any reduction in force, early retirement program, furlough or other voluntary or involuntary employment termination program, in each case, not in compliance with the WARN Act;

(e) change or amend the Governing Documents of Doge or any of its Subsidiaries;

(f) make, declare, set aside, establish a record date for or pay any dividend or distribution (whether in cash, securities or property) other than any dividends or distributions from any wholly owned Subsidiary of Doge to companies or any other wholly owned Subsidiaries of Doge;

(g) (i) issue, deliver, sell, transfer or cause to transfer, pledge, dispose of or place any Lien on any shares of capital stock or any other equity or voting securities of Doge, any of its Subsidiaries or any Group or (ii) issue, grant or agree to provide any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or equity-based or voting securities of Doge, except, in any case, for the issuance of shares of capital stock of Doge in connection with the exercise of Doge Options;

(h) except as approved by TZUP (in its sole discretion), directly or indirectly acquire by merging or consolidating with, or by purchasing substantially all or a material portion of the assets of, or by purchasing all of or a substantial equity interest in, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof in each case, for a purchase price in excess of $50,000 individually or $100,000 in the aggregate;

(i) make any loans or advance any money or other property to any Person, except for (i) advances in the ordinary course of business to employees or officers of Doge, or any of its Subsidiaries for expenses not to exceed $10,000 individually or $50,000 in the aggregate, or (ii) prepayments and deposits paid to suppliers of Doge or any of its Subsidiaries, in the ordinary course of business, or (iii) loans or advances to any in an amount not to exceed $250,000 individually or $500,000 in the aggregate;

(j) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of Doge, any of its Subsidiaries, or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of Doge, any of its Subsidiaries, except for (i) acquisitions of shares of capital stock of Doge in connection with the exercise of Doge Options solely as the result of net settlement for taxes and/or exercise price to the extent Doge is so required by the terms of Doge Option (ii) the acquisition by Doge or any of its Subsidiaries of any shares of capital stock, membership interests or other equity interests (other than Doge Options pursuant to subsection (i)) of Doge or its Subsidiaries in connection with the forfeiture or cancellation of such interests, and (iii) as set forth in Section 7.01(j) of the Doge Disclosure Letter;

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(k) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of Doge or its Subsidiaries;

(l) issue any debt securities or incur indebtedness for borrowed money that, when included with all other indebtedness for borrowed money of Doge at any given time, exceeds $500,000, or assume, guarantee or endorse, or otherwise become responsible for (whether directly, contingently or otherwise), the obligations of any Person for Indebtedness;

(m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization or other reorganization (other than the Merger);

(n) cancel or forgive any Indebtedness owed to Doge or its Subsidiaries;

(o) amend (other than as required by applicable Law or as set forth in Section 7.01(o) of the Doge Disclosure Letter), terminate, establish, enter into, terminate or adopt any Doge Benefit Plan or any collective bargaining agreement;

(p) except as required by GAAP or as may be required in connection with the transactions contemplated hereby, make any changes to its accounting policies, methods or practices;

(q) incur any Leakage other than Permitted Leakage;

(r) make, change or revoke any material election relating to Taxes in a manner inconsistent with past practice, enter into any agreement, settlement or compromise with any taxing authority relating to any material Tax matter, file any material amended Tax Return in a manner inconsistent with past practice, change (or request any Governmental Authority to change) any material method of accounting or accounting period with respect to Taxes or surrender any right to a claim any material refund of Taxes, consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, or enter into any closing agreement or other binding written agreement with a taxing authority with respect to any material amount of Taxes, in each case (with respect to each item listed in this clause (q)), to the extent such action could reasonably be expected to have an adverse impact on TZUP, Doge or their Subsidiaries;

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(s) waive, release, assign, settle or compromise any Action pending or threatened against Doge or its Subsidiaries or any of their respective directors or officers other than in the case of Actions for an amount not greater than $50,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $75,000 in the aggregate (determined in each case net of insurance proceeds);

(t) make or effect any amendment, waiver, change, release or termination of any term, condition or provision of any Material Contract, in each case, that is materially adverse to Doge, any of its Subsidiaries, other than in the ordinary course of business consistent with past practice;

(u) make any capital expenditure or commitment thereof or enter into any operating lease in excess of $50,000, other than capital expenditures made in the ordinary course of business consistent with past practice;

(v) enter into any joint venture, partnership or similar arrangement;

(w) (i) transfer, sell, assign, license, sublicense, covenant not to assert, encumber, subject to a Lien (other than a Permitted Lien), abandon, allow to lapse, or otherwise dispose of, any right, title or interest of Doge or its Subsidiaries in or to any Owned Intellectual Property (other than non-exclusive licenses of Owned Intellectual Property granted in the ordinary course of business, the expiration of Owned Intellectual Property in accordance with the applicable statutory term, or the sale, permission to lapse, abandonment or other disposition of assets or equipment deemed by Doge in its reasonable business judgment to be obsolete or not worth the costs of maintaining or registering the item); (ii) waive or cancel any rights in or to any Owned Intellectual Property or Licensed Intellectual Property; or (iii) disclose any Trade Secrets to any third party who is not subject to a Contract to maintain confidentiality; or

(x) enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 7.01.

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Section 7.02 Inspection. Subject to confidentiality obligations and similar legal restrictions that may be applicable to information furnished to Doge or any of its Subsidiaries by third parties that may be in Doge’s or any of its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of Doge or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) on the advice of legal counsel of Doge, would result in the loss of attorney-client privilege or other privilege from disclosure, during the Interim Period Doge shall, and shall cause its Subsidiaries to, afford to TZUP and its Representatives reasonable access during normal business hours and with reasonable advance notice, in such manner as to not unreasonably interfere with the normal operation of Doge or its Subsidiaries and so long as permissible under applicable Law, to their respective properties, assets, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Doge or its Subsidiaries and shall use its and their reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the business and affairs of Doge or its Subsidiaries that are in the possession of Doge or its Subsidiaries, in each case, as TZUP and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that (1) such access or furnishing of information shall be conducted during normal business hours, under the supervision of such Doge’s personnel, and in such a manner as to not unreasonably disrupt the normal operations of such Doge, such Subsidiary or Doge , jeopardize the health or safety of any employee of such Doge (which may require remote and telephonic meetings), (2) no subsurface environmental sampling shall be permitted absent Doge’s consent (which shall not be unreasonably withheld, conditioned, delayed or denied), and (3) none of Doge, any Subsidiary of Doge n is under any obligation to disclose hereunder any information the disclosure of which is restricted by a Contract in effect as of the date of this Agreement or applicable Law (including competition laws) or would result in the waiver of any attorney-client, work product or other applicable privilege; provided, further, that in any such case, the applicable Parties shall cooperate and use commercially reasonable efforts to provide TZUP and its Representatives with such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner that does not violate any such applicable Contract, Law or attorney-client, work product or other applicable privilege. No investigation pursuant to this Section 7.02 or information provided, made available or delivered pursuant to this Agreement will affect or be deemed to modify any of the representations or warranties of the Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto.

Section 7.03 Intentionally omitted.

Section 7.04 Doge Stockholder Approval. Doge shall (a) obtain and deliver to TZUP, true, correct and complete copies of Doge Stockholder Approvals, (i) in the form of certified voting results from Doge Special Meeting or by a written consent in lieu of a meeting, and (ii) in accordance with the terms of Doge’s Governing Documents, and (b) take all other action necessary or advisable to secure Doge Stockholder Approvals and, if applicable, any additional consents or approvals of its stockholders related thereto. Promptly upon obtainment of Doge Stockholder Approvals, Doge will prepare and deliver to its stockholders who have not consented to the notice required by the NRS. If Doge fails to deliver Doge Stockholder Approval to TZUP within ten (10) Business Days of the filing of the initial TZUP Proxy Statement with the SEC as required under this Section 7.04 (a “Stockholder Approval Failure”), TZUP shall have the right to terminate this Agreement.

Section 7.05 Affiliate Agreements. Except as set forth in Section 7.05 of the Doge Disclosure Letter, prior to the Closing Doge shall terminate, or cause to be terminated, without liability to TZUP, Doge or any of Doge’s Subsidiaries, all Affiliate Agreements, including the Contract(s) set forth on Section 5.12(a)(ix)(A) of Doge Disclosure Letter, and obtain evidence reasonably satisfactory to TZUP that such Affiliate Agreements have been terminated effective prior to the Closing.

Section 7.06 Pre-Closing Actions. Prior to the Closing, Doge shall take and cause its applicable Affiliates to take at their own cost and expense the actions set forth and described in Section 7.06 of the Doge Disclosure Letter (the “Pre-Closing Actions”).

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ARTICLE VIII.

COVENANTS OF TZUP

Section 8.01 Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to TZUP or its Subsidiaries by third parties that may be in TZUP’s or its Subsidiaries’ possession from time to time, and except for any information which is prohibited from being disclosed by applicable Law or on the advice of legal counsel of TZUP would result in the loss of attorney-client privilege or other privilege from disclosure, TZUP shall, and shall cause its Subsidiaries to, afford to Doge, it Affiliates and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, as long as permissible under applicable Law, to their respective properties and assets, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of TZUP and its Subsidiaries, and shall use its and their reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the business and affairs of TZUP and its Subsidiaries that are in the possession of TZUP or its Subsidiaries, in each case as Doge and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, however, that (1) such access or furnishing of information shall be conducted during normal business hours, under the supervision of TZUP’s or its Subsidiaries’ personnel, and in such a manner as to not unreasonably disrupt the normal operations of the TZUP or such Subsidiary and (2) none of the TZUP or such Subsidiary is under any obligation to disclose hereunder any information the disclosure of which is restricted by a Contract in effect as of the date of this Agreement or applicable Law (including competition laws) or would result in the waiver of any attorney-client, work product or other applicable privilege; provided, further, that in any such case, the applicable Parties shall cooperate and use commercially reasonable efforts to provide Doge and its Representatives with such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) in a manner that does not violate any such applicable Contract, Law or attorney-client, work product or other applicable privilege. No investigation pursuant to this Section 8.02 or information provided, made available or delivered pursuant to this Agreement will affect or be deemed to modify any of the representations or warranties of the Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto.

Section 8.02 TZUP Nasdaq Listing. TZUP will submit a supplemental listing application with Nasdaq with respect to the Merger Consideration. From the date hereof through the Closing, TZUP shall use reasonable efforts to ensure TZUP remains listed as a public company on, and for shares of TZUP Common Stock to be listed on, Nasdaq.

Section 8.03 TZUP Public Filings. From the date hereof through the Closing, TZUP shall keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

Section 8.04 Intentionally omitted.

Section 8.05 TZUP Board of Directors, Committees and Officers.

(a) The officers and directors of TZUP (except Robert Steele in his capacity as a director) shall resign and TZUP shall appoint two new directors designated by Doge.

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(b) The officers of Doge immediately prior to the Closing shall be the officers of TZUP effective after the Closing, upon their appointment by a newly constituted Board of Directors nominated by Robert Steele.

Section 8.06 Qualification as an Emerging Growth Company. TZUP shall, at all times during the period from the date hereof until the Closing, use commercially reasonable efforts to: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”); and (b) not take any action that would cause TZUP to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Section 8.07 Stockholder Litigation. In the event that any litigation related to this Agreement, the other Transaction Documents or any or the transactions contemplated hereby or thereby is brought, or, to the knowledge of TZUP, threatened in writing, against TZUP or the TZUP Board by any of TZUP Stockholders prior to the Closing, TZUP shall promptly notify Doge of any such litigation and keep Doge reasonably informed with respect to the status thereof.

Section 8.08 Intentionally omitted.

Section 8.09 Certificate of Designations. Prior to the closing, TZUP shall file the Certificate of Designations with the Secretary of State of the State of Nevada.

ARTICLE IX.

JOINT COVENANTS

Section 9.01 Support of Transaction. Without limiting any covenant contained in Article VII or Article VIII, including the obligations of Doge and TZUP with respect to the notifications, filings, reaffirmations and applications described in Section 7.03, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.01, TZUP and Doge shall each, each shall cause their respective Subsidiaries to, and Doge to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental, regulatory and other consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of TZUP, Doge, or their respective Affiliates are required to obtain in order to consummate the Transactions; provided that, to the extent agreed to in writing by TZUP, Doge shall not be required to seek any such required consents or approvals of third-party counterparties to Material Contracts with Doge or its Subsidiaries, and (c) take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in Article X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall TZUP, Merger Sub, Doge, any of its Subsidiaries, be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which Doge, any of its Subsidiaries is a party or otherwise required in connection with the consummation of the Transactions.

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Section 9.02 Proxy Statement; Special Meetings.

(a) Preparation of the Proxy Statement and Other SEC Filings.

As promptly as practicable following the execution and delivery of this Agreement, TZUP shall file with the SEC, the proxy statement to be filed with the SEC and sent to the TZUP Stockholders relating to the TZUP Special Meeting (such proxy statement, together with any amendments or supplements thereto, the “TZUP Proxy Statement”). Doge agrees to furnish to TZUP all information concerning itself, its Subsidiaries, officers, directors, managers, stockholders, and other equityholders and information regarding such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the TZUP Proxy Statement, a Current Report on Form 8-K pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or any other statement, filing, notice or application made by or on behalf of TZUP to any regulatory authority (including Nasdaq) in connection with the Merger and the other Transactions (the “Offer Documents”). Doge shall deliver to TZUP such additional audited or unaudited (as applicable) consolidated balance sheets and the related unaudited or audited consolidated statements of income and comprehensive income, stockholders’ equity and cash flows of Doge and its Subsidiaries for any required interim period as may be required by Regulation S-X of the Securities Act (“Additional Financial Statements”) as promptly as practicable after completion of such interim period. All Financial Statements included in the TZUP Proxy Statement and any Additional Financial Statements (i) will fairly present in all material respects the consolidated financial position of Doge and its Subsidiaries as at the date thereof, and the results of its operations, stockholder’s equity and cash flows for the respective periods then ended (subject, in the case of any unaudited or interim financial statements, to normal year-end audit adjustments and the absence of footnotes), (ii) will be prepared in conformity with GAAP, (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). The auditor engaged to audit the Financial Statements and any Additional Financial Statements, as applicable, and to review the unaudited financial statements shall be an independent registered public accounting firm with respect to Doge within the meaning of the Exchange Act and the rules and regulations promulgated thereunder adopted by the SEC and the PCAOB. TZUP will cause the TZUP Proxy Statement to be mailed to the TZUP Stockholders in each case promptly after the definitive TZUP Proxy Statement is filed with the SEC and the SEC has no comments or additional comments.

(i) If at any time prior to the Effective Time any information relating to Doge, TZUP or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by Doge or TZUP, which is required to be set forth in an amendment or supplement to the TZUP Proxy Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, with respect to the TZUP Proxy Statement, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the TZUP Stockholders.

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(ii) TZUP Special Meeting. TZUP shall, prior to or as promptly as practicable, establish a record date for, give notice of and duly call a meeting of the TZUP Stockholders (the “TZUP Special Meeting”), which meeting shall be held not more than 30 days after the date on which the TZUP Proxy Statement is mailed, for the purpose of soliciting proxies from holders of TZUP Common Stock to vote at the TZUP Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of TZUP Common Stock in connection with the Merger in excess of 19.99% as required by Nasdaq; (3) the amendment and restatement of the Articles of Incorporation of TZUP substantially in the form of Exhibit B attached hereto (the “TZUP Charter”); (4) any other proposals as either the SEC or Nasdaq (or the respective staff members thereof) may indicate are necessary in its comments to the TZUP Proxy Statement or in correspondence related thereto, or any other proposals the Parties agree are necessary or desirable to consummate the Transactions; and (6) adoption and approval of any other proposals as reasonably agreed by TZUP and Doge to be necessary or appropriate in connection with the Transactions; and (7) the adjournment of the TZUP Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (collectively, the “TZUP Stockholder Matters”). TZUP shall include the TZUP Board approval of all Transactions in the Proxy Statement.

Section 9.03 Tax Matters.

(a) Notwithstanding anything to the contrary contained herein, TZUP shall pay all transfer, documentary, sales, use, stamp, registration, value-added or other similar Taxes incurred in connection with the Transactions (collectively “Transfer Taxes”). TZUP shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Doge will join in the execution of any such Tax Returns.

(b) For U.S. federal income tax purposes (and for purposes of any applicable state or local Income Tax that follows the U.S. federal income tax treatment of the Merger), each of the Parties intends that the Merger qualify for the Intended Income Tax Treatment. To the fullest extent permitted by applicable Law, the Parties will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, in each case, except (i) as a result of a determination within the meaning of Section 1313(a) of the Code after a challenge to such characterization that is initiated by a taxing authority or (ii) where Doge does not elect to apply the Minimum Share Consideration and such failure results in Doge or TZUP not being able to file its Tax Returns in a manner consistent with the Intended Income Tax Treatment under applicable Law. For the avoidance of doubt, nothing in this Section 9.03(b) shall prevent any Party or its Affiliates or Representatives from settling, or require any of them to litigate, any challenge or other similar proceeding by any Governmental Authority with respect to the Intended Income Tax Treatment after using good faith efforts to defend the Intended Income Tax Treatment with respect to Doge or TZUP. Each Party agrees to use commercially reasonable efforts to promptly notify all other Parties of any challenge to the Intended Income Tax Treatment by any Governmental Authority. Each of the Parties agrees to reasonably cooperate with each other and their respective counsel to document and provide factual support for the Intended Income Tax Treatment, including by reasonably cooperating to provide customary factual support letters.

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(c) No Party shall knowingly take or cause to be taken any action, which action would reasonably be expected to prevent the Merger from so qualifying for the Intended Income Tax Treatment (provided that, for the avoidance of doubt, nothing in this Section 9.03(c) or any other provision in this Agreement shall constitute a representation or warranty about Doge making or not making, or shall place any limit on Doge’s choice regarding making or not making, the election to apply the Minimum Share Consideration).

(d) Doge, TZUP and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

Section 9.04 Confidentiality; Publicity.

(a) TZUP and Doge acknowledge that the information being provided to one another in connection with this Agreement and the consummation of the transactions contemplated hereby shall be considered confidential information and may not be shared with any third party other than as may be required to be disclosed by any regulatory or judicial body.

(b) Doge and the TZUP shall reasonably cooperate to create and implement a communications plan regarding the Transactions promptly following the date hereof. Notwithstanding the foregoing, none of TZUP, Doge or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of Doge or TZUP, as applicable (which consent shall not be unreasonably withheld, conditioned, delayed or denied), except (i) if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws (including Section 13(d) of the Exchange Act) or the rules of any national securities exchange), in which case TZUP or Doge, as applicable, shall use their reasonable efforts to obtain such consent with respect to such announcement or communication with the other Party, prior to announcement or issuance; provided that to the extent not prohibited by Law, Doge, TZUP and their respective counsel shall be given a reasonable opportunity to review and comment on the public announcement or public communication; (ii) subject to this Section 9.04, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their respective directors, officers, direct and indirect current or prospective limited partners and investors and financing sources, in each case, so long as such recipients are obligated to keep such information confidential, without the consent of any other Party; and (iii) each party may make announcements and communications to Governmental Authorities in connection with filings or Permits relating to the Transactions required to be made under this Agreement; and provided, further, that subject to this Section 9.04, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent; provided, further, that notwithstanding anything to the contrary in the foregoing in this Section 9.04(b) (a) public announcements and communications that are consistent with public announcements and communications previously approved pursuant to this Section 9.04(b) shall not require approval by either Party, and (b) subject to compliance with Section 9.04(a), communications by Doge with its customers, employees and other existing or prospective business relationships will not be considered public announcements or communications for purposes of this Section 9.04(b); provided, further, that notwithstanding anything to the contrary in this Section 9.04(b), nothing herein shall modify or affect TZUP’s obligations pursuant to Section 10.02.

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(c) The initial press release concerning this Agreement and the Transactions shall be a joint press release in the form mutually agreed by Doge and TZUP prior to the execution of this Agreement.

Section 9.05 Post-Closing Cooperation; Further Assurances. Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

Section 9.06 Notification of Certain Matters. During the Interim Period, Doge shall give prompt notice to the TZUP, and the TZUP shall give prompt notice to Doge, of (a) any notice or other communication received by such Party from any Governmental Authority in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such Party to obtain such consent would reasonably be expected to be materially adverse to Doge or its subsidiaries, taken as a whole, or the TZUP, (b) any facts or circumstances, or the occurrence or non-occurrence of any event that, individually or in the aggregate, would reasonably be expected to cause any of the conditions in Article X to fail and (c) any actions, suits, claims or proceedings commenced or, to such Party’s knowledge, threatened in writing against, relating to such Party’s ability to consummate the transactions contemplated hereby; provided, that the delivery of any written notice pursuant to this Section 9.06 shall not limit the rights or remedies available to the Party receiving such written notice.

Section 9.07 Section 9.07 TZUP Exclusivity and Non-Solicitation.

(a) Except as expressly permitted by this Agreement or in writing by Doge, TZUP agrees that, during the Interim Period, it shall not, and it shall instruct and cause its Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Parent to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions contained in this Section 9.07) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement permitted under this Section 9.07(a)); or (vi) publicly propose to do any of the foregoing; provided, however, that, notwithstanding anything contained in this Section 9.07 and subject to compliance with this Section 9.07, prior to obtaining the TZUP Stockholder Approval, TZUP may, directly or indirectly through any of its Representatives, furnish non-public information regarding TZUP to, and enter into discussions or negotiations with, any Person in response to a bona fide Acquisition Proposal by such Person, which the TZUP Board determines in good faith, after consultation with TZUP’s outside financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither TZUP nor any of its Representatives shall have breached this Section 9.07 in any material respect, (B) TZUP Board concludes in good faith, after consultation with TZUP’s outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the TZUP Board under applicable Law; (C) TZUP receives from such Person an executed confidentiality agreement containing provisions, in the aggregate, or is already party to a confidentiality agreement with such Person that is still in effect and contains provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receives material nonpublic information of or with respect to Parent to keep such information confidential; and (D) prior to or substantially contemporaneously with furnishing any such nonpublic information to such Person, TZUP furnishes such nonpublic information to Doge (to the extent such information has not been previously furnished by TZUP to Doge). Without limiting the generality of the foregoing, TZUP acknowledges and agrees that, in the event any Representative of TZUP (whether or not such Representative is purporting to act on behalf of TZUP) takes any action that, if taken by TZUP, would constitute a breach of this Section 9.07, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 9.07 by TZUP for purposes of this Agreement.

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(b) If TZUP or any Representative of TZUP receives an Acquisition Proposal or Acquisition Inquiry at any time during the Interim Period, then TZUP shall promptly (and in no event later than one (1) Business Day after Parent becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise Doge in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof). TZUP shall keep Doge reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(c) TZUP shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information of TZUP provided to such Person.

Section 9.08 Doge Exclusivity and Non-Solicitation.

(a) Except as expressly permitted by this Agreement, Doge agrees that, during the Interim Period, it shall not, and it shall instruct and cause its Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish any non-public information regarding Parent to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) engage in discussions (other than to inform any Person of the existence of the provisions contained in this Section 9.08) or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal; (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than a confidentiality agreement permitted under this Section 9.08(a)); or (vi) publicly propose to do any of the foregoing; provided, however, that, notwithstanding anything contained in this Section 9.08 and subject to compliance with this Section9.08, prior to obtaining the Doge Stockholder Approval, Doge may, directly or indirectly through any of its Representatives, furnish non-public information regarding Doge to, and enter into discussions or negotiations with, any Person in response to a bona fide Acquisition Proposal by such Person, which the Doge Board determines in good faith, after consultation with Doge’s outside financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither Doge nor any of its Representatives shall have breached this Section 9.08 in any material respect, (B) Doge Board concludes in good faith, after consultation with Doge’s outside legal counsel, that the failure to take such action is reasonably likely to be inconsistent with the fiduciary duties of the Doge Board under applicable Law; (C) Doge receives from such Person an executed confidentiality agreement, or is already party to a confidentiality agreement with such Person that is still in effect and contains provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receives material nonpublic information of or with respect to Parent to keep such information confidential; and (D) prior to or substantially contemporaneously with furnishing any such nonpublic information to such Person, Doge furnishes such nonpublic information to TZUP (to the extent such information has not been previously furnished by Doge to TZUP). Without limiting the generality of the foregoing, Doge acknowledges and agrees that, in the event any Representative of Doge (whether or not such Representative is purporting to act on behalf of Doge) takes any action that, if taken by Doge, would constitute a breach of this Section 9.08, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 9.08 by Doge for purposes of this Agreement.

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(b) If Doge or any Representative of Doge receives an Acquisition Proposal or Acquisition Inquiry at any time during the Interim Period, then Doge shall promptly (and in no event later than one (1) Business Day after Parent becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise TZUP in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the material terms thereof). Doge shall keep TZUP reasonably informed with respect to the status and material terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or proposed material modification thereto.

(c) Doge shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information of Doge provided to such Person.

ARTICLE X.

CONDITIONS TO OBLIGATIONS

Section 10.01 Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by Doge and TZUP:

(a) No Injunctions, Restraints, or Illegality. No Governmental Authority shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger, or the other transactions contemplated by this Agreement.

(b) TZUP Stockholder Approval. The TZUP Stockholder Approval shall have been duly obtained in accordance under the NRS, the TZUP Organizational Documents and the rules and regulations of Nasdaq.

(c) Doge Stockholder Approval. Doge Stockholder Approval shall have been duly obtained in accordance with the NRS, as applicable, and Doge’s Governing Documents.

(d) Listing Approval. The shares of TZUP Common Stock to be issued in connection with the Merger and the other Transactions shall have been approved for listing on, and the contemplated change of control shall have been approved by Nasdaq.

(e) Third Party Consents. TZUP and Doge shall have obtained all authorizations, waivers, consents and approvals of, and made all filings, applications and notices with, Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement (including Hart Scott Rodino clearance, if required), each of which shall have been obtained without the imposition of any materially adverse term or condition.

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(f) Due Diligence. The Parties shall have completed their respective due diligence reviews.

(g) Termination Date. The Transactions contemplated by this Agreement shall not have been consummated by the Termination Date.

(h) Transaction Documents. The Parties shall have executed and delivered the Transaction Documents.

(i) Disclosure Letter Updates. Each Party shall deliver update to the Disclosure Letters necessary to make their respective representations and warranties true and correct as of the Closing Date.

Section 10.02 Additional Conditions to Obligations of TZUP Parties. The obligations of the TZUP Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by TZUP:

(a) Representations and Warranties of Doge.

(i) The representations and warranties of Doge contained in (A) Section 5.01 (Corporate Organization of Doge), Section 5.03 (Due Authorization), Section 5.07 (Capitalization of Subsidiaries) and Section 5.23 (Brokers’ Fees) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), and (B) Section 5.06 (Current Capitalization) (collectively with the representations referred to in this paragraph, the “Specified Representations”) shall be true and in all respects in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date in all material respects).

(ii) The representations and warranties of Doge contained in Article V (other than the Specified Representations), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect on Doge or its Subsidiaries.

(b) Agreements and Covenants. The covenants and agreements of Doge in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, which covenants and agreements include, without limitation, the applicable party’s entry into the Transaction Documents; provided, that for purposes of this Section 10.02(b), a covenant of Doge shall only be deemed to have not been performed if Doge has materially breached such covenant and failed to cure within 10 days after written notice of such breach has been delivered to Doge by the TZUP (or if earlier, the Termination Date). Doge shall not have incurred any additional Indebtedness, nor shall there have been any regulatory claim, inquiry, investigation or similar matter however termed brought against Doge by any Governmental Authority.

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(c) Officer’s Certificate. Doge shall have delivered to TZUP a certificate signed by an officer of Doge, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a), Section 10.02(b) and Section 10.02(d) have been fulfilled.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Doge Material Adverse Effect.

(e) Pre-Closing Actions. The Pre-Closing Actions (solely to the extent specified as a “condition to close” on Section 7.07 of the Doge Disclosure Letter) have been performed.

(f) Doge Financial Statements. Doge shall have delivered to TZUP their unaudited Financial Statements reviewed by a PCAOB auditor by September 15, 2025 for inclusion in the TZUP Proxy Statement.

(g) Asset Purchase and Elimination of Doge Indebtedness. All of the indebtedness of Doge shall have been fully paid off and any liens on Doge’s assets, after the consummation of the Asset Purchase , shall have been terminated.

(h) TZUP Public Filings; Registration Statement Effective and Nasdaq. TZUP shall have timely filed all SEC reports required to be filed; and TZUP shall not have been notified by Nasdaq of its failure to satisfy any listing requirement.

(i) Limitation on the Appraisal Rights of Doge Stockholders. Holders of no more than 10% of Doge Common Stock (on an as converted basis) shall have asserted appraisal rights under the NRS.

(j) TZUP shall have received an opinion of a broker-dealer or other financial advisor acceptable to the TZUP Board that the Merger is fair to the TZUP Stockholders from a financial point of view.

Section 10.03 Additional Conditions to the Obligations of Doge. The obligation of Doge to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Doge:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the TZUP Parties contained in Article VI (other than the representations and warranties of the TZUP Parties contained in Section 6.10 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had a Material Adverse Effect on the TZUP Parties.

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(ii) The representations and warranties of the TZUP Parties contained in Section 6.10 (Capitalization) shall be true and correct in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date in all material respects).

(b) Agreements and Covenants. The covenants and agreements of the TZUP Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, which covenants and agreements include, without limitation, the applicable party’s entry into the Transaction Documents; provided, that for purposes of this Section 10.03(b), a covenant or agreement of the TZUP Parties shall only be deemed to have not been performed if the TZUP Parties have materially breached such covenant or agreement and failed to cure within 20 days after written notice of such breach has been delivered to TZUP (or if earlier, the Termination Date).

(c) Officer’s Certificate. TZUP shall have delivered to Doge a certificate signed by an officer of TZUP, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a) and Section 10.03(b) have been fulfilled.

(d) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any TZUP material adverse effect on the business, results of operations, or financial condition of TZUP.

(e) The TZUP Board shall have appointed at least two persons designated by Doge to the TZUP Board, which persons shall constitute a majority of the TZUP Board.

Section 10.04 Frustration of Conditions. None of the TZUP Parties or Doge may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions of the other Party to be satisfied, as required by Section 10.01.

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ARTICLE XI.

TERMINATION/EFFECTIVENESS

Section 11.01 Termination. This Agreement may be terminated and the Transactions abandoned:

(a) by mutual written consent of Doge and TZUP;

(b) prior to the Closing, by written notice to Doge from TZUP if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Doge set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Doge Breach”), except that, if such Terminating Doge Breach is curable by Doge through the exercise of its reasonable efforts, then, for a period of up to 10 days (or any shorter period of the time that remains between the date TZUP provides written notice of such violation or breach and the Termination Date) after receipt by Doge of notice from TZUP of such breach, but only as long as Doge continues to use its reasonable efforts to cure such Terminating Doge Breach (the “Doge Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Doge Breach is not cured within Doge Cure Period, (ii) the Closing has not occurred on or before December 31, 2025 (the “Termination Date”); or (iii) the consummation of the Merger is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable Governmental Order; provided, that, the right to terminate this Agreement under subsection (ii) or (iii) shall not be available if an TZUP Party’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or the issuance of the final, non-appealable Governmental Order;

(c) prior to the Closing, by written notice to TZUP from Doge if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any TZUP Party set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating TZUP Breach”), except that, if any such Terminating TZUP Breach is curable by such TZUP Party through the exercise of its reasonable efforts, then, for a period of up to 10 days (or any shorter period of the time that remains between the date Doge provides written notice of such violation or breach and the Termination Date) after receipt by TZUP of notice from Doge of such breach, but only as long as TZUP continues to exercise such reasonable efforts to cure such Terminating TZUP Breach (the “TZUP Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating TZUP Breach is not cured within the TZUP Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Merger is permanently enjoined, prohibited or prevented by the terms of a final, non-appealable Governmental Order; provided, that the right to terminate this Agreement under subsection (ii) or (iii) shall not be available if Doge’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or the issuance of the final, non-appealable Governmental Order;

(d) by written notice from Doge to the TZUP or from the TZUP to Doge, if the TZUP Special Meeting has been held, TZUP Stockholders have duly voted, and the TZUP Stockholder Approval has not been obtained (subject to any adjournment, postponement or recess of the meeting), or

(e) by written notice from TZUP to Doge in the event of a Stockholder Approval Failure.

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Section 11.02 Effect of Termination. Except as otherwise set forth in this Section 11.02 or Section 12.13, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Fraud or Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Section 9.05 (Confidentiality; Publicity), this Section 11.02 (Effect of Termination), Section 11.03 (Expenses and Termination Fees) and Article XII (MISCELLANEOUS) (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Section 11.03 Expenses and Termination Fees.

(a) Except as set forth in this Section 11.03, whether or not the Merger is consummated, (i) all TZUP Transaction Expenses shall be paid by TZUP (or on behalf of TZUP) at or prior to the Closing and (ii) all Doge Transaction Expenses shall be paid by Doge.

(b) If this Agreement is terminated by TZUP for accepting a Superior Offer, then TZUP shall pay to Doge a nonrefundable fee in an amount equal to $2,000,000 (payable in cash or shares of TZUP Common Stock at the election of TZUP) (the “Doge Termination Fee”). If the Doge Termination Fee is paid in shares of TZUP Common Stock, the amount of shares to be issued shall be determined by the 10-day average closing price of the TZUP Common Stock on Nasdaq immediately prior to the termination date.

(c) If this Agreement is terminated by Doge for accepting a Superior Offer, then Doge shall pay to TZUP a nonrefundable fee in an amount equal to $2,000,000 (payable in cash or shares of Doge Common Stock at the election of Doge) (the “TZUP Termination Fee”). If the TZUP Termination Fee is paid in shares of Doge Common Stock, the amount of shares to be issued shall be determined be at the higher of (A) the same price and terms as investors in Doge or USDE purchased securities in an amount of no less than $2 million prior to the termination date or (B) the value per share as determined by a mutually agreed upon nationally recognized independent third-party valuation firm.

(d) Any Doge Termination Fee or TZUP Termination Fee payable in cash due under this Section 11.03 shall be paid by wire transfer of same day funds. If a Party fails to pay when due any amount payable by it under this Section 11.03 then such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

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(e) The Parties agree that, (i) subject to Section11.02, payment of the Company Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of Doge following the termination of this Agreement, it being understood that in no event shall TZUP be required to pay the amounts payable pursuant to this Section 11.3 on more than one occasion and (ii) following payment of the Doge Termination Fee (A) TZUP shall have no further liability to Doge in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by TZUP giving rise to such termination, or the failure of the Transactions to be consummated, (B) neither Doge nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against TZUP or Merger Sub or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Transactions to be consummated and (C) Doge and its Affiliates shall be precluded from any other remedy against TZUP, Merger Sub and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Transactions to be consummated.

(f) The Parties agree that, (i) subject to Section11.02, payment of the Company Termination Fee shall, in the circumstances in which it is owed in accordance with the terms of this Agreement, constitute the sole and exclusive remedy of TZUP following the termination of this Agreement, it being understood that in no event shall Doge be required to pay the amounts payable pursuant to this Section 11.3 on more than one occasion and (ii) following payment of the TZUP Termination Fee (A) Doge shall have no further liability to TZUP in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by Doge giving rise to such termination, or the failure of the Transactions to be consummated, (B) neither TZUP nor any of its Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against Doge or Merger Sub or seek to obtain any recovery, judgment or damages of any kind against such Parties (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Parties) in connection with or arising out of this Agreement or the termination thereof, any breach by any such Parties giving rise to such termination or the failure of the Transactions to be consummated and (C) TZUP and its Affiliates shall be precluded from any other remedy against Doge, Merger Sub and their respective Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Transactions to be consummated; provided, however, that nothing in this Section 11.03(f) shall limit the rights of TZUP with respect to claims of Fraud or Willful Breach of this Agreement by either Party prior to the date of termination.

(g) Each of the Parties acknowledges that (i) the agreements contained in this Section 11.03 are an integral part of the Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 11.03 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Party in the circumstances in which such amount is payable.

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ARTICLE XII.

SURVIVAL; INDEMNIFICATION

Section 12.01 Survival of the Representations and Warranties. The representations and warranties and indemnification obligations of Doge and TZUP set forth in this Article XII shall survive the Closing Date for a period of 1 year from the Closing Date; provided, however, that the representations and warranties set forth in Section 5.01 (Corporate Organization of Doge), Section 5.02 (Subsidiaries), Section 5.03 (Due Authorization), Section 5.04 (No Conflict), Section 5.05 (Governmental Authorities; Consent) Section 5.06 (Current Capitalization), Section 5.07 (Capitalization of Subsidiaries), 6.01 (Corporate Organization), Section 6.02 (Due Authorization), Section 6.03 (No Conflict), Section 6.05 (Governmental Authorities; Consent) shall survive the Closing Date until the expiration of the period specified in the applicable statute of limitations; provided, further, any claims with respect to the Tax representations shall survive the Closing for a period of 90 days following the expiration of the applicable statute of limitations period. If, at any time prior to the expiration of the limitation periods contained in this Section 12.01 including any applicable statute of limitations, any Indemnified Party delivers to the Indemnifying Party a written notice asserting in good faith a claim for recovery under this Section 12.01), then the claim asserted in such notice shall survive such expiration time until such time as such claim is fully and finally resolved including the expiration of any applicable time to appeal.

Section 12.02 Indemnification.

(a) Indemnification by Doge. Doge agrees to defend, indemnify and hold harmless TZUP and their respective directors, officers, managers, employees and agents (including any current directors who will resign at the Closing) (each, an “TZUP Indemnitee” and collectively, the “TZUP Indemnitees”) from, against and in respect of any and all actions, suits, proceedings, investigations, demands, liabilities, damages, claims, deficiencies, fines, penalties, interest, assessments, judgments, losses, Taxes, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the “Indemnified Losses”) arising from or in connection with any breach or violation of any of the representations and warranties of Doge (including the representations and warranties of USDE pursuant to Section 5.28 and Section 5.29) , contained in this Agreement or (B) any and all Indemnified Losses arising from or in connection with any breach or violation of the covenants or agreements exclusively of Doge contained in this.

(b) Indemnification by TZUP. TZUP agrees to defend, indemnify and hold harmless Doge and its Affiliates and their respective directors, officers, managers, employees and agents from, against and in respect of, the full amount of:

(i) any and all Indemnified Losses arising from or in connection with any breach or violation of any of the representations or warranties of TZUP contained in this Agreement; and

(ii) any and all Indemnified Losses arising from or in connection with any breach or violation of any of the covenants or agreements of TZUP contained in this Agreement.

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(c) Indemnification Procedure. Any Party seeking indemnification under this Agreement (the “Indemnified Party”) will give prompt written notice to the Party or Parties against whom indemnity is sought (the “Indemnifying Party”) of any Indemnified Losses which it discovers or of which it receives notice after the Closing, stating the nature, basis (including the section of this Agreement that has been or will be breached, if any, and the facts giving rise to the claim that a breach has or will occur), and (to the extent known) amount thereof; provided, however, that no delay on the part of Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced by such delay.

(d) Indemnification Procedure as to Third Party Claims.

(i) Promptly after any Indemnified Party obtains knowledge of the commencement of any third party claim, action, suit or proceeding or of the occurrence of any event or the existence of any state of facts which may become the basis of a third party claim (any such claim, action, suit or proceeding or event or state of facts being hereinafter referred to in this Section 12.02 as a “Claim”), in respect of which an Indemnified Party is entitled to indemnification under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party of such Claim in writing; provided, however, that any failure to give notice (A) will not waive any rights of the Indemnified Party except to the extent that the rights of the Indemnifying Party are actually prejudiced thereby and (B) will not relieve the Indemnifying Party of its obligations as hereinafter provided in this Section 12.02(d) after such notice is given. With respect to any Claim as to which such notice is given by the Indemnified Party to the Indemnifying Party, the Indemnifying Party will, subject to the provisions of Section 12.02(e)(ii), assume the defense or otherwise settle such Claim with counsel reasonably satisfactory to the Indemnified Party and experienced in the conduct of Claims of that nature at the Indemnifying Party’s sole risk and expense, provided, however, that the Indemnified Party: (1) shall be permitted to join the defense and settlement of such Claim and to employ counsel reasonably satisfactory to the Indemnifying Party, and at the Indemnified Party’s own expense; (2) shall cooperate fully with the Indemnifying Party in the defense and any settlement of such Claim in any manner reasonably requested by the Indemnifying Party; and (3) shall not compromise or settle any such Claim without the prior written approval of the Indemnifying Party.

(ii) If (A) the Indemnifying Party fails to assume the defense of such Claim or, having assumed the defense and settlement of such Claim, fails reasonably to contest such Claim in good faith, or (B) the remedy sought by the claimant with respect to such Claim is not solely for money damages, the Indemnified Party, without waiving its right to indemnification, may, but is not required to, assume the defense and settlement of such Claim, provided, however, that (1) the Indemnifying Party shall be permitted to join in the defense and settlement of such Claim and to employ counsel at its own expense, (2) the Indemnifying Party shall cooperate with the Indemnified Party in the defense and settlement of such Claim in any manner reasonably requested by the Indemnified Party, and (3) the Indemnified Party shall not settle such Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

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(iii) As used in this Section 12.02, the terms Indemnified Party and/or Indemnifying Party shall be deemed to include the plural thereof where the rights or obligations of more than one Indemnified Party and/or Indemnifying Party may be involved.

(e) Tax-free Indemnification Payments. All sums payable by an Indemnifying Party as indemnification under this Section 12.02 shall be paid free and clear of all deductions or withholdings (including any Taxes or governmental charges of any nature) unless the deduction or withholding is required by Law, in which event or in the event the Indemnified Party shall incur any Liability for Taxes chargeable or assessable in respect of any such payment, the Indemnifying Party shall pay such additional amounts as shall be required to cause the net amount received by the Indemnified Party to equal the full amount which would otherwise have been received by it had no such deduction or withholding been made or no such Liability for Taxes been incurred.

Section 12.03 Limitations on Liabilities.

(a) Notwithstanding anything to the contrary contained herein, no Party (including TZUP) shall be obligated to indemnify and hold harmless any other under Section 12.03 for breaches of representations and warranties unless and until all Indemnified Losses in respect of which such Party is obligated to provide indemnification exceed $25,000 (the “Basket Amount”) following which (subject to the provisions of this Section 12.03) such Party shall be obligated to indemnify and hold harmless, the other Party for all such Indemnified Losses (not merely the amount by which the Indemnified Losses exceed the Basket Amount); provided, however the Basket Amount shall not apply to indemnity obligations for Indemnified Losses arising as a result of fraud if determined by a final decision of a court of competent jurisdiction or breaches of the representations and warranties in Sections 5.22 (Absence of Changes).

(b) Notwithstanding anything to the contrary set forth herein, none of the limitations on indemnification set forth in this Section 12.03 shall apply to matters relating to fraud if determined by a final decision of a court of competent jurisdiction.

ARTICLE XIII.

MISCELLANEOUS

Section 13.01 Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive in writing any of its rights or conditions in its favor under this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 13.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

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Section 13.02 Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)       If to TZUP or Merger Sub to:

Thumzup Media Corporation
10557-B Jefferson Boulevard

Culver City, CA 90232

Attn: Robert Steele, Chief Executive Officer

Email: Robert@thumzupmedia.com

with a copy (which shall not constitute notice) to:

Nason, Yeager, Gerson, Harris & Fumero, P.A.
3001 PGA Boulevard, Suite 305
Palm Beach Gardens, FL 33410
Attention: Michael D. Harris
E- mail: Mharris@nasonyeager.com

(b)       If to Doge, to:

Dogehash Technologies, Inc.
1500 East Las Olas Suite 200
Ft. Lauderdale, FL 33301
Attention: Parker Scott, Chief Executive Officer
E-mail: Parker@dogehashtech.com

with copies (which shall not constitute notice) to:

Law Office of Harvey Kesner, P.C.
305 Broadway
Suite #700
New York, NY 10007
Email: Harvey@hkesnerlaw.com

(c)       If to the Surviving Corporation, to:

Dogehash Technologies, Inc.
1500 East Las Olas Suite 200
Ft. Lauderdale, FL 33301
Attention: Parker Scott, Chief Executive Officer
E-mail: Parker@dogehashtech.com

with copies (which shall not constitute notice) to:

Law Office of Harvey Kesner, P.C.
305 Broadway
Suite #700
New York, NY 10007
Email: Harvey@hkesnerlaw.com

or to such other address or addresses as the Parties may from time to time designate in writing. Notwithstanding anything to the contrary, for purposes of obtaining TZUP’s prior written consent pursuant to Section 7.01, an email from an authorized representative of TZUP expressly consenting to the matter or action in question in response to a request for consent pursuant to Section 7.01 shall suffice.

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Section 13.03 Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of Doge and TZUP. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13.03 shall be null and void, ab initio.

Section 13.04 Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 13.14.

Section 13.05 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement and/or the Transactions, shall be governed by, and construed in accordance with, the internal Laws of the State of Nevada, including its statute of limitations, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws or statute of limitations of another jurisdiction.

Section 13.06 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 13.07 Schedules and Exhibits. The Disclosure Letters and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Disclosure Letters and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Disclosure Letters with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Disclosure Letter. Certain information set forth in the Disclosure Letters is included solely for informational purposes.

Section 13.08 Entire Agreement. This Agreement (together with the Disclosure Letters and Exhibits to this Agreement and the other Transaction Documents) constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Documents.

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Section 13.09 Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 13.09.

Section 13.10 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 13.11 Exclusive Jurisdiction; Waiver Of Trial By Jury. Any Action based upon, arising out of or related to this Agreement or the Transactions may only be brought in federal and state courts located in New York County, New York, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 13.11. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.12 Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any other Transaction Document in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Document and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Document, and (ii) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Document and to enforce specifically the terms and provisions of this Agreement or any other Transaction Document in accordance with this Section 13.12 shall not be required to provide any bond or other security in connection with any such injunction.

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Section 13.13 Non-Recourse. Subject in all respects to the last sentence, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing, shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Doge, TZUP or Merger Sub under this Agreement or any other Transaction Document of or for any claim based on, arising out of, or related to this Agreement or the Transactions, and each Party hereby waives and releases all claims, causes of actions and liabilities related thereto. Notwithstanding the foregoing, nothing in this Section 13.13 shall limit, amend or waive any rights or obligations of any Party to any Transaction Document for any claim based on, in respect of or by reason of such rights or obligations.

Section 13.14 Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; The foregoing does not limit any rights of any Party pursuant to any other Transaction Document against any other Party pursuant to such Transaction Document to which it is a party or an express third party beneficiary thereof. Nothing in this Section 13.14(a) shall relieve any Party of liability in the case of Fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Disclosure Letters, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action, suit, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 13.14. Notwithstanding anything herein to the contrary, nothing in this Section 13.14(b) shall preclude any Party from seeking any remedy for Fraud by a Party. Each Party shall have the right to enforce this Section 13.16 on behalf of any Person that would be benefitted or protected by this Section 13.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 13.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the Transactions, including any other Transaction Document.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

THUMZUP MEDIA CORPORATION

By:	/s/ Robert Steele
Name:	Robert Steele
Title:	Chief Executive Officer

TZUP MERGER SUB, INC.

By:	/s/ Robert Steele
Name:	Robert Steele
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

DOGEHASH TECHNOLOGIES, INC.

By:	/s/ Parker Scott
Name:	Parker Scott
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ANNEX A

List of Consenting Stockholders

Common stock:

Name:	Shares:	Percent of Outstanding:

Series A Preferred:

Name:	Shares:	Percent of Outstanding:

Annex A

Annex B

THUMZUP MEDIA CORPORATION

2025 OMNIBUS EQUITY INCENTIVE PLAN

Section 1. Purpose of Plan.

The name of the Plan is the Thumzup Media Corporation 2025 Omnibus Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards or any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c) “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which shares of the Common Stock are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d) “Award” means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit or Other Share-Based Award granted under the Plan.

(e) “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Securities Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

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(i) “Cause” shall mean, unless otherwise specifically provided in any applicable Award Agreement or in any other written agreement entered into between the Company and a Participant, with respect to any Participant: means (i) indictment (or being formally charged) or plea of “guilty” or “no contest” to any felony or a crime involving serious moral turpitude by the Participant; (ii) substance abuse that in any manner materially interferes with the performance of Participant’s duties; (iii) repeated and material failure or refusal by the Participant to perform any or all of his or her duties or to follow the lawful and proper directives of the person to whom he or she reports that are within the scope of his or her duties; (iv) a breach by the Participant of Participant’s employment agreement or offer letter or similar agreement, if any, or breach by the Participant of any non-solicitation, non-competition, non-disclosure or similar restrictive covenant owed to the Company or any of its Subsidiaries or Affiliates; (v) violation by the Participant of any policies, procedures and directives of the Company or any of its Subsidiaries or Affiliates as may be contained in any employee handbook, manual, or otherwise, of, or issued by the Company or any of its Subsidiaries or Affiliates from time to time; (vi) gross negligence or gross misconduct by the Participant; (vii) chronic unexcused absences from work by the Participant for reasons other than illness or incapacity; or (viii) commission of any act or omission by the Participant involving (1) dishonesty or moral turpitude which causes harm or embarrassment to the business or reputation of the Company or any of its Subsidiaries or Affiliates, or (2) fraud..

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the shares of Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(k) “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2) the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

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(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Notwithstanding anything herein to the contrary, a transaction shall not constitute a Change in Control if its sole purpose is to change the states of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(l) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m) “Committee” means any committee or subcommittee the Board (including, but not limited to the Employee Benefits and Compensation Committee of the Company) may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and any other qualifications required by the applicable stock exchange on which the shares of Common Stock are traded.

(n) “Common Stock” means shares of the common stock of the Company, par value $0.001 per share.

(o) “Company” means Thumzup Media Corporation, a Nevada corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p) “Covered Executive” means any Executive Officer that (1) has received Incentive Compensation (A) during the Look-Back Period (as defined in Section 27) and (B) after beginning service as an Executive Officer; and (2) served as an Executive Officer at any time during the performance period for the applicable Incentive Compensation.

(q) “Disability” has the same meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement then in effect between the Participant and the Company or any of its Subsidiaries or Affiliates, or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” shall mean the inability of the Participant to perform the essential functions of the Participant’s job by reason of a physical or mental infirmity, for a period of three (3) consecutive months or for an aggregate of six (6) months in any twelve (12) consecutive month period.

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(r) “Effective Date” has the meaning set forth in Section 17 hereof.

(s) “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(t) “Executive Officer” means any “executive officer” as defined in Section 10D-1(d) of the Securities Exchange Act whom the Board (or the Committee, as applicable) has determined is subject to the reporting requirements of Section 10D of the Securities Exchange Act, and includes any person who is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company (with any executive officers of the Company’s parent(s) or subsidiaries being deemed Executive Officers of the Company if they perform such policy making functions for the Company). All Executive Officers of the Company identified by the Board (or the Committee, as applicable) pursuant to 17 CFR 229.401(b) shall be deemed an “Executive Officer.”

(u) “Exempt Award” shall mean the following:

(1) An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2) An “employment inducement” award as described in the applicable stock exchange listing manual or rules may be granted under the Plan from time to time. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(3) An Award that an Eligible Recipient purchases at Fair Market Value (including Awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the shares of Common Stock are delivered immediately or on a deferred basis.

(v) “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase shares of Common Stock issuable upon exercise of such Award, and (ii) with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right.

(w) “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the share of Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the share of Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(x) “Free Standing Rights” has the meaning set forth in Section 8.

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(y) “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(z) “Incentive Compensation” shall be deemed to be any compensation (including any Award or any other short-term or long-term cash or equity incentive award or any other payment) that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure (i.e., any measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, including stock price and total shareholder return). For the avoidance of doubt, financial reporting measures include “non-GAAP financial measures” for purposes of Securities Exchange Act Regulation G and 17 CFR 229.10, as well as other measures, metrics and ratios that are not non-GAAP measures, like same store sales. Financial reporting measures may or may not be included in a filing with the Securities and Exchange Commission, and may be presented outside the Company’s financial statements, such as in Management’s Discussion and Analysis of Financial Conditions and Results of Operations or the performance graph.

(aa) “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(bb) “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(cc) “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(dd) “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, a share of Common Stock, including, but not limited to, unrestricted shares of Common Stock, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ee) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon a Participant’s death, the Participant’s successors, heirs, executors and administrators, as the case may be.

(ff) “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(gg) “Plan” means this 2025 Omnibus Equity Incentive Plan.

(hh) “Prior Plans” means the 2025 Equity Incentive Plan (as amended from time to time) as in effect immediately prior to the Effective Date, and the 2024 Equity Incentive Plan (as amended from time to time) as in effect immediately prior to the Effective Date.

(ii) “Related Rights” has the meaning set forth in Section 8.

(jj) “Restricted Period” has the meaning set forth in Section 9.

(kk) “Restricted Share” means a share of Common Stock granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

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(ll) “Restricted Share Unit” means the right granted pursuant to Section 9 hereof to receive a share of Common Stock at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(mm) “Rule 16b-3” has the meaning set forth in Section 3.

(nn) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(oo) “Share Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(pp) “Shares” or “Share” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation, or other reorganization) security.

(qq) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(rr) “Transfer” has the meaning set forth in Section 15.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Securities Exchange Act (“Rule 16b-3”).

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1) to select those Eligible Recipients who shall be Participants;

(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Share, Restricted Share Units, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3) to determine the number of Shares to be covered by each Award granted hereunder;

(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Share Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

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(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6) to determine the Fair Market Value in accordance with the terms of the Plan;

(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8) to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(9) to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan; and

(10) to prescribe, amend and rescind rules and regulations relating to any sub-plans established for the purpose of satisfying applicable non-United States laws or for qualifying for favorable tax treatment under applicable non-United States laws, which rules and regulations may be set forth in an appendix or appendixes to the Plan.

(c) Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e) The expenses of administering the Plan (which for the avoidance of doubt does not include the costs of any Participant) shall be borne by the Company and its Affiliates.

(f) If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

Section 4. Shares Reserved for Issuance Under the Plan.

(a) Subject to Section 5 hereof, the number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 7,000,000 Shares, provided, that, Shares issued under the Plan with respect to an Exempt Award shall not count against such Share limit. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan on or after the Effective Date, provided that all Prior Plan Awards which are outstanding as of the Effective Date shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

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(b) Shares issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares of Common Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase shares of Common Stock, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan. If any Award expires, lapses or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at or below the original issuance price), in any case in a manner that results in any Share covered by such Award not being issued or being so reacquired by the Company, the unused Shares covered by such Award shall again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. In addition, (1) to the extent an Award is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan, and (2) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c) No more than 7,000,000 Shares shall be issued pursuant to the exercise of ISOs.

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Share Units or Other Share-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7. Options.

(a) General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

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(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d) Exercisability. Each Option shall be subject to vesting or becoming exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f) ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1) ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2) $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the shares of Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3) Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

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(g) Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h) Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i) Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8. Share Appreciation Rights.

(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Shareholder. A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c) Exercise Price. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Share Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d) Exercisability.

(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

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(e) Payment Upon Exercise.

(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f) Termination of Employment or Service. Treatment of a Share Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g) Term.

(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h) Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9. Restricted Shares and Restricted Share Units.

(a) General. Restricted Shares or Restricted Share Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made. Each Participant who is granted Restricted Shares or Restricted Share Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time restrictions, performance goals or other conditions that apply to transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Share Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

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(b) Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Shares Award. With respect to Restricted Share Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the Shares underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or Participant’s legal representative, in a number equal to the number of Shares underlying the Restricted Share Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Shares Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c) Restrictions and Conditions. The Restricted Shares or Restricted Share Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance goals, the Participant’s termination of employment or service with the Company or any Affiliate or Subsidiary thereof, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2) Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Share Units shall, solely to the extent the right to receive such dividends is set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Share Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares or Restricted Share Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3) The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment with, or service as a director or independent contractor to, the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Share Unit represents the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

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Section 10. Other Share-Based Awards.

Other Share-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted. Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11. Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (a) a Change in Control occurs, and (b) the Participant is employed by, or otherwise providing services to, the Company or any of its Subsidiaries or Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control, the Administrator, in its sole and absolute discretion, may:

(a) provide that any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b) cause the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan to lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

If the Administrator determines in its discretion pursuant to Section 3(b)(4) hereof to accelerate the vesting of Options and/or Share Appreciation Rights in connection with a Change in Control, the Administrator shall have discretion in connection with such action to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire upon the consummation of such Change in Control if not exercised upon, or prior to, such Change in Control.

Section 12. Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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Section 14. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15. Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16. Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17. Effective Date.

The Plan was approved by the Board on October 6, 2025 and shall be adopted and become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

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Section 18. Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20. Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Exchange Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Exchange Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21. Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

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Section 22. Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23. No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24. Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25. Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26. Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27. Clawback.

(a) If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws (including if the Company is required to prepare an accounting restatement to correct an error (or a series of errors)) (a “Covered Accounting Restatement”), and if such Covered Accounting Restatement includes (i) restatements that correct errors that are material to previously issued financial statements (commonly referred to as “Big R” restatements), and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report, or (b) the error correction was recognized in the current period (commonly referred to as “little r” restatements), then the Committee may require any Covered Executive to repay (in which event, such Covered Executive shall, within thirty (30) days of the notice by the Company, repay to the Company) or forfeit (in which case, such Covered Executive shall immediately forfeit to the Company) to the Company, and each Covered Executive hereby agrees to so repay or forfeit, that portion of the Incentive Compensation received by such Covered Executive during the period comprised of the Company’s three (3) completed fiscal years (together with any intermittent stub fiscal year period(s) of less than nine (9) months resulting from Company’s transition to different fiscal year measurement dates) immediately preceding the date the Company is deemed (as described below) to be required to prepare a Covered Accounting Restatement (such period, the “Look-Back Period”), that the Committee determines was in excess of the amount of Incentive Compensation that such Covered Executive would have received during such Look-Back Period, had such Incentive Compensation been calculated based on the restated amounts, and irrespective of any fault, misconduct or responsibility of such Covered Executive for the Covered Accounting Restatement. It is specifically understood that, to the extent that the impact of the Covered Accounting Restatement on the amount of Incentive Compensation received cannot be calculated directly from the information therein (e.g., if such restatement’s impact on the Company’s stock price is not clear), such excess amount of Incentive Compensation shall be determined based on a reasonable estimate by the Committee of the effect of the Covered Accounting Restatement on the applicable financial measure (including the stock price or total shareholder return) based upon which the Incentive Compensation was received. The amount of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion and calculated on a pre-tax basis, and the form of such recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both. Incentive Compensation shall be deemed received, either wholly or in part, in the fiscal year during which the financial reporting measure specified in such Incentive Compensation Award is attained (or with respect to, or based on, the achievement of any financial reporting measure which such Incentive Compensation was granted, earned or vested, as applicable), even if the payment, vesting or grant of such Incentive Compensation occurs after the end of such fiscal year. For purposes of this Section 27, the Company is deemed to be required to prepare a Covered Accounting Restatement on the earlier of: (A) the date upon which the Board or an applicable committee thereof, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Covered Accounting Restatement; or (B) the date a court, regulator, or other legally authorized body directs the Company to prepare a Covered Accounting Restatement.

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(b) Notwithstanding any other provisions in this Plan, any Award or any other compensation received by a Participant which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such Applicable Law, government regulation or stock exchange listing requirement), will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement on or following the Effective Date).

Section 28. Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to principles of conflicts of law of such state.

Section 29. Indemnification.

To the extent allowable pursuant to Applicable Law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30. Titles and Headings, References to Sections of the Code or Securities Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Securities Exchange Act shall include any amendment or successor thereto.

Section 31. Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32. Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

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Annex C

Board of Directors

Thumzup Media Corporation

10557 Jefferson Blvd Suite B

Culver City, CA 90232

October 3, 2025

Re: Fairness Opinion in Connection with the Proposed Merger of Thumzup Media Corporation and Dogehash Technologies, Inc.

Members of the Board:

We understand that Thumzup Media Corporation (“Thumzup” or the “Company”), Dogehash Technologies, Inc. (“Dogehash”), and TZUP Merger Sub, Inc., a wholly owned subsidiary of Thumzup (“Merger Sub”), have entered into an Agreement and Plan of Merger dated August 18, 2025 (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into Dogehash (the “Merger”). Pursuant to the Merger, Dogehash will continue as the surviving corporation and become a wholly owned subsidiary of Thumzup, and the shareholders of Dogehash will receive an aggregate of 30,700,000 restricted shares of Thumzup common stock (the “Merger Consideration”) in exchange for all of the outstanding equity of Dogehash. Following the Merger, Thumzup will change its name to Dogehash Technologies Holdings, Inc. and will remain publicly traded on Nasdaq under a new ticker symbol.

You have asked for our opinion as to whether the Merger Consideration to be issued by Thumzup pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Thumzup common stock (other than Dogehash and its affiliates), in their capacity as such holders.

Scope of Review

In arriving at our opinion, we have, among other things:

●	Reviewed the Merger Agreement and related transaction documents;

●	Reviewed certain historical financial statements of Thumzup and Dogehash, as well as unaudited pro forma condensed combined financial information prepared by the management of the Company;

●	Reviewed certain financial projections and operating forecasts prepared by management of Dogehash, and discussed such projections with the management teams of Thumzup and Dogehash;

●	Reviewed publicly available business, financial, and market information relating to Dogehash’s industry, including digital asset mining economics, Dogecoin and Litecoin network metrics, and recent equity capital raising activity by Thumzup;

●	Conducted analyses of selected publicly traded companies and precedent transactions; and

●	Considered such other financial studies, analyses, and investigations and such other matters as we deemed appropriate.

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In conducting our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information supplied or otherwise made available to us, and of publicly available information.

Assumptions and Limitations

In connection with this opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information supplied or otherwise made available to us by the Company and Dogehash, as well as publicly available information. With respect to financial projections and forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management as to the future financial performance of the respective businesses. We have not conducted, nor have we been provided with, any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Thumzup or Dogehash, nor have we made any physical inspection of the properties or facilities of either company.

Our opinion is necessarily based on financial, economic, market and other conditions as they exist and can be evaluated as of the date hereof. We do not express any opinion as to the price at which Thumzup common stock will trade at any time or as to the advisability of investing in or divesting such stock.

We are not legal, tax, regulatory, or accounting advisors, and we express no opinion as to any related matters. This opinion addresses only the fairness, from a financial point of view, of the consideration to be paid by Thumzup in the Merger and does not address the relative merits of the Merger as compared to other transactions or strategies that may have been available to the Company.

This opinion is furnished solely for the use of the Board of Directors of Thumzup in connection with its evaluation of the Merger, and may not be disclosed, quoted, or otherwise referred to without our prior written consent, except as may be required by law or regulation.

Opinion

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be issued by Thumzup in connection with the proposed Merger with Dogehash—namely, the issuance of 30,700,000 restricted shares of Thumzup common stock—is fair, from a financial point of view, to the holders of Thumzup common stock.

Respectfully submitted,

Eqvista Inc

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Annex D

THUMZUP MEDIA CORPORATION

FORM OF CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES D CONVERTIBLE PREFERRED STOCK

I, Robert Steele, hereby certify that I am the Chief Executive Officer of Thumzup Media Corporation (the “Corporation”), a corporation organized and existing under the Nevada Revised Statutes (the “NRS”), and further do hereby certify:

That, pursuant to the authority expressly conferred upon the Board of Directors of the Corporation (the “Board”) by the Corporation’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board on ______, 2025 adopted the following resolution creating a series of shares of Preferred Stock designated as Series D Convertible Preferred Stock, none of which shares has been issued:

RESOLVED, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the Corporation’s Articles of Incorporation the Board hereby creates and designates a series of preferred stock to be named Series D Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, powers, preferences, privileges and restrictions relating to such series in addition to any set forth in The Articles of Incorporation as follows:

TERMS OF PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(e).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 6(d).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 6(b)(iv).

“Closing” means the closing of the transactions contemplated by the Merger Agreement.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to the Corporation’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.001 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a)

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“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Transaction” shall have the meaning set forth in Section 7(e)

“GAAP” means United States generally accepted accounting principles.

“Holder” shall have the meaning given such term in Section 2.

“New York Courts” shall have the meaning set forth in Section 8(d).

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Original Issue Date” means the date of the first issuance of any shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Merger Agreement” means the Agreement and Plan of Merger by and among the Company, TZUP Merger Sub, Inc., a wholly-owned subsidiary of the Company and Dogehash Technologies, Inc., a Nevada corporation., as amended, modified or supplemented from time to time in accordance with its terms.

“Securities” means the Preferred Stock, and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to the Merger Agreement on the Closing date.

“Share Delivery Date” shall have the meaning set forth in Section 6(b)(i).

“Successor Entity” shall have the meaning set forth in Section 7(e).

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

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“Transaction Documents” means this Certificate of Designation, the Merger Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to the Merger Agreement.

“Transfer Agent” means Pacific Stock Transfer Company, the current transfer agent of the Company, with a mailing address of 6725 Via Austi Pkwy, Suite 300, Las Vegas, NV 89119 and a phone number of (800) 785-7782, and any successor transfer agent of the Corporation.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock.

Section 2. Designation, Amount and Par Value. The series of preferred stock shall be designated as its Series D Convertible Preferred Stock (the “Preferred Stock”) and the number of shares so designated shall be up to 30,700 (which shall not be subject to increase without the written consent of all of the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”)). Each share of Preferred Stock shall have a par value of $0.001 per share.

Section 3. Dividends. Except for stock dividends or distributions for which adjustments are to be made pursuant to Section 7, Holders shall be entitled to receive, and the Corporation shall pay, dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. No other dividends shall be paid on shares of Preferred Stock.

Section 4. Voting Rights. Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the Holders, (c) increase the number of authorized shares of Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Section 5. Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, Holders shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after the Series A preferred Convertible Voting Stock, $1.00 per share and thereafter, pari-passu with holders of Common Stock on an as-converted basis.

Section 6.

a) Conversion. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into one thousand (1,000) shares of Common Stock. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

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b) Mechanics of Conversion

i) Delivery of Conversion Shares Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver, or cause to be delivered, to the converting Holder (A) the number of Conversion Shares being acquired upon the conversion of the Preferred Stock, which Conversion Shares shall be free of restrictive legends and trading restrictions and (B) a bank check in the amount of accrued and unpaid dividends. The Corporation shall deliver the Conversion Shares electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

ii) Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Corporation shall promptly return to the Holder any original Preferred Stock certificate delivered to the Corporation and the Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice.

iii) Obligation Absolute. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of Preferred Stock on an as-converted basis, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall issue Conversion Shares and, if applicable, cash, upon a properly noticed conversion.

iv) Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Corporation fails for any reason to deliver to a Holder the applicable Conversion Shares by the Share Delivery Date pursuant to Section 6(b)(i), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Preferred Stock equal to the number of shares of Preferred Stock submitted for conversion (in which case, such conversion shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(b)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Corporation, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver Conversion Shares upon conversion of the shares of Preferred Stock as required pursuant to the terms hereof.

v) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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vi) Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

c) Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and a Holder shall not have the right to convert any portion of the Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Preferred Stock beneficially owned by such Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(c) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Affiliates and Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request (which may be via email) of a Holder, the Corporation shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Preferred Stock. The Holder, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 6(c), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Preferred Stock held by the Holder and the provisions of this Section 6(c) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Preferred Stock.

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Section 7. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Corporation, at any time while this Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, this Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Holder shall be entitled to receive such dividends or adjustments on a pro-rata as-converted basis with the holders of Common Stock. Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) RESERVED.

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 7(a) above, if at any time the Corporation grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder of will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s Preferred Stock (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Pro Rata Distributions. During such time as this Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. If, at any time while this Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock), the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Preferred Stock is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 6(d) on the conversion of this Preferred Stock). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents in accordance with the provisions of this Section 7(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

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f) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

Section 8. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the address set forth above Attention: Chief Executive Officer, or e-mail address: Parker@dogehashtech.com, or such other e-mail address or address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 8. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation, or if no such facsimile number or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Merger Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages and accrued dividends, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

c) Lost or Mutilated Preferred Stock Certificate. If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

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d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Certificate of Designation, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion. Any waiver by the Corporation or a Holder must be in writing.

f) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

i) Status of Converted or Redeemed Preferred Stock. Shares of Preferred Stock may only be issued pursuant to the Merger Agreement. If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series D Convertible Preferred Stock.

*********************

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RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____ day of _______.

Name:	Robert Steele
Title:	Chief Executive Officer

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ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Thumzup Media Corporation, a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Preferred Stock owned prior to Conversion:

Number of shares of Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Number of shares of Preferred Stock subsequent to Conversion:

Address for Delivery:___________

or

DWAC Instructions:

Broker no: ___________

Account no: ___________

[HOLDER]

By:
Name:
Title:

D-11

Annex E

FINANCIAL ADVISORY AGREEMENT

This Advisory Agreement (the “Agreement”) is made as of August 12, 2025 (the “Effective Date”) between Thumzup Media Corporation, a Nevada Corporation (the “Company”), and American Ventures LLC, Series XVIII DOGE TREAS (the “Advisor”).

WHEREAS, the Company desires to obtain the services of Advisor to advise the Company on certain matters, upon the following terms and conditions;

WHEREAS, the Company is engaged in the business of operating a proprietary digital marketing platform that enables users to earn cash for sharing branded content on social media, seamlessly managed through a programmatic advertiser dashboard, with payments facilitated via PayPal and other leading digital channels, and is actively expanding its operations into innovative financial strategies, including, without limitation, holding cryptocurrencies such as Bitcoin, Dogecoin, Litecoin, Solana, Ripple, Ether, and USD Coin, as part of its treasury management and commitment to financial agility and innovation. The Company is also developing its patent-pending Lifestyle AI Agent Marketplace, designed to enhance lifestyle planning through curated, AI-powered experiences, and intends to pursue strategic opportunities to expand and monetize such initiatives (collectively, the “Field”);

WHEREAS, Advisor has considerable business and industry experience and special expertise that is related to, or otherwise could assist the Company in, the Field and the Company seeks to benefit from Advisor’s experience and expertise by retaining them as an advisor to the Company; and

WHEREAS, Advisor wishes to provide certain financial advisory services to the Company, including advising the Company on crypto treasury strategies.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which is acknowledged, the parties hereto agree as follows:

1. Advisory Services.

(a) Advisor is hereby engaged by the Company on a non-exclusive basis to provide financial advisory services related to the Field and/or other business matters, including efforts to seek out, evaluate, acquire, and develop market opportunities within the Field. Services shall be provided at such times as are mutually agreed, with due regard for the Advisor’s other commitments.

(b) Advisor acknowledges and agrees that it will not be provided with any material non-public information (“MNPI”) in connection with the Company without the prior written consent of both the Advisor and the Company, and agrees that the Advisor shall not be deemed to be an agent, employee, partner, of affiliate of the Company solely by virtue of this engagement. The Advisor shall not use any MNPI for personal gain or in a manner that could violate applicable securities law or regulations.

2. Compensation.

As consideration for the advisory services to be provided by Advisor to the Company under this Agreement and subject to the approval of the Company’s stockholders, the Company shall issue to Advisor 750,000 shares of the Company’s common stock (the “Advisor Shares”).

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The Advisor Shares shall be due and earned upon the Effective Date, but the issuance of the Advisor Shares is subject to Stockholder Approval (as defined below). The Advisor Shares shall be issued outside of the Company’s equity incentive plans and shall not be subject to any vesting, forfeiture provisions, or additional performance milestones.

Stockholder Approval. The Company shall provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than sixty (60) days after the Effective Date (the “Stockholder Meeting Deadline”), a proxy statement soliciting such stockholder’s affirmative vote in favor of the Stockholder Approval, and the Company shall use its reasonable best efforts to solicit proxies in favor of the Stockholder Approval and to cause the Board of Directors to recommend to the stockholders that they vote in favor of the Stockholder Approval. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held within ninety (90) days after the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained at such subsequent Stockholder Meeting, the Company shall cause an additional Stockholder Meeting to be held semi-annually thereafter until the Stockholder Approval is obtained. Notwithstanding the foregoing, if the Company is able to obtain the written consent of a majority of its voting capital to vote in favor of the Stockholder Approval, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. “Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Trading Market from the Company’s stockholders with respect to the issuance of the Advisor Shares.

3. Confidentiality.

(a) Advisor may disclose to the Company any information that Advisor normally would disclose freely to other members of the community at large, whether by publication, by presentation, or in informal discussions. However, Advisor shall not disclose to the Company information that is proprietary to others and is not generally available to the public or specifically is covered by a nondisclosure agreement with another party.

(b) Advisor recognizes and acknowledges that by reason of Advisor’s retention by and service to the Company before, during and, if applicable, after the term, Advisor will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Proprietary Information”). Advisor acknowledges that such Proprietary Information is a valuable and unique asset of the Company and Advisor covenants that he will not, unless expressly authorized in writing by the Company, at any time during the term use any Proprietary Information or divulge or disclose any Proprietary Information to any person, firm or corporation, other than Advisor’s attorneys, agents or other business advisors, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Proprietary Information. Advisor also covenants that at any time after the termination of this Agreement, directly or indirectly, he will not use any Proprietary Information or divulge or disclose any Proprietary Information to any person, firm or corporation, unless such information is in the public domain through no fault of Advisor or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Advisor to divulge, disclose or make accessible such information and Advisor having been so ordered.

(c) Proprietary Information subject to paragraph 3(b) does not include information that: (i) is or later becomes available to the public through no breach of this Agreement by Advisor; (ii) is at any time obtained by Advisor from a third party who had the legal right to disclose the information to Advisor; (iii) is already in the possession of Advisor on the date this Agreement becomes effective; or (iv) is independently developed by Advisor and disclosed to the Company; or (v) is required to be disclosed by law, government regulation, or court order. In addition, Proprietary Information subject to paragraph 3(b) does not include information generated by Advisor, alone or with others, unless the information is generated solely as a direct result of the performance of advisory services under this Agreement; provided, however, that in no case will Proprietary Information include information or materials generated by Advisor separate from the performance of the advisory services which are incorporated in the services provided by Advisor hereunder.

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(d) Prior to the oral public disclosure and/or submission to any outside person of a manuscript or other paper describing or relating to the Company’s products or Field, or otherwise involving the Company, Advisor will disclose and send to the Company a copy of the manuscript or other paper to be submitted and shall allow the Company at least (30) days to determine whether such disclosure or manuscript or paper contains subject matter for which patent protection should be sought prior to publication. If the oral presentation or manuscript or paper contains material that consists of patentable subject matter for which patent protection should be sought, then, unless mutually agreed to otherwise, Advisor will withhold the proposed public disclosure for a maximum of three (3) months from the date of receipt of such notice from the Company in order to permit the Company to file patent applications directed to the patentable subject matter contained in the proposed disclosure. After the filing of a patent application by the Company, Advisor will be free to submit the manuscript and/or make public the disclosures. Notwithstanding this Section 3(d), the Company shall not file any patent application or assert any claim, and nothing shall be deemed to create any license, in or with respect to any ideas, information or materials developed, invented or created by Advisor separate from the performance of the advisory services and contributed to or incorporated in the advisory services.

4. Return of Materials.

All written Proprietary Information (including, without limitation, in any computer or other electronic format), which comes into Advisor’s possession during the term, shall remain the property of the Company. Except as required in the performance of Advisor’s duties for the Company, or unless expressly authorized in writing by the Company, Advisor shall not remove any written Proprietary Information from the Company’s premises, except in connection with the performance of Advisor’s duties for the Company and in a manner consistent with the Company’s policies regarding Proprietary Information. Upon termination of this Agreement, the Advisor agrees to return immediately to the Company all written Proprietary Information in Advisor’s possession except that Proprietary Information in any computer or other electronic format may be retained by Advisor in accordance with sound backup, retention and security policies but will continue to be kept confidential.

5. Compliance with Law.

Advisor will comply with all laws, rules and regulations related to his activities on behalf of the Company pursuant to this Agreement.

6. Competition.

(a) If any provision of this Agreement or the services to be provided by Advisor hereunder at any time are in conflict with the provisions of agreements Advisor has entered into with other employers, or there otherwise develops a conflict of interest regarding the services to be performed hereunder by Advisor, Advisor shall disclose the conflict to the Company (without violating any nondisclosure provisions of such agreements). It is agreed by the Company that Advisor is not to perform any services hereunder that are in conflict with the provisions of agreements he has entered into with Advisor other employers, otherwise constitute a conflict of interest on his part, or in any manner would give his employer or others property rights or any other rights to the product of his services hereunder.

7. Term and Termination.

(a) Without limiting any rights which either party to this Agreement may have by reason of any default by the other party, each party reserves the right to terminate this Agreement at any time, with or without cause, upon five (5) days prior written notice to the other party.

(b) Termination of this Agreement, including but not limited to pursuant to paragraph 9(f) below, shall not affect (i) the Company’s obligation to defend and indemnify Advisor under paragraph 8 below, or (ii) Advisor’s continuing obligations to the Company under paragraphs 3 and 4 above.

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8. Indemnification.

The Company will indemnify and defend Advisor against any liability incurred in the performance of the services to the fullest extent as allowed under law and the Company’s governing documents. Advisor shall be entitled to the protection of any insurance policies the Company maintains for the benefit of the Company against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates. It is understood and acknowledged that indemnification does not cover fraud, intentional misconduct, knowing violations of law, material breaches of confidentiality, or non-compete promises by the Advisor.

9. Miscellaneous.

(a) This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be, provided however, the obligations hereunder of each party to the other are personal and may not be assigned without the express written consent of the other party.

(b) The relationship created by this Agreement shall be that of independent contractor, and Advisor shall have no authority to bind or act as agent for the Company or its employees for any purpose.

(c) The Company shall not use Advisor’s name without their express written permission, and upon Advisor consent, may cite its relationship with the Company as its advisor, as long as any such usage is limited to reporting actual events or occurrences only.

(d) Notice given by one party to the other hereunder shall be in writing and deemed to have been properly given upon personal delivery three (3) business days after deposited with the United States Postal Service, registered or certified mail, e-mail, or upon delivery if sent by overnight mail, or nationally recognized courier, addressed as follows:

If to the Company:

Thumzup Media Corporation

10557-B Jefferson Blvd.

Culver City, CA 90232

Attention: Robert Steele

Chief Executive Officer

With a copy to (which shall not constitute notice):

Sheppard Mullin Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10112

Attn: Richard Friedman, Esq.

Email: Rafriedman@sheppardmullin.com

If to the Advisor:

American Ventures LLC, Series XVIII DOGE TREAS

110 Front Street, Suite 300

Jupiter, FL 33477

Attention: Eric Newman

Manager

With a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Attn: Ross D. Carmel, Esq.

Email: rcarmel@srfc.law

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(e) This Agreement supersedes all previous agreements, promises, and discussions relating to the subject matter hereof and constitutes the entire agreement between the Company and Advisor with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or other representative of the Company, or by any written documents unless it is signed by an officer of the Company and by Advisor.

(f) If any provision of this Agreement is adjudicated to be invalid, unenforceable, contrary to, or prohibited under applicable laws or regulations of any jurisdiction, such provision shall be severed and the remaining provisions shall continue in full force and effect.

(g) This Agreement shall be governed by the laws of the State of New York without giving effect to choice of law principles thereof. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court having jurisdiction in this matter.

(h) In the event of any dispute, claim or controversy between or among the parties to this Agreement arising out of or relating to this Agreement or any breach thereof, including, without limitation, any claim that this Agreement or any of its parts is invalid, illegal or otherwise voidable or void, whether such dispute, claim or controversy sounds in contract, tort, equity or otherwise, and whether such dispute, claim or controversy relates to the meaning, interpretation, effect, validity, performance or enforcement of the Agreement, such dispute, claim or controversy shall be settled by and through an arbitration proceeding to be administered by the American Arbitration Association (or any like organization successor thereto) in or near New York, New York in accordance with the American Arbitration Association’s Commercial Arbitration Rules. Each of the parties to this Agreement hereby agrees and consents to such venue and waives any objection thereto. The arbitrability of any such dispute, claim or controversy shall likewise be determined in such arbitration. Such arbitration proceeding shall be conducted in as expedited a manner as is then permitted by the commercial arbitration rules (formal or informal) of the American Arbitration Association. Both the foregoing agreement of the parties to this Agreement to arbitrate any and all such disputes, claims and controversies and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings. Notwithstanding any provision of this Agreement relating to which state laws govern this Agreement, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained herein shall be governed by the Federal Arbitration Act (9 U.S.C. §§ 1 et seq.) and the federal common law of arbitration.

(i) This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

* * * * *

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

THUMZUP MEDIA CORPORATION

By:	/s/ Robert Steele
Name:	Robert Steele
Title:	Chief Executive Officer
AMERICAN VENTURES LLC, SERIES XVIII DOGE TREAS

By:	/s/ Eric Newman
Name:	Eric Newman
Title:	Manager of the Manager

[Signature page to Advisory Agreement]

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PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

This proxy is solicited on behalf of the Board of Directors

Thumzup Media Corporation 10557-B Jefferson Boulevard, Los Angeles, CA 90232

VOTE BY INTERNET - www.TZUP.vote

Use the Internet to vote by proxy up until 11:59 P.M. Eastern Time on ____________, 2025. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.

VOTE BY MAIL Mark, sign, and date this proxy card and promptly return it to EQUITY STOCK TRANSFER, 237 W 37th ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.
VOTE BY FAX or BY EMAIL Mark, sign, and date this proxy card and promptly return it by fax: (347)-584-3644 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.
CONTROL

The undersigned hereby appoints Robert Steele, the true and lawful proxy of the undersigned, with full power of substitution, to vote all shares of the Common Stock of Thumzup Media Corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of stockholders of the Company which will be held on __________, 2025 at ______. The Annual Meeting will be held virtually by calling 877-407-3088 (Toll Free) or +1-877-407-3088 (International Toll Free), and any adjournment or postponement thereof. There will not be a physical meeting location.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING:

1 — Election of Directors	For	Withhold
Nominees:
1a. Robert Steele
1b. Isaac Dietrich
1c. Joanna Massey
1d. Paul Dickman
1e. Christopher Ensey

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 2 THROUGH 6.

	For	Against	Abstain

2 — Ratification of Independent Registered Public Accounting Firm Proposal — to ratify the appointment of Haynie & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

3 — Acquisition Proposal — because the Acquisition and related issuance of shares will result in a change of control of the Company, a proposal to approve such change of control as required pursuant to Nasdaq Listing Rule 5635(b) and approve the issuance of shares of TZUP Common Stock in connection with the Acquisition in excess of 19.99% of the Company’s outstanding Common Stock, in accordance with Nasdaq Listing Rule 5635(d).

4 — The Equity Incentive Plan Proposal — a proposal to approve the Company’s 2025 Omnibus Equity Incentive Plan and the reservation of up to 7,000,000 shares of the Company’s Common Stock for issuance thereunder.
5 — The Advisor Shares Proposal — to consider and vote upon a proposal to approve, for purposes of compliance with Nasdaq Listing Rules, the issuance of 750,000 shares of the Company’s Common Stock pursuant to that the Advisory Agreement for certain financial advisory services.

6 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more of the foregoing proposals presented to stockholders for vote, or we determine that one or more of the closing conditions under the Acquisition is not satisfied or waived.

Note: To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

If you encounter any technical difficulties with the virtual meeting platform on the Annual Meeting day please call 877-804-2062 (toll free) or email proxy@equitystock.com

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature	Date